Exhibit 10.1

EXECUTION VERSION

FIRST LIEN CREDIT AGREEMENT

Dated as of August 4, 2017

among

HAYWARD ACQUISITION CORP.,

as Initial Borrower,

to be merged with and into

HAYWARD INDUSTRIES, INC.,

as survivor of the Merger and Borrower,

HAYWARD INTERMEDIATE, INC.,

as Holdings,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

BANK OF AMERICA, N.A.
as Administrative Agent

and

BANK OF AMERICA, N.A., JEFFERIES FINANCE LLC, MORGAN STANLEY SENIOR
FUNDING, INC. and NOMURA SECURITIES INTERNATIONAL, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

-i-

-ii-

-iii-

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 3.15	–	Labor Disputes
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.07(s)	–	Dispositions
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H	–	Form of Guaranty Agreement
Exhibit I	–	Form of Security Agreement
Exhibit J-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K	–	Form of Solvency Certificate
Exhibit L	–	Form of ABL Intercreditor Agreement
Exhibit M	–	Form of Term Intercreditor Agreement
Exhibit N	–	Form of Pari Passu Intercreditor Agreement

-iv-

FIRST LIEN CREDIT AGREEMENT

FIRST LIEN CREDIT AGREEMENT, dated as of August 4, 2017 (this “Agreement”), by and among Hayward Acquisition Corp., a New Jersey corporation (the “Initial Borrower”, to be merged with and into the Company (as defined below) pursuant to the Merger (as defined below), with the Company as survivor of the Merger, the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party hereto including Bank of America, N.A. (“Bank of America”), in its capacities as administrative agent and collateral agent (the “Administrative Agent”) with Bank of America, Jefferies Finance LLC (“Jefferies”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Nomura Securities International, Inc. (“Nomura”) as joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers” and each an “Arranger”).

RECITALS

A.     Pursuant to the terms of the Merger Agreement, the Initial Borrower, a wholly-owned direct subsidiary of Holdings, will merge (the “Merger”) with and into Hayward Industries, Inc., a New Jersey corporation (the “Company”), with the Company to be the surviving corporation of the Merger and a wholly-owned direct subsidiary of Holdings.

B.      To fund a portion of the Acquisition, the Sponsors and certain other investors (including the Co-Investors and members of management, affiliates and direct or indirect existing shareholders of the Company and its Subsidiaries prior to the Merger) will, directly or indirectly (including through a Parent Company), make Cash equity contributions to Holdings or purchase equity interests of a Parent Company for Cash (or, in the case of the Co-Investors, Cash or non-cash equity contributions, including through contribution, conversion or other “rollover” of existing direct or indirect Capital Stock with respect to the Company) in respect of Qualified Capital Stock, which, in the case of Cash shall, directly or indirectly, be contributed to the Borrower (except to the extent to be utilized by a direct or indirect parent of the Borrower to make any payments required to consummate the Transactions) in the form of Qualified Capital Stock (such contribution, purchase, retention, rollover and/or conversion, collectively, the “Equity Contribution”), and the aggregate Equity Contribution will constitute not less than 30% of the sum of (i) the aggregate gross proceeds received from the Loans borrowed under this Agreement on the Closing Date, but excluding any gross proceeds received from any increase in the Initial Term Loans to fund original issue discount or upfront fees, (ii) the aggregate gross proceeds received from the loans borrowed under the Second Lien Credit Agreement on the Closing Date, (iii) the aggregate gross proceeds received from the loans borrowed under the ABL Facility on the Closing Date, but excluding (A) the aggregate gross proceeds received from loans borrowed under the ABL Facility to fund original issue discount or upfront fees in respect of the Initial Term Loans hereunder and to finance working capital adjustments, the working capital needs and other general corporate purposes of the Borrower and its subsidiaries and (B) any letter of credit issued or deemed issued under the ABL Facility and (iv) the Equity Contribution; provided that the Sponsors’ investment on the Closing Date will constitute not less than 50.1% direct or indirect beneficial ownership in the Borrower immediately upon consummation of the Transactions.

C.      The Initial Borrower (i) has requested that the Lenders extend credit in the form of Initial Term Loans in an original aggregate principal amount equal to $850,000,000, subject to increase as provided herein, (ii) intends to obtain term loans under the Second Lien Credit Agreement in an original aggregate principal amount equal to $285,000,000 and (iii) intends to obtain, together with its wholly-owned Canadian Subsidiary, an asset-based revolving credit facility under the ABL Credit Agreement in an original aggregate principal amount equal to $250,000,000.

D.      The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means Bank of America, N.A. in its capacity as administrative agent and collateral agent with respect to the ABL Facility as of the Closing Date, or any successor or other administrative agent and collateral agent with respect to any other ABL Facility.

“ABL Canadian Collateral” means “Canadian Collateral” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of the Closing Date, by and among Holdings, the Borrower, the other borrowers and guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder, the swingline lenders and letter of credit issuers party thereto in their capacities as such and the ABL Agent and the other agents party thereto and any other credit agreement, indenture or similar agreement governing any ABL Facility.

“ABL Facility” means the credit facility governed by the ABL Credit Agreement and any Refinancing Indebtedness that refinances or replaces any part of the loans, notes, guarantees, other credit facilities or commitments thereunder.

“ABL Intercreditor Agreement” means (a) the ABL Intercreditor Agreement substantially in the form of Exhibit L hereto, dated as of the Closing Date, by and among the Administrative Agent, the ABL Agent, the Second Lien Agent and the other parties thereto from time to time and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time; (b) an intercreditor agreement substantially in the form of the ABL Intercreditor Agreement as in effect on the Closing Date with any material modifications which are reasonably acceptable to the Borrower and the Administrative Agent; and (c) if requested by the Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a Split Collateral Basis in the case of an asset based ABL Facility at the time the intercreditor agreement is proposed to be established, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Borrower; provided, that (i) if required by the Administrative Agent prior to agreeing that any form (or modification) is reasonably acceptable to it, the form of any other intercreditor agreement shall be deemed acceptable to the Administrative Agent (and the Lenders) if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter, and (ii) any ABL Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral and the proceeds thereof and shall not restrict or limit any Indebtedness or the terms and conditions thereof (including any amendments and refinancings) to the extent such Indebtedness would otherwise be permitted by the Loan Documents.

“ABL Loans” shall mean revolving loans under any ABL Facility.

“ABL US Priority Collateral” means ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) of the US Loan Parties.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means (a) in the case of Indebtedness that is secured by a Lien on the Collateral on a senior basis pari passu with the First Priority Secured Obligations (and any Class of Term Loans secured on senior “first lien” basis), (i) a Pari Passu Intercreditor Agreement, (ii) an intercreditor agreement substantially in the form of the Pari Passu Intercreditor Agreement with any material modifications which are reasonably acceptable to the Borrower and the Administrative Agent, or (iii) if requested by the Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a pari passu basis at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Borrower; (b) in the case of Indebtedness that is secured by a Lien on the Collateral on a junior basis with respect to the Initial Term Loans (and any Class of Term Loans secured on senior “first lien” basis), (i) the Term Intercreditor Agreement, (ii) an intercreditor agreement substantially in the form of the Term Intercreditor Agreement with any material modifications which are reasonably acceptable to the Borrower and the Administrative Agent, or (iii) if requested by the Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a junior secured basis at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Borrower; (c) to the extent the ABL Facility is outstanding, any ABL Intercreditor Agreement (or an Acceptable Intercreditor Agreement under clause (a) above in the case of any ABL Facility secured by the Collateral on a senior pari passu basis with the First Priority Secured Obligations (and not a Split Collateral Basis)); and (d) any Additional Agreement the terms of which are consistent with market terms governing, as applicable, security arrangements for the sharing of Liens and Collateral proceeds and/or payment subordination provisions, in each case on a basis applicable to the specified intercreditor arrangement at the time the intercreditor or subordination agreement, as applicable, is proposed to be established in light of the type of Indebtedness subject thereto, so long as the terms of such intercreditor or subordination agreement, as applicable, are reasonably satisfactory to the Administrative Agent and the Borrower; provided, that (A) if required by the Administrative Agent prior to agreeing that any form (or modification) is reasonably acceptable to it, the form of any other intercreditor agreement shall be deemed acceptable to the Administrative Agent (and the Lenders) if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter, and (B) any Acceptable Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral and the proceeds thereof and shall not restrict or limit any Indebtedness or the terms and conditions thereof (including any amendments and refinancings) to the extent such Indebtedness would otherwise be permitted by the Loan Documents.

“ACH” means automated clearing house transfers.

“Acquisition” means (a) the acquisition of, and business combination with, the Company through the Merger and (b) the other transactions contemplated by the Merger Agreement.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitments” means any commitments hereunder added pursuant to Sections 2.22, 2.23 or 9.02(c).

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans.

“Additional Revolving Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Facility” means any revolving credit facility added pursuant to Sections 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Loans” means any revolving loan made hereunder pursuant to any Additional Revolving Commitments.

“Additional Term Commitments” means any term commitment added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).

“Additional Term Facility” means any term loan facility added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).

“Additional Term Loans” means any term loan added pursuant to Sections 2.22, 2.23 or 9.02(c)(i).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrower or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Borrower or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrower or any of their respective Restricted Subsidiaries or any property of Holdings, the Borrower or any of their respective Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of Holdings or any subsidiary thereof solely because it is an unrelated portfolio company of the Sponsors and none of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrower and/or any subsidiary of Holdings.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(h)(iv).

“Agreement” has the meaning assigned to such term in the preamble to this First Lien Credit Agreement.

“AHYDO” has the meaning assigned to such term in Section 2.11(b)(ix).

“AIMCo” has the meaning assigned to such term in the definition of “Sponsor”.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a LIBO Rate or Alternate Base Rate floor, or otherwise, in each case, incurred or payable directly by the Borrower ratably to all lenders of such Indebtedness; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable indebtedness), (b) “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, success fees, advisory fees, ticking and unused line fees, consent or amendment fees and any similar fees (regardless of whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness, and (c) if any Incremental Term Facility includes an Alternate Base Rate or LIBO Rate floor that is greater than the Alternate Base Rate or LIBO Rate floor applicable to the Initial Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield, but only to the extent an increase in the Alternate Base Rate or LIBO Rate floor applicable to the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Alternate Base Rate or LIBO Rate floors (but not the applicable rate, unless otherwise elected by the Borrower) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) 0.00% per annum. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be. Any change in the Prime Rate announced by Bank of America shall be effective from and including the opening of business on the day specified in the public announcement of such change.

“Applicable Percentage” means, with respect to any Term Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Commitments of such Term Lender for such Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Commitments of all Term Lenders for such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in the relevant calculations.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day, with respect to any Initial Term Loans (i) that are LIBO Rate Loans, 3.50% per annum and (ii) that are ABR Loans, 2.50% per annum.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person or a Disqualified Institution) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates to the extent the Administrative Agent or such Affiliate has agreed to act in such capacity or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction”.

“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning set forth in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)       the sum of:

(i)      the greater of $40,000,000 and 25% of Consolidated Adjusted EBITDA plus

(ii)     the CNI Growth Amount; plus

(iii)    the amount of any Cash and Cash Equivalents (including from the proceeds of any property or assets (including Capital Stock)) and the Fair Market Value of property or assets contributed to the Borrower or any of its Restricted Subsidiaries by any Parent Company or received by the Borrower or any of its Restricted Subsidiaries in return for any issuance of Qualified Capital Stock to any Parent Company (but excluding any amounts (w) constituting a “Cure Amount” (as defined in the ABL Credit Agreement) or similar term with respect to an equity cure of a financial covenant default, (x) received from the Borrower or any Restricted Subsidiary, (y) for all purposes other than Investments in Restricted Subsidiaries, the proceeds of equity used to incur Contribution Indebtedness, or (z) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv)      the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been directly or indirectly converted into or exchanged for Qualified Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company (or contributed to the Borrower, any Restricted Subsidiary or any Parent Company and cancelled), together with the Fair Market Value of any Cash Equivalents and the Fair Market Value of any property or assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v)       the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any acquisition or Investment made in reliance on amounts available under Section 6.06(r); plus

(vi)      to the extent not already reflected as a return of capital with respect to any Investment made in reliance on any provision of Section 6.06 for purposes of determining the outstanding amount of such Investment, the aggregate proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with returns, profits, distributions and similar amounts received in Cash, Cash Equivalents and/or the Fair Market Value of any property or assets, including cash principal repayments and interest payments of loans, in each case, received in respect of any Investment made after the Closing Date in reliance on amounts available under Section 6.06(r); plus

(vii)     an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Restricted Subsidiary in reliance on amounts available under Section 6.06(r) in any Unrestricted Subsidiary (in an amount not to exceed the aggregate amount of Investments in such Unrestricted Subsidiary) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the amount of Cash, Cash Equivalents and the Fair Market Value of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the aggregate amount of Investments in such Unrestricted Subsidiary) to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii)    to the extent not otherwise applied to prepay term loans outstanding under the Second Lien Facility in accordance with the terms thereof, the amount of any Declined Proceeds; minus

(b)    an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi), plus (iii) Investments made pursuant to Section 6.06(r), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Bail-In Action” means, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or an Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or an Arranger at the time such arrangement is entered into: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03, Section 9.10 and the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement) as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Period” means, with respect to Excess Cash Flow, each annual period consisting of a Fiscal Year of the Borrower.

“Canadian Restricted Subsidiary” means a Restricted Subsidiary that is incorporated or organized under the laws of Canada or any province or territory thereof.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is maintained as a self-insurance subsidiary and is subject to regulation as an insurance company (and any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; and (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s. Cash Equivalents shall also include (x) Investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (e) and in this paragraph.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a)    at any time prior to a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), Capital Stock representing more than 50% of the total voting power of all of the outstanding voting stock of Holdings;

(b)    at any time on or after a Qualifying IPO, the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders, (iii) any group directly or indirectly controlled by one or more Permitted Holders, and (iv) any underwriter in connection with any Qualifying IPO solely for the purposes of facilitating the distribution of such Capital Stock), of Capital Stock representing more than the greater of (A) 40% of the total voting power of all of the outstanding voting stock of Holdings and (B) the percentage of the total voting power of all of the outstanding voting stock of Holdings beneficially owned, directly or indirectly, by the Permitted Holders; and

(c)    the Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings (or any permitted successor hereunder);

provided that (x) a “Change of Control” shall not be deemed to have occurred with respect to clauses (a) or (b) above if the Permitted Holders have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings, and (y) the creation of a Parent Company shall not in and of itself cause a Change of Control so long as at the time such Person became a Parent Company, (1) there is no change in the direct or indirect beneficial ownership of the total voting power of all of the outstanding voting stock of Holdings by the Permitted Holders or (2) no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than one or more Permitted Holders or any group directly or indirectly controlled by one or more Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of 50% or more, in the case of clause (a) above, or 40% or more, in the case of clause (b) above, of the total voting power of all of the outstanding voting stock of Holdings.

“Charge” means any charge, fee, loss, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), Additional Revolving Loans of any series established as a separate “class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii), (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(i), an Additional Revolving Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 or 9.02(c)(ii) or a commitment to make any other Commitments under any other Credit Facilities established as a separate “Class” and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. For purposes of this definition, any separate series or tranche shall be treated as a separate “Class” regardless of whether such series or tranche is specifically as a separate “Class”.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Material Adverse Effect” means a Material Adverse Effect (as defined in the Merger Agreement (as in effect on the Closing Date)).

“CNI Growth Amount” means, at any date of determination, an amount equal to 50% of the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on July 1, 2017, to the end of the most recently ended fiscal quarter for which internal financial statements of the Borrower are available preceding such date; provided, that such cumulative amount shall (a) be determined in good faith by the Borrower and (b) not be less than zero.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investors” means, individually and collectively, (a) any current and former officers, directors and members of the management of the Borrower, any Parent Company and/or any Subsidiary of the Borrower, solely to the extent that such Persons own Capital Stock in the Borrower or any direct or indirect parent thereof on the Closing Date, (b) any Person directly or indirectly owning Capital Stock of the Company immediately prior to the Merger investing directly or indirectly in any Parent Company on the Closing Date (including by contributing, converting, exchanging or otherwise “rolling over” such Capital Stock) or is subject to a binding agreement on the Closing Date with respect thereto, and (c) any other Person (other than the Sponsors) making a cash equity investment directly or indirectly in any Parent Company on the Closing Date, so long as, in each case, immediately after giving effect thereto, the Sponsors’ investment will constitute not less than 50.1% direct or indirect beneficial ownership of Holdings upon consummation of the Transactions.

“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date pursuant to Section 5.12 (including by ceasing to be an Excluded Subsidiary):

(a)     (i) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (ii) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (iii) if such Restricted Subsidiary owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (iv) a completed Perfection Certificate, (v) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (vi) an executed joinder to the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement) in substantially the form attached as an exhibit thereto; and

(b)     each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12 and shall exclude Excluded Assets);

Notwithstanding any provision of this Agreement or any other Loan Document to the contrary,

(A) no control agreements, other control arrangements or perfection by “control” shall be required (except as provided in clauses (y) and (z) below) and no Loan Party shall be required to perfect a security interest in any Collateral, in each case (to the extent applicable), other than perfection by (w) filing of a UCC-1 financing statement, (x) with respect to IP Rights, filings with the United States Patent and Trademark Office or the United States Copyright Office, (y) delivery of certificates evidencing Capital Stock and notes and other evidence of indebtedness, in each case, to the extent required to be pledged as Collateral and required to be delivered pursuant to the Security Agreement, and (z) to the extent control agreements have been delivered under the ABL Facility with respect to the ABL US Priority Collateral, second-priority control agreements with respect to the ABL US Priority Collateral;

(B)(i) no action (including any filings or registrations) outside of the United States in order to create or perfect any security interest in any asset located outside of the United States (including with respect to intellectual property and equity interests) shall be required and (ii) no security or pledge agreements shall be governed by any other law other than the laws of New York (except the laws of any other U.S. state may govern to the extent necessary to create or perfect a security interest in any portion of the Collateral); and

(C) the Loan Parties shall not be required to collaterally assign to the Administrative Agent their respective rights under (w) the Merger Agreement, (x) any documentation governing permitted acquisition or investment not prohibited under the terms of this Agreement, (y) any representation and warranty insurance policy or (z) any business interruption policy.

With respect to any Collateral that is ABL US Priority Collateral, to the extent that the ABL Agent determines that any such property or assets shall not become part of, or shall be excluded from, the collateral under the ABL Facility, or that any delivery or notice requirement in respect of any such Collateral shall be extended or waived, the Administrative Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower in connection therewith, including termination and release documents.

“Collateral Documents” means, collectively, (a) the Security Agreement, (b) each Intellectual Property Security Agreement, (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (d) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Additional Commitments and any other commitment to provide Loans under a Credit Facility, as applicable, in effect as of such time.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning assigned to such term in the Recitals to this Agreement.

“Company Competitor” means (a) any Person that is or becomes (i) a competitor of the Borrower and/or any of its subsidiaries and/or the Company and/or any of its subsidiaries, or (ii) an Affiliate of a Person described in clause (a)(i) and, in each case, identified in writing to the Administrative Agent, (b) any reasonably identifiable Affiliate of any person described in clause (a) above (on the basis of such Affiliate’s name) (other than any Debt Fund Affiliate), and/or (c) any Affiliate of any Person described in clause (a) or clause (b) above identified by name in a written notice to the Administrative Agent.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (xi), (xiii), (xv), (xvi) and (xviii) below) the amounts of:

(i)     consolidated total interest expense determined in accordance with GAAP and, to the extent not reflected in such consolidated total interest expense, annual agency fees paid to the administrative agents and collateral agents under any credit facilities, costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates), any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, penalties and interest relating to taxes, any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-Cash interest, any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, interest expense attributable to a parent company resulting from push-down accounting and any lease, rental or other expense in connection with any lease that is not a capitalized lease, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (net of interest income and gains on such hedging obligations), costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), fees and expenses paid to (or for the benefit of) any arranger, any administrative or collateral agent, any lender or any other secured party under the Loan Documents, the ABL Credit Agreement (and any related loan documents) and the Second Lien Credit Agreement (and any related loan documents) or to (or for the benefit of) any other holder of permitted Indebtedness in connection with its services hereunder (including fees and expenses in connection with any modifications of the Loan Documents), other bank or any other Person in connection with its services as administrative agent or trustee, or similar capacity under any other Indebtedness permitted hereunder and financing fees;

(ii)    provision for Taxes during such period (including pursuant to any Tax sharing arrangement or any distributions or other Restricted Payments for the payment of any Tax), including, in each case, arising out of tax examinations, repatriation of amounts from a Foreign Subsidiary and (without duplication) any payment to a Parent Company pursuant to Section 6.04(a)(i) and (iv) in respect of Taxes;

(iii)   depreciation and amortization (including, without limitation, amortization of goodwill, software and other intangible assets);

(iv)   any non-Cash Charge (provided, that to the extent any such non-Cash Charge represents an accrual or reserve for any actual or potential cash items in any future period (including of the type described in clause (vii) below), (A) such Person may elect (in its sole discretion) not to add back such non-Cash Charge in the then-current period, in which case, any cash payment in respect thereof in any future period shall be not subtracted from Consolidated Adjusted EBITDA, and (B) to the extent such Person elects (in its sole discretion) to add back such non-Cash Charge in the then-current period, any cash payment in respect thereof in any subsequent periods shall be subtracted from Consolidated Adjusted EBITDA pursuant to clause (c)(v) below);

(v)    (A) Transaction Costs, and (B) transaction fees and Charges (1) incurred or amortized for such period in connection with the consummation of any transaction (or any transaction proposed and not consummated), (2) incurred in connection with any Qualifying IPO (or any Qualifying IPO proposed and not consummated) and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters pursuant to clause (c)(iii) below);

(vi)   Public Company Costs;

(vii)       (A) management, monitoring, consulting, transaction and advisory fees (including termination fees) and indemnities and expenses actually paid or accrued by, or on behalf of, such Person or any of its subsidiaries (1) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (2) as permitted by Section 6.09(f); (B) the amount of payments made to option holders of any Parent Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted under the Loan Documents and (C) the amount of fees, expenses and indemnities paid to directors, including of Holdings or any Parent Company;

(viii)       losses or discounts on sales of receivables and related assets in connection with any receivables financing permitted under this Agreement;

(ix)       any Charges (or net income) attributable to any interest, non-controlling interest and/or minority interest of any third party in any Restricted Subsidiary;

(x)       the amount of earnout obligation expense incurred in connection with (including adjustments thereto) (A) the Acquisition, (B) acquisitions and Investments consummated prior to the Closing Date and (C) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;

(xi)       pro forma “run rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating and productivity improvements and synergies (net of actual amounts realized) projected by the Borrower in good faith that are reasonably identifiable and factually supportable (in the good faith determination of such Person) in connection with (A) the Transactions related to actions that have been taken (including prior to the Closing Date) or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 24 months after the Closing Date (or, in respect of any pricing increases only, within 12 months after the Closing Date) and (B) any permitted acquisitions, Investments, Dispositions and other Specified Transactions, and any operating and productivity improvements, restructurings, cost savings initiatives and other initiatives (including the modification and renegotiation of contracts and other arrangements, pricing adjustments, supply chain optimization (including consolidating or changing suppliers, supply base reduction and reduction in materials costs), product and warranty improvements (including lean manufacturing initiatives, design, engineering and automation optimization and discontinuing or replacing products) and other items of the type described in clause (xii) below) projected by the Borrower in good faith to result from actions that have been taken (including prior to completion of any such acquisitions, Investments, Dispositions and other Specified Transactions) or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 24 months (or, in respect of any pricing increases only, within 12 months) after any such acquisitions, Investments, Dispositions and other Specified Transactions or operating improvements, restructurings, cost savings initiatives and other initiatives; pro forma “run rate” shall be the full benefit associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been fully realized on the first day of the applicable period for the entirety of such period;

(xii)       (A) Charges attributable to the undertaking and/or implementation of operating improvements, operating expense reductions, cost savings initiatives and other initiatives, transitions, openings and pre-openings, business optimization, restructurings and integration (including inventory optimization programs, software development, systems upgrade, closure or consolidation of facilities and plants, curtailments, entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, new systems design and implementation and startup costs), (B) reductions, improvements, enhancements, synergies and initiatives as contemplated in clause (xi) above, and (C) Charges related to legal settlement, fines, judgments or orders, including with respect to warranty claims;

(xiii)       to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA pursuant to clause (c)(iv) below)) and (B) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period;

(xiv)       (A) unrealized net losses in the Fair Market Value of any arrangements under Hedge Agreements and/or other derivative instrument pursuant to (in the case of such other derivative instruments) FASB ASC No. 815 – Derivatives and Hedging and (B) any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of indebtedness (and the termination of any associated hedging arrangements);

(xv)       the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge and (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (1) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (2) without duplication of amounts included in a prior period under clause (B)(1) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);

(xvi)       the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash Charges) during such period, to the extent not included in Consolidated Net Income in any period or related non-Cash gain deducted in the calculation of Consolidated Adjusted EBITDA in any prior period;

(xvii)       the excess of rent expense during such period over actual Cash rent paid over due to the use of straight line rent for GAAP purposes; and

(xviii)       Other Agreed Adjustments, minus (c) to the extent such amounts increase Consolidated Net Income, without duplication:

(i)       non-Cash gains or income; provided, that to the extent any non-Cash gain or income represents an accrual or deferred income in respect of actual potential Cash items in any future period, such Person may elect (in its sole discretion) not to deduct such non-Cash gain or income in the then-current period;

(ii)       unrealized net gains in the Fair Market Value of any arrangements under Hedge Agreements;

(iii)       the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(B)(3) above in a prior period to the extent the relevant reimbursement amounts were not received within the time period required by such clause and are required to be deducted from Consolidated Adjusted EBITDA for such required time periods pursuant to clause (b)(v)(B)(3) above;

(iv)       the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above in a prior period to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause and are required to be deducted from Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above;

(v)       to the extent that such Person added back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above in a prior period, the cash payment in respect thereof in the relevant future period (except as otherwise provided in clause (b)(iv) above); and

(vi)       the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.

Notwithstanding anything to the contrary herein, to the extent applicable, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around June 30, 2016 shall be deemed to be $51,453,000, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around September 30, 2016 shall be deemed to be $23,046,000, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around December 31, 2016 shall be deemed to be $55,795,000 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around March 31, 2017 shall be deemed to be $39,888,000, in each case, as subject to adjustment pursuant to clause (b) of this definition to the extent applicable to any such Fiscal Quarter (and not otherwise already included in such amounts) and otherwise adjusted on a Pro Forma Basis.

“Consolidated First Lien Debt” means, as to any Person determined on a consolidated basis, at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date (i) under this Agreement or (ii) that is secured by a Lien on the Collateral on a pari passu or senior basis with the First Priority Secured Obligations (it being understood that Consolidated Total Debt outstanding on any applicable date of determination (subject to Section 1.10) under any ABL Facility secured on a Split Collateral Basis (including the ABL Facility as of the Closing Date) or a “cash flow” based ABL Facility secured by the Collateral on a senior basis pari passu with the First Priority Secured Obligations subject to an Acceptable Intercreditor Agreement under clause (a) of the definition thereof, in each case, shall constitute Consolidated First Lien Debt).

“Consolidated Interest Expense” means, as to any Person determined on a consolidated basis at any date of determination, the sum, without duplication, of (a) consolidated Cash interest of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP, (i) including (A) the Cash interest component of Capital Lease obligations and (B) net Cash payments made (less net Cash payments received) pursuant to obligations under permitted hedging arrangements related to interest rates; but (ii) excluding (to the extent such expense was deducted in computing Consolidated Net Income and not added back in computing Consolidated Adjusted EBITDA) (A) annual agency fees paid to the administrative agents and collateral agents under any credit facilities, (B) costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates), (C) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (D) penalties and interest relating to Taxes, (E) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (F) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-Cash interest, (G) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (H) commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, (I) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (J) interest expense attributable to a parent company resulting from push-down accounting and (K) any lease, rental or other expense in connection with any lease that is not a Capital Lease, net of (b) Cash interest income of the Borrower and its Restricted Subsidiaries.

“Consolidated Net Income” means, as to any Person determined on a consolidated basis (the “Subject Person”) for any period, the net income (or loss) of the Subject Person for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication:

(a)       (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except that the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period (regardless of whether such payment is in respect of the income of such Person in the current period or any prior period) shall be included in Consolidated Net Income or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period for the express purpose of funding such losses (but shall exclude any other Investment in such Person);

(b)       gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets, in each case, outside of the ordinary course of business;

(c)       gains or losses from extraordinary items, any one-time event or item, and nonrecurring or unusual items (including costs of and payments of actual or prospective legal settlements, fines, judgments or orders), including in connection with any acquisition;

(d)       any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness); provided that notwithstanding anything to the contrary herein, realized gains and losses in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income;

(e)       any net gains, Charges or losses with respect to (i) any disposed (other than Dispositions of assets and inventory in the ordinary course of business), abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal (other than Dispositions of assets and inventory in the ordinary course of business), abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or property held for sale pending the Disposition thereof) and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to GAAP;

(f)       (i) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (ii) any other losses and expenses incurred in connection with the early termination, refinancing or prepayment of guarantee obligations, operating leases and other similar contractual obligations;

(g)       (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, or any similar equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, the Borrower and/or any Restricted Subsidiary, in each case, to the extent that any such Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock;

(h)       accruals and reserves that are established or adjusted within 12 months after the Closing Date (or after the closing of any consummated acquisition or Investment) that are required to be established or adjusted as a result of the Transactions (or such acquisition or Investment) in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP;

(i)       any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) impairment Charges, write-offs or write-downs of any assets and (C) amortization of intangible assets;

(j)       (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or Investment or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Borrower determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included);

(k)       the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person.

(l)       any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Closing Date; and

(m)       any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items.

“Consolidated Secured Debt” means, as to any Person determined on a consolidated basis, at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral.

“Consolidated Total Assets” means, as to any Person determined on a consolidated basis, at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person determined on a consolidated basis, at any date of determination, an amount equal to (a) the aggregate principal amount of all Indebtedness for borrowed money (which shall be deemed to include LC Disbursements (as defined in the ABL Credit Agreement) that have not been reimbursed within the time periods required by the ABL Credit Agreement) and the outstanding principal balance of all Indebtedness with respect to Capital Leases and purchase money Indebtedness, in each case, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding, for the avoidance of doubt, (i) any letter of credit, bank guarantees and performance or similar bonds, (ii) any intercompany Indebtedness eliminated in accordance with GAAP during consolidation and (iii) any such Indebtedness for which such Person has irrevocably deposited in trust or escrow the necessary funds (including Cash and Cash Equivalents) for the payment, redemption or satisfaction of Indebtedness), minus, (b) the aggregate amount of (i) unrestricted Cash and Cash Equivalents of such Person in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and (ii) Cash and Cash Equivalents restricted in favor of the Credit Facilities, the ABL Facility and any Second Lien Facility (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Credit Facilities, the ABL Facility and any Second Lien Facility).

“Consolidated Working Capital” means, with respect to the Borrower, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, with respect to the Borrower, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement, and (d) the application of purchase or recapitalization accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Indebtedness” has the meaning assigned to such term in Section 6.01(r).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Facilities” means the Term Facility, together with any Additional Revolving Facility, Additional Term Facility and any other facility created or established under this Agreement.

“Current Assets” means, as to any Person determined on a consolidated basis, at any date of determination, consolidated current assets as would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding, without duplication, (a) Cash and Cash Equivalents, (b) the current portion of current and deferred Taxes, (c) permitted loans made to third parties, (d) assets held for sale, (e) pension assets, (f) deferred bank fees and (g) derivative financial instruments.

“Current Liabilities” means, as to any Person determined on a consolidated basis, at any date of determination, the consolidated current liabilities as would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans and letter of credit exposure (whether under this Agreement or otherwise), (c) the Consolidated Interest Expense, (d) the current portion of any Capital Lease, (e) the current portion of current and deferred Taxes, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries and (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“Debt Fund Affiliate” means (a) with respect to any Disqualified Institution, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any person that would otherwise be a Disqualified Institution pursuant to clause (a) or (c) of the definition of “Disqualified Institution”) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is Controlling, Controlled by or under common Control with such Disqualified Institution or Affiliate thereof, but only to the extent that no personnel associated or involved with the investment in such Disqualified Institution or such Affiliate thereof (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access, directly or indirectly (including through such Disqualified Institution or any of its Affiliates), to any information (other than information that is publicly available) relating to Holdings, the Borrower, the Company and/or any of their respective subsidiaries and/or of their respective businesses and (b) with respect to any other entity (i) any Affiliate of the Sponsors (other than a natural person, Holdings, the Borrower or their respective subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to the investors thereof that are independent of (or in addition to) their duties to Holdings, the Borrower, any Restricted Subsidiary or any Sponsor (or any investor thereof) and (ii) for purposes of any investment in Term Loans (or participations therein) made by or on behalf of AIMCo by persons at AIMCo that are not engaged in making, acquiring or holding equity investments in Holdings, the Borrower or its Restricted Subsidiaries or similar private equity investments, AIMCo.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan within two Business Days of the date required to be made by it hereunder, (b) notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two Business Days after the request of Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent if received prior to the applicable funding date, (d) become (or any parent company thereof has become) (i) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (ii) the subject of a Bail-In Action or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrower and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that, such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the Fair Market Value of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of Holdings, the Borrower and/or any Restricted Subsidiaries and designated at the time entered into (or on or prior to the Closing Date, with respect to any Hedge Agreement entered into on or prior to the Closing Date) as a Designated Operational FX Hedge by the Borrower in writing to the Administrative Agent.

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) requires scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if (x) such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date or (y) such redemption is subject to events that would cause the Termination Date to occur.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means:

(a)       (i) any Person that is identified in writing to the Administrative Agent prior to the Closing Date (or if identified after the Closing Date the disqualification of such person is reasonably acceptable to the Administrative Agent in its reasonable discretion), (ii) any reasonably identifiable Affiliate of any Person described in clause (i) above (on the basis of such Affiliate’s name) and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified by name in a written notice to the Administrative Agent;

(b)       any Company Competitor (it being understood and agreed that no Debt Fund Affiliate of any Company Competitor may be designated as Disqualified Institution pursuant to this clause (b)); and/or

(c)       any Affiliate of any Initial Committed Lender (other than Bank of America) that is engaged as a principal primarily in private equity, mezzanine financing or venture capital; provided, that no written notice delivered pursuant to clauses (a)(i), (a)(iii) above or clauses (a) and/or (c) of the definition of “Company Competitor” shall apply retroactively to disqualify any person that has previously acquired a valid assignment or participation interest in the Term Loans.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any direct or indirect subsidiary of the Borrower organized under the laws of the United States, any state or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdings, the Borrower, any subsidiary of the Borrower, any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Initial Term Loans (or any other Term Loans), in accordance with the following procedures; provided that no Auction Party shall initiate an Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a)       Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis, (iv) remain outstanding through the Auction Response Date and (v) at the option of the Auction Party, be subject to one of more conditions or contingencies. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b)       Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c)       Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 1%, when compared to an Applicable Price of $100 with a 2% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the Classes thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the Classes of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the Classes of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d)       Additional Procedures.

(i)       Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction or one or more conditions or contingencies have not been satisfied (or waived by the Auction Party). Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii)       To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(iii)       In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require one or more conditions or contingencies to any Auction, including the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv)       Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v)       The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“EEA Financial Institution” means, (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means, any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.05(g) and/or 9.05(h), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g) and/or 9.05(h), the Borrower or any of its Affiliates.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” has the meaning assigned to such term in the Recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Calculation Period, an amount (if positive) equal to:

(a)       the sum, without duplication, of the amounts for such Calculation Period of the following:

(i)       Consolidated Adjusted EBITDA for such Calculation Period without giving effect to clauses (b)(xi) and (b)(xviii) of the definition thereof, plus

(ii)       the Consolidated Working Capital Adjustment for such Calculation Period, plus

(iii)       cash gains of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income” during such Calculation Period, to the extent not otherwise included in Consolidated Adjusted EBITDA (except to the extent such gains consist of proceeds applied pursuant to Section 2.11(b)(ii)), plus

(iv)       to the extent not otherwise included in the calculation of Consolidated Adjusted EBITDA for such Calculation Period, cash payments received by the Borrower or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior Calculation Period pursuant to clause (b)(vii) below, minus

(b)       the sum, without duplication, of the amounts for such Calculation Period of the following:

(i)       permanent repayments of long-term Indebtedness, including for purposes of clarity, the current portion of any such Indebtedness (including (x) payments under Sections 2.10(a) or (b) and (y) prepayments of Initial Term Loans and Additional Term Loans to the extent (and only to the extent) made with the Net Proceeds of a Prepayment Asset Sale or Net Insurance/Condemnation Proceeds resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (A) the amount of all deductions and reductions to the amount of mandatory prepayments pursuant to clause (B) of Section 2.11(b)(i), (B) all other repayments of the Initial Term Loans or Additional Term Loans and (C) repayments of any loans under the ABL Facility, any Additional Revolving Loans or loans under any other revolving credit facility or arrangement, except to the extent a corresponding amount of the commitments under the ABL Facility or such revolving credit facility or arrangement are permanently reduced in connection with such repayments), in each case, to the extent not financed with Long-Term Funded Indebtedness; plus

(ii)       all Cash payments in respect of capital expenditures as would be reported in the Borrower’s consolidated statement of cash flows made during such Calculation Period and, at the option of the Borrower, in the case of any Calculation Period, any Cash payments in respect of any such capital expenditures made prior to the date of the Excess Cash Flow payment in respect of such Calculation Period (except, in each case, to the extent financed with Long-Term Funded Indebtedness); plus

(iii)       (A) amounts added back pursuant to clauses (b)(i), (b)(ii), (b)(v) (other than clause (b)(v)(B)(3)), (b)(vi), (b)(vii), (b)(ix), (b)(x) (to the extent actually paid in such period), (b)(xii), and (b)(xvii) of the definition of “Consolidated Adjusted EBITDA”, to the extent paid in Cash, and (B) amounts added back in calculating Consolidated Adjusted EBITDA or included in Consolidated Net Income, to the extent consisting of non-Cash or unrealized items; plus

(iv)       any Charges (or net income) attributable to any non-controlling interest and/or minority interest of any third party in any Restricted Subsidiary; plus

(v)       Cash payments made during such Calculation Period (or, at the option of the Borrower (in its sole discretion), made after such Calculation Period and prior to the date of the applicable Excess Cash Flow payment) in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries), except, in each case, to the extent financed with Long-Term Funded Indebtedness; plus

(vi)       (A) the aggregate amount of all Restricted Payments made under Sections 6.04(a)(i), (ii), (iv), (vi), (xi) and (xiii) or otherwise consented to by the Required Lenders, in each case to the extent actually paid in Cash during such Calculation Period, or, at the option of the Borrower, made after such Calculation Period and prior to the date of the applicable Excess Cash Flow payment, except, in each case, to the extent financed with Long-Term Funded Indebtedness, and (B) to the extent paid in Cash, amounts paid with respect to the Transactions (including under Section 6.04(a)(vii)) after the Closing Date, to satisfy any payment obligations owing under the Merger Agreement and amounts required to be paid in connection with, or as a result, of any working capital and purchase price adjustments; plus

(vii)       amounts added back under clause (b)(v)(B)(3), (b)(xiii) or (b)(xv) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Borrower or its Restricted Subsidiaries, plus

(viii)       an amount equal to all expenses, charges and losses either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in the case of clauses (A) and (B), to the extent paid in Cash, plus

(ix)       without duplication of amounts deducted from Excess Cash Flow in respect of any prior Calculation Period, at the option of the Borrower, the aggregate consideration required to be paid in Cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Calculation Period relating to capital expenditures, acquisitions or Investments permitted by Section 6.06 (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries) and Restricted Payments permitted by Section 6.04(a) (other than pursuant to Section 6.04(a)(iii)) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such Calculation Period (except, in each case, to the extent financed with Long-Term Funded Indebtedness); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such subsequent period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus

(x)       to the extent not expensed (or exceeding the amount expensed) during such Calculation Period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income (or exceeding the amount added back in calculating Consolidated Adjusted EBITDA), the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower and its Restricted Subsidiaries during such Calculation Period, other than to the extent financed with Long-Term Funded Indebtedness, plus

(xi)       Cash payments (without duplication Taxes subject to clauses (iii) and (vi) above) made during such Calculation Period for any liability the accrual of which in a prior Calculation Period did not increase Excess Cash Flow in such prior Calculation Period (provided there was no other deduction to Consolidated Adjusted EBITDA or Excess Cash Flow related to such payment), except to the extent financed with Long-Term Funded Indebtedness, plus

(xii)       Cash expenditures made in respect of any Hedge Agreement during such Calculation Period to the extent (A) not otherwise deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA and (B) not financed with Long-Term Funded Indebtedness, plus

(xiii)       amounts paid in Cash (except to the extent financed with Long-Term Funded Indebtedness) during such Calculation Period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior Calculation Period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(xiv)       cash payments made by the Borrower or its Restricted Subsidiaries during such Calculation Period in respect of long-term liabilities (other than in respect of Long-Term Funded Indebtedness, which is governed by clause (b)(i) above), including for purposes of clarity, the current portion of any such liabilities of the Borrower or its Restricted Subsidiaries, except to the extent such cash payments were (A) deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA for such Calculation Period or (B) financed with Long-Term Funded Indebtedness, plus

(xv)       an amount equal to any non-Cash credit or income included in Consolidated Net Income and any non-Cash Charges added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a)       any assets (including any lease, licenses or agreement) subject to a purchase money security interest, capital lease or similar arrangement permitted by this Agreement as to which the grant of a security interest therein would (i) constitute a violation of a restriction in favor of a third party (other than Holdings, the Borrower or any of its subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above;

(b)       the Capital Stock of any (i) Immaterial Subsidiary, (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (iv) not-for-profit subsidiary, (v) special purpose entity used for any permitted securitization facility (to the extent pledge thereof is not permitted under securitization agreements applicable to such entities), (vi) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary and is not permitted to be pledged pursuant to such entity’s organizational documents without (A) the consent of one or more unaffiliated third parties other than Holdings, the Borrower or any of its subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) or (B) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than Holdings, the Borrower or any of its subsidiaries, (vii) any subsidiary that is prohibited from having its stock pledged by (A) any law or regulation or would require governmental (including regulatory) consent, approval or authorization, or (B) any Contractual Obligation that exists on the Closing Date or at the same time such subsidiary becomes a subsidiary of the Borrower and not entered into in contemplation of such subsidiary becoming a subsidiary of the Borrower, (viii) any Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries after the Closing Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of any Indebtedness permitted to be assumed by the Borrower or such Restricted Subsidiary to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits the Capital Stock of such Restricted Subsidiary from being pledged, and (ix) any person that is not (A) the Borrower or (B) a Restricted Subsidiary that is a direct, first tier subsidiary of the Borrower or a Subsidiary Guarantor;

(c)       any IP Rights in any non-U.S. jurisdictions and any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable law;

(d)       any asset (including governmental licenses or state or local franchises, charters, authorizations and agreements), the grant or perfection of a security interest in which would (i) be prohibited or restricted by applicable law or (ii) require any governmental consent, approval, license or authorization that has not been obtained (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC and other applicable laws), (iii) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (iii), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (iv) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the Closing Date or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the Closing Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Loan Party or any other Loan Party) other than to the extent such prohibition would be rendered ineffective under the UCC or other applicable law;

(e)       (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset;

(f)       any leasehold interests in any other asset or property (except to the extent the security interest in such leasehold interest may be perfected by the filing of a Form UCC-1 financing statement);

(g)       any motor vehicles and other assets subject to certificates of title;

(h)       any Margin Stock;

(i)       the Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holdco, other than 65% of the issued and outstanding Capital Stock of any Restricted Subsidiary that is a direct, first-tier Restricted Subsidiary of the Borrower or a Subsidiary Guarantor and owned by the Borrower or such Subsidiary Guarantor;

(j)       (i) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $10,000,000 (except as to which perfection of the security interest in such commercial tort claims is accomplished by the filing of a Form UCC-1 financing statement) and (ii) Letter-of-Credit Rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such Letter-of-Credit Rights may be perfected by the filing of a Form UCC-1 financing statement);

(k)       except to the extent constituting ABL US Priority Collateral required to be subject to the “Collateral and Guarantee Requirement” pursuant to clause (A)(z) of the definition thereof, any (i) Cash or Cash Equivalents (other than Cash and Cash Equivalents to the extent constituting proceeds with respect to Collateral), and (ii) deposit, securities and similar accounts (including securities entitlements), payroll and other employee wage and benefit accounts, tax accounts (including, without limitation, sales tax accounts) and any tax benefits, escrow accounts, fiduciary or trust accounts for the benefit of third parties and any funds and other property held in or maintained in any such accounts;

(l)       any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement;

(m)       any asset or property (including the Capital Stock of any Restricted Subsidiary), the grant or perfection of a security interest in which would result in material and adverse tax liabilities or consequences to Holdings, the Borrower or any Restricted Subsidiary (including with respect to any tax distribution paid or payable to any Parent Company), as reasonably determined by the Borrower in consultation with the Administrative Agent;

(n)       any asset with respect to which the Administrative Agent and the Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby; and

(o)       the ABL Canadian Collateral; provided that, Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (o).

“Excluded Subsidiary” means:

(a)       any Restricted Subsidiary that is not a Wholly-Owned Subsidiary;

(b)       any Immaterial Subsidiary;

(c)       any Restricted Subsidiary that is prohibited from providing a Guarantee by (i) law or regulation or whose provision of a Guarantee would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guarantee or (ii) any contractual obligation existing on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty;

(d)       any direct or indirect subsidiary of the Borrower that is (i) a not-for-profit subsidiary, (ii) a Captive Insurance Subsidiary, (iii) a special purpose entity used for any permitted securitization or receivables facility or financing, (iv) a Foreign Subsidiary or a subsidiary of a Foreign Subsidiary, (v) a Foreign Subsidiary Holdco or a direct or indirect subsidiary of a Foreign Subsidiary Holdco, or (vi) an Unrestricted Subsidiary;

(e)       any Restricted Subsidiary with respect to which, in the reasonable judgment of the Borrower (in consultation with the Administrative Agent), the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby;

(f)       solely in the case of any obligation under any Secured Hedging Obligations that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of Holdings that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to any applicable customary “keepwell” provision under the Loan Guaranty);

(g)       any Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries after the Closing Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of assumed Indebtedness that is permitted hereunder to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Loan Guaranty;

(h)       any subsidiary of the Borrower where the provision of a Loan Guaranty would result in material adverse tax consequences to Holdings, the Borrower or any Restricted Subsidiary, as reasonably determined by the Borrower in consultation with the Administrative Agent; and

(i)       any subsidiary as reasonably agreed between the Borrower and the Administrative Agent.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time the Loan Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or franchise Taxes (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax, imposed by any jurisdiction described in clause (a), (c) in the case of any Lender, any U.S. federal withholding Tax that is imposed on amounts that are (or would be) required to be withheld pursuant to a Requirement of Law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent or any Lender to comply with Section 2.17(f), and (e) any U.S. federal withholding Tax under FATCA.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries.

“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Fair Market Value” means, with respect to any property, assets (including Capital Stock and Indebtedness) or obligations, the fair market value thereof as reasonably determined by the Borrower (after taking into account, with respect to property and assets, any liabilities with respect thereto that impact such fair market value).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement between the U.S. and any other jurisdiction that facilitates the implementation of such Sections of the Code and any treaty, law, regulation or other official guidance enacted in any other jurisdiction relating to any such intergovernmental agreement.

“FCPA” has the meaning assigned to such term in Section 3.17(b).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt to (b) Consolidated Adjusted EBITDA, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Fee Letter” means that certain Fee Letter, dated as of June 7, 2017, between Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies, Morgan Stanley, Nomura and the Borrower and any other fee letter with respect to the Credit Facilities in effect on or after the Closing Date.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement), such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“First Priority Secured Obligations” means the Secured Obligations in respect of the Initial Term Loans and any other Credit Facilities secured by the Collateral on a pari passu basis with the Initial Term Loans (as incurred and secured on the Closing Date).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending on December, 31 of each calendar year.

“Fixed Basket” means any category of exceptions, thresholds, baskets, or other provisions in this Agreement based on a fixed Dollar amount and/or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets as of any date of determination (including in Article VI and the Shared Fixed Incremental Amount and clause (b) of the definition of “Incremental Cap”).

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means a direct or indirect Restricted Subsidiary of the Borrower that (i) has no material assets other than the capital stock and, if applicable, indebtedness of one or more subsidiaries that are Foreign Subsidiaries or other Foreign Subsidiary Holdcos or (ii) is treated as a disregarded entity for U.S. federal income tax purposes and owns capital stock of one or more Foreign Subsidiaries or other Foreign Subsidiary Holdcos.

“Funding Account” has the meaning assigned to such term in Section 2.03(f).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made, subject to Section 1.04(a); provided, that, unless the Borrower elects otherwise or exercises its rights under Section 1.04(a), the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement (including the definition of Capital Lease, Consolidated Total Debt and Indebtedness), as applied by the Borrower in good faith.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, defined, listed or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law, including asbestos and asbestos-related material.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Borrower that has been designated by the Borrower as an “Immaterial Subsidiary” for purposes of this Agreement, provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted EBITDA, in each case, of the Borrower and its Restricted Subsidiaries for the relevant Test Period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a)       the Shared Fixed Incremental Amount; plus

(b)       the aggregate amount of voluntary prepayments, redemptions, repurchases or other retirements of (i) the Term Loans, (ii) any Incremental Term Facilities and Incremental Equivalent Debt and any permanent reduction of any Incremental Revolving Commitments, in each case, to the extent not increasing the Shared Fixed Incremental Amount pursuant to clause (c) of the definition thereof, and (iii) any Replacement Term Loans, Replacement Revolving Facility and Replacement Notes in respect of the preceding subclauses (i) and (ii) of this clause (b); provided, that, in each case, (A) the relevant prepayment is not funded with Long-Term Funded Indebtedness, and (B) any such increase in the Incremental Cap resulting from such prepayments, redemptions, repurchases or other retirements of (x) Indebtedness secured on a junior priority basis with the respect to the Collateral initially incurred under this clause (b) or clause (c) below may only be used to incur Incremental Facilities or Incremental Equivalent Debt that is secured on a junior priority basis with the respect to the Collateral or unsecured and (y) unsecured Indebtedness may only be used to incur Incremental Facilities or Incremental Equivalent Debt that is unsecured; plus

(c)       an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility, (i) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Lien securing the First Priority Secured Obligations, the First Lien Leverage Ratio would not exceed 5.00:1.00, (ii) if such Incremental Facility is secured by a Lien on the Collateral that is junior to the Lien securing the Initial Term Loans, the Secured Leverage Ratio would not exceed 6.75:1.00 or (iii) if such Incremental Facility is unsecured, either (A) the Total Leverage Ratio would not exceed 6.75:1.00 or (B) the Net Interest Coverage Ratio is not less than 2.00:1.00, in each case of this clause (c), calculated on a Pro Forma Basis as of the last day of the most recent period of four consecutive Fiscal Quarters then ended for which financial statements are internally available, including the application of the proceeds thereof (without “netting” the Cash proceeds of the applicable Incremental Facility) and related transactions (and giving effect to other permitted pro forma adjustments), and, in the case of any Incremental Revolving Facility being established at such time, assuming a full drawing under such Incremental Revolving Facility.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loans.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(aa).

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurrence-Based Basket” means any category of exceptions, thresholds, baskets, or other provisions in this Agreement based on complying (including on a Pro Forma Basis) with any financial ratio (including, without limitation any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or clause (c) of the definition of Incremental Cap).

“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than any earn out obligation, purchase price and working capital adjustment obligations and any similar obligation except to the extent reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP and not paid within thirty (30) days after becoming due and payable), which purchase price is due more than three hundred sixty four (364) days from the date of incurrence of the obligation in respect thereof; (e) all Indebtedness of other Persons secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person in an amount equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property or asset subject to such Lien; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall exclude, and shall be calculated without giving effect to, (A) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder, (B) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement), (C) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (D) reserves for deferred taxes, (E) any obligations incurred under ERISA, (F) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis), (G) liabilities associated with customer prepayments and deposits, (H) Indebtedness that is non-recourse to the credit of such Person and (I) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning set forth in Section 3.11(a).

“Initial Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Initial Committed Lenders” means Bank of America, Jefferies, Morgan Stanley and Nomura, in their capacities as Lenders on the Closing Date.

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or holding Initial Term Loans.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Term Lender’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Initial Term Lender pursuant to Section 9.05 or (ii) an Additional Term Commitment of the same Class. The aggregate amount of the Initial Term Loan Commitments on the Closing Date is $850,000,000.

“Initial Term Loan Maturity Date” means the date that is seven years after the Closing Date.

“Initial Term Loans” means the term loans made by the Term Lenders to the Borrower pursuant to Section 2.01(a).

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form attached as an exhibit to the Security Agreement, (b) a Patent Security Agreement substantially in the form attached as an exhibit to the Security Agreement or (c) a Copyright Security Agreement attached as an exhibit to the Security Agreement, together with any and all supplements or amendments thereto.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement (if any) and/or the Term Intercreditor Agreement, as the context may require.

“Interest Election Request” means a request by the Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing on September 30, 2017) or the maturity date applicable to such Loan, (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (c) to the extent necessary to create a fungible Class of Loans in connection with the incurrence of any Additional Loans, as reasonably determined by the Administrative Agent and the Borrower, the date of the incurrence of such Additional Loans.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, twelve months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) the Borrower may not elect any interest period that would result in such Interest Period extending beyond the Maturity Date and (iv) the initial Interest Period after the Closing Date shall be deemed to end on August 31, 2017. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsors, (b) the Co-Investors and (c) any other Person making a cash equity investment directly or indirectly in any Parent Company after the Closing Date, so long as in the case of this clause (c), (i) no such Person’s direct or indirect beneficial ownership of Holdings is greater than the Sponsors’ direct or indirect beneficial ownership of Holdings, and (ii) the aggregate direct or indirect beneficial ownership of Holdings by such Persons does not exceed 40% of the aggregate direct or indirect beneficial ownership of Holdings of all Investors collectively, in each case, other than any Person who is a Lender on the Closing Date (and such Person shall not be deemed to be an Affiliate of an Investor under this Agreement).

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“Jefferies” has the meaning assigned to such term in the preamble to this Agreement.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is expressly junior or subordinated to the Lien on the Collateral securing the Initial Term Loans (and any other Class of Loans that are Second Priority Obligations (as defined in the Term Intercreditor Agreement)).

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, Additional Term Loan, Additional Revolving Loan or Additional Commitment.

“Latest Revolving Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Additional Revolving Loan or any Additional Revolving Commitment.

“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any term loan or term commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any Additional Term Commitment.

“LCT Election” has the meaning assigned to such term in Section 1.10(a).

“LCT Test Date” has the meaning assigned to such term in Section 1.10(a).

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Initial Term Lenders, any Additional Lender, any lender with a Commitment or an outstanding Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that, in respect of the Term Loans, in no event shall the LIBO Rate be less than 0.00% per annum.

“LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset.

“Limited Condition Transaction” has the meaning assigned to such term in Section 1.10(a).

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, the Intercreditor Agreements, any other applicable Acceptable Intercreditor Agreement, the Fee Letter and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means (a) the First Lien Loan Guaranty, dated as of the date hereof and executed by each Loan Party party thereto and by the Administrative Agent for the benefit of the Secured Parties, (b)(i) each other guaranty agreement in substantially the form attached as Exhibit H or (ii) another form of guaranty that is otherwise reasonably satisfactory to the Administrative Agent and the Borrower or (iii) any supplement or joinder to any of the foregoing, in each case, executed by any Person pursuant to Section 5.12 or as provided in the definition of “Subsidiary Guarantor”.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means Holdings, the Borrower, each Subsidiary Guarantor, and in each case their respective successors and permitted assigns.

“Loans” means any Initial Term Loan, any Additional Term Loan, any Additional Revolving Loan and any loan under any other Credit Facility.

“Long-Term Funded Indebtedness” means any funded Indebtedness of the Borrower or its Restricted Subsidiaries) having a maturity of greater than one (1) year; provided, that Long-Term Funded Indebtedness shall exclude all Indebtedness under any revolving credit facility or line of credit.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) for any purpose on or prior to the Closing Date, a Closing Date Material Adverse Effect and (b) for any purpose after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent (on behalf of the Lenders) under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any promissory note payable to, or in favor, of a Loan Party with an aggregate principal amount outstanding, in each case, of not less than $15,000,000.

“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) as to any Replacement Term Loans incurred pursuant to Section 9.02(c), the final maturity date for such Replacement Term Loan as set forth in the applicable Refinancing Amendment, (c) as to any Replacement Revolving Facility established pursuant to Section 9.02(c), the final maturity date for such Replacement Revolving Facility as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Term Loans, the final maturity date set forth in the applicable documentation with respect thereto, (e) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable documentation with respect thereto, and (f) with respect to any other Loans, the final maturity date for such Loans as set forth in the applicable Credit Facility.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Merger” has the meaning assigned to such term in the Recitals to this Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 7, 2017, by and among, inter alios, Holdings, the Initial Borrower, the Company and the other parties thereto, together with the exhibits and disclosure schedules thereto.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Morgan Stanley” has the meaning assigned to such term in the preamble to this Agreement.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of Holdings, the Borrower and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans, Indebtedness under any Second Lien Facility and any Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations or Second Lien Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred and paid to unaffiliated third parties in connection therewith, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) in the case of any covered loss or taking from a non-Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof.

“Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred and paid to unaffiliated third parties in connection therewith and transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition including, in the case of a Disposition by a Foreign Subsidiary, any additional Taxes that are or would be payable or reserved against as a result of repatriation), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans, Indebtedness under any Second Lien Facility and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations or Second Lien Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) (iv) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition and (v) in the case of any Disposition by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Nomura” has the meaning assigned to such term in the preamble to this Agreement.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means the Investors and their Affiliates (other than Holdings, the Borrower or their respective subsidiaries, a natural person or any Affiliate thereof that is a Debt Fund Affiliate), and any direct or indirect parent of Holdings.

“Non-Guarantor Subsidiary” means any subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, Commitments, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Agreed Adjustments” means any add-backs and adjustments (including pro forma adjustments pursuant to clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”), to the extent not otherwise included in Consolidated Net Income, of the type reflected in (a) the Sponsor Model (b) the quality of earnings report delivered to the Arrangers on or prior to June 7, 2017, and (c) the confidential information memorandum in respect of the Initial Term Loans, in each case, which add-backs and adjustments shall not, for the avoidance of doubt, be limited to the time periods or amounts in respect of which such add backs and adjustments were identified therein.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary taxes or any intangible, recording, filing or other similar Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but not including, for the avoidance of doubt, any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a different lending office or other transfer (other than an assignment or designation of a different lending office made pursuant to Section 2.19) or Excluded Taxes.

“Parent Company” means Holdings and any other Person of which the Borrower is an indirect Wholly-Owned Subsidiary.

“Pari Passu Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit N hereto.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or Material Debt Instrument required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank, in each case, subject in all respects to the definitions of “Collateral and Guarantee Requirement” and “Excluded Assets” and the last paragraph of Section 4.01.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Person that results in such Person becoming a Restricted Subsidiary of the Borrower, (y) any Restricted Subsidiary which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (z) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture); provided, that the total consideration paid by Loan Parties (including pursuant to an Investment in any Restricted Subsidiary) for (a) the Capital Stock of any Person that does not become a Guarantor and (b) in the case of an asset acquisition, assets that are not acquired by the Borrower or any Guarantor, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed an amount outstanding equal to the sum of (i) the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA and (ii) amounts otherwise available under clauses (b)(iii), (d) (solely with respect to Investments in joint ventures), (q), (r), (bb) and (dd) of Section 6.06; provided, further, that the limitation described in the foregoing proviso shall not apply (A) to any acquisition to the extent such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower or any Restricted Subsidiary, (B) to any acquisition to the extent at least 75.0% of the Consolidated Adjusted EBITDA (as determined by the Borrower in good faith) of the Person(s) (or assets) acquired in such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Restricted Subsidiaries) is generated by Person(s) that will become (or, in the case of asset acquisitions, are acquired by) Subsidiary Guarantors (or, if less than 75.0%, after giving pro forma effect thereto, the percentage of Consolidated Adjusted EBITDA attributable to Loan Parties would be greater than the percentage immediately prior thereto), (C) to the portion of such consideration provided by Restricted Subsidiaries that are not Loan Parties, including through cash flow, asset sale proceeds and Indebtedness proceeds of such Restricted Subsidiaries and/or (D) if the Total Leverage Ratio would not exceed 6.25:1.00 calculated on a Pro Forma Basis. In the event the amount available under the first proviso above is reduced as a result of any acquisition of any Restricted Subsidiary that does not become a Loan Party (or any assets that are not transferred to a Loan Party) and such Restricted Subsidiary subsequently becomes a Loan Party (or such assets are subsequently transferred to a Loan Party), the amount available under such limit shall be proportionately increased as a result thereof.

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Senior Secured Debt” means any Indebtedness permitted under Section 6.01 that is secured by the Collateral on a pari passu basis with the First Priority Secured Obligations (which shall be deemed to include any ABL Facility secured on a Split Collateral Basis (including the ABL Facility as of the Closing Date) subject to an ABL Intercreditor Agreement), including, in each case, any refinancing of such Indebtedness permitted under Section 6.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) maintained by the Borrower or any of its Restricted Subsidiaries for employees of the Borrower or any of its Restricted Subsidiaries or any such Pension Plan to which the Borrower or any of its Restricted Subsidiaries is required to contribute on behalf of any of its employees.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Prepayment Asset Sale” means any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to, Section 6.07(h), Section 6.07(n), Section 6.07(q), clause (ii) to the proviso to Section 6.07(r) (to the extent provided therein) and Section 6.08.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Pro Forma Basis” or “pro forma effect” means, as to any calculation of any financial ratio or test (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Net Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets or any component definitions of any of the foregoing), such financial ratio or test shall be calculated on a pro forma basis in accordance with Section 1.10 and shall give pro forma effect to any Specified Transactions (and if applicable, any Limited Condition Transaction) and other pro forma adjustments pursuant to Section 1.10.

“Projections” means the projections of the Borrower and its subsidiaries included in the Sponsor Model, including any financial estimates, forecasts and other forward looking financial information set forth therein.

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, (a) the rate of interest as published on the applicable Bloomberg screen page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (b) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying IPO” means the issuance and sale by the Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $35,000,000 are received by, or contributed to, the Borrower.

“Qualifying Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Refinancing” has the meaning assigned to such term in Section 4.01(p).

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) Holdings and the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Notes” means any Refinancing Indebtedness (whether issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Representative” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means any of the following, but solely to the extent effected and consummated for the primary purpose of reducing the All-In Yield of the Initial Term Loans: (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of any term loans (including any Replacement Term Loans) pari passu in right of payment with the existing Initial Term Loans being so prepaid, repaid, refinanced, substituted or replaced in right of payment and secured by a Lien on the Collateral on a pari passu basis with the Liens securing such Initial Term Loans, having an All-In Yield that is less than the effective All-In Yield applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced, and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the All-In Yield of the Initial Term Loans in lieu of a transaction described in clause (a); provided, that the determinations of All-In Yield for any Repricing Transaction shall be made in a manner consistent with generally accepted financial practices and reasonably determined by the Administrative Agent, and in any event consistent with the second proviso to Section 2.22(a)(v)) and shall disregard any fluctuation in any “base” or reference rate; provided, further, that in none of the events in the preceding clauses (a) and (b) shall constitute a Repricing Transaction if effected or consummated in connection with a Change of Control, Qualifying IPO or Transformational Event. Any determination by the Administrative Agent and the Borrower contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 4.50:1.00, 50%, (b) if the First Lien Leverage Ratio is less than or equal to 4.50:1.00 and greater than 3.75:1.00, 25% and (c) if the First Lien Leverage Ratio is less than or equal to 3.75:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.11(b)(i) for any Calculation Period, the First Lien Leverage Ratio shall be determined on a Pro Forma Basis as of the last day of the relevant Calculation Period (but without giving effect to the mandatory payment itself from Excess Cash Flow required by Section 2.11(b)(i)).

“Required Facility Lenders” means, with respect to any Credit Facility of any Class, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments under such Credit Facility at such time.

“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused Commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv)(B).

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revolving Lender” means a Lender with any Additional Revolving Commitment or an outstanding Additional Revolving Loan.

“Revolving Loans” means any Additional Revolving Loans and any revolving loans under any other Credit Facility.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctions” has the meaning assigned to such term in Section 3.17.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Lien Agent” means the administrative agent under the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the Closing Date, among, inter alios, Holdings, the Borrower, the Second Lien Agent and the lenders from time to time party thereto and any other document governing any Second Lien Facilities.

“Second Lien Facility” means the credit facility governed by the Second Lien Credit Agreement and one or more debt facilities or other financing arrangements (including indentures) providing for loans, notes or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility (or any subsequent replacement thereof), in each case to the extent permitted pursuant to Section 6.01(p) (or any other provision in Section 6.01, so long as, if applicable, any corresponding Lien is (x) junior to the Lien securing the Initial Term Loans and (y) permitted by Section 6.02).

“Second Lien Obligations” means (a) the “Secured Obligations” as defined in the Second Lien Credit Agreement and with respect to any other Second Lien Facility, any equivalent term under such Second Lien Facility, (b) all unpaid principal and accrued and unpaid interest and fees owing respect to any “Incremental Loans” and “Incremental Equivalent Debt” (each as defined in the Second Lien Credit Agreement or any equivalent term under any documentation governing any Second Lien Facility) and (c) all unpaid principal and accrued and unpaid interest and fees owing with respect to any refinancing Indebtedness in respect of any or all of the foregoing.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement between any Loan Party and a counterparty that is or becomes an Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03, Section 9.10 and the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement) as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt to (b) Consolidated Adjusted EBITDA, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (d) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (e) the Arrangers and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the First Lien Pledge and Security Agreement, substantially in the form of Exhibit I, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Shared Fixed Incremental Amount” means an amount equal to (a) the greater of $125,000,000 and an amount equal to 75.0% of Consolidated Adjusted EBITDA for the most recently ended four consecutive Fiscal Quarters for which financial statements are internally available, minus (b) to the extent issued and/or incurred under this Shared Fixed Incremental Amount, the aggregate principal amount of all Incremental Facilities, Incremental Equivalent Debt, and all “Incremental Facilities” and all “Incremental Equivalent Debt” (in each case, as defined under the Second Lien Credit Agreement or any equivalent term under any documentation governing any Second Lien Facility), plus (c) the aggregate amount of voluntary prepayments, redemptions, repurchases and other retirements of indebtedness referred to in clause (b) above and any Replacement Term Loans, Replacement Revolving Facility, Replacement Notes and any equivalent term under the documentation governing any Second Lien Facility, in respect thereof (with in the case of any revolving facility, a corresponding reduction in commitments) to the extent such prepayments, redemptions, repurchases and other retirements were not funded with Long-Term Funded Indebtedness.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Merger Agreement Representations” means the representations and warranties made by or on behalf of (or related to) the Company, its subsidiaries or their respective businesses in the Merger Agreement which are material to the interests of the Lenders, but which are required to be true and correct only to the extent that the Borrower (or its applicable Affiliate) has the right to terminate, taking into account any cure provisions, its obligations under the Merger Agreement or to decline to consummate the Acquisition as a result of a breach of such representations and warranties.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i), Section 3.01(b) (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (as it relates to the creation, validity and perfection of the security interests in the Collateral, subject to the last paragraph of Section 4.01), Section 3.16 and Sections 3.17(a)(ii), (b)(ii) and (c).

“Specified Transaction” means (a) (i) any incurrence or issuance of any Indebtedness (excluding any borrowings under any ABL Facility, Additional Revolving Facility incurred substantially concurrently with such Specified Transaction), and (ii) any prepayment, redemptions, repurchases and other retirements of any Indebtedness (in the case of any Additional Revolving Facility, to the extent accompanied by a permanent reduction in the commitments thereunder), (b) to the extent applicable in determining the First Lien Leverage Ratio or the Secured Leverage Ratio, the incurrence of any Lien on Collateral, (c) any Permitted Acquisition and any Investment that results in a Person becoming a Restricted Subsidiary, (d) any Restricted Payment, (e) any Restricted Debt Payment, (f) any Disposition, whether by purchase, merger or otherwise, of (i) all or substantially all of the assets of, or any business line, unit or division or product line of, the Borrower or any Restricted Subsidiary, (ii) the Capital Stock of any Restricted Subsidiary that results in such Restricted Subsidiary no longer being a Restricted Subsidiary of the Borrower, or (iii) any asset pursuant to Section 6.07(h) having a Fair Market Value greater than $50,000,000, (h) to the extent elected by the Borrower to be excluded in calculating Consolidated Adjusted EBITDA, any designation of operations or assets of the Borrower or a Restricted Subsidiary as discontinued operations in accordance with GAAP, (i) solely for the purposes of determining the applicable amount of Cash and Cash Equivalents, any contribution of capital to (and the Net Proceeds from the issuance of any Qualified Capital Stock by) the Borrower or a Restricted Subsidiary, (j) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with this Agreement, and (i) any other transaction that by the terms of this Agreement requires a financial ratio to be calculated on Pro Forma Basis or after giving pro forma effect thereto.

“Split Collateral Basis” means, with respect to any ABL Facility, the obligations thereunder are secured by ABL US Priority Collateral (or similar current assets) on a senior priority basis relative to the First Priority Secured Obligations and secured by all other Collateral on a junior priority basis relative to the First Priority Secured Obligations, in each case, as provided in an ABL Intercreditor Agreement.

“Sponsors” means (a) CCMP Capital Advisors, LLC and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates, (b) MSD Partners, L.P. and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates and (c) The Alberta Investment Management Corporation (together with (i) any entity to which it directly or indirectly provides or will provide investment management services pursuant to the Alberta Investment Management Corporation Act and (ii) any entity that directly or indirectly controls, is controlled by or is under common control with one or more of the entities described in the foregoing clause (i), “AIMCo”).

“Sponsor Model” means the financial model delivered by the Sponsors to the Arrangers on June 10, 2017.

“Subject Loans” means, as of any date of determination, any outstanding Term Loans subject to ratable prepayment requirements in accordance with Section 2.11(b)(vi) on such date of determination.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subordinated Indebtedness” means any Indebtedness (other than Indebtedness among Holdings and/or its subsidiaries) of the Borrower or any of its Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” means (x) on the Closing Date, each Restricted Subsidiary of the Borrower (other than any subsidiary that is an Excluded Subsidiary) and (y) thereafter, each subsidiary of the Borrower that guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof. Notwithstanding the foregoing, the Borrower may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to provide a Loan Guaranty by causing such Restricted Subsidiary to execute a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, and any such Restricted Subsidiary shall be a Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that upon such election such Restricted Subsidiary shall no longer be deemed to be an Excluded Subsidiary; provided, further, that the Borrower may elect to re-designate such Restricted Subsidiary as an Excluded Subsidiary (and such Restricted Subsidiary shall be released from its Loan Guaranty pursuant to Section 9.22), provided that, at the time of such designation, the Investments in such Restricted Subsidiary made while such Restricted Subsidiary was a Loan Party and the Indebtedness and Liens of such Restricted Subsidiary incurred while such Restricted Subsidiary was a Loan Party will be deemed to constitute Investments, Indebtedness and Liens of a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Intercreditor Agreement” means the Term Intercreditor Agreement substantially in the form of Exhibit M hereto, dated as of the Closing Date, among, inter alios, the Second Lien Agent, as agent for the Existing Second Priority Secured Creditors (as defined therein), the Administrative Agent, as agent for the Existing First Priority Secured Creditors (as defined therein), and the Loan Parties from time to time party thereto.

“Term Facility” means any facility of any Class of Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means a Lender with a Commitment or outstanding Term Loan under any Term Facility.

“Term Loan” means the Initial Term Loans, any Additional Term Loans and any term loan under any other Credit Facility.

“Termination Date” means the date that all (if any) Additional Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than (a) contingent indemnification obligations and (b) Banking Services Obligations or Hedging Obligations that are not being terminated as to which arrangements reasonably satisfactory to the applicable counterparty have been made) have been paid in full.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters determined in accordance with, and subject to, Section 1.10(c).

“Threshold Amount” means $40,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt to (b) Consolidated Adjusted EBITDA, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business connected to the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder, (b) the transactions contemplated by the Merger Agreement on the Closing Date, (c) the Equity Contribution, (d) the Refinancing, (e) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the Second Lien Credit Agreement) to which they are a party and the incurrence of Indebtedness under the Second Lien Credit Agreement on the Closing Date (f) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the ABL Credit Agreement) to which they are a party and the incurrence of Indebtedness under the ABL Agreement on the Closing Date and (g) the payment of the Transaction Costs.

“Transformational Event” means any acquisition or investment by the Borrower or any Restricted Subsidiary that is (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, or (c) any acquisition or investment involving aggregate consideration in excess of $170,000,000.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unrestricted Subsidiary” means any subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary on the Closing Date and listed on Schedule 5.10 or after the Closing Date pursuant to Section 5.10.

“U.S.” means the United States of America.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).

Section 1.03.          Terms Generally.

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(c)           Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (or any Loan Document (as defined in the Second Lien Credit Agreement)) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (ii) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (v) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (vi) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (vii) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

(d)           Notwithstanding anything else provided herein or in any other Loan Document, any interest, fee or principal payments on any Indebtedness due and payable (or paid) as of the last Business Day of a calendar month, calendar quarter or calendar year, as applicable, shall be deemed to have been due and payable (or paid) as of the end of the respective fiscal month, Fiscal Quarter or Fiscal Year, as applicable, ended closest to such calendar period for purposes of all calculations of Consolidated Secured Debt, Consolidated First Lien Debt, Consolidated Total Debt, Consolidated Adjusted EBITDA and Excess Cash Flow hereunder.

Section 1.04.        Accounting Terms; GAAP.

(a)           All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes or became effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (ii) if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).

(b)           Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, except as expressly provided in the definition of GAAP with respect thereto, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05.      Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06.      Timing of Payment of Performance. Subject to the definitions of Interest Payment Date and Interest Period, when payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07.      Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08.      Currency Generally.

(a)          For purposes of any determination under Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of Specified Transaction, in a currency other than Dollars, (i) the Dollar equivalent amount of a Specified Transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such Specified Transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any Specified Transaction so long as such Specified Transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09.      Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10.      Certain Conditions, Calculations and Tests.

(a)           Notwithstanding anything to the contrary herein, with respect to any intended acquisition, Investment (other than Investments in the Borrower or any Restricted Subsidiary), Restricted Payment and/or Restricted Debt Payment (each, taken together with any related actions and transactions (including, in the case of any Indebtedness (including any Incremental Facilities), the incurrence, repayment and other intended uses of proceeds), a “Limited Condition Transaction”), to the extent that the terms of this Agreement require satisfaction of, or compliance with, any condition, test or requirement, in order to effect, incur or consummate such Limited Condition Transaction (including (w) compliance with any financial ratio or test (including, without limitation, Section 2.22, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing)), (x) the making or accuracy of any representations and warranties, (y) the absence of a Default or Event of Default (or any type of Default or Event of Default) and/or (z) any other condition, test or requirement), at the election of the Borrower (a “LCT Election”), the date of determination of whether any relevant conditions, tests and requirements are satisfied or complied with shall be made on, and shall be deemed to be, the date (the “LCT Test Date”) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, delivery of notice of redemption, prepayment, declaration of dividend or similar event), giving pro forma effect to such Limited Condition Transaction (including any related actions and transactions) pursuant to this Section 1.10. If the Borrower has made an LCT Election for any Limited Condition Transaction and such Limited Condition Transaction (including any related actions and transactions) would be permitted on the LCT Test Date, (i) each such condition, test and requirement shall be deemed satisfied and complied with for all purposes of such Limited Condition Transaction and (ii) any change in status of any such condition, test and requirement between the LCT Test Date and the taking of the relevant actions or consummation of the relevant transactions such that any applicable financial ratios or tests, baskets, conditions, requirements or provisions would be exceeded, breached or otherwise no longer complied with or satisfied for any reason (including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets or the Person subject to such Limited Condition Transaction) shall be disregarded such that all financial ratios or tests, baskets, conditions, requirements or provisions shall continue to be deemed complied with and satisfied for all purposes of such Limited Condition Transaction, all applicable transactions and actions will permitted and no Default or Event of Default shall be deemed to exist or to have occurred or resulted from such change in status or Limited Condition Transaction; provided, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available subsequent to the LCT Test Date, the Borrower may elect, in its sole discretion, to re-determine all financial ratios or tests, baskets, conditions, requirements or provisions on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (B) except as contemplated in the foregoing clause (A), compliance with such financial ratios or tests, baskets, conditions, requirements or provisions shall not be determined or tested at any time for purposes of such Limited Condition Transaction after the applicable LCT Test Date. If the Borrower has made an LCT Election, then in connection with any subsequent calculation of any financial ratios or tests (including any Incurrence-Based Baskets), thresholds and availability (including under any Fixed Basket) under this Agreement with respect to any unrelated transactions or actions on or following the applicable LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any financial ratios or tests, thresholds and availability shall be determined assuming such Limited Condition Transaction (including any related actions and transactions) had been consummated.

(b)           For purposes of determining the permissibility of any action, change, transaction or event or compliance with any term that requires a calculation of any financial ratio or test (including, without limitation, Sections 2.22 and 2.23, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded)), (i) Specified Transactions that have been made during the applicable Test Period (or, except as provided in Section 1.10(c), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made) and any Limited Condition Transaction (including any related actions and transactions) shall be calculated on a Pro Forma Basis and be given pro forma effect assuming that all such Specified Transactions and Limited Condition Transactions had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets and Consolidated Total Debt, on the last date of the applicable Test Period) in good faith by a Responsible Officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings (including sourcing), operating expense reductions, operating improvements and synergies projected by the Borrower in good faith in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA” (calculated on a Pro Forma Basis and given pro forma effect as though such cost savings (including sourcing), operating expense reductions, operating improvements and synergies had been realized on the first day of such period for the entirety of such period), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”, whether through a pro forma adjustment or otherwise, and (ii) any borrowings under any revolving credit facilities incurred substantially concurrently with the applicable Specified Transaction shall be disregarded and excluded from such pro forma calculation.

(c)           The calculation of any financial ratio or test (including, without limitation, Sections 2.22 and 2.23, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded)) shall be based on the most recently ended Test Period for which internal financial statements are available (as determined in good faith by the Borrower); provided, that, for purposes of the definition of “Applicable Rate”, (i) to the extent any Specified Transactions were made subsequent to the end of the applicable Test Period, such Specified Transactions shall not be given pro forma effect or be calculated on a Pro Forma Basis, and (ii) such financial ratio or test shall be based on the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) or referred to in Section 4.01(c), as applicable.

(d)           The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being calculated on a Pro Forma Basis or being given pro forma effect, the interest on such Indebtedness attributable to any period subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated for as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP. Any calculation of the Net Interest Coverage Ratio on a Pro Forma Basis will be calculated using an assumed interest rate in determining Consolidated Interest Expense based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.

(e)           The increase in amounts secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of Section 6.02.

(f)            For purposes of determining compliance at any time with the provisions of this Agreement, in the event that any Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction, as applicable, meets the criteria of more than one category of exceptions, thresholds, baskets, or other provisions of transactions or items permitted pursuant to any clause of Article VI, any component in the definition of “Incremental Cap” or any other provision of this Agreement, the Borrower, in its sole discretion, may, at any time, classify or reclassify (on one or more occasions) and/or divide or re-divide (on one or more occasions) such transaction or item (or portion thereof) among one or more such categories of exceptions, thresholds, baskets or provisions, as elected by the Borrower in its sole discretion (other than the Initial Term Loans, the “Revolving Loans” (as defined in the ABL Credit Agreement) and the “Loans” (as defined in the Second Lien Credit Agreement) outstanding on the Closing Date and any refinancing indebtedness in respect thereof which may not be reclassified). It is understood and agreed that any Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction need not be permitted solely by reference to one category of exceptions, thresholds, baskets or provisions permitting such Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Article VI (other than Sections 6.01(a), (x) and (y)), any component in the definition of “Incremental Cap” or any other provision of this Agreement, but may instead be permitted in part under any combination thereof. Upon delivery of financial statements following any initial classification and division (or any subsequent reclassification and re-division), if any applicable financial ratios for any Incurrence-Based Baskets would then be satisfied for the incurrence of such Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, any amount thereof under any Fixed Basket shall automatically be deemed reclassified and re-divided as incurred under any available Incurrence-Based Baskets to the extent not previously elected by the Borrower and will be deemed to have been incurred, issued, made or taken first, to the extent available, pursuant to any available Incurrence-Based Baskets as set forth above without utilization of any Fixed Basket.

(g)           With respect to any amounts incurred or transactions entered into or consummated (including any Indebtedness (including any Incremental Facility and Incremental Equivalent Debt), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction), in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, it is understood and agreed that (i) the Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for any portion of such incurrence or transactions (i.e., Fixed Baskets shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Baskets, but full pro forma effect shall be given thereto and to all other applicable and related transactions (including, in the case of Indebtedness, the intended use of the aggregate proceeds of Indebtedness being incurred in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, but without “netting” the Cash proceeds of such Indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any borrowings under any Additional Revolving Facility incurred substantially concurrently with the applicable transaction shall be disregarded) and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Baskets shall be calculated (and may subsequently be reclassified into Incurrence-Based Baskets in accordance with Section 1.10(f)). For example, in calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets in Section 6.01 in connection with an acquisition, only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation of financial ratios (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial ratios), but pro forma effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets, the consummation of the acquisitions and any related repayments of Indebtedness.

Section 1.11.        Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

ARTICLE II

THE CREDITS

Section 2.01.        Commitments.

(a)             Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Loan Commitment.

(b)             Subject to the terms and conditions of this Agreement, each Lender and each Additional Lender with an Additional Term Commitment for a given Class of Incremental Term Loans severally, and not jointly, agrees to make Additional Term Loans of such Class to the Borrower, which Additional Term Loans shall not exceed for any such Lender or Additional Lender at the time of any incurrence thereof, the Additional Term Commitment of such Lender or Additional Lender for such Class on the date of borrowing of such Additional Term Loans. Amounts repaid or prepaid in respect of such Additional Term Loans may not be reborrowed.

Section 2.02.        Loans and Borrowings.

(a)             Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b)             Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c)             Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d)             Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loans.

Section 2.03.        Requests for Borrowings. Each Borrowing in respect of the Term Facility, each Borrowing in respect of any Additional Revolving Facility, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent (provided that notices in respect of Term Loan Borrowings and/or Additional Revolving Loan Borrowing (x) to be made on the Closing Date may be conditioned on the closing of the Acquisition and (y) to be made in connection with any permitted acquisition, investment or irrevocable repayment or redemption of Indebtedness may be conditioned on the closing of such acquisition, investment or repayment or redemption of Indebtedness).  Each such notice must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 2:00 p.m. three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or two Business Days in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) or (ii) by 12:00 p.m. (Noon) on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days prior to the requested date of such Borrowing (or such later time as shall be reasonably acceptable to the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. (Noon) three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.  Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)              the Class of such Borrowing;

(b)              the aggregate amount of the requested Borrowing;

(c)              the date of such Borrowing, which shall be a Business Day;

(d)              whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(e)              in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(f)               the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any LIBO Rate Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04.        [Reserved].

Section 2.05.        [Reserved].

Section 2.06.        [Reserved].

Section 2.07.        Funding of Borrowings.

(a)             Each Lender shall make each Loan of any Class to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders of such Class in an amount equal to such Lender’s respective Applicable Percentage for such Class. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower.

(b)             Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08.        Type; Interest Elections.

(a)             Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders for the relevant Class based upon their Applicable Percentages for such Class and the Loans of such Class comprising each such portion shall be considered a separate Borrowing.

(b)         To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election either in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”) to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.

(c)         Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv)          if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)         Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)         If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09.         Termination and Reduction of Commitments. Unless previously terminated, the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

Section 2.10.        Repayment of Loans; Evidence of Debt.

(a)         The Borrower hereby unconditionally promises to repay Initial Term Loans to the Administrative Agent for the account of each Term Lender (i) commencing December 31, 2017, on the last Business Day of each March, June, September and December prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of the Initial Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(h) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)), and (ii) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans, outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)         The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Additional Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Lender on the Maturity Date applicable thereto.

(c)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)         The Administrative Agent shall maintain accounts (which shall be part of the Register) in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)         The entries made in the accounts maintained in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain accounts pursuant to Sections 2.10(c) and 2.10(d) or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern.

(f)          Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).

Section 2.11.        Prepayment of Loans.

(a)         Optional Prepayments.

(i)           Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the Borrower in its sole discretion) in whole or in part without premium or penalty except as provided in Sections 2.12(c) and 2.16. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii)           Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Additional Revolving Loans of any Class, in whole or in part without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Additional Revolving Facility, any such prepayment of any Borrowing of Additional Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(iii)          The Borrower shall notify the Administrative Agent by telephone (promptly confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a LIBO Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (B) in the case of a prepayment of an ABR Borrowing, not later than 12:00 p.m. (Noon) on the day of prepayment. Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid. Each prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class (or one or more of such other facility, class or tranche of Term Loans, as determined by the Borrower in its sole discretion) in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b)         Mandatory Prepayments.

(i)            No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2018, the Borrower shall prepay the outstanding principal amount of Subject Loans in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Calculation Period then ended, minus (B) unless otherwise elected by the Borrower, the aggregate principal amount optionally or voluntarily prepaid, repurchased, redeemed or otherwise retired (to the extent permitted under this Agreement and without duplication of the amount thereof applied to reduce the ECF Prepayment Amount in the prior Fiscal Year) prior to such date of (w) any Initial Term Loans, any other Term Loans, Incremental Equivalent Debt or any Additional Revolving Loans prepaid pursuant to Section 2.11(a), any ABL Loans and any Permitted Senior Secured Debt, (x) any Indebtedness under the Second Lien Facility (and any Incremental Equivalent Debt (as defined in the equivalent term in any document governing any Second Lien Facility)), (y) any Replacement Notes and Replacement Notes (as defined in the Second Lien Credit Agreement or the equivalent term in any other document governing any Second Lien Facility), and (z)(1) any reduction in the outstanding amount of any Initial Term Loans or any other Term Loans resulting from any assignment (or purchases) made in accordance with Section 9.05(h) of this Agreement (including in connection with any Dutch Auction, and in the case of Affiliates that are not Restricted Subsidiaries of the Borrower, to the extent contributed or transferred to the Borrower) and/or (2) to the extent permitted by the terms of this Agreement, the amount of any reduction in the outstanding amount of any Indebtedness under the Second Lien Facility (including any Incremental Loans or Incremental Equivalent Debt (as each is defined in the Second Lien Credit Agreement or the equivalent term in any other document governing any Second Lien Facility)) resulting from any assignment (or purchases, including in connection with any Dutch Auction (as defined in the Second Lien Credit Agreement or the equivalent term in any other document governing any Second Lien Facility) and in the case of Affiliates that are not Restricted Subsidiaries of the Borrower, to the extent contributed or transferred to the Borrower), in each case under this clause (z), based upon the actual amount of cash paid in connection with the relevant assignment or purchase; provided, that, in each case, with respect to the ABL Facility, any Incremental Revolving Facility and any Replacement Revolving Facilities, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, repurchases, redemptions or other retirements, to the extent were not financed with the proceeds of Long-Term Funded Indebtedness provided, further, that that (I) if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary of the Borrower) is also required to prepay any Indebtedness that is secured on a pari passu basis with the First Priority Secured Obligations pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly; provided, further, that the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof, (II) to the extent the holders of Other Applicable Indebtedness decline to have such Other Applicable Indebtedness prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (unless such other application is otherwise permitted hereunder) and (III) no prepayment under this Section 2.11(b)(i) shall be required if the amount thereof would not exceed $7,500,000.

(ii)           No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of $7,500,000 with respect to any single event or transaction (or series of related events or transactions) and $17,500,000 in the aggregate in any Fiscal Year, the Borrower shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (the “Subject Proceeds”) to prepay the outstanding principal amount of Subject Loans in accordance with clause (vi) below; provided, that if, prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Borrower or any of its subsidiaries, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (A) the Subject Proceeds are so reinvested within fifteen (15) months following receipt thereof or (B) the Borrower or any of its subsidiaries has committed to so reinvest the Subject Proceeds during such 15-month period and the Subject Proceeds are so reinvested within six (6) months after the expiration of such 15-month period; provided, however, that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the outstanding principal amount of Subject Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided, further, that (x) if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Restricted Subsidiaries is required to repay or repurchase (or offer to repay or repurchase) any Other Applicable Indebtedness, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount); provided, further, that the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Term Loans in accordance with the terms hereof, and (y) to the extent the holders of the Other Applicable Indebtedness decline to have such Other Applicable Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof. Notwithstanding anything to the contrary herein or in any other Loan Document, the Net Proceeds of any Disposition of any ABL US Priority Collateral shall not be required to be applied to the prepayment of the Initial Term Loans hereunder.

(iii)          In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Replacement Term Loans, Replacement Revolving Facility or Replacement Notes incurred to refinance all or a portion of any Class or Classes of Term Loans (as determined by the Borrower) in accordance with the requirements of Section 9.02(c)), or (B) Incremental Loans or Incremental Equivalent Debt incurred to refinance all or a portion of any Class or Classes of Term Loans to the extent required by the terms thereof to prepay or offer to prepay such Term Loans and such Incremental Loans or Incremental Equivalent Debt do not constitute utilization of the Incremental Cap pursuant to Section 2.22), the Borrower shall, promptly upon (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Class or Classes of Term Loans in accordance with clause (vi) below.

(iv)          Notwithstanding anything in this Section 2.11(b) to the contrary,

(A) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.11(b)(i) or (ii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary, the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the repatriation to the Borrower of any such amount would be prohibited under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (it being agreed that, solely during the period within one (1) year following the date such prepayments are required to be made, the Borrower shall, and shall cause the applicable Foreign Subsidiary to, promptly use commercially reasonable efforts to take all actions required by applicable Requirements of Law to permit such repatriation) and if after taking such actions, the affected Subject Proceeds or Excess Cash Flow, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above within one (1) year following the date such prepayments are required to be made, the relevant Foreign Subsidiary will promptly repatriate the relevant Subject Proceeds or Excess Cash Flow, as the case may be, and the repatriated Subject Proceeds or Excess Cash Flow, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Initial Term Loans and other Term Loans required pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)(A)); and

(B) if the Borrower determines in good faith that the repatriation (or other intercompany distribution) to the Borrower of any amounts required to mandatorily prepay the Initial Term Loans and other Term Loans pursuant to Section 2.11(b)(i) or (ii) above would result in material tax liabilities (including any material withholding tax) or material adverse tax consequences (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount the Borrower shall be required to mandatorily prepay pursuant to Section 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount until such time as the Restricted Amount may be repatriated (or otherwise distributed) to the Borrower without the incurrence of such material tax liability (as determined in good faith by the Borrower); provided, that to the extent that the repatriation (or other intercompany distribution) of any Subject Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have a material tax liability within one (1) year following the date such prepayments are required to be made, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clause (B), shall be promptly applied to the repayment of the Initial Term Loans and Additional Term Loans pursuant to Section 2.11(b) as otherwise required above (without regard to this clause (iv)(B));

(v)              Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Initial Term Loans and Additional Term Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be applied to any mandatory prepayments required under Section 2.11(b) of the Second Lien Credit Agreement (or equivalent provision under any other document governing any Second Lien Facility) and any mandatory prepayments required with respect to any “Incremental Term Loans”, “Extended Term Loans” and/or “Replaced Term Loans” (in each case, as defined under the Second Lien Credit Agreement or any other document governing any Second Lien Facility); provided that (A) to the extent that any such prepayment is declined, the remaining amount thereof may be retained by the Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with Indebtedness described in clauses (A) or (B) of Section 2.11(b)(iii) above. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Initial Term Loans and Additional Term Loans.

(vi)           Except as may otherwise be set forth in any amendment to this Agreement in connection with any Additional Term Loan, (A) each prepayment of Initial Term Loans and other Term Loans required pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans) (provided that any prepayment of Initial Term Loans or Additional Term Loans constituting Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(c) shall be applied solely to each applicable Class of refinanced or replaced Term Loans), (B) with respect to each Class of Initial Term Loans and Additional Term Loans, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term Loans and Additional Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of the Initial Term Loans and Additional Term Loans in direct order of maturity), and (C) each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentages of the applicable Class. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Initial Term Loans and other Term Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or LIBO Rate Loans; provided that the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to the LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. Any prepayment of Initial Term Loans made on or prior to the date that is six months after the Closing Date pursuant to Section 2.11(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.12(c).

(vii)          [Reserved].

(viii)         At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16 and, in the case of prepayments under clause (iii) above as part of a Repricing Transaction, Section 2.12(c), but shall otherwise be without premium or penalty.

(ix)            Notwithstanding anything to the contrary herein, it is intended that the Loans will not be treated as “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Code and the provisions contained herein shall be construed so that the Loans are not treated as AHYDO. Accordingly, starting on the fifth anniversary of the Closing Date and prior to the end of each accrual period (as defined in Section 1272(a)(5)) thereafter, the Borrower shall pay such amounts of accrued and unpaid interest or original issue discount (as determined for U.S. federal income tax purposes) on the Loans as necessary to ensure that the Loans are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1) of the Code. The computations and determinations made by the Borrower under this provision shall be binding upon each Lender.

Section 2.12.       Fees.

(a)          The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent in writing.

(b)          All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(c)          In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six months after the Closing Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(d)          Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.       Interest.

(a)          The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          [Reserved].

(d)          Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Initial Term Loan or Additional Loan or any fee payable by Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Initial Term Loan or Additional Loan, 2.00% plus the rate otherwise applicable to such Initial Term Loan or Additional Loan as provided in the preceding paragraphs of this Section 2.13 or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2.00% plus the rate applicable to Initial Term Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(e)         Accrued interest on each Initial Term Loan or Additional Loan shall be payable in arrears on each Interest Payment Date for such Initial Term Loan, Additional Loan or any other Loan and on the Maturity Date applicable to such Loan or upon the termination of any Additional Commitments, as applicable and; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Initial Term Loan, Additional Loan or any other Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Initial Term Loan or Additional Loan shall be payable on the effective date of such conversion.

(f)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan from, and including, the date on which such Loan is made to, but excluding, the date on which the Loan or such interest is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14.       Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a)         the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)         the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15.        Increased Costs.

(a)         If any Change in Law:

(i)           imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate), or

(ii)            subjects any Lender to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii)           imposes on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or LIBO Rate Loans made by any Lender,

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) of Section 2.15(a) resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b)         If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (other than due to Taxes which shall be dealt with exclusively pursuant to Section 2.17) (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay to such Lender, as applicable, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)         A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)         Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.        Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit).  In the case of a LIBO Rate Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.  A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17.        Taxes.

(a)         Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law require the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)         In addition, and without duplication of other amounts payable by a Loan Party under this Section 2.17, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)         Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender), and, in each case, any reasonable expenses arising therefrom or with respect thereto; provided that if such Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes (which shall be repaid to such Loan Party in accordance with Section 2.17(h)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower (i) setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability and (ii) certifying that it is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any Indemnified Taxes or Other Taxes, to the extent the Administrative Agent or such Lender fails to notify the Borrower of such possible indemnification claim within 180 days after the event; provided further that, if the event is a Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d)         Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)         As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f)          Status of Lenders.

(i)         Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).

(ii)         Without limiting the generality of the foregoing:

(A)        each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         each Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(2)            two executed copies of IRS Form W-8ECI;

(3)            in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent any Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such partner;

(C)         each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to any Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g)         On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or if any form or certification it previously delivered expires or becomes obsolete), the Administrative Agent will deliver to the Borrower either (i) an executed copy of IRS Form W-9, or (ii) (x) with respect to any amounts received on its own account, an executed copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(h)         If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(i)          Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18.          Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a)         Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m.) on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until deemed received. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments (including accrued interest) hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)         Subject in all respects to the provisions of the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement), all proceeds of Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01 or otherwise received in connection with any foreclosure on or other exercise of remedies with respect to the Collateral pursuant to the Collateral Documents shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) from the Borrower constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than any Secured Obligations incurred after the date hereof that are either junior in right of payment or are secured by a Lien that is junior to the Liens securing the First Priority Secured Obligations) (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of such Secured Obligations, fourth, on a pro rata basis in accordance with the amounts of all other Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the applicable Secured Parties on the date of any such distribution, to the payment in full of such Secured Obligations and fifth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c)          If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). If any Lender obtains payment (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class that is junior in right of payment to any other Class of Loans that has not been repaid in full, such Lender shall promptly remit such payment to the Administrative Agent for application is accordance with clause (b). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d)          Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)         If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.          Mitigation Obligations; Replacement of Lenders.

(a)         If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, in each case of such Class of Loans, Commitments and/or Additional Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans, Commitments and/or Additional Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments or Additional Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(c), the Borrower shall pay to each Lender being replaced as a result of such Repricing Transaction the fee set forth in Section 2.12(c).

Section 2.20.        Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Published LIBO Rate, or to determine or charge interest rates based upon the Published LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Loans in Dollars or to convert ABR Loans to LIBO Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly).  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s LIBO Rate Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Published LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21.        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       The Commitments of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)         Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower, as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans that such Defaulting Lender has committed to fund (if any) under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.22.      Incremental Credit Extensions.

(a)         The Borrower may, at any time, on one or more occasions deliver a written request to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such request to each of the Lenders) to (i) add one or more new Classes of Term Facilities and/or increase the principal amount of the Term Loans under any Term Facility by requesting new term loan commitments to be added to such Term Loans (any such new Class or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new Classes of incremental revolving “cash-flow” facilities and/or increase the aggregate amount of Commitments of any existing Class of Incremental Revolving Commitments (any such new Class or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate principal amount not to exceed the Incremental Cap; provided that:

(i)         no Incremental Commitment may be less than $5,000,000;

(ii)        except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender;

(iii)             no Incremental Facility or Incremental Loan (or the creation, provision or implementation thereof) shall require the approval of any existing Lender (other than in its capacity, if any, as a Lender providing all or part of any Incremental Commitment or Incremental Loan), the Administrative Agent (unless its rights and interests are adversely affected in any material respect) or any other agent or arranger;

(iv)              an Incremental Revolving Facility may have the benefit of a financial maintenance covenant (which shall not be for the benefit of any Term Facility under this Agreement);

(v)              the interest rate and any fees applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower and the lenders providing such Incremental Facility or Incremental Loans; provided, that solely with respect to any Incremental Term Facility or Incremental Term Loans which are pari passu with the Initial Term Loans in right of payment and with respect to security, the All-In Yield will not be more than 0.50% higher than the corresponding All-In Yield applicable to the Initial Term Loans unless the All-In Yield with respect to the Initial Term Loans is adjusted to be equal to the All-In Yield with respect to the relevant Incremental Term Facility or Incremental Term Loans minus 0.50%; provided, that this clause (v) shall not apply to any Incremental Term Loans that (y) mature at least two (2) years after the Term Loan Maturity Date or (z) does not exceed an aggregate principal amount, together with all other Incremental Term Facilities then outstanding, of $90,000,000;

(vi)              the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Term Loan Maturity Date at the time of the incurrence thereof;

(vii)            the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayments thereof) except as may be required to achieve fungibility with any existing Term Facility to the extent intended to be fungible;

(viii)            (A) any Incremental Term Facility may rank pari passu with or junior to any then-existing Class of Term Loans in right of payment and may be secured by the Collateral pari passu with or junior to any then-existing Class of Term Loans with respect to security or be unsecured (and to the extent the relevant Incremental Facility is pari passu with or subordinated to the Term Loans in right of security with respect to the Collateral, shall be subject to the Intercreditor Agreements (and/or any other applicable Acceptable Intercreditor Agreement), it being understood that any terms of subordination in right of payment of any Incremental Facility to any Indebtedness may be determined solely by the Borrower in its sole discretion) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral;

(ix)              (A) any prepayment (other than any scheduled amortization payment) of Incremental Term Loans that are pari passu with any then-existing Term Loans in right of payment and security (1) shall with respect to mandatory prepayments, be made on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) with such existing Term Loans and (2) may, with respect to voluntary prepayments, share on a pro rata basis, greater than pro rata basis or less than pro rata basis with the Initial Term Loans, as determined by the Borrower, and (B) any Incremental Term Loans that are subordinated to any then-existing Term Loans in right of payment or security shall not receive any mandatory prepayments other than Declined Proceeds prior to the repayment in full of the existing Term Loans (and all other then-existing Loans that are First Priority Secured Obligations requiring ratable prepayment), except, in each case that the Borrower and the lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis);

(x)                except as otherwise agreed by the Lenders providing the relevant Incremental Facility in connection with any acquisition, investments and repayments, repurchases and redemptions of indebtedness not prohibited by this Agreement, no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility;

(xi)              except as otherwise required or permitted in this Section 2.22, all other terms of any Incremental Term Facility, if not consistent with the terms of the Initial Term Loans, shall be reasonably satisfactory to the Borrower and the Administrative Agent (it being understood that any terms which are not consistent with the terms of the Initial Term Loans and are applicable only after the then-existing Latest Term Loan Maturity Date are deemed to be reasonably acceptable to the Administrative Agent);

(xii)             the proceeds of any Incremental Facility may be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement;

(xiii)            on the date of the making of any Incremental Term Loans that will be added to any existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Term Loans of such Class, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then outstanding borrowing of the applicable Term Loans of the same type with the same Interest Period of the respective Class;

(xiv)            at no time shall there be more than three separate Maturity Dates in effect with respect to Incremental Revolving Facilities and any other Additional Revolving Facilities at any time;

(xv)             Incremental Facilities shall be permitted regardless of the amount available under the Incremental Cap and shall not constitute a utilization of any component of the Incremental Cap if any such Incremental Facility serves to effectively replace or extend the maturity of or replaces any Loans or Commitments under (including as may have been terminated under Section 2.19) any then existing Credit Facility or any Replacement Notes, in each case, without increasing the principal amount thereof except with respect to any related premium, penalties, fees and expenses; provided, the amount of any Loans and Commitments so extended or replaced shall not increase the Incremental Cap; and

(xvi)            the Borrower may select, in its sole discretion, that any Incremental Facility be issued, incurred and/or established under one or more of any available components of the Incremental Cap (as provided in Section 1.10) and if no selection shall have been made, such Incremental Facility shall be deemed to have been incurred in reliance on first, clause (c) of the definition of “Incremental Cap” up to the maximum amount permitted thereunder, second, to the extent applicable, clause (b) of the definition of “Incremental Cap”, and thereafter, to the Shared Fixed Incremental Amount.

(b)                Incremental Commitments may be provided by any existing Lender, or by any other lender (other than any Disqualified Institution) who would be permitted to become a Lender (including any required consents) under Section 9.05 (any such other lender being called an “Additional Lender”); provided that in the case of any Incremental Revolving Facility, the Administrative Agent and the Borrower shall have consented (such consent not to be unreasonably withheld or delayed) to the relevant Additional Lender’s provision of Incremental Commitments; provided, further, that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(h), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c)                Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d)                As a condition precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably and customarily require from such Additional Lender, (iii) the Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans and (iv) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer thereof:

(A)              certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and

(B)              to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e)                The Lenders hereby irrevocably authorize such amendments to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments increased or extended pursuant to this Section 2.22 and authorize the Administrative Agent and the Borrower to enter into such technical amendments (and, in the case of any Incremental Revolving Facility, such amendments to implement and provide for revolving credit facilities under this Agreement, including incorporating customary terms, conditions and requirements for revolving credit facilities (including letter of credit and swingline loan mechanics) reasonably satisfactory to the Administrative Agent and the Borrower (including amendments and restatements)) as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22.

(f)                 To the extent the provisions of clause (a)(xiii) above require that Term Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of LIBO Rate Loans of the respective Class of Initial Term Loans or Additional Term Loans, as applicable, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding LIBO Rate Loans of the respective Class and which will end on the last day of such Interest Period).

(g)                 Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition and the Lenders or Additional Lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

(h)                 This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary and shall, to extent applicable, be subject in all respects to Section 1.10.

Section 2.23.          Extensions of Loans and Additional Revolving Commitments.

(a)                Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans or Commitments of any Class or Classes (as determined by the Borrower), in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments with respect to each such Class) and on the same terms to each such Lender, the Borrower is hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Loans) (each, an “Extension”; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted), so long as the following terms are satisfied:

(i)                 no Default under Sections 7.01(a), (f) or (g) or Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Default under Sections 7.01(a), (f) or (g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension;

(ii)               except as to (x) interest rates, fees and final maturity (which shall, subject to clause (iv) below, be determined by the Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of such Extension), the commitment of any Revolving Lender that agrees to an Extension (an “Extended Revolving Credit Commitment” and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Revolving Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended portion of any Additional Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of such relevant Additional Revolving Facility, (2) all swingline loans and letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Revolving Lenders and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such Extended Revolving Credit Commitment after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of any Additional Revolving Facility, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Incremental Revolving Commitments, Extended Revolving Credit Commitments and Replacement Revolving Facilities);

(iii)              except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv)(x), (v) and (vi), be determined by the Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to the relevant Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants and events of default that are applicable to any such Class of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable Class of Extended Term Loans than those originally applicable to the Class of Term Loans subject to the relevant Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the Class of Term Loans subject to the relevant Extension Offer and each other Class of Term Loans hereunder;

(iv)              (x) the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Term Loan Maturity Date at the time of extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Revolving Loan Maturity Date;

(v)                the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;

(vi)              any Extended Term Loans may participate, with respect to mandatory prepayments or repayments (but, for purposes of clarity, not scheduled amortization payments) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) and with respect to voluntary prepayments or repayments on a pro rata basis, a less than pro rata basis or a greater than a pro rata basis in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;

(vii)             if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii)            each Extension shall be in a minimum amount of $5,000,000;

(ix)              any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower;

(x)                all documentation in respect of such Extension shall be consistent with the foregoing; and

(xi)               no Extension of any Additional Revolving Facility shall be effective as to the obligations of any swingline lender to make any swingline loans or any letter of credit issuer with respect to letters of credit without the consent of such swingline lender or such letter of credit issuer (such consents not to be unreasonably withheld or delayed).

(b)                With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to such Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans or commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any Class of Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.

(c)                 No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof), and (B) with respect to any Extension of any Additional Revolving Facility, the consent of each applicable letter of credit issuer to the extent the commitment to provide letters of credit is to be extended. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.

(d)                 In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

On the dates and to the extent required pursuant to Section 4.01, each of (i) in the case of Holdings, solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17, and (ii) the Borrower hereby represent and warrant to the Lenders that:

Section 3.01.          Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a)(i) with respect to the Borrower and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02.          Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03.          Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the ABL Credit Agreement, (ii) the Second Lien Credit Agreement or (iii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.

Section 3.04.            Financial Condition; No Material Adverse Effect.

(a)                The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entities and organizational structure prior to giving effect to the Transactions.

(b)                Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05.            Properties.

(a)                 As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(b)                The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c)                The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrower and its Restricted Subsidiaries as presently conducted without, to the knowledge of the Borrower, any infringement, dilution, or misappropriation or other violation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06.           Litigation and Environmental Matters.

(a)                There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Loan Parties or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability and knows of no basis for such Environmental Claim or Environmental Liability, and (ii) no Loan Party nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c)                Neither any Loan Party nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any currently or formerly operated real estate or facility and no Hazardous Materials are otherwise present at any currently owned or operated real estate or facility, in either case, in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07.          Compliance with Laws. Each of Holdings, the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17.

Section 3.08.           Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09.           Taxes. Each of Holdings, the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to file or pay, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.           ERISA.

(a)                 Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b)                 No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11.           Disclosure.

(a)                As of the Closing Date, and with respect to information relating to the Company and its subsidiaries, to the knowledge of the Initial Borrower, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Borrower and its Restricted Subsidiaries and the Transactions and that was prepared by or on behalf of Holdings or its subsidiaries or their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b)                The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12.          Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of Indebtedness and obligations on the Closing Date in connection with this Agreement, the Second Lien Credit Agreement and the ABL Credit Agreement, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Section 3.13.           Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary, and (b) the type of entity of each Loan Party and each subsidiary of Holdings with respect to which a portion of such subsidiary’s equity is pledged by a Loan Party as Collateral.

Section 3.14.           Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01 and any limitations and exceptions set forth in any Loan Document, the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents (including the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement)) and/or any other applicable intercreditor arrangement, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15.           Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or to the extent otherwise disclosed on Schedule 3.15 hereto: (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened by any union or labor organization purporting to act as exclusive bargaining representative and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

Section 3.16.           Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, U or X.

Section 3.17.           Economic and Trade Sanctions and Anti-Corruption Laws.

(a)                (i) None of Holdings, the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is (A) a person on the list of “Specially Designated Nationals and Blocked Persons” or (B) currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department (collectively, “Sanctions”); and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing activities of or with any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions.

(b)                To the extent applicable, each Loan Party is in compliance in all material respects with (i) each of the foreign assets control regulations of the U.S. Treasury Department (31 CFR, Subtitle B, Chapter V), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act and, to its knowledge, other anti-terrorism and anti-money laundering laws, and (iii) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”).

(c)                No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

ARTICLE IV

CONDITIONS

Section 4.01.          Closing Date. The obligations of any Lender to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), subject in all respects to the last paragraph of this Section 4.01:

(a)                Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from the Borrower, Holdings and each other Loan Party party thereto on the Closing Date: (i) a counterpart signed by each such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart and, in the case of any Subsidiary Guarantors, may be delivered in escrow pending the consummation of the Acquisition) of (A) this Agreement, (B) the Security Agreement, (C) any Intellectual Property Security Agreement, (D) the Loan Guaranty, (E) the Intercreditor Agreements, and (F) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request pursuant to Section 2.03.

(b)                 Legal Opinions. The Administrative Agent (or its counsel) shall have received a favorable customary written opinion of (i) Ropes & Gray LLP, in its capacity as special counsel for Holdings and (ii) Lowenstein Sandler LLP, as local New Jersey counsel for the Loan Parties organized under the laws of New Jersey, in each case, dated the Closing Date, addressed to the Administrative Agent and the Lenders.

(c)                 Financial Statements and Pro Forma Financial Statements. The Administrative Agent shall have received (i) (A) the audited consolidated balance sheets of Company and its subsidiaries and the related audited consolidated statements of income and retained earnings, shareholders’ equity and cash flows as of, and for each of the fiscal years ended, December 31, 2014, December 31, 2015 and December 31, 2016 and (B) the unaudited consolidated quarterly balance sheets of the Company and its subsidiaries and the related unaudited consolidated statements of income and retained earnings of the Company for each Fiscal Quarter ended at least 60 days prior to the Closing Date and (ii) the unaudited pro forma consolidated balance sheet as of and for the most recently ended fiscal period pursuant to clause (i)(A) or (i)(B) above, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting.

(d)                Closing Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization, to the extent available.

(e)                Representations and Warranties. The (i) Specified Merger Agreement Representations shall be true and correct solely to the extent required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that (A) in the case of any Specified Representation which expressly relates to a specific date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Closing Date Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto).

(f)                 Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.

(g)                 Equity Contribution. Prior to or substantially concurrently with the initial funding of the Loans hereunder, the Borrower shall have received the Equity Contribution (to the extent not otherwise applied to the Transactions).

(h)                 Solvency. The Administrative Agent (or its counsel) shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit K from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower certifying as to the matters set forth therein.

(i)                  Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(j)                 Pledged Stock; Stock Powers; Pledged Notes. Subject to the terms of the Intercreditor Agreements, the Administrative Agent (or its counsel) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(k)                Filings Registrations and Recordings. Each document (including any UCC (or similar) financing statement) required by any Collateral Document or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right of security to any other Person (subject to the terms of the Intercreditor Agreements and other than with respect to Permitted Liens), shall have been received by the Administrative Agent and be in proper form for filing, registration or recordation.

(l)                  Transactions. Substantially concurrently with the initial funding of the Loans hereunder, the Acquisition shall be consummated in accordance with the terms of the Merger Agreement, but without giving effect to any amendments, waivers or consents by Holdings or the Borrower that are materially adverse to the interests of the Initial Committed Lenders on the Closing Date without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.

(m)                Closing Date Material Adverse Effect. Since April 1, 2017, there shall not have been any Closing Date Material Adverse Effect.

(n)                 USA PATRIOT Act. No later than three (3) Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information required pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act with respect to any Loan Party to the extent reasonably requested by any Initial Committed Lender in writing at least ten (10) Business Days in advance of the Closing Date.

(o)                 Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as of the Closing Date to the matters set forth in Section 4.01(e) and Section 4.01(m).

(p)                 Refinancing. Prior to or substantially concurrently with the initial funding of the Loans hereunder, all Indebtedness for borrowed money of the Company and its subsidiaries under that certain Second Amended and Restated Credit Agreement, dated as of November 9, 2012, among the Company, certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, will be repaid, redeemed, defeased, discharged, refinanced or terminated, and all related commitments, guaranties and security interests will be terminated and released or arrangements therefor to the reasonable satisfaction of the Administrative Agent shall have been made (the actions described in this Section 4.01(p), the “Refinancing”).

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent the Lien on any Collateral (including the granting or perfection of any security interest) or Guarantee is not or cannot be provided on the Closing Date (other than (i) a pledge of the Capital Stock of the Borrower to the extent such pledge may be perfected on the Closing Date by the delivery of a stock or equivalent certificate representing such Capital Stock (together with a stock power or similar instrument endorsed in blank for the relevant certificate), (ii) the granting of liens in the Collateral owned by  Holdings, the Borrower and each Subsidiary Guarantor pursuant to a New York law security agreement (and the perfection thereof solely to the extent such liens may be perfected by the filing of a UCC-1 financing statement), (iii) a pledge of the Capital Stock of each Subsidiary Guarantor to the extent such pledge may be perfected on the Closing Date by the delivery of a stock or equivalent certificate representing such Capital Stock (together with a stock power or similar instrument endorsed in blank for the relevant certificate), but solely to the extent such stock or equivalent certificates have been delivered to the Initial Borrower prior to or substantially concurrently with the consummation of the Transactions on the Closing Date after use of commercially reasonable efforts by the Initial Borrower to procure delivery thereof without undue burden or expense, and (iv) the Guarantee by Holdings and each Subsidiary Guarantor that is a material Domestic Subsidiary), then the provision (and/or perfection) of such Collateral and/or Guarantee shall not constitute a condition precedent to the availability or initial funding of the Credit Facilities on the Closing Date but may instead be provided (and/or perfected) within ninety (90) days after the Closing Date or such later date as the Administrative Agent may reasonably agree. For the avoidance of doubt, no Guarantees or Collateral by or of any Foreign Subsidiaries that are Loan Parties shall be required to be delivered, granted opt perfected on the Closing Date.

ARTICLE V

AFFIRMATIVE COVENANTS

From the Closing Date until the Termination Date, (i) in the case of Holdings, solely with respect to Sections 5.01, 5.02, 5.03, 5.08, and 5.12, and (ii) the Borrower hereby covenant and agree with the Lenders that:

Section 5.01.           Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a)                 Quarterly Financial Statements. Within 45 days (or 60 days in the case of the Fiscal Quarters ending on or around June 30, 2017, September 30, 2017, March 31, 2018 and June 30, 2018) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2017, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth (commencing with the Fiscal Quarter ending on or around March 31, 2019), in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto and, at the option of the Borrower, either (i) a Narrative Report with respect thereto or (ii) a conference call with the Lenders, hosted by the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Borrower and the Administrative Agent for the applicable Fiscal Quarter (it being agreed that at least one such conference call with the Lenders shall be held in each calendar year, commencing with 2018);

(b)                 Annual Financial Statements. Within 120 days after the end of the first Fiscal Year following the Closing Date and within 90 days after the end of each Fiscal Year thereafter, (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth (commencing with the Fiscal Year ending on or around December 31, 2018), in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year (which, for comparison against the figures for the Fiscal Year ending on or around December 31, 2017, may be based on figures derived from a combined or other pro forma presentation of any predecessor and successor periods as reasonably determined by the Borrower) and (ii) with respect to such consolidated financial statements, (A) a report thereon from the Company’s certified public accountant commencing with the Fiscal Year ending on or around December 31, 2017, or any nationally recognized independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” (other than resulting from the impending maturity of any Indebtedness or any actual or prospective breach of any financial covenant) and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (B) at the option of the Borrower, either (i) a Narrative Report with respect to such Fiscal Year, or (ii) a conference call with the Lenders, hosted by the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Borrower and the Administrative Agent for the applicable Fiscal Year (it being agreed that at least one such conference call with the Lenders shall be held in each calendar year, commencing with 2018);

(c)                Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same) and (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year ending December 31, 2018, (ii) (A) a summary of pro forma or consolidating adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list, and (iii) a Perfection Certificate Supplement;

(d)                [Reserved];

(e)                Notice of Default. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Borrower obtaining knowledge of (i) the occurrence of any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect;

(f)                 Notice of Litigation. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g)                ERISA. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h)                 Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending December 31, 2017, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of the Borrower’s financial position and forecasted consolidated statements of income and cash flows of the Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which the financial plan is based;

(i)                  Information Regarding Collateral. Prompt (and in any event, within 30 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number (if any), in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j)                  Environmental Matters. Prompt (and in any event within five (5) Business Days after any Responsible Officer of the Borrower obtaining knowledge thereof) written notice of any Release or other Hazardous Material Activity that would reasonably be expected to have a Material Adverse Effect;

(k)                 Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities;

(l)                  [Reserved]; and

(m)               Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries; provided, however, that none of Holdings, the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower and/or any of their respective subsidiaries, customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided that, with respect to this clause (iv), the Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Borrower on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Borrower shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents on the website of the Borrower (or its applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of Holdings (or any other Parent Company) or (B) Holdings’ (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Any financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall not be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02.           Existence. Except as otherwise permitted under Section 6.07, Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03.           Payment of Taxes. Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04.           Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05.           Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the lender loss payee thereunder and, to the extent available, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06.           Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that, (x) only the Administrative Agent (or a representative designated by the Administrative Agent) on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) subject to the immediately succeeding proviso, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) subject to the immediately succeeding proviso, only one such time per calendar year shall be at the expense of the Borrower; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided that, with respect to this clause (iv), the Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

Section 5.07.          Maintenance of Books and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08.          Compliance with Laws.

(a)                 Holdings and the Borrower will, and will cause each of their Restricted Subsidiaries to (i) materially comply with the applicable requirements of Sanctions and the FCPA and (ii) comply with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, the USA PATRIOT Act and, to its knowledge, anti-money laundering and anti-terrorism laws), except, in the case of clause (ii), to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)                 The Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person, (i) for the purpose of financing the activities of any Person or in any country or territory that, at the time of such financing, is the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions; or (ii) in a manner that violates any applicable requirements under the FCPA.

Section 5.09.           Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and environmental permits (including any investigation, notification, cleanup, removal or remedial obligations with respect to or arising out of any Hazardous Materials Activity), (b) obtain and renew all environmental permits required to conduct its operations or in connection with its properties and (c) respond timely to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge or duly contest any obligations it may have to any Person thereunder.

Section 5.10.           Designation of Subsidiaries. The board of directors (or equivalent governing body) of the Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or redesignation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) in the case of designating a Restricted Subsidiary to be an Unrestricted Subsidiary or redesignating an Unrestricted Subsidiary to be a Restricted Subsidiary, the applicable Investment is permitted under one or more clauses in Section 6.06 (as selected by the Borrower in its sole discretion), (iii) on a Pro Forma Basis, the Total Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 6.75:1.00, (iv) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the Second Lien Credit Agreement unless also being designated as an Unrestricted Subsidiary thereunder, and (v) as of the date of the designation or redesignation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or hold any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries (unless the Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or Liens in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such redesignation, less (b) the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such redesignation. As of the Closing Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries.

Section 5.11.          Use of Proceeds. The Borrower shall use the proceeds of the Initial Term Loans solely to finance a portion of the Transactions (including working capital and/or purchase price adjustments and the payment of Transaction Costs). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate Regulation T, U or X.

Section 5.12.          Covenant to Guarantee Obligations and Give Security. Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, on or before the date that is 60 days after the end of such Fiscal Quarter in which such transaction or designation occurred (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties.

Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time or any period in this Agreement or in any other Loan Document (at any time, including, in each case, after the expiration of any relevant time or period, which will be retroactive) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it reasonably determines, in consultation with the Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth therein and in the Collateral Documents, (iii) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, (iv) no Loan Party will be required to take any action that is limited or restricted by the Collateral and Guarantee Requirement and any other Loan Document, (v) in no event will the Collateral include any Excluded Assets, (vi) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the Closing Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law or (2) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the Closing Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable law notwithstanding the relevant prohibition, violation or termination right; and (vii) any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12 above may, with the consent of the Administrative Agent, include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document.

Section 5.13.          [Reserved].

Section 5.14.          Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a)                Holdings and the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b)                Holdings and the Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

ARTICLE VI

NEGATIVE COVENANTS

From the Closing Date until the Termination Date, (i) in the case of Holdings, solely with respect to Sections 6.04(b) and 6.14 and (ii) the Borrower covenant and agree with the Lenders that:

Section 6.01.          Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)                the Secured Obligations (including any Loans and/or Commitments);

(b)                Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall be permitted as an Investment by Section 6.06; provided further that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party;

(c)                [reserved];

(d)                (i) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock; and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e)                Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items and (iii) in respect of commercial and trade letters of credit;

(f)                 Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;

(g)                (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h)                Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any Person that is not a Loan Party, the related Investment is permitted under Section 6.06;

(i)                 Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j)                 Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount of such Indebtedness not to exceed the greater of $75,000,000 and 45.0% of Consolidated Adjusted EBITDA, provided that the outstanding principal amount of Indebtedness incurred by Canadian Restricted Subsidiaries shall not exceed the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA;

(k)                Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l)                 Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)              Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets in an aggregate outstanding principal amount not to exceed the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA;

(n)                Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed, in each case, in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default exists or would result after giving pro forma effect to such acquisition and (iii) the Total Leverage Ratio does not exceed 6.75:1.00, calculated on a Pro Forma Basis;

(o)                Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p)                the Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (x), (y), (z), (aa) and (jj) and this clause (p) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect of existing Refinancing Indebtedness under this clause (p); provided, that:

(i)                 the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus commitment, underwriting, arrangement and similar fees, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01 (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02);

(ii)               (x) other than in the case of Refinancing Indebtedness with respect to clauses (a), (i), (m), (n) and (z) of this Section 6.01 (and other than customary bridge loans with a maturity date of not longer than one year which are converted into, exchanged for, extended to or otherwise refinanced with Indebtedness subject to the requirements of this clause (ii)), (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced and (y) in the case of Refinancing Indebtedness incurred with respect to Indebtedness permitted under clause (a) of this Section 6.01, such Indebtedness shall satisfy the requirements of Section 9.02(c)(i)(B) or Section 9.02(c)(ii)(B), as applicable;

(iii)             in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m) and (u) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause and after the incurrence thereof, shall constitute amounts outstanding under such clause;

(iv)              except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Refinancing Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations and subject to an Acceptable Intercreditor Agreement), except to the extent the refinancing, refunding or replacement thereof constitutes a Restricted Debt Payment permitted under Section 6.04(b) (other than Section 6.04(b)(i)) or does not constitute a Restricted Debt Payment;

(v)                no Event of Default exists or would result therefrom;

(vi)              in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder and shall be subject to an Acceptable Intercreditor Agreement, or is unsecured, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party and (D) such Indebtedness shall satisfy the requirements of Section 9.02(c)(i)(I) or Section 9.02(c)(ii)(I), as applicable; and

(vii)            any such Refinancing Indebtedness that is pari passu with the First Priority Secured Obligations hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the First Priority Secured Obligations may participate, with respect to voluntary prepayments on a pro rata basis, a less than pro rata basis or greater than pro rata basis, and with respect to mandatory prepayments, on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis), in each case, in respect of the Initial Term Loans (and any other Term Loans then subject to ratable repayment requirements), in each case as the Borrower and the relevant lender may agree;

(q)                Indebtedness incurred to finance, or assumed in connection with, any acquisition permitted hereunder after the Closing Date; provided, that (i) before and after giving effect to such acquisition on a Pro Forma Basis, no Event of Default exists or would result therefrom, (ii) after giving effect to such acquisition on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the First Priority Secured Obligations and pari passu in right of payment with the Obligations, (1) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, (2) the First Lien Leverage Ratio does not exceed the greater of 5.00:1.00 and the First Lien Leverage Ratio as of the last day of the most recently ended Test Period, and (3) any such Indebtedness consisting of syndicated first lien term loans (other than “bridge loans”) shall be subject to clause (v) of the proviso to Section 2.22(a) (including with respect to exceptions thereunder), (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the First Priority Secured Obligations, (1) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, and (2) the Secured Leverage Ratio would not exceed the greater of 6.75:1.00 and the Secured Leverage Ratio as of the last day of the most recently ended Test Period, and (C) if such Indebtedness is not secured by a Lien on the Collateral (including all Indebtedness of any Non-Guarantor Subsidiary), either (1) the Total Leverage Ratio does not exceed the greater of 6.75:1.00 and the Total Leverage Ratio as of the last day of the most recently ended Test Period or (2) the Net Interest Coverage Ratio is not less than 1.75:1.00, (iii) such Indebtedness does not mature prior to the date which is 91 days after the Latest Maturity Date as of the date of incurrence thereof, (iv) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed the sum of (x) the greater of $75,000,000 and 45.0% of Consolidated Adjusted EBITDA and (y) any other Indebtedness permitted to be incurred by such Restricted Subsidiaries that are not Loan Parties under this Section 6.01, (v) no such Indebtedness that is secured by a Lien on the Collateral shall be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral and (vi) the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayment thereof);

(r)                 Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Borrower (“Contribution Indebtedness”) from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its Capital Stock, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than “Cure Amounts” under (and as defined in) the ABL Credit Agreement;

(s)                 Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)                 [reserved];

(u)                Indebtedness of the Borrower and/or any Subsidiary Guarantor in an aggregate outstanding principal amount not to exceed the sum of (i) the greater of $75,000,000 and 45.0% of Consolidated Adjusted EBITDA and (ii) any amounts reallocated to this Section 6.01(u) from Section 6.04(a)(xi);

(v)                [reserved];

(w)              Indebtedness of the Borrower and/or any Restricted Subsidiary so long as, no Event of Default exists or would result therefrom and on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (i) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the First Priority Secured Obligations and pari passu in right of payment with the Obligations, (A) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, (B) the First Lien Leverage Ratio would not exceed 5.00:1.00 and (C) any such Indebtedness consisting of syndicated first lien term loans (other than “bridge loans”) shall be subject to clause (v) of the proviso to Section 2.22(a) (including with respect to exceptions thereunder), (ii) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the First Priority Secured Obligations, (A) such Indebtedness shall be subject to an Acceptable Intercreditor Agreement, and (B) the Secured Leverage Ratio would not exceed 6.75:1.00, and (iii) if such Indebtedness is not secured by the Collateral (including all Indebtedness of any Non-Guarantor Subsidiary), either (A) the Total Leverage Ratio would not exceed 6.75:1.00 or (B) the pro forma Net Interest Coverage Ratio would not be less than 2.00:1.00; provided, that (1) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed the sum of (x) the greater of $75,000,000 and 45.0% of Consolidated Adjusted EBITDA, at any time outstanding and (y) any other Indebtedness permitted to be incurred by such Restricted Subsidiaries that are not Loan Parties under this Section 6.01, (2) no such Indebtedness that is secured by a Lien on the Collateral shall be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, (3) such Indebtedness does not mature prior to the date which is 91 days after the Latest Maturity Date as of the date of incurrence thereof and (4) the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayment thereof);

(x)                Indebtedness of the Borrower under the Second Lien Facility (including any “Incremental Loans” and “Refinancing Indebtedness” (each as defined in the Second Lien Credit Agreement)) and any Indebtedness constituting “Incremental Equivalent Debt” (as defined in the Second Lien Credit Agreement or any equivalent term under the documentation governing the Second Lien Facility) in an aggregate principal amount that does not exceed at any time the sum of (A) $350,000,000 plus (B) the aggregate outstanding principal amount of “Incremental Loans” and “Incremental Equivalent Debt” (each as defined in the Second Lien Credit Agreement or any equivalent term under the documentation governing the Second Lien Facility) permitted under the Second Lien Credit Agreement as in effect on the Closing Date (as amended, restated, modified, replaced or substituted after the Closing Date to conform to any amendment, restatement, modification, replacement or substitution of this Agreement relating to the Incremental Cap);

(y)                Indebtedness of the Borrower under the ABL Facility in an aggregate principal amount that does not exceed at any time the sum of (A) $250,000,000 plus (B) the aggregate outstanding principal amount of “Incremental Loans” (as defined in the ABL Credit Agreement) permitted under the ABL Credit Agreement as in effect on the Closing Date;

(z)                Indebtedness of the Borrower and/or any Restricted Subsidiary comprised of Capital Lease obligations or rental payments in respect of any property Disposed of pursuant to any Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(aa)             Indebtedness (and/or commitments in respect thereof) issued or incurred by the Borrower or any Guarantors in lieu of any Incremental Facility (such Indebtedness, “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Facilities shall not exceed the Incremental Cap to the extent constituting a utilization thereof as provided pursuant to Section 2.22, (ii) any Incremental Equivalent Debt incurred in the form of syndicated term loans secured by a Lien on the Collateral on a senior basis pari passu with the First Priority Secured Obligations and pari passu in right of payment with the Obligations shall be subject to clause (v) of the proviso to Section 2.22(a), and (iii) Incremental Equivalent Debt shall be subject to clauses (vi), (vii), (viii), (ix) and (x) (except, in the case of clause (x), as otherwise agreed by the Persons providing such Incremental Equivalent Debt) of the proviso to Section 2.22(a);

(bb)            Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(cc)             Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(dd)            Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing lender under the ABL Facility to support any defaulting lender’s participation in letters of credit made under the ABL Facility;

(ee)             Indebtedness of the Borrower and/or any Restricted Subsidiary supported by any letter of credit otherwise permitted to be incurred hereunder;

(ff)               unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default to exist under Section 7.01(i);

(gg)            without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder;

(hh)            to the extent constituting Indebtedness, obligations under the Merger Agreement;

(ii)               customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(jj)               Indebtedness of the Borrower and/or any Restricted Subsidiary relating to any factoring or similar arrangements entered into in the ordinary course of business.

Section 6.02.          Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)                Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b)                Liens for Taxes which are (i) for amounts not yet overdue by more than 30 days or (ii) which are not required to be paid pursuant to Section 5.03;

(c)                statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts;

(d)                Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)                Liens consisting of easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor defects or irregularities affecting any Real Estate Assets, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f)                 Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate not prohibited hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)                Liens (i) solely on any Cash earnest money deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder or (ii) consisting of an agreement to Dispose or any property in a Disposition permitted under Section 6.07;

(h)                purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i)                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)                 Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k)                Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p), subject, to the extent required thereby, to an Acceptable Intercreditor Agreement; provided that no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (unless (except in the case of Sections 6.01(a), (x), (y), (z) and (aa) which shall be limited to the Collateral and in the case of Section 6.01(y), ABL Canadian Collateral and other current assets of Canadian Restricted Subsidiaries), such Lien is a Permitted Lien, except as otherwise provided in Section 6.01(p));

(l)                 Liens existing on the Closing Date securing obligations not exceeding $2,500,000 in the aggregate and Liens described on Schedule 6.02 and, in each case, together with any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m)              Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08 and securing Indebtedness permitted pursuant to Section 6.01(z);

(n)                Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)                (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions, replacements or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to clause (ii)(A) or (ii)(B) of the proviso in Section 6.01(q) subject, to the extent required thereby, to an Acceptable Intercreditor Agreement;

(p)                (i) Liens that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (vii) Liens of the type described in the foregoing clauses (i), (ii), (iii), (iv) and (v) securing obligations under Sections 6.01(f) and/or 6.01(s);

(q)                Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons but excluding any Capital Stock that is required to be pledged as Collateral) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r)                 Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;

(s)                 Liens securing Indebtedness (and related obligations) incurred pursuant to Section 6.01(y); provided that such Liens are subject to an ABL Intercreditor Agreement if secured on a Split Collateral Basis or an Acceptable Intercreditor Agreement of the type described in clause (a) of the definition thereof if secured by the Collateral on a senior pari passu basis with the First Priority Secured Obligations;

(t)                 Liens securing (i) Indebtedness (and related obligations) incurred pursuant to Section 6.01(x); provided that such Liens are junior to the Lien securing the Initial Term Loans pursuant to an Acceptable Intercreditor Agreement and (ii) Indebtedness (and related obligations) incurred pursuant to Section 6.01(aa), subject, if applicable, to an Acceptable Intercreditor Agreement;

(u)                Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the sum of (i) the greater of $75,000,000 and 45.0% of Consolidated Adjusted EBITDA and (ii) to the extent any amounts are reallocated from Section 6.04(a)(xi) to Section 6.01(u), an amount equal to such reallocated amount, subject, to the extent applicable, to an Acceptable Intercreditor Agreement;

(v)                Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h);

(w)              leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x)                Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y)                Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (bb) and (dd);

(z)                Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);

(aa)             Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb)            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)             Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)            Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f);

(ee)             (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff)               Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg)            Liens evidenced by the filing of UCC financing statements relating to any factoring or similar arrangements entered into in the ordinary course of business;

(hh)            Liens securing Indebtedness incurred in reliance on Section 6.01(w), so long as the condition described in clause (i) or clause (ii), as applicable, of Section 6.01(w) has been satisfied and subject, to the extent required thereby, to an Acceptable Intercreditor Agreement; and

(ii)               Liens on assets of Restricted Subsidiaries that are not Loan Parties securing commercial and trade letters of credit permitted under Section 6.01(e)(iii).

Section 6.03.          No Further Negative Pledges. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any Collateral, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:

(a)                specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b)                restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;

(c)                restrictions contained in any ABL Facility, any Second Lien Facility and the documentation governing Indebtedness permitted by clauses (j), (m), (p), (q), (u), (w), (x), (y) and/or (aa) of Section 6.01, in each case, to the extent such restriction does not restrict the Secured Obligations from being secured by assets that constitute Collateral;

(d)                restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(e)                Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(f)                 provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(g)                any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(h)                restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;

(i)                 restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(j)                 restrictions set forth in documents which exist on the Closing Date;

(k)                restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;

(l)                 restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party;

(m)              restrictions on any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n)                restrictions set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and

(o)                restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.04.          Restricted Payments; Certain Payments of Indebtedness.

(a)                The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i)                 the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A)              to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and its subsidiaries);

(B)              to pay scheduled and overdue interest and payments as part of an AHYDO catch-up payment, in each case, in respect of any Indebtedness of any Parent Company to the extent the Net Proceeds thereof were contributed to the Borrower;

(C)              to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(D)              for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(E)               pay (x) fees and expenses related to debt or equity offerings by any Parent Company, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) and (y) Public Company Costs;

(F)               to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and

(G)              to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii)               the Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary:

(A)              in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii) below, does not exceed in any Fiscal Year the greater of $20,000,000 and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(B)              with the proceeds of any sale or issuance of the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary);

(C)              with the net proceeds of any key-man life insurance policies; or

(D)              with Cash and Cash Equivalents in an amount not to exceed in any Fiscal Year, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), the greater of $20,000,000 and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(iii)             the Borrower may make Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii);

(iv)              the Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v)                the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi)              for any taxable period (or portion thereof) that a Parent Company is treated as a corporation for U.S. federal income tax purposes and for which Borrower and/or any of its subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state, local or foreign income Tax purposes for which such Parent Company is the common parent, the Borrower may make Restricted Payments to such Parent Company to pay the portion of any U.S. federal, state, local or foreign income Taxes (as applicable) of such Parent Company for such taxable period that are attributable to the income of the Borrower and/or its applicable subsidiaries; provided that the aggregate amount of such distributions shall not exceed the aggregate Taxes the Borrower and/or its subsidiaries, as applicable, would be required to pay in respect of such U.S. federal, state, local and foreign Taxes on a stand-alone basis for such taxable period; provided further that the amount of such distributions with respect to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary for such purpose;

(vii)            the Borrower may make Restricted Payments to consummate the Transactions on the Closing Date and to the extent not paid on the Closing Date, thereafter to pay working capital and purchase price adjustments and other payment obligations under the Merger Agreement and Transaction Costs;

(viii)          so long as no Event of Default exists at the time of declaration of such Restricted Payment, following the consummation of the first Qualifying IPO, the Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount of 6% per annum of the net Cash proceeds received by or contributed to the Borrower from any Qualifying IPO;

(ix)              the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(x)                to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(xi)              the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of $40,000,000 and 25.0% of Consolidated Adjusted EBITDA minus the sum of (i) any amounts under this Section 6.04(a)(xi) reallocated to make Restricted Debt Payments pursuant to Section 6.04(b)(iv)(B), (ii) any amounts under this Section 6.04(a)(xi) reallocated to make Investments pursuant to Section 6.06(q), and (iii) any amounts under this Section 6.04(a)(xi) reallocated to incur Indebtedness pursuant to Section 6.01(u);

(xii)            the Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;

(xiii)          the Borrower may make Restricted Payments so long as (A) no Event of Default exists or would result therefrom and (B) the Total Leverage Ratio, calculated on a Pro Forma Basis at the time of declaration thereof, would not exceed 5.25:1.00;

(xiv)          the Borrower may make Restricted Payments to enable any Parent Company to make Restricted Payments solely in the Qualified Capital Stock of such Parent Company; and

(xv)            the Borrower may make Restricted Payments to pay amounts permitted under Section 6.09(f) and (g).

(b)           Holdings and the Borrower shall not, nor shall they permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of or interest on (x) any Junior Lien Indebtedness or (y) any Subordinated Indebtedness, in each cases of clauses (x) and (y), with an individual outstanding principal amount in excess of the Threshold Amount (such Indebtedness under clauses (x) and (y), in each case, with an individual outstanding principal amount in excess of the Threshold Amount, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:

(i)                 any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 (except to the extent subject to clause (iv)(C) of the proviso to Section 6.01(p);

(ii)               payments as part of an AHYDO catch-up payment;

(iii)             payments of regularly scheduled interest as and when due in respect of any Restricted Debt, except for any payments with respect to any such Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(iv)              so long as, at the time of delivery of irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed (i) the sum of (A) the greater of $40,000,000 and 25.0% of Consolidated Adjusted EBITDA and (B) any amounts reallocated to this Section 6.04(b)(iv) from Section 6.04(a)(xi) and Section 6.06(q), minus (ii) any amounts reallocated from Section 6.04(b)(iv)(A) to make Investments pursuant to Section 6.06(q);

(v)                (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi)              Restricted Debt Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi);

(vii)            Restricted Debt Payments; provided that the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 5.75:1.00; and

(viii)          mandatory prepayments of Restricted Debt (and related payments of interest) made with Declined Proceeds (it being understood that any Declined Proceeds applied to make Restricted Debt Payments in reliance on this Section 6.04(b)(viii) shall not increase the amount available under clause (a)(viii) of the definition of “Available Amount” to the extent so applied).

Section 6.05.          Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, the Second Lien Credit Agreement, any document with respect to any “Incremental Equivalent Debt” (as defined herein and in the Second Lien Credit Agreement or any equivalent term under any Second Lien Facility) and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Borrower to pay dividends or other distributions to the Borrower or any Subsidiary Guarantor or (ii) any Restricted Subsidiary to make cash loans or advances to the Borrower or any Subsidiary Guarantor, except:

(a)                in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p), (q), (u), (w), (x), (y) and/or (aa) of Section 6.01;

(b)                by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c)                that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d)                assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(e)                in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f)                 in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g)                imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;

(h)                on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i)                 set forth in documents which exist on the Closing Date and not created in contemplation thereof;

(j)                 those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);

(k)                those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(l)                 those arising in any Loan Document and/or any Loan Document (as defined in the Second Lien Credit Agreement), any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;

(m)              any Indebtedness permitted under Section 6.01; provided that no such restrictions are, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in any Indebtedness existing on the Closing Date (including under this Agreement and the Second Lien Credit Agreement); and/or

(n)                those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06.          Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a)                Cash or Investments that were Cash Equivalents at the time made;

(b)                (i) Investments existing on the Closing Date in any subsidiary, (ii) Investments made after the Closing Date among the Borrower and/or one or more Restricted Subsidiaries that are Loan Parties (other than Holdings), (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the sum of (A) the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA and (B) any amounts reallocated to this Section 6.06(b) from Section 6.06(d), (iv) Investments made by Holdings, the Borrower and/or any Restricted Subsidiary in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party, and (v) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party (other than Holdings) or any other Restricted Subsidiary of the Borrower;

(c)                Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d)                Investments in Unrestricted Subsidiaries or in joint ventures (including in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make an Investment in joint ventures, including to create, form and/or acquire any joint venture) in an aggregate outstanding amount not to exceed (i) the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA minus (ii) any amounts reallocated from this Section 6.06(d) to Section 6.06(b)(iii);

(e)                (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions (subject to any applicable limitations in clause (b) of the first proviso in the definition of “Permitted Acquisition”;

(f)                 Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(g)                Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h)                loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower and its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;

(i)                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)                 Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(x)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g)) and affiliate transactions permitted by Section 6.09 (other than Section 6.09(d));

(k)                Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)                 Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)              loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;

(n)                Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o)                (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p)                Investments made in connection with the Transactions;

(q)                Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed at any time outstanding an amount equal to (i) the sum of (A) the greater of $75,000,000 and 45.0% of Consolidated Adjusted EBITDA, (B) any amounts reallocated to this Section 6.06(q) from Section 6.04(a)(xi) or Section 6.04(b)(iv), and (C) with respect to any Person that becomes a Restricted Subsidiary of the Borrower if the Borrower or any of its Restricted Subsidiaries made an Investment in such Person after the Closing Date prior to such Person becoming a Restricted Subsidiary, the Fair Market Value of such Investments as of the date on which such Person becomes a Restricted Subsidiary, minus (ii) any amounts reallocated from this this Section 6.06(q) to make Restricted Debt Payments pursuant to Section 6.04(b)(iv);

(r)                 Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an amount not to exceed the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r);

(s)                 (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t)                 Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u)                Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (ii) of Section 6.06(e));

(v)                Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(w)              Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x)                [Reserved];

(y)                Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Closing Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increased the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(z)                unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(aa)             Investments in the Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb)            Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio does not exceed 6.25:1.00;

(cc)             Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and

(dd)            Investments in similar businesses in an aggregate outstanding principal amount not to exceed the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA.

Section 6.07.          Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets in a single transaction or in a series of related transactions, except:

(a)               any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and concurrently with the consummation of such merger, consolidation or amalgamation, 100% of the Capital Stock of the Successor Borrower shall be pledged to the Administrative Agent for the benefit of the Secured Parties and (z)(1) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents and (2) upon its reasonable request, the Administrative Agent shall have received customary legal opinions; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b)                Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for Fair Market Value with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c)                (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d)                (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e)                Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (B) otherwise economically impracticable to maintain;

(f)                 Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)                Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and Sale and Lease-back Transactions permitted by Section 6.08;

(h)                Dispositions for Fair Market Value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $65,000,000 and 40.0% of Consolidated Adjusted EBITDA, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided, that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.08(B)(1)(z) that is at that time outstanding, not in excess of the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA, in each case, shall be deemed to be Cash; provided, further, that (x) on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(i)                 to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)                 Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k)                Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) and any factoring or similar arrangement or in connection with the collection or compromise of any of the foregoing;

(l)                 Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

(m)              (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)                Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o)                Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p)                Dispositions in connection with the Transactions;

(q)                Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder; provided that (i) the Net Proceeds received in connection with any such Disposition shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r)                 exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that (i) upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii);

(s)                 Dispositions set forth on Schedule 6.07(s);

(t)                 (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u)                terminations or unwinds of Derivative Transactions;

(v)                Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w)               Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;

(x)                Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirement of Law;

(y)                any merger, amalgamation, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z)                any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and

(aa)             Dispositions involving assets having a Fair Market Value in the aggregate since the Closing Date of not more than the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8.

Section 6.08.          Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as (i) the Net Proceeds of such Disposition are applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and the documentation governing any other Credit Facilities and/or (ii) such Sale and Lease-Back Transaction is (A) permitted by Section 6.01(m) and the documentation governing any other Credit Facilities and/or (B) (1) made in exchange for not less than 75% cash consideration (provided that for purposes of the foregoing 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Sale and Lease-Back Transaction, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Sale and Lease-Back Transaction and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(z) that is at that time outstanding, not in excess of the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA), (2) the Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate Fair Market Value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

Section 6.09.          Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $10,000,000 with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)                any transaction between or among the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent not prohibited by this Agreement;

(b)                any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Restricted Subsidiary;

(c)                (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d)                (i) transactions permitted by Sections 6.01(b), (d), (h), (o), (cc), (dd), (ff) and (hh), 6.02 (to the extent securing Indebtedness under any of preceding clauses of Section 6.01), 6.04, 6.06 and 6.07(a), (g), (j) and (y) and (ii) issuances of Capital Stock and Indebtedness not restricted by this Agreement;

(e)                transactions in existence on the Closing Date or pursuant to any agreements or arrangements in effect on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f)                 (i) the payment of management, monitoring, consulting, advisory, Transaction and similar fees to any Investor pursuant to any management agreement entered into by the Borrower (and/or any Parent Company) on the Closing Date (without giving effect to any amendment materially increasing such fees) and (ii) the payment or reimbursement of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants pursuant to such management agreement or similar agreement, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods; provided that, so long as an Event of Default exists under Section 7.01(a) (solely with respect to principal, interest and fees), (f) or (g) (with respect to the Borrower), the payment of such management, monitoring, consulting, advisory and similar fees in clause (i) may be restricted, in which case, such fees shall continue to accrue and be payable upon the waiver, termination or cure of the relevant Event of Default;

(g)                the Transactions, including the payment of Transaction Costs and payments required under the Merger Agreement (as in effect on the Closing Date);

(h)                customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(i)                 transactions and payments required under the definitive agreement for any acquisition or Investment permitted under this Agreement (to the extent any seller, employee, officer or director of the acquired entities becomes an Affiliate in connection with such transaction);

(j)                 transactions among the Loan Parties to the extent permitted under this Article 6;

(k)                the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its Restricted Subsidiaries;

(l)                 transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m)               the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n)                (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) any intercompany loans made by Holdings to the Borrower or any Restricted Subsidiary; and

(o)                any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10.          Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11.          [Reserved].

Section 6.12.          Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is in the reasonable judgment of the Borrower materially adverse to the interests of the Lenders (in their capacities as such); provided that, (a) for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof, and (b) at the request of the Borrower, the form of any documentation governing any Restricted Debt shall be deemed acceptable to the Lenders if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter.

Section 6.13.          Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31 in each calendar year; provided that, the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14.          Permitted Activities of Holdings. Holdings shall not:

(a)                incur any Indebtedness for borrowed money other than (i) Indebtedness in connection with the Transactions, (ii) Indebtedness of the type permitted under Sections 6.01(a), (o), (x), (y) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof) and (iii) Indebtedness that is not guaranteed by the Borrower or any Restricted Subsidiary that are otherwise permitted hereunder;

(b)                create or suffer to exist any Lien on any property or asset now owned or hereafter acquired other than the Liens securing Indebtedness of the type permitted under Sections 6.01(a), (o), (x), (y) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof), subject, if applicable, to the Intercreditor Agreements (and any other Acceptable Intercreditor Agreement);

(c)                engage in any business activity or own any material assets other than (i) holding the Capital Stock of the Borrower, as applicable, and, indirectly, any other subsidiary of the Borrower, (ii) performing its obligations under the Loan Documents, any Second Lien Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted to be incurred, granted or made, as applicable, by it hereunder; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting any initial public offering of its Capital Stock; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock of, Holdings pending the application thereof and (B) the proceeds of Indebtedness permitted to be incurred by it hereunder; (ix) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiii) making and holding intercompany loans to the Borrower and/or the Restricted Subsidiaries of the Borrower, as applicable; (xiv) making and holding Investments of the type permitted under Section 6.06(h); (xv) making Investments in the Borrower (and other Investment contemplated by Section 6.04(a) and making any Restricted Payment (assuming for such purpose that the definition thereof applies to the Capital Stock of Holdings), and (xvi) activities incidental to any of the foregoing; or

(d)                consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings, (x) the successor Person expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion, (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets (including the Capital Stock of the Borrower) to any other Person so long as (w) no Change of Control results therefrom, (x)(1) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (2) concurrently with the consummation of such transfer, causes 100% of the Capital Stock of the Borrower to be pledged to the Administrative Agent for the benefit of the Secured Parties and (y) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (w) set forth in this clause (B) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement and Holdings shall be released from all obligations under the Loan Documents, and (C) Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of the Loan Guaranty or the pledge of the Capital Stock in the Borrower.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.          Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)                Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b)                Default in Other Agreements. (i) Failure by any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or event of default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case, beyond the grace or cure period, if any, provided therefor, but solely to the extent the effect of such breach or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or mandatorily redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article 7; provided, still further, that notwithstanding the foregoing provisions of this Section 7.01(b), any financial maintenance covenants in any ABL Facility or any other revolving credit facility shall be solely for the benefit of the lenders under such ABL Facility or other revolving credit facility, and any breach or violation of any such financial maintenance covenants (x) may be subject to cure rights and (y) shall not be or constitute a Default or Event of Default with respect to any Term Facility unless and until the lenders under such ABL Facility or other revolving credit facility have declared all amounts outstanding thereunder to be immediately due and payable and terminated all outstanding commitments to provide revolving credit extensions thereunder in accordance with the terms of the documentation governing such ABL Facility or other revolving credit facility and such declaration has not been rescinded; or

(c)                Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (solely as it applies to the preservation of the existence of the Borrower), or Article 6; provided, that notwithstanding the foregoing provisions of this Section 7.01(c), any financial maintenance covenants included in any Incremental Amendments in connection with any Additional Revolving Facilities shall be solely for the benefit of the Lenders under such Additional Revolving Facilities, and any breach or violation of any such financial maintenance covenants (x) may be subject to cure rights and (y) shall not be or constitute a Default or Event of Default with respect to any Term Facility unless and until the Lenders under such Additional Revolving Facilities have declared all amounts outstanding thereunder to be immediately due and payable and terminated all outstanding commitments to provide revolving credit extensions thereunder in accordance with the terms of this Agreement and such declaration has not been rescinded; or

(d)                Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made, it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or

(e)                Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(f)                 Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local law; or (ii) the commencement of an involuntary case against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g)                Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h)                Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party as to which the relevant indemnitor has been notified and not denied coverage, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i)                 Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)                 Change of Control. The occurrence of a Change of Control; or

(k)                Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared, by a court of competent jurisdiction, to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof and other than solely as a result of acts or omissions by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or

(l)                 Subordination. (i) The Liens on the Collateral securing the First Priority Secured Obligations ceasing to have senior “first priority” status with respect to Liens on the Collateral securing any Junior Lien Indebtedness with an aggregate principal amount outstanding in excess of the Threshold Amount pursuant to any applicable Acceptable Intercreditor Agreement, and (ii) with respect to the provisions in any Acceptable Intercreditor Agreement subordinating the Liens on the Collateral securing any Junior Lien Indebtedness with an aggregate principal amount outstanding in excess of the Threshold Amount to the Liens on the Collateral securing the First Priority Secured Obligations, (A) any Loan Party contests in writing the validity or enforceability thereof, (B) any court of competent jurisdiction in a final non-appealable order, determines such subordination provisions to be invalid or unenforceable, or (C) such subordination provisions otherwise cease to be valid, binding and enforceable obligations of the parties to such Acceptable Intercreditor Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate any Additional Commitments, and thereupon such Additional Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clauses (f) or (g) of this Article, any such Commitments and/or Additional Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints Bank of America (or any successor appointed pursuant hereto) as Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of the existence of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

If any Lender acquires knowledge of the existence of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)                consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b)                credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c)                credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)                credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence and continuation of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e)                estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it; provided, however, that any such sub-agent receiving payments from the Loan Parties shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a "U.S. person" pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)). The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving thirty days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Lenders or the Borrower may, upon thirty days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000 and who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a "U.S. person" pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)); provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrower, Section 7.01(f) or (g), no consent of the Borrower shall be required. If no successor shall have been appointed as provided above and accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the 30th day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a "U.S. person" pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent,

(a)       shall release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral (including as a result of being or becoming an Excluded Asset), (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b)       shall subject to Section 9.22, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder), as certified by a Responsible Officer of the Borrower;

(c)       may subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o)(i) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee) and 6.02(ff) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(o)(i), 6.02(q), 6.02(r) and/or 6.02(bb) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d)       shall enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness (including any Acceptable Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement; provided that, for the avoidance of doubt, the Administrative Agent shall not be required to subordinate any Lien pursuant to this clause (d)(ii) other than to the extent contemplated by clause (c) of this paragraph.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that each Acceptable Intercreditor Agreement (including any Additional Agreement) is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreements, (b) hereby agrees that it will be bound by, and will not take any action contrary to the provisions of any Acceptable Intercreditor Agreement (including any Additional Agreement) and (c) hereby authorizes and instructs the Administrative Agent to enter into any Acceptable Intercreditor Agreement (including any Additional Agreement), as applicable, and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any applicable Acceptable Intercreditor Agreement (including any Additional Agreement).

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

ARTICLE IX

MISCELLANEOUS

Section 9.01.        Notices.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)           if to any Loan Party, to such Loan Party in the care of the Borrower at:

620 Division Street

Elizabeth, New Jersey 07207

Attention:    Co-Chairman of the Board

Facsimile:    (908) 351-4492

Email:          rdavis@hayward.com

with copy to (which shall not constitute notice to any Loan Party):

CCMP Capital Advisors, LLC
277 Park Avenue, 37th Floor
New York, NY 10172
Attention:    Richard Jansen, Esq.
Facsimile:    (212) 599-3481
Email:          richard.jansen@ccmpcapital.com

and

c/o MSD Partners, L.P.

645 Fifth Avenue, 21st Floor

New York, New York 10022

Attention: Marcello Liguori

Fax No.: (212) 303-1772

Email: mliguori@msdcapital.com

and

c/o Alberta Investment Management Corporation

First Canadian Place

100 King Street West

Suite 5120, P.O. Box 51

Toronto, Ontario M5X 1B1, Canada

Attention: Jason Peters

and

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3, Canada

Attention: Christina Luison

and

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:     Jay Kim
Telephone:    (212) 497-3626
Facsimile:     (646) 728-1667
Email:           Jay.Kim@ropesgray.com

and

Dechert LLP
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention:      Geraldine Sinatra and Eric Siegel
Facsimile:     (215) 994-2222
Email:           geraldine.sinatra@dechert.com
                     eric.siegel@dechert.com

and

Torys LLP
The Grace Building
1114 Avenue of the Americas
New York, New York 10036
Attention:     Jared Fontaine
Facsimile:     (212) 682-0200
Email:           jfontaine@torys.com

(ii)          if to the Administrative Agent, at:

Administrative Agent’s Office

(for payments, advances, rates and Lender requests):

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-05-46

Charlotte, NC 28255

Attention: Robert Garvey

Telephone: 980-387-9468

Telecopier: 617-310-3288

Electronic Mail: Robert.garvey@baml.com

Other Notices as Administrative Agent

(for financials, communications)

Bank of America, N.A. Agency Management

135 S. LaSalle Street

Mail Code: IL4-135-09-61

Chicago, Illinois 60603

Attention: Denise Jones

Telephone: 312.828.1846

Telecopier: 877.206.8413

Electronic Mail: denise.j.jones@baml.com

with a copy to (which shall not constitute notice to the Administrative Agent):

Davis Polk & Wardwell LLP
Attention:      John (JW) Perry
Telephone:    (212) 450-4949
Facsimile:      (212) 701-5949
Email:            john.perry@davispolk.com

(iii)         if to any Lender, pursuant to its contact information set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto.

(d)          (i) The Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) subject to the confidentiality provisions of this Agreement (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that, for purposes of the foregoing, all information and materials provided pursuant to Section 5.01(a) or (b) shall be deemed to be suitable for posting to Public Lenders.

(ii) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(iii) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT.

(e)          The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, its Related Parties and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02.        Waivers; Amendments.

(a)          No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any existing Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of the existence of such Default or Event of Default at the time.

(b)          Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A)        except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders or any other Lender, the Administrative Agent or agent (except to the extent that the rights and obligations of the Administrative Agent would be adversely affected thereby)), no such waiver, amendment or modification shall:

(1)             increase the Commitment or Additional Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an increase of any Commitment or Additional Commitment of such Lender;

(2)             reduce or forgive the principal amount of any Loan or any amount due on any Loan Installment Date;

(3)             (x) extend the scheduled final maturity of any Loan or (y) postpone any Loan Installment Date, any Interest Payment Date or the date of any scheduled payment of any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4)             reduce the rate of interest (other than to waive any existing Default or Event of Default or obligation of the Borrower to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “First Lien Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5)             extend the expiry date of such Lender’s Commitment or Additional Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an extension of any Commitment or Additional Commitment of any Lender; and

(6)             waive, amend or modify the provisions of Sections 2.11(b)(vi), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c), 9.05(g) and/or 9.05(h) or as otherwise provided in this Section 9.02);

(B)         no such waiver, amendment or modification shall:

(1)             change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2)             release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including as contemplated or pursuant to Article 8 or Section 9.22), without the prior written consent of each Lender directly and adversely affected thereby, and it being understood that only the consent of the Lenders whose Loans are secured by the Collateral shall be required; or

(3)              release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender directly and adversely affected thereby, provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, incurrences of Additional Commitments or Additional Loans pursuant to Section 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment, Additional Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(a)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

(c)          Notwithstanding the foregoing, this Agreement may be amended:

(i)          with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of any outstanding Term Loans under one or more Classes, series or tranches, as selected by the Borrower in its sole discretion (any such Loans being refinanced or replaced, the “Replaced Term Loans”), with one or more replacement term loans (“Replacement Term Loans”) pursuant to any existing or newly established term loan facility hereunder pursuant to a Refinancing Amendment; provided that:

(A)         the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 2.22 or Section 6.01(q), (u), (w) and/or (aa) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), or (u)), (o)(ii), (t)(ii), (u) and/or (hh) and plus (2) the amount of accrued interest, penalties and premium (including tender premium) thereon, any committed but undrawn amounts, and underwriting discounts, fees (including upfront fees, original issue discount, commitment fees, underwriting fees, arrangement fees and similar fees), commissions and expenses associated therewith),

(B)          any Replacement Term Loans must have (1) a final maturity date that is equal to or later than the earlier of (x) the final maturity date of the Replaced Term Loans and (y) 91 days after the then latest maturity date of any Term Loans that are not being refinanced or so replaced, and (2) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(C)         any such Replacement Term Loans must be pari passu with or junior to any such Replaced Term Loans in right of payment and with respect to the Collateral (provided that such Replacement Term Loans shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,

(D)         if any Replacement Term Loans are secured, such Replacement Term Loans may not be secured by any assets other than the Collateral,

(E)          if any Replacement Term Loans are guaranteed, such Replacement Term Loans may not be guaranteed by any Person other than one or more Loan Parties,

(F)          any Replacement Term Loans that are pari passu in right of payment and pari passu in right of security may participate (x) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements) and (y) on a pro rata basis, greater than pro rata basis or a less than pro rata basis in any voluntary prepayment in respect of the Initial Term Loans and any Additional Term Loans, in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans,

(G)         any Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree,

(H)         no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Term Loans, and

(I)           either (i) the other terms and conditions of any Replacement Term Loans, as applicable (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or (ii) such Replacement Term Loans shall reflect market terms and conditions (taken as a whole) at such time (as determined by the Borrower in good faith); provided, that, if any more restrictive financial maintenance covenant is added for the benefit of any Replacement Term Loans, such provisions shall also be applicable to the Credit Facilities (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)), and

(ii)         in the case of any Additional Revolving Facility, with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Additional Revolving Commitments under one or more Classes, series or tranche, as selected by the Borrower in its sole discretion (any such Additional Revolving Commitments being refinanced or replaced, a “Replaced Revolving Facility”), with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(A)         the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the unutilized commitments under the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (aa) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (aa)), (o)(ii), (u) and/or (ii) and plus (y) the amount of accrued interest, penalties and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees, original issue discount or initial yield payments), commissions and expenses associated therewith),

(B)          no such Replacement Revolving Facility may have a final maturity date (or require commitment reductions) prior to the earlier of (x) the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing and (y) 91 days after the then latest maturity date of any Additional Revolving Facility not being refinanced or so replaced,

(C)          any such Replacement Revolving Facility must be pari passu with any such Replaced Revolving Facility in right of payment and with respect to the Collateral (provided that any such Replacement Revolving Facility shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,

(D)          if any Replacement Revolving Facility are secured, such Replacement Revolving Facility may not be secured by any assets other than the Collateral,

(E)           if any Replacement Revolving Facility are guaranteed, such Replacement Revolving Facility may not be guaranteed by any Person other than one or more Loan Parties,

(F)           any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans set forth in the proviso to clause (ii) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),

(G)           any Replacement Revolving Facility shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility, may agree,

(H)          no Default under Sections 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Revolving Facility,

(I)            either (i) the other terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility, than those applicable to the Replaced Revolving Facility (other than covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)) or (ii) such Replacement Revolving Facility shall be provided on then-current market terms for the applicable type of Indebtedness; and

(J)            the commitments in respect of any Replaced Revolving Facility shall be terminated (to the extent being replaced), and all loans outstanding thereunder and all fees in connection therewith shall be paid in full, in each case on the date such Replacement Revolving Facility are implemented;

provided, further, that, in respect of each of clauses (i) and (ii) of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate providing any Replacement Term Loans shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans and any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.

Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans, notes and commitments subject thereto as a separate “Class” of Loans and/or commitments hereunder), including any technical amendments required in connection therewith. It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.

(d)          Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i)           the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents;

(ii)          the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), (1) effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.22, 2.23, 5.12, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent;

(iii)         if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly;

(iv)         the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any applicable Acceptable Intercreditor Agreement as provided therein;

(v)          the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Commitments or incurrences of Additional Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans;

(vi)         in the case of any Additional Revolving Facility, solely the consent of the Required Facility Lenders with respect to such Additional Revolving Facility (but not the consent of the Required Lenders or any other Lender) shall be required for any waiver, amendment or modification of (A) any conditions precedent to the obligations of the applicable Lenders to make any Additional Revolving Loan (including any “swingline loans” or the issuance of any letters of credit) and (B) any financial maintenance covenant solely for the benefit of such Additional Revolving Facility; and

(vii)        any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes (unless such amendment, waiver or modification benefits the Lenders under such other Classes) may be effected with solely the consent of the Required Facility Lenders of such directly affected Class (but not the consent of the Required Lenders or any other Lender).

Section 9.03.         Expenses; Indemnity.

(a)          The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates (including applicable syndication expenses and travel expenses but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided separately in writing between the Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Loans made hereunder. Except to the extent required to be paid on the Closing Date (and invoiced three (3) Business Days prior thereto), all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b)          The Borrower shall indemnify each Arranger, the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one legal counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or potential conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel in each relevant jurisdiction to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Loan Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) results from the gross negligence, bad faith or willful misconduct or material breach of the Loan Documents by such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding (x) that is brought by or against the Administrative Agent or any Arranger, acting in its capacity or fulfilling its role as the Administrative Agent or as an Arranger or similar role or (y) that involves any act or omission of the Sponsors, Holdings, the Borrower or any of its subsidiaries). Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c)          The Borrower shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the Borrower’s written consent, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding against any Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04.       Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05.       Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be subject to Sections 9.05(f) and (g), as applicable). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Section 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:

(A)              the Borrower; provided that (1) the Borrower shall be deemed to have consented to any such assignment of any Term Loans unless it has objected thereto by written notice to the Administrative Agent within fifteen (15) Business Days after receiving written notice thereof; (2) the consent of the Borrower shall be required for any assignment of Additional Revolving Loans or Additional Revolving Commitments, (3) no consent of the Borrower shall be required for the assignment of Term Loans to another Lender, an Affiliate of any Lender or an Approved Fund, (4) no consent of the Borrower shall be required during the continuation of an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (solely with respect to the Borrower); (5) the Borrower may withhold its consent to any assignment to any Person that is not a Disqualified Institution but is known by the Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name (other than in respect of a Company Competitor, a Debt Fund Affiliate that is not itself a Disqualified Institution), and (6) the investment objective or history of any prospective Lender or its Affiliates shall be a reasonable basis to withhold the Borrower’s consent;

(B)         the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund;

(ii)          Assignments shall be subject to the following additional conditions:

(A)        except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $1,000,000, in the case of Initial Term Loans, Additional Term Loans, Initial Term Loan Commitments and Additional Term Commitments unless the Borrower and the Administrative Agent otherwise consent;

(B)         any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations in respect of any Facility under this Agreement;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and, except in the case of an assignment by an Initial Term Lender or its Affiliate in connection with the syndication of the Initial Term Loans, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D)         the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form required under Section 2.17.

(iii)        Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv)        The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)        By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreement), together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)          (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(h), as if the limitation applied to such participations), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent upon reasonable written request by the Borrower). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)         No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulation or is otherwise required hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)         Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment or Additional Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPC and the principal amounts (and related interest) of each SPC’s interest with respect to the Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error and each Lender shall treat such SPC that is recorded in the register as the owner of such interests for all purposes of the Loan Documents notwithstanding any notice to the contrary; provided, further, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for U.S. federal income tax purposes (or as is otherwise required thereunder).

(f)           (i) Any assignment or participation by a Lender without the Borrower’s consent, to the extent the Borrower’s consent is required under this Section 9.05, to any other Person shall, at the Borrower’s election, be treated in accordance with Section 9.05(g) below or the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief or any other remedies available to the Borrower at law or in equity. Upon the request of any Lender, the Borrower shall make available to such Lender the list of Disqualified Institutions at the relevant time on a confidential basis and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution.

(ii)          Without limiting the foregoing, the Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions (other than with respect to updating the list with names of Disqualified Institutions provided in writing to the Administrative Agent in accordance with the definition of “Disqualified Institution” or providing the list (with such updates) upon request in accordance with this Section 9.05). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(g)          If any assignment or participation under this Section 9.05 is made to any Person that is a Disqualified Institution or to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (c)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution, then, notwithstanding any other provision of this Agreement (1) the Borrower may, at the Borrower’s sole expense and effort, upon notice to such Person and the Administrative Agent, (A) terminate any Commitment of such Person and repay all obligations of the Borrower owing to such Person, (B) in the case of any outstanding Term Loans, held by such Person, purchase such Term Loans by paying the lesser of (I) par and (II) the amount that such Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that in the case of clause (C) above, the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); (ii) the Loans and Commitments held by such Person shall be deemed not to be outstanding for purposes of any amendment, waiver or consent hereunder, and such Person shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent or any Lender in connection with this Agreement and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (iii) such Person shall be otherwise deemed to be a Defaulting Lender, and (iv) in no event shall such Person be entitled to receive amounts set forth in Section 2.13(d).  Nothing in this Section 9.05(g) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity.  Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(g) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.

(h)          Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Loans or Additional Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Initial Term Loans or such Additional Term Loans, as applicable, on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i)          any Initial Term Loans or Additional Term Loans acquired by Holdings, the Borrower or any of its subsidiaries shall be retired and cancelled to the extent permitted by applicable law; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans, as applicable, shall be deemed reduced by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;

(ii)         any Initial Term Loans or Additional Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Initial Term Loans or Additional Term Loans shall be retired and cancelled immediately upon such contribution to the extent permitted by applicable law); provided that upon any such cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans, as applicable, shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Initial Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Initial Term Loans so contributed and cancelled;

(iii)        the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption and the Assignment shall have been recorded in the Register;

(iv)        after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Initial Term Loans and Additional Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Initial Term Loans and Additional Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that (x) each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate)) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender); and (y) that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Initial Term Loans and Additional Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be deemed to have been contributed directly or indirectly to the Borrower and cancelled;

(v)         in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Borrower or any of its subsidiaries, (A) the relevant Person may not use the proceeds of the ABL Facility or any Additional Revolving Loans to fund such assignment and (B) no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi)        by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)         subject to clause (iv) above, the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B)          such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Initial Term Loans or Additional Term Loans required to be delivered to Lenders pursuant to Article 2); and

(vii)       no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to Holdings, the Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(h).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Loans or Additional Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Initial Term Loans or Additional Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Initial Term Loans, Additional Term Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Initial Term Loans or Additional Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Initial Term Loans or Additional Term Loans so contributed shall be retired and cancelled immediately to the extent permitted by applicable law); provided that upon any such cancellation, the aggregate outstanding principal amount of the Initial Term Loans or other Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Initial Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Loans so contributed and cancelled.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Initial Term Loans or Additional Term Loans held by such Affiliated Lender in the same proportion as the vote of Lenders that are not Affiliated Lenders on the relevant matter; provided that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Initial Term Loans or Additional Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.06.        Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any existing Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination any Additional Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.        Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Intercreditor Agreements (and any other Acceptable Intercreditor Agreement) and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tiff” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.08.       Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09.       Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent or such Lender or Affiliate (including by branches and agencies of the Administrative Agent or such Lender, wherever located) to or for the credit or the account of the Borrower or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent or such Lender or Affiliate, in each case, except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender or Affiliate shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09 except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets. The rights of each Lender, the Administrative Agent and each Affiliate under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender, the Administrative Agent or such Affiliate may have.

Section 9.10.        Governing Law; Jurisdiction; Consent to Service of Process.

(a)          THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Notwithstanding the foregoing or anything to the contrary in this Agreement, interpretation of the provisions of the Merger Agreement (including with respect to satisfaction of the conditions contained therein, whether the Acquisition has been consummated as contemplated by the Merger Agreement, any interpretation of Closing Date Material Adverse Effect, any determination of whether a Closing Date Material Adverse Effect has occurred or could reasonably be expected to occur, whether the representations and warranties made by the Company and its subsidiaries in the Merger Agreement (including any Specified Merger Agreement Representations) are accurate and whether as a result of any inaccuracy thereof any party has the right to terminate its obligations under the Merger Agreement or decline to consummate the Acquisition) and all issues, claims and disputes concerning the construction, validity, interpretation and enforceability of the Merger Agreement and the exhibits and schedules thereto shall, in each case, be governed by, and construed in accordance with, the laws of the State of NEW JERsey (without regard to any jurisdiction’s conflict-of-laws principles).

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction (subject to the last sentence of this clause (b)) of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to any Loan Documents and agrees that all claims in respect of any such action or proceeding shall (except as permitted below) be heard and determined in such New York State or, to the extent permitted by law, federal court; provided that with respect to any suit, action or proceeding arising out of or relating to the Merger Agreement or the transactions contemplated thereby which does not involve any claims against the Arrangers, the Lenders or any indemnified person, this sentence shall not override any jurisdiction provision in the Merger Agreement. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such Person for any suit, action or proceeding brought in any such court. Each party hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Administrative Agent and the Secured Parties retain the right to bring proceedings against any loan party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Collateral Document.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.10. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(d)          To the extent permitted by law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 9.01.

(e)          Each party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any loan document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11.        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.         Confidentiality. Each of the Administrative Agent, each Lender and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that (x) such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph and (y) unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Arranger, or any Lender that is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) to any Lender, Participant, counterparty or prospective Lender, Participant or counterparty, subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party, (f) with the prior written consent of the Borrower and subject to the Borrower’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed) to one or more ratings agencies in connection with obtaining ratings (including “shadow ratings”) of the Borrower or the Loans, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives, (h) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that any disclosure made in reliance on this clause (h) is limited to the general terms of this Agreement and does not include financial or other information relating to Holdings, the Borrower and/or any of their respective subsidiaries and (i) to the extent required to be so disclosed in any public filings by a Lender with the SEC. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses, the Sponsors or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14.          No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15.          Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16.          USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.17.          Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18.          Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in Collateral which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession and such possession is required by the Perfection Requirements. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19.          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20.          Intercreditor Agreement.

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENTS AND EACH OTHER APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS OR SUCH OTHER ACCEPTABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENTS AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT AS “FIRST LIEN AGENT” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENTS AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO ANY INTERCREDITOR AGREEMENT OR ACCEPTABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENTS (AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT) AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENTS OR ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE SECOND LIEN CREDIT AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS AND ANY OTHER ACCEPTABLE INTERCREDITOR AGREEMENT.

Section 9.21.          Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but excluding any applicable Acceptable Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding any applicable Acceptable Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any applicable Acceptable Intercreditor Agreement and any other Loan Document, the terms of such Acceptable Intercreditor Agreement shall govern and control.

Section 9.22.          Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (a) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder), as certified by the Responsible Officer of the Borrower and/or (b) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.23.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.24.          Lender Representation. Each Lender as of the Closing Date represents and warrants as of the Closing Date to the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HAYWARD INTERMEDIATE, INC.,
as Holdings

By:	/s/ Andrew Diamond
Name: Andrew Diamond
Title: Senior Vice President, Finance and Chief Financial Officer

HAYWARD ACQUISITION CORP.,
as Borrower

By:	/s/ Mark McFadden
Name: Mark McFadden
Title: President

By:	/s/ Kevin Brown
Name: Kevin Brown
Title: Vice President, Assistant Secretary and Assistant Treasuer

HAYWARD INDUSTRIES, INC. as Borrower upon and following the Merger

By:	/s/ Andrew Diamond
Name: Andrew Diamond
Title: Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO FIRST LIEN CREDIT AGREEMENT (FITTINGS 2017)

BANK OF AMERICA, N.A.
individually, as Administrative Agent

By:	/s/ Denise Jones
Name: Denise Jones
Title: Vice President

BANK oF AMERICA, N.A.
as Lender

By:	/s/ Denise Jones
Name: Denise Jones
Title: Vice President

SIGNATURE PAGE TO FIRST LIEN CREDIT AGREEMENT (FITTINGS 2017)

[●]

By:
Name:
Title:

SIGNATURE PAGE TO FIRST LIEN CREDIT AGREEMENT (FITTINGS 2017)

SCHEDULES:

Schedule 1.01(a)	-	Commitment Schedule
Schedule 3.05	-	Fee Owned Real Estate Assets
Schedule 3.13	-	Subsidiaries
Schedule 5.10	-	Unrestricted Subsidiaries
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.06	-	Existing Investments
Schedule 6.07(s)	-	Dispositions
Schedule 9.01	-	Borrower’s Website Address for Electronic Delivery

Schedule 1.01(a)

Commitment Schedule

Initial Term Loan Commitment

Term Lender	Initial Term Loan Commitment
Bank of America, N.A.	$850,000,000
Total	$850,000,000

Schedule 3.05

Fee Owned Real Estate Assets

Loan Party	Address of Owned Real Property
Hayward Industries, Inc.	One Hayward Industrial Drive Clemmons, North Carolina
Goldline Properties LLC	61 Whitecap Drive North Kingstown, Rhode Island
Hayward Industries, Inc.	2935 and 2939 Sidco Drive Nashville, Tennessee
Hayward Industries, Inc.	2869 and 2875 Pomona Boulevard (Tract 35501, Lots 16 and 23, respectively)
2870, 2876, 2880 and 2884 Surveyor Street (Tract 35501, Lots 18, 19, 20 and 21, respectively)
159 Voyager Street (Tract 35501, Lot 17)
126 Explorer Street (Tract 35501, Lot 22)
Pomona, California

Schedule 3.13

Subsidiaries

Subsidiary	Type of Entity	Owner	% Ownership
Hayward Acquisition Corp.	Corporation	Hayward Intermediate, Inc.	100%
Hayward Industries, Inc.	Corporation	Hayward Intermediate, Inc.	100%
Hayward Industrial Products, Inc.	Corporation	Hayward Industries, Inc.	100%
Goldline Properties LLC	Limited Liability Company	Hayward Industries, Inc.	100%
Hayward/Wright-Austin, Inc.	Corporation	Hayward Industrial Products, Inc.	100%
Webster Pumps, Inc.	Corporation	Hayward Industrial Products, Inc.	100%
Hayward Pool Products Canada, Inc.	Corporation	Hayward Industries, Inc.	100%
Hayward Enterprises Europe S.A.	Société Anonyme	Hayward Industries, Inc.	100%
Hayward Pool Europe S.A.	Société Anonyme	Hayward Industries, Inc.	91%
Hayward Pool Europe S.A.	Société Anonyme	Hayward Enterprises Europe S.A.	9%
Hayward Consolidated Pty. Ltd.	Proprietary Limited Company	Hayward Industries, Inc.	100%
Hayward Pool Products (Australia) Pty. Ltd.	Proprietary Limited Company	Hayward Consolidated Pty. Ltd.	100%
Hayward Industries (Wuxi) Co. Ltd.	Chinese Limited Company	Hayward Industries, Inc.	100%
Hayward Pool Products Trading (Shanghai) Co. Ltd.	Chinese Limited Company	Hayward Industries, Inc.	100%
Hayward Pool Acquisition, S.L.U.	Sociedad de Responsabilidad Limitada	Hayward Industries, Inc.	100%
Kripsol Gestión, S.L.U.	Sociedad de Responsabilidad Limitada	Hayward Pool Acquisition, S.L.U.	100%
Kripsol Ibérica, S.L.U.	Sociedad de Responsabilidad Limitada	Hayward Pool Acquisition, S.L.U.	100%
Kripsol Industrial, S.L.U.	Sociedad de Responsabilidad Limitada	Kripsol Gestión, S.L.U.	100%
Fiberpool Internacional, S.L.	Sociedad de Responsabilidad Limitada	Kripsol Gestión, S.L.U.	84.73%
Fiberpool Internacional, S.L.	Sociedad de Responsabilidad Limitada	Hayward Pool Acquisition, S.L.U.	15.27%
Kripsol Export, S.L.U.	Sociedad de Responsabilidad Limitada	Kripsol Gestión, S.L.U.	100%

Subsidiary	Type of Entity	Owner	% Ownership
Ditecpol, S.L.U.	Sociedad de Responsabilidad Limitada	Kripsol Gestión, S.L.U.	100%
Kripsol Hidráulica, S.L.U.	Sociedad de Responsabilidad Limitada	Kripsol Gestión, S.L.U.	100%
Kripsol Aragón, S.L.U.	Sociedad de Responsabilidad Limitada	Kripsol Hidráulica, S.L.U.	100%
Kripsol Piscinas S.A.	Sociedad Anónima	Kripsol Ibérica, S.L.U.	70%
Kripsol Piscinas S.A.	Sociedad Anónima	Kripsol Gestión, S.L.U.	30%
Kripsol Intermark Málaga S.L.	Sociedad de Responsabilidad Limitada	Kripsol Ibérica, S.L.U.	77.78%
Kripsol Intermark Málaga S.L.	Sociedad de Responsabilidad Limitada	Hayward Pool Acquisition, S.L.U.	22.22%
Sugar Valley, S.L.U.	Sociedad de Responsabilidad Limitada	Hayward Pool Acquisition, S.L.U.	100%

Schedule 3.15

Labor Disputes

None.

Schedule 5.10

Unrestricted Subsidiaries

None.

Schedule 6.01

Existing Indebtedness

1.	Credit account facility (Póliza de cuenta de crédito interés variable euribor) dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

2.	Credit account facility dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

3.	Credit facility for commercial risks (Póliza de crédito para cobertura de riesgos comerciales) dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

4.	Bank guarantee agreement dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

5.	Bank guarantee dated as of March 15, 2016 issued by Banco Popular Español, S.A. in favor of Fire-Consult, S.L. in an amount not exceeding €5,000

6.	Credit policy in the form of advance commercial documents dated as of November 17, 2015 between Kripsol Industrial and Banco Santander, S.A. in an amount not exceeding €500,000.

7.	Finance agreement (contrato de financiación) dated as of May 11, 2015 between Kripsol Gestión, S.L. and De Lage Landen International, B.V. in an outstanding amount of €38,341.36.

Schedule 6.02

Existing Liens

1.       The following UCC liens:

Debtor	Secured Party	Description of Collateral	File No. of Financing Statement/Jurisdiction
Hayward Industries, Inc. Hayward Manufacturing Co., Inc.	Regal Beloit America, Inc.	Specific equipment (motors).	24791076 /Department of Treasury/Commercial Recording, New Jersey
Hayward Industries, Inc.	Konica Minolta Business Solutions Inc	Specific equipment.	26319681/ Department of Treasury/Commercial Recording, New Jersey
Hayward Industries, Inc.	Toyota Motor Credit Corporation TOYOTALIFT, INC.	Specific equipment.	26421995/ Department of Treasury/Commercial Recording, New Jersey
Hayward Industries, Inc.	KMBS Business Solutions U.S.A., INC	Specific equipment.	26700380/ Department of Treasury/Commercial Recording, New Jersey
Hayward Industries, Inc.	TOYOTALIFT, INC. TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Specific equipment.	51407650/ Department of Treasury/Commercial Recording, New Jersey
Hayward Industries, Inc.	KONICA MINOLTA PREMIER FINANCE	Specific equipment.	51571450/ Department of Treasury/Commercial Recording, New Jersey

Schedule 6.06

Existing Investments

1.	Credit account facility (Póliza de cuenta de crédito interés variable euribor) dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

2.	Credit account facility dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

3.	Credit facility for commercial risks (Póliza de crédito para cobertura de riesgos comerciales) dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

4.	Bank guarantee agreement dated as of November 17, 2015 between Kripsol Industrial and Caixabank, S.A. in an amount not exceeding €500,000.

5.	Bank guarantee dated as of March 15, 2016 issued by Banco Popular Español, S.A. in favor of Fire-Consult, S.L. in an amount not exceeding €5,000.

6.	Credit policy in the form of advance commercial documents dated as of November 17, 2015 between Kripsol Industrial and Banco Santander, S.A. in an amount not exceeding €500,000.

7.	Finance agreement (contrato de financiación) dated as of May 11, 2015 between Kripsol Gestión, S.L. and De Lage Landen International, B.V. in an outstanding amount of €38,341.36.

8.	Revolving Credit Facility, dated as of March 18, 2014 between Hayward Industries, Inc. and Hayward Pool Products (Australia) Pty. Ltd. in an amount not exceeding of €10,000,000.

9.	Revolving Credit Facility, dated as of March 18, 2014 between Hayward Industries, Inc. and Hayward Pool Products Canada, Inc. in an amount not exceeding €10,000,000.

10.	Revolving Credit Facility, dated as of March 18, 2014 between Hayward Industries, Inc. and Hayward Pool Europe S.A. in an amount not exceeding €10,000,000.

11.	Loan Agreement, dated as of July 21, 2016 between Hayward Industries, Inc. and Hayward Pool Acquisition, S.L.U. in an outstanding amount of €38,805,733.17.

12.	Loan Agreement, dated as of November 2, 2016 between Hayward Industries, Inc. and Hayward Pool Acquisition, S.L.U. in an outstanding amount of €17,321,502.66.

Schedule 6.07(s)

Dispositions

1.	A disposition of leasehold interests in a Spanish real estate asset valued at approximately $10 million.

Schedule 9.01

Borrower’s Website Address for Electronic Delivery

None.

EXHIBIT A-1

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms hereof (including the Standard Terms and Conditions attached hereto) and the First Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the First Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the First Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the First Lien Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the First Lien Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the First Lien Credit Agreement.

Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(iv) of the First Lien Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor: [•]

A-1-1

2.    Assignee: [•]

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.    Borrower: HAYWARD INDUSTRIES, INC., a New Jersey corporation

4.    Administrative Agent: Bank of America, N.A., as administrative agent under the First Lien Credit Agreement

5.    First Lien Credit Agreement: That certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans under Relevant Class[3]	CUSIP Number
$		$	%
$		$	%
$		$	%

Effective Date: [●][●], 20[●] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7.    [The][Each] Assignee represents and warrants as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that [the][such] Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

1 Select as applicable.

2 Not to be less than $1,000,000 in the case of any Term Loans unless otherwise agreed by the Borrower and the Administrative Agent.

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-1-2

8.    THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION OR, TO THE EXTENT THE BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE FIRST LIEN CREDIT AGREEMENT AND HAS NOT BEEN OBTAINED (OR DEEMED OBTAINED PURSUANT TO THE FIRST PROVISO OF SECTION 9.05(b)(i)(A)), TO ANY OTHER PERSON, SHALL, AT THE BORROWER’S ELECTION, BE TREATED IN ACCORDANCE WITH SECTIONS 9.05(f) and (g), AS APPLICABLE, OR THE BORROWER SHALL BE ENTITLED TO SEEK SPECIFIC PERFORMANCE TO UNWIND ANY SUCH ASSIGNMENT IN ADDITION TO INJUNCTIVE RELIEF OR ANY OTHER REMEDIES AVAILABLE TO THE BORROWER AT LAW OR IN EQUITY, INCLUDING THE REMEDIES SPECIFIED IN SECTION 9.05 OF THE FIRST LIEN CREDIT AGREEMENT.

[Signature Page Follows]

A-1-3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

[ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION SHALL BE SUBJECT TO SECTION 9.05(g) OF THE FIRST LIEN CREDIT AGREEMENT.]4

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][5] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent[6]

By:
Name:
Title:

[Consented to:

HAYWARD INDUSTRIES, INC.,

By:
Name:
Title:[7]

4 To be completed by Assignee except in connection with the primary syndication.

5 To be added only if the consent of the Administrative Agent is required

6 To be added only if the consent of the Administrative Agent is required.

7 To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the First Lien Credit Agreement.

[Signature Page to Assignment and Assumption]

Annex I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.      Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the First Lien Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the First Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the First Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the First Lien Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the First Lien Credit Agreement, the ABL Intercreditor Agreement and the Term Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the First Lien Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the First Lien Credit Agreement, the ABL Intercreditor Agreement and the Term Intercreditor Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex I to Exhibit A-1-1

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf’ or “.tiff’ attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York. The Administrative Agent, acting as a non-fiduciary agent of the Borrower, shall record this Assignment and Assumption in the Register as of the Effective Date.

Annex I to Exhibit A-1-2

EXHIBIT A-2

[FORM OF]
AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Affiliated Lender] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms hereof (including the Standard Terms and Conditions attached hereto) and the First Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Term Lender under the First Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Term Lender) against any Person, whether known or unknown, arising under or in connection with the First Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the First Lien Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the First Lien Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the First Lien Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(h)(iii) of the First Lien Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Affiliated Lender Assignment and Assumption, without representation or warranty by the Assignor.

1.           Assignor: [●]

2.           Assignee: [●] and is an Affiliated Lender [that is a Non-Debt Fund Affiliate/the Borrower/Holdings or a subsidiary thereof].

A-2-1

3.      Borrower: Hayward Industries, Inc., a New Jersey corporation

4.      Administrative Agent: Bank of America, N.A., as administrative agent under the First Lien Credit Agreement

5.      First Lien Credit Agreement: That certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

6.      Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans under Relevant Class[9]	CUSIP Number
$		$	%
$		$	%
$		$	%

7.      [The][Each] Assignee represents and warrants as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that [the][such] Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

8.      THE PARTIES HERETO ACKNOWLEDGE THAT, SUBJECT TO SECTION 9.05(h) OF THE FIRST LIEN CREDIT AGREEMENT, ANY ASSIGNMENT TO AN AFFILIATED LENDER WHICH RESULTS IN THE AGGREGATE PRINCIPAL AMOUNT OF TERM LOANS THEN HELD BY ALL AFFILIATED LENDERS EXCEEDING THE AFFILIATED LENDER CAP (AFTER GIVING EFFECT TO ANY SUBSTANTIALLY SIMULTANEOUS CANCELLATION OF TERM LOANS) SHALL BE DEEMED TO HAVE BEEN CONTRIBUTED DIRECTLY OR INDIRECTLY TO THE BORROWER AND CANCELLED WITH RESPECT TO THE AMOUNT IN EXCESS OF THE AFFILIATED LENDER CAP. Effective Date: [●] [●], 20[●] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Signature Page Follows]

8 Not to be less than $1,000,000 in the case of Initial Term Loans, Additional Term Loans, Initial Term Commitments and Additional Term Commitments unless the Borrower and the Administrative Agent otherwise consent. 9 Set forth, to at least

9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2-2

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Signature Page to Affiliated Lender Assignment and Assumption]

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][10]

HAYWARD INDUSTRIES, INC., as Borrower

By:
Name:
Title:

10 To be added only if the consent of the Borrower is required by Section 9.05(b)(i)(A) of the First Lien Credit Agreement.

[Signature Page to Affiliated Lender Assignment and Assumption]

ANNEX I TO EXHIBIT A-2

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment in respect of Term Loans, and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the First Lien Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Affiliated Lender Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. In connection with any Dutch Auction, the Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, material non-public information with respect to Holdings, the Borrower and/or any subsidiary thereof and/or their respective Securities (“MNPI”), (2) the Assignor has independently, without reliance on the applicable Affiliated Lender, the Investors, Holdings, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Investors, Holdings, the Borrower, any of their respective subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by applicable Requirements of Law, any claims it may have against the applicable Affiliated Lender, the Investors, Holdings, the Borrower, each of their respective subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders.

Annex I to Exhibit A-2-1

1.2     Assignee. The Assignee (a) represents and warrants that (i) it is an Affiliated Lender and has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the First Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the First Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the First Lien Credit Agreement and the other Loan Documents as a Lender (and as an Affiliated Lender) thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender (and as an Affiliated Lender) thereunder, (iv) it has received a copy of the First Lien Credit Agreement, the ABL Intercreditor Agreement and the Term Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) of the First Lien Credit Agreement or delivered pursuant to Section 5.01 of the First Lien Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Affiliated Lender Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the First Lien Credit Agreement, duly completed and executed by the Assignee, (vi) after giving effect to this Affiliated Lender Assignment and Assumption and subject to the provisions of Section 9.05(h)(iv), the aggregate principal amount of all Initial Term Loans and Additional Term Loans then held by all Affiliated Lenders does not exceed the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof) and (vii) in the case of Holdings or any of its subsidiaries, (1) no Indebtedness incurred under the Revolving Facility or any Additional Revolving Facility has been utilized to fund the purchase of the Assigned Interest, (2) no Default or Event of Default exists at the time of acceptance of bids for any Dutch Auction or the confirmation of any open market purchase and (3) the Term Loans in respect of such Assigned Interest shall, to the extent permitted by applicable Requirement of Law, be retired and cancelled immediately after the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the First Lien Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee agrees that, solely in its capacity as an Affiliated Lender, it will not be entitled to (a) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (b) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Initial Term Loans or Additional Term Loans required to be delivered to Lenders pursuant to Article 2 of the First Lien Credit Agreement).

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (other than Assigned Interests assigned to Holdings, the Borrower or any of its Restricted Subsidiaries) (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex I to Exhibit A-2-2

3.       General Provisions. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by facsimile or by email as a “.pdf’ or “.tiff’ attachment shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. This Affiliated Lender Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York. The Administrative Agent, acting as a non-fiduciary agent of the Borrower, shall record this Assignment and Assumption in the Register as of the Effective Date.

Annex I to Exhibit A-2-3

EXHIBIT B

[FORM OF]
BORROWING REQUEST

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-05-46

Charlotte, NC 28255

Attention: Robert Garvey

Telephone: 980-387-9468; Telecopier: 617-310-3288

Electronic Mail: Robert.garvey@baml.com

[●] [●], 20[●]11

Ladies and Gentlemen:

Reference is hereby made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

The undersigned hereby gives you notice (the “Borrowing Request”) pursuant to Section 2.03 of the First Lien Credit Agreement of its request of a Borrowing (the “Requested Borrowing”) under the First Lien Credit Agreement, and in that connection sets forth below the terms on which the Requested Borrowing is requested to be made:

(A)       Date of Requested Borrowing (which shall be a Business Day) [●]

11 For Borrowings after the Closing Date, must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 2:00 p.m. three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or two Business Days in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) or (ii) by 12:00 p.m. (Noon) on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days prior to the requested date of such Borrowing (or such later time as shall be reasonably acceptable to the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. (Noon) three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the appropriate Lenders.

B-1-1

(B)      Aggregate Amount of Requested Borrowing12 $[●]

(C)      Type of Requested Borrowing13 [●]

(D)      Class of Requested Borrowing [●]

(E)       Interest Period14 (in the case [●] of a LIBO Rate Borrowing)

(F)       Amount, Account Number and Location

Wire Transfer Instructions:
Amount	$[●]
Bank:	[●]
ABA No.:	[●]
Account No.:	[●]
Account Name:	[●]

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Requested Borrowing:

(A)       The representations and warranties of the Loan Parties set forth in the First Lien Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Requested Borrowing with the same effect as though such representations and warranties had been made on and as of the date of such Requested Borrowing; provided that (A) to the extent that any representation and warranty specifically refers to a given date or period, it is true and correct in all material respects as of such date or for such period and (B) if any such representation is qualified by or subject to a Material Adverse Effect or other “materiality” qualification, such representation is true and correct in all respects.

(B)       At the time of and immediately after giving effect to the Requested Borrowing, no Default or Event of Default exists.]15

12 Subject to Section 2.02(c) of the First Lien Credit Agreement.

13 State whether a LIBO Rate Borrowing or ABR Borrowing. If no Type of Requested Borrowing is specified, then the Requested Borrowing shall be an ABR Borrowing.

14 Must be a period contemplated by the definition of “Interest Period”. If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.

15 Include bracketed language only for Borrowings after Closing Date other than (i) Incremental Loans made in connection with any acquisition to the extent not otherwise required by the applicable Additional Lenders and (ii) Borrowings under any Refinancing Amendment and/or Extension to the extent not otherwise required by the applicable lenders in respect thereof.

B-1-2

[This Borrowing Request (and the Requested Borrowing) is conditioned on the consummation of [                ]16 prior to or substantially simultaneously with the Requested Borrowing.]17

16 Identify applicable permitted acquisition, investment or irrevocable repayment or redemption of Indebtedness that such Borrowing is being used to fund.

17 To be included for a Borrowing Request made in connection with any permitted acquisition, investment or irrevocable repayment or redemption of Indebtedness.

B-1-3

Very truly yours,

[HAYWARD INDUSTRIES, INC.

By:
Name:
Title:]

HAYWARD ACQUISITION CORP.

By:
Name:
Title:]

[Signature Page to Borrowing Request]

EXHIBIT C

[FORM OF]
COMPLIANCE CERTIFICATE

[●] [●], 20[●]

To:	The Administrative Agent and each of the Lenders party to the First Lien Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the First Lien Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1.      I am the duly elected [●] of the Borrower and a Responsible Officer of the Borrower;

2.      I have reviewed the terms of the First Lien Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3.      [The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its income and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.]18

4.      [Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]

18 Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.

C-1

5.     [Schedule 1 attached hereto sets forth reasonably detailed calculations of Excess Cash Flow for such Fiscal Year.]19

6.     [Attached as Schedule 2 hereto is a list of the subsidiaries of the Borrower that identifies each subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date hereof.] [There is no change in the list of Restricted Subsidiaries and Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.]

7.     [Attached as Schedule 3 hereto are [[(i)] a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements]20 [[and (ii)] if the attached financial statements relate to any Parent Company, consolidating financial information summarizing in reasonable detail the information related to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated subsidiaries on a standalone basis, on the other hand]21.]

8.     [Attached hereto as Schedule 4 is the Narrative Report required to be delivered with the attached financial statements in accordance with Section 5.01(a) or (b) of the First Lien Credit Agreement, as applicable]22.

[Signature Page Follows]

19 Only required to the extent the relevant Compliance Certificate is delivered in connection with audited annual financial statements (commencing with the Fiscal Year ending December 31, 2018), it being agreed that the first payment under Section 2.11(b)(i) of the First Lien Credit Agreement, if any, shall be in respect of the Fiscal Year ending December 31, 2018.

20 Only required if a subsidiary of the Borrower is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.

21 Only include to the extent the applicable financial statements cover any Parent Company (i.e., Holdings or any Person above Holdings as to which the Borrower is an indirect Wholly-Owned Subsidiary).

22 Only include to the extent the Borrower has opted to include a Narrative Report instead of holding a conference call for the applicable Fiscal Quarter.

C-2

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.23

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

23 Please note the deadlines for satisfaction of the following requirements correspond with the delivery of each Compliance Certificate (unless otherwise indicated):

1.	The delivery of documents and deliverables required under Section 4.02(a) of the Security Agreement relating to any (i) certificated Pledged Stock and/or (ii) Material Debt Instruments, in each case to the extent the same constitutes Collateral and acquired during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Loan Party acquires such (i) certificated Pledged Stock and/or (ii) Material Debt Instruments during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.02(a) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

2.	The delivery of documents and deliverables required under Section 4.03(c) of the Security Agreement relating to any registration (or any application for registration of) any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, filed or acquired during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Loan Party acquires any registration (or files any application for registration) of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, during the fourth Fiscal Quarter of any Fiscal Year, to the extent the same constitutes Collateral, the documents and deliverables required under Section 4.03(c) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

3.	To the extent the relevant Compliance Certificate is delivered in connection with audited annual or unaudited quarterly financial statements, delivery of the Perfection Certificate Supplement required by Section 5.01(c) of the First Lien Credit Agreement.

4.	The delivery of the documents required to be delivered under Section 5.12 of the First Lien Credit Agreement as a result of (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary and/or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, in each case during the Fiscal Quarter covered by the attached financial statements. NOTE: upon the taking of any action or the occurrence of any event described in clauses (i) through (iv) during the fourth Fiscal Quarter of any Fiscal Year, the documents required to be delivered under Section 5.12(a) of the First Lien Credit Agreement must be delivered within 60 days after the end of such Fiscal Quarter.

[Signature Page to Compliance Certificate]

SCHEDULE 1

[Calculation of Excess Cash Flow]

Schedule 1 to Exhibit C

SCHEDULE 2

[List of Restricted Subsidiaries and Unrestricted Subsidiaries]

Schedule 2 to Exhibit C

SCHEDULE 3

[Summary of Pro Forma Adjustments/Consolidating Information]

Schedule 3 to Exhibit C

SCHEDULE 4

[Narrative Report]

Schedule 4 to Exhibit C

EXHIBIT D

[FORM OF]
INTEREST ELECTION REQUEST

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-05-46

Charlotte, NC 28255

Attention: Robert Garvey

Telephone: 980-387-9468; Telecopier: 617-310-3288

Electronic Mail: Robert.garvey@baml.com

[●] [●], 20[●]24

Ladies and Gentlemen:

Reference is hereby made to that certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”). Terms defined in the First Lien Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.08 of the First Lien Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A)       [on [insert applicable date] (which is a Business Day), the undersigned will convert $[●]25 of the aggregate outstanding principal amount of the [Term][Revolving] Loans, bearing interest at the [ABR][LIBO] Rate, into a [LIBO][ABR] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [●] month(s)]26 [; and][.]]

24 The Administrative Agent must be notified in writing or by telephone (and promptly confirmed in writing), which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 2:00 p.m. three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or two Business Days in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) or (ii) by 12:00 p.m. (Noon) on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days prior to the requested date of such Borrowing (or such later time as shall be reasonably acceptable to the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. (Noon) three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

25 Subject to Section 2.02(c) of the First Lien Credit Agreement.

D - 1

(B)       [on [insert applicable date] (which is a Business Day), the undersigned will continue $[●] of the aggregate outstanding principal amount of the [Term] [Revolving] Loans bearing interest at the LIBO Rate, as LIBO Rate Loans having an Interest Period of [●] month(s)27.]

[Signature Page Follows]

26 Must be a period contemplated by the definition of “Interest Period”.

27 Must be a period contemplated by the definition of “Interest Period”.

D - 2

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

[Signature Page to Interest Election Request]

EXHIBIT E

[FORM OF]
PERFECTION CERTIFICATE

[ATTACHED]

PERFECTION CERTIFICATE

August 4, 2017

Reference is hereby made to (i) that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), Hayward Acquisition Corp., a New Jersey corporation (the “Initial Borrower”), Hayward Industries, Inc., a New Jersey corporation (upon merging with the Initial Borrower pursuant to the Merger (as defined in the First Lien Credit Agreement) and as survivor of the Merger, the “Borrower”), the lenders from time to time party thereto (the “First Lien Lenders”) and Bank of America, N.A., as administrative agent and collateral agent for the First Lien Lenders (together with its successors and permitted assigns in such capacities, the “First Lien Agent”), (ii) that certain First Lien Pledge and Security Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Security Agreement”), by and among the Initial Borrower, the Borrower, Holdings, the other Grantors from time to time party thereto and the First Lien Agent, (iii) that certain Second Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified in effect on the date hereof, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, each, a “Credit Agreement” and, collectively, the “Credit Agreements”), by and among Holdings, the Initial Borrower, the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Second Lien Lenders (together with its successors and permitted assigns in such capacities, the “Second Lien Agent” and, together with the First Lien Agent, each, an “Agent” and collectively, the “Agents”) and (iv) that certain Second Pledge and Lien Security Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, each, a “Security Agreement” and, collectively, the “Security Agreements”), by and among the Initial Borrower, the Borrower, Holdings, the other Grantors from time to time party thereto and the Second Lien Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the applicable Security Agreement. As used herein, the term “Company” means each of Holdings, the Borrower and the other Loan Parties.

As of the date hereof, the undersigned hereby represents and warrants to each Agent as follows:

1.       Names. (a) Set forth in Schedule 1(a) is a true and complete list of (i) the exact legal name of each Company, as such name appears in its respective Organizational Documents (as defined in each Credit Agreement) filed with the Secretary of State or other relevant office of such Company’s jurisdiction of organization or formation, (ii) the type of entity of each Company, (iii) the organizational identification number, if any, of each Company, (iv) the Federal Taxpayer Identification Number, if any, of each Company and (v) the jurisdiction of organization or formation of each Company.

1

(b)       Except as otherwise disclosed in Schedule 1(c) or Schedule 1(d), set forth in Schedule 1(b) is a true and complete list of (i) any other legal name that any Company has had, together with the date of the relevant change and (ii) all other names used by such Company on any filings with the Internal Revenue Service, in each case, in the past five years.

(c)       Set forth in Schedule 1(c) is a true and complete list of the information required by Section 1(a) above for any other Person (i) to which any Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past five years.

(d)       Except as set forth in Schedule 1(d), or as otherwise disclosed in Schedule 1(c), no Company has changed its jurisdiction of organization or form of entity at any time during the past four months.

2.       Locations. (a) Set forth in Schedule 2(a) is a true and complete list of the address of the chief executive offices of each Company.

(b)       Except as disclosed in Schedule 2(a), set forth in Schedule 2(b) is a true and complete list of all other locations where any Company currently maintains any Collateral consisting of Inventory (including property in possession of a third party (e.g., a warehouseman or other bailee or on consignment), other than Inventory in transit or out for repair in the ordinary course of business.

3.       Stock Ownership and Other Equity Interests. Set forth Schedule 3 is a true and complete list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Company constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

4.       Instruments and Tangible Chattel Paper. Set forth in Schedule 4 is a true and complete list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $15,000,000, held by any Company as of the date hereof, including the names of the obligors, the amounts owing and the due dates.

5.       Intellectual Property. (a) Set forth in Schedule 5(a) is a true and complete list of all Patents, Designs (if applicable) and Trademarks of each Company registered with and published by (or applied for in) the United States Patent and Trademark Office (“USPTO”) (excluding, for the avoidance of doubt, any Patent or Trademark that has expired or been abandoned, but including Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), as applicable, including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such Patent, Design (if applicable) and Trademark.

(b)       Set forth in Schedule 5(b) is a true and complete list of all Copyrights of each Company registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

2

6.       Commercial Tort Claims. Set forth in Schedule 6 is a true and complete list of all Commercial Tort Claims with an individual value of at least $10,000,000 (as reasonably determined by the Borrower), held by any Company, including a brief description thereof.

[Signature Page Follows]

3

IN WITNESS WHEREOF, each of the undersigned has hereunto signed this Perfection Certificate as of the date first written of above.

HAYWARD INTERMEDIATE, INC.

By:
Name:
Title:

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

HAYWARD ACQUISITION CORP.

By:
Name:
Title:

HAYWARD INDUSTRIAL PRODUCTS, INC.

By:
Name:
Title:

GOLDLINE PROPERTIES LLC

By:
Name:
Title:

SIGNATURE PAGE TO FIRST LIEN AND SECOND LIEN PERFECTION CERTIFICATE

HAYWARD/WRIGHT-AUSTIN, INC.

By:
Name:
Title:

WEBSTER PUMPS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO FIRST LIEN AND SECOND LIEN PERFECTION CERTIFICATE

SCHEDULE 1(a)

LEGAL NAMES

Legal Name	Jurisdiction	Type	Organizational Identification Number	Federal Taxpayer Identification Number
Hayward Intermediate, Inc.	Delaware	Corporation	6429281	82-2078678
Hayward Acquisition Corp.	New Jersey	Corporation	0101044970	82-2163430
Hayward Industries, Inc.	New Jersey	Corporation	4465526000	22-1715653
Hayward Industrial Products, Inc.	New Jersey	Corporation	0100127855	22-2337329
Goldline Properties LLC	Rhode Island	Limited Liability Company	129649	81-0614191
Hayward/Wright-Austin, Inc.	New Jersey	Corporation	0100669270	22-3460083
Webster Pumps, Inc.	New Jersey	Corporation	0100845689	52-2361310

SCHEDULE 1(b)

A.       PRIOR ORGANIZATIONAL NAMES

None.

B.        OTHER NAMES USED ON IRS FILINGS:

None.

SCHEDULE 1(c)

PREDECESSOR ENTITIES

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date of Action
Hayward Industries, Inc.	Merger	Poolvergnuegen	California	03/31/2015

SCHEDULE 1(d)

CHANGES IN JURISDICTION OR FORM

None.

SCHEDULE 2(a)

CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Address
Hayward Intermediate, Inc.	620 Division St., Elizabeth, NJ 07201
Hayward Acquisition Corp.	620 Division St., Elizabeth, NJ 07201
Hayward Industries, Inc.	620 Division St., Elizabeth, NJ 07201
Hayward Industrial Products, Inc.	620 Division St., Elizabeth, NJ 07201
Goldline Properties LLC	61 Whitecap Dr., North Kingston, RI 02852
Hayward/Wright-Austin, Inc.	620 Division St., Elizabeth, NJ 07201
Webster Pumps, Inc.	620 Division St., Elizabeth, NJ 07201

SCHEDULE 2(b)

LOCATIONS OF INVENTORY

Company	Address
Hayward Industries, Inc.	One Hayward Industrial Drive Clemmons, North Carolina
61 Whitecap Drive North Kingstown, Rhode Island
2935 and 2939 Sidco Drive Nashville, Tennessee
2869 and 2875 Pomona Boulevard 2870, 2876, 2880 and 2884 Surveyor Street 159 Voyager Street 126 Explorer Street Pomona, California
6220, 6240 and 6280 Clementine Drive (Warehouse Nos. 9, 8 and 7, respectively) Hampton Industrial Park Clemmons, North Carolina
2953 Sidco Drive Nashville, Tennessee (warehouse)
316 Babb Drive Lebanon, Tennessee (warehouse)
Hayward Industrial Products, Inc.	One Hayward Industrial Drive Clemmons, North Carolina
6220, 6240 and 6280 Clementine Drive (Warehouse Nos. 9, 8 and 7, respectively) Hampton Industrial Park Clemmons, North Carolina
460 Podlin Drive Franklin Park, Illinois (warehouse)

SCHEDULE 3

PLEDGED STOCK

Issuer	Holder	Certificate No.	No. Shares/ Interest	% of Issued and Outstanding Shares
Hayward Industries, Inc.	Hayward Intermediate, Inc.	1	1,000 shares	100%
Hayward Industrial Products, Inc.	Hayward Industries, Inc.	1 (2,500 shares) 3 (10 shares)	2,510 shares	100%
Hayward/Wright-Austin, Inc.	Hayward Industrial Products, Inc.	4	1,000 shares	100%
Webster Pumps, Inc.	Hayward Industrial Products, Inc.	3	1,000 shares	100%
Hayward Pool Products Canada, Inc. / Produits de Piscines Hayward Canada, Inc.	Hayward Industries, Inc.	6	65 shares	65%
Hayward Enterprises Europe S.A.	Hayward Industries, Inc.	N/A	8,000 shares	100%
Hayward Pool Europe S.A.	Hayward Industries, Inc.	N/A	15,000,006 shares	91%
Hayward Consolidated Pty. Ltd.	Hayward Industries, Inc.	4	1.3 shares	65%
Hayward Industries (Wuxi) Co. Ltd.	Hayward Industries, Inc.	N/A	N/A	100%
Hayward Pool Products Trading (Shanghai) Co. Ltd.	Hayward Industries, Inc.	N/A	N/A	100%
Hayward Pool Acquisition, S.L.U.	Hayward Industries, Inc.	N/A	100 shares	100%
Goldline Properties LLC	Hayward Industries, Inc.	N/A	N/A	100%

SCHEDULE 4

INSTRUMENTS AND TANGIBLE CHATTEL PAPER

Promissory Notes/Instruments: None.

Tangible Chattel Paper: None.

SCHEDULE 5(a)

PATENTS AND TRADEMARKS

PATENTS

REGISTERED OWNER	JURISDICTION	PATENT NO.	ISSUE DATE	DESCRIPTION
Hayward Industries, Inc.	United States	8,343,339	1/1/2013	Apparatus for Facilitating Maintenance of a Pool Cleaning Device
Hayward Industries, Inc.	United States	8,307,485	11/13/2012	Apparatus for Facilitating Maintenance of a Pool Cleaning Device
Hayward Industries, Inc.	United States	8,678,026	3/25/2014	Automatic Increased-Suction Relief Apparatus
Hayward Industries, Inc.	United States	6,289,918	9/18/2001	Automatic Locking Bypass Valve For Liquid Suction Systems
Hayward Industries, Inc.	United States	6,460,564	10/8/2002	Automatic Locking bypass Valve For Liquid Suction Systems
Hayward Industries, Inc.	United States	8,297,920	10/30/2012	Booster Pump System for Pool Applications
Hayward Industries, Inc.	United States	8,734,098	5/27/2014	Booster Pump System for Pool Applications
Hayward Industries, Inc.	United States	8,328,240	12/11/2012	Bulkhead Fitting
Hayward Industries, Inc.	United States	D664,627	7/31/2012	Chlorinator
Hayward Industries, Inc.	United States	8,869,319	10/28/2014	Circular Suction Outlet Assembly and Cover
Hayward Industries, Inc.	United States	D613,829	4/13/2010	Circular Suction Outlet Assembly Cover Design
Hayward Industries, Inc.	United States	D663,701	7/17/2012	Controller for a Chlorinator
Hayward Industries, Inc.	United States	8,402,585	3/26/2013	Convertible Pressure/Suction Swimming Pool Cleaner
Hayward Industries, Inc.	United States	6,706,175	3/16/2004	Debris-Capturing Apparatus For Pressure Cleaners
Hayward Industries, Inc.	United States	7,931,447	4/26/2011	Drain Safety and Pump Control Device
Hayward Industries, Inc.	United States	9,300,101	3/29/2016	Electric Cable Swivel and Related Fabrication Methods
Hayward Industries, Inc.	United States	9,392,711	7/12/2016	Electrical Junction Box with Built-In Isolation Transformer
Hayward Industries, Inc.	United States	7,774,870	8/17/2010	Elongated Suction Outlet Assembly with Intrinsically Safe Sump
Hayward Industries, Inc.	United States	9,630,127	4/25/2017	Filter Vessel Assembly and Related Methods of Use
Hayward Industries, Inc.	United States	6,004,458	12/21/1999	Filter/Sanitizer

REGISTERED OWNER	JURISDICTION	PATENT NO.	ISSUE DATE	DESCRIPTION
Hayward Industries, Inc.	United States	7,677,268	3/16/2010	Fluid Distribution System for a Swimming Pool Cleaning Apparatus
Hayward Industries, Inc.	United States	6,171,073	1/9/2001	Fluid Vacuum Safety Device for Fluid Transfer and Circulation Systems
Hayward Industries, Inc.	United States	5,947,700	9/7/1999	Fluid Vacuum Safety Device For Fluid Transfer Systems in Swimming Pools
Hayward Industries, Inc.	United States	6,854,148	2/15/2005	Four-Wheel-Drive Automatic Pool Cleaner
Hayward Industries, Inc.	United States	9,695947	7/4/2017	Handle Insert For Valve
Hayward Industries, Inc.	United States	7,971,603	7/5/2011	Header for a Heat Exchanger
Hayward Industries, Inc.	United States	9,353,998	5/31/2016	Header for a Heat Exchanger
Hayward Industries, Inc.	United States	D574,938	8/12/2008	Heat Exchanger
Hayward Industries, Inc.	United States	D539,882	4/3/2007	Heat Pump
Hayward Industries, Inc.	United States	6,733,046	5/11/2004	Hose Swivel Connection Apparatus
Hayward Industries, Inc.	United States	9,046,247	6/2/2015	Low-Profile Niche for Underwater Pool/Spa Lights
Hayward Industries, Inc.	United States	9,031,702	5/12/2015	Modular Pool/Spa Control System
Hayward Industries, Inc.	United States	9,285,790	3/15/2016	Modular Pool/Spa Control System
Hayward Industries, Inc.	United States	9,506,569	11/29/2016	Needle Valve
Hayward Industries, Inc.	United States	D630,808	1/11/2011	Pool Cleaner
Hayward Industries, Inc.	United States	D630,809	1/11/2011	Pool Cleaner
Hayward Industries, Inc.	United States	D598,168	8/11/2009	Pool Cleaner
Hayward Industries, Inc.	United States	D728,873	5/5/2015	Pool Cleaner
Hayward Industries, Inc.	United States	D787,760	5/23/2017	Pool Cleaner
Hayward Industries, Inc.	United States	D787,761	5/23/2017	Pool Cleaner
Hayward Industries, Inc.	United States	D789,003	6/6/2017	Pool Cleaner
Hayward Industries, Inc.	United States	D789,624	6/13/2017	Pool Cleaner
Hayward Industries, Inc.	United States	D537,576	2/27/2007	Pool Cleaner Housing
Hayward Industries, Inc.	United States	D550,906	9/11/2007	Pool Cleaner Housing
Hayward Industries, Inc.	United States	6,298,513	10/9/2001	Pool Cleaner with Open-Ended Pin Supported Flapper Valve
Hayward Industries, Inc.	United States	8,869,337	10/28/2014	Pool Cleaning Device With Adjustable Buoyant Element
Hayward Industries, Inc.	United States	9,677,294	6/13/2017	Pool Cleaning Device with Wheel Drive Assemblies
Hayward Industries, Inc.	United States	7,118,632	10/10/2006	Pool Cleaning Method and Device

REGISTERED OWNER	JURISDICTION	PATENT NO.	ISSUE DATE	DESCRIPTION
Hayward Industries, Inc.	United States	D593,508	6/2/2009	Portable Controller for Swimming Pool or Spa Equipment
Hayward Industries, Inc.	United States	9,502,907	11/22/2016	Power Supplies for Pool and Spa Equipment
Hayward Industries, Inc.	United States	9,501,072	11/22/2016	Programmable Temperature Control System for Pools & Spas
Hayward Industries, Inc.	United States	9,084,314	7/14/2015	Programmable Underwater Lighting System
Hayward Industries, Inc.	United States	D590,842	4/21/2009	Pump
Hayward Industries, Inc.	United States	D536,705S	2/13/2007	Pump Housing
Hayward Industries, Inc.	United States	D551,256	9/18/2007	A Combined Pump Housing and Pump Cap
Hayward Industries, Inc.	United States	D588,159	3/10/2009	Pump Housing
Hayward Industries, Inc.	United States	8,182,212	5/22/2012	Pump Housing Coupling
Hayward Industries, Inc.	United States	6,321,833	11/27/2001	Sinusoidal Fin Heat Exchanger
Hayward Industries, Inc.	United States	D550,805	9/11/2007	Strainer Basket
Hayward Industries, Inc.	United States	D557,374	12/11/2007	Strainer Basket
Hayward Industries, Inc.	United States	9,079,128	7/14/2015	Strainer Basket and Related Methods of Use
Hayward Industries, Inc.	United States	8,186,517	5/29/2012	Strainer Housing Assembly and Stand For Pump
Hayward Industries, Inc.	United States	6,131,227	10/17/2000	Suction Regulating Skirt For Automated Swimming Pool Cleaner Heads
Hayward Industries, Inc.	United States	8,784,652	7/22/2014	Swimming Pool Cleaner with A Rigid Debris Canister
Hayward Industries, Inc.	United States	7,318,448	1/15/2008	Swimming Pool Cleaning Apparatus and Parts Therefor
Hayward Industries, Inc.	United States	6,782,578	8/31/2004	Swimming Pool Pressure Cleaner with Internal Steering Mechanism
Hayward Industries, Inc.	United States	D490,195	5/18/2004	Swimming Pool Vacuum Cleaner
Hayward Industries, Inc.	United States	6,292,970	9/25/2001	Turbine-Driven Automatic Swimming Pool Cleaners
Hayward Industries, Inc.	United States	7,125,146	10/24/2006	Underwater LED Light
Hayward Industries, Inc.	United States	RE43,492	6/26/2012	Underwater LED Light
Hayward Industries, Inc.	United States	9,033,557	5/19/2015	Underwater Light and Associated Systems and Methods
Hayward Industries, Inc.	United States	8,936,721	1/20/2015	Unitary Filter Tank and an Underdrain for Filtering a Body of Water
Hayward Industries, Inc.	United States	9,108,126	8/18/2015	Unitary Filter Tank and an Underdrain for Filtering a Body of Water

REGISTERED OWNER	JURISDICTION	PATENT NO.	ISSUE DATE	DESCRIPTION
Hayward Industries, Inc.	United States	6,468,052	10/22/2002	Vacuum Relief Device For Fluid Transfer and Circulation Systems
Hayward Industries, Inc.	United States	9,010,721	4/21/2015	Valve Switchbox
Hayward Industries, Inc.	United States	9,010,722	4/21/2015	Valve Switchbox
Hayward Industries, Inc.	United States	8,887,757	11/18/2014	Wafer Check Valve And Related Methods of Use
Hayward Industries, Inc.	United States	9,593,502	3/14/2017	Swimming Pool Cleaner
Hayward Industries, Inc.	United States	9,702,480	7/11/2017	Valve Switchbox
Hayward Industries, Inc.	United States	9,707,499	7/18/2017	Vertical Slide Backwash Valve
Hayward Industries, Inc.	United States	4,523,740	6/18/1985	Rotatable unitary ball valve
Hayward Industries, Inc.	United States	4,593,420	6/10/1986	Self-draining hydromassage fitting
Hayward Industries, Inc.	United States	4,629,557	12/16/1986	Pump test ring, cover and strainer and method of providing a pressure-testable pump
Hayward Industries, Inc.	United States	4,798,670	1/17/1989	Skimmer vacuum filter apparatus
Hayward Industries, Inc.	United States	4,818,389	4/4/1989	Skimmer with flow enhancer
Hayward Industries, Inc.	United States	4,941,217	7/17/1990	Flow enhancing jet fitting
Hayward Industries, Inc.	United States	4,982,460	1/8/1991	Flow enhancing jet fitting
Hayward Industries, Inc.	United States	4,985,943	1/22/1991	Two-stage adjustable hydrotherapeutic jet and method
Hayward Industries, Inc.	United States	5,068,033	11/26/1991	Underdrain assembly with pivotal ymounted and lockable laterals
Hayward Industries, Inc.	United States	5,115,974	5/26/1992	Apparatus for providing a waterfall or a fountain
Hayward Industries, Inc.	United States	5,271,561	12/21/1993	Rotary jet hydrotherapy device and method
Hayward Industries, Inc.	United States	7,531,092	5/12/2009	Pump
Hayward Industries, Inc.	United States	9,593,502	3/14/2017	Swimming pool cleaner
Hayward Industries, Inc.	United States	D299,143	12/2711988	Pump
Hayward Industries, Inc.	United States	D333,341	2/16/1993	Multi-port valve handle
Hayward Industries, Inc.	United States	RE43,492	6/26/2012	Underwater Led Light
Hayward Industries, Inc.	United States	3,640,310	2/8/1972	Multiport Valve
Hayward Industries, Inc.	United States	4,823,837	4/25/1989	Skimmer Cover Plate
Hayward Industries, Inc.	United States	4,988,437	1/29/1991	In-line Leaf Trap
Hayward Industries, Inc.	United States	5,105,496	4/21/1992	Suction Cleaning Device
Hayward Industries, Inc.	United States	5,432,688	7/11/1995	Plastic Niche and Grounding Assembly therefor
Hayward Industries, Inc.	United States	5,607,224	3/4/1997	Plastic Niche and Grounding Assembly Therefor
Hayward Industries, Inc.	United States	5,671,769	9/30/1997	Swing Check Valve and Method for Repairing Same
Hayward Industries, Inc.	United States	6,026,804	2/22/2000	Heater for Fluids

REGISTERED OWNER	JURISDICTION	PATENT NO.	ISSUE DATE	DESCRIPTION
Hayward Industries, Inc.	United States	5,809,587	9/22/1998	Safety Device for a Suction Outlet
Hayward Industries, Inc.	United States	5,947,700	9/7/1999	Fluid Vacuum Safety Device for Fluid Transfer Systems in Swimming Pools
Hayward Industries, Inc.	United States	6,076,554	6/20/2000	Multiport Plug Valve with Selectable Port Exclusion
Hayward Industries, Inc.	United States	6,082,993	7/4/2000	Induced Draft Heater with Premixing Burners
Hayward Industries, Inc.	United States	7,168,120	1/30/2007	Pressure-fed Vacuum Swimming Pool Cleaning Robot
Hayward Industries, Inc.	United States	8,281,425	10/9/2012	Load Sensor Safety Vacuum Release System
Hayward Industries, Inc.	United States	D373,176	8/24/1996	A Combined Valve Indicator and Handle
Hayward Industries, Inc.	United States	D384,782	10/7/1997	Swimming Pool Cleaner Housing
Hayward Industries, Inc.	United States	D400,319	10/27/1998	Swimming Pool Cleaner Housing
Hayward Industries, Inc.	United States	D417,322	11/30/1999	Swimming Pool Cleaner Housing
Hayward Industries, Inc.	United States	D425,911	5/30/2000	Pump
Hayward Industries, Inc.	United States	D429,393	8/8/2000	Pool Cleaner Wheel
Hayward Industries, Inc.	United States	D433,545	11/7/2000	Swimming Pool Cleaner Housing
Hayward Industries, Inc.	United States	D443,737	6/12/2001	Four Wheel Pool Cleaner
Hayward Industries, Inc.	United States	D444,280	6/26/2001	Two Wheel Pool Cleaner
Hayward Industries, Inc.	United States	D443,959	6/19/2001	Pool Cleaner
Hayward Industries, Inc.	United States	D445,225	7/17/2001	Pool Cleaner

PATENT APPLICATIONS

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	62/369,526	8/1/2016	Accent Lights with Junction Box Controller
Hayward Industries, Inc.	United States	14/212,516	3/14/2014	Automatic Electric Top Bottom Swimming Pool Cleaner with Internal Pumps
Hayward Industries, Inc.	United States	15/587,672	05/05/2017	Automatic Pool Cleaner Traction Correction
Hayward Industries, Inc.	United States	15/349,183	11/11/2016	Ball Valve
Hayward Industries, Inc.	United States	13/954,130	7/30/2013	Butterfly Valve
Hayward Industries, Inc.	United States	15/372,705	12/8/2016	Butterfly Valve
Hayward Industries, Inc.	United States	15/372,747	12/8/2016	Butterfly Valve
Hayward Industries, Inc.	United States	15/372,822	12/8/2016	Butterfly Valve
Hayward Industries, Inc.	United States	13/561,836	7/30/2012	Chlorinators and Replaceable Cell Cartridges Therefor
Hayward Industries, Inc.	United States	14/839,166	8/28/2015	Combined Ultraviolet and Ozone Fluid Sterilization System
Hayward Industries, Inc.	United States	15/208,011	7/12/2016	Electrical Junction Box with Built-In Isolation Transformer
Hayward Industries, Inc.	United States	14/210,804	3/14/2014	Filtration Media and Filtration Therefor
Hayward Industries, Inc.	United States	14/210,835	3/14/2014	Filtration Media and Filtration Therefor
Hayward Industries, Inc.	United States	14/212,044	3/14/2014	Fluid Sanitization Assembly and Related Methods of Use
Hayward Industries, Inc.	United States	62/370,857	8/4/2016	Gas Switching Device And Associated Methods
Hayward Industries, Inc.	United States	14/805,913	7/22/2015	Gas-Evacuating Filter
Hayward Industries, Inc.	United States	15/592,364	05/11/2017	Hydrocyclonic Pool Cleaner
Hayward Industries, Inc.	United States	14/500,307	9/29/2014	Light With Expanding Compression Member
Hayward Industries, Inc.	United States	15/050,207	2/22/2016	Lighting System For An Environment And A Control Module For Use Therein
Hayward Industries, Inc.	United States	14/204,352	3/11/2014	Local Feature Controller for Pool and Spa Equipment
Hayward Industries, Inc.	United States	14/727,030	6/1/2015	Low-Profile Niche for Underwater Pool/Spa Lights

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	14/211,461	3/14/2014	Modular Pool/Spa Control System
Hayward Industries, Inc.	United States	15/634,462	6/27/2017	Multi-Position Valve
Hayward Industries, Inc.	United States	15/592,371	05/11/2017	Pool Cleaner Caddy with Removable Wheel Assemblies
Hayward Industries, Inc.	United States	15/592,285	05/11/2017	Pool Cleaner Caddy with Retention Mechanism
Hayward Industries, Inc.	United States	15/592,244	05/11/2017	Pool Cleaner Canister Handle
Hayward Industries, Inc.	United States	15/592,254	05/11/2017	Pool Cleaner Check Valve
Hayward Industries, Inc.	United States	15/592,266	05/11/2017	Pool Cleaner Filter Medium
Hayward Industries, Inc.	United States	15/592,377	05/11/2017	Pool Cleaner Impeller Subassembly
Hayward Industries, Inc.	United States	15/592,307	05/11/2017	Pool Cleaner Power Coupling
Hayward Industries, Inc.	United States	15/592,398	05/11/2017	Pool Cleaner Power Coupling
Hayward Industries, Inc.	United States	15/592,352	05/11/2017	Pool Cleaner Power Supply
Hayward Industries, Inc.	United States	15/592,277	05/11/2017	Pool Cleaner Power Supply with Kickstand
Hayward Industries, Inc.	United States	15/592,392	05/11/2017	Pool Cleaner Roller Assembly
Hayward Industries, Inc.	United States	15/592,335	05/11/2017	Pool Cleaner Roller Latch
Hayward Industries, Inc.	United States	14/209,461	3/13/2014	Pool Cleaner with Articulated Cleaning Members
Hayward Industries, Inc.	United States	14/994,653	1/13/2016	Pool Cleaner With Capacitive Water Sensor
Hayward Industries, Inc.	United States	15/592,384	05/11/2017	Pool Cleaner Modular Drivetrain
Hayward Industries, Inc.	United States	15/049,888	2/22/2016	Pool Cleaner With Optical Out-Of-Water And Debris Detection
Hayward Industries, Inc.	United States	15/359,016	11/22/2016	Power Supplies for Pool and Spa Equipment
Hayward Industries, Inc.	United States	15/359,046	11/22/2016	Power Supplies for Pool and Spa Equipment
Hayward Industries, Inc.	United States	15/359,112	11/22/2016	Programmable Temperature Control System for Pools & Spas
Hayward Industries, Inc.	United States	13/159,161	6/13/2011	Sealing Device for an Immersible Pump
Hayward Industries, Inc.	United States	62/398,228	9/22/2016	Self-Priming Dedicated Water Feature Pump

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	15/646,678	7/11/2017	Self-Priming Dedicated Water Feature Pump
Hayward Industries, Inc.	United States	15/200,040	7/1/2016	Spade Connector And Associated Systems And Methods
Hayward Industries, Inc.	United States	14/464,947	8/21/2014	Swimming Pool Cleaner
Hayward Industries, Inc.	United States	14/489,240	9/17/2014	Swimming Pool Cleaner
Hayward Industries, Inc.	United States	14/489,259	9/17/2014	Swimming Pool Cleaner
Hayward Industries, Inc.	United States	15/006,869	1/26/2016	Swimming Pool Cleaner With Hydrocyclonic Particle Separator And/Or Six-Roller Drive System
Hayward Industries, Inc.	United States	15/345,617	11/8/2016	Swimming Pool Deck Jet System And Associated Methods
Hayward Industries, Inc.	United States	62/348,186	6/10/2016	Swimming Pool Heat Exchangers And Associated Systems And Methods
Hayward Industries, Inc.	United States	15/617,760	6/8/2017	Swimming Pool Heat Exchangers And Associated Systems And Methods
Hayward Industries, Inc.	United States	14/207,110	3/12/2014	Swimming Pool Pressure Cleaner Including Automatic Timing Mechanism
Hayward Industries, Inc.	United States	14/487,846	9/16/2014	Swimming Pool Pressure Cleaner Including Automatic Timing Mechanism
Hayward Industries, Inc.	United States	14/213,172	3/14/2014	System and Method for Dynamic Device Discovery and Address Assignment
Hayward Industries, Inc.	United States	14/228,689	3/28/2014	System and Method for Presenting a Sales Demonstration Using a Pool/Spa Controller User Interface
Hayward Industries, Inc.	United States	13/562,128	7/30/2012	Systems and Methods for Controlling Chlorinators
Hayward Industries, Inc.	United States	15/115,125	7/28/2016	Systems and Methods for Interrelated Control of Chlorinators and Pumps

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	62/381,903	8/31/2016	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	62/412,504	10/25/2016	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	62/414,545	10/28/2016	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	15/413,095	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	15/413,117	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	15/413,128	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	15/413,141	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment
Hayward Industries, Inc.	United States	15/413,111	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Chem-Auto)

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	15/413,217	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Cleaners)
Hayward Industries, Inc.	United States	15/413,020	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Heaters)
Hayward Industries, Inc.	United States	15/413,224	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Lighting)
Hayward Industries, Inc.	United States	15/413,074	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Pumps)
Hayward Industries, Inc.	United States	15/413,145	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Valve Actuator)
Hayward Industries, Inc.	United States	15/413,174	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Water Features)
Hayward Industries, Inc.	United States	15/413,199	1/23/2017	Systems and Methods for Providing Network Connectivity and Remote Monitoring, Optimization, and Control of Pool/Spa Equipment (Wiring Hub)
Hayward Industries, Inc.	United States	62/474,333	3/21/2017	Systems and Methods for Sanitizing Pool and Spa Water
Hayward Industries, Inc.	United States	13/562,043	7/30/2012	Systems and Methods for User-Installable Chlorinators

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	14/600,515	1/20/2015	Thermally-Dissipative Flow Sensor System
Hayward Industries, Inc.	United States	15/183,961	6/16/2016	Top-Bottom Pool Cleaner Including A Nose
Hayward Industries, Inc.	United States	14/208,855	3/13/2014	Underwater LED Light with Replacement Indicator
Hayward Industries, Inc.	United States	12/769,038	4/28/2010	Underwater Light Having a Sealed Polymer Housing and Method of Manufacture Therefor
Hayward Industries, Inc.	United States	13/786,739	3/6/2013	Underwater Light Having a Sealed Polymer Housing and Method of Manufacture Therefor
Hayward Industries, Inc.	United States	13/840,751	3/15/2013	Underwater Lighting System With Bather Detection Circuitry
Hayward Industries, Inc.	United States	14/205,936	3/12/2014	Underwater Lighting System With Bather Detection Circuitry
Hayward Industries, Inc.	United States	13/034,389	2/24/2011	Universal Mount for a Variable Speed Pump Drive User Interface
Hayward Industries, Inc.	United States	14/526,299	10/28/2014	Velocity Reducing Port for a Pool Filter
Hayward Industries, Inc.	United States	14/337,873	7/22/2014	Venturi By-Pass System And Associated Methods
Hayward Industries, Inc.	United States	14/734,577	6/9/2015	Water-Cooled Electronic Inverter
Hayward Industries, Inc.	United States	11/946,267	11/28/2007	Buoyant Remote Control Unit for Swimming Pools and Spas
Hayward Industries, Inc.	United States	12/017,659	1/22/2008	Heat Exchangers and Headers Therefor
Hayward Industries, Inc.	United States	12/343,729	12/24/2008	Method and Apparatus for Forming a Thermal Interface for an Electronic Assembly
Hayward Industries, Inc.	United States	12/769,038	4/28/2010	Underwater Light Having A Sealed Hayward Industries, Inc. Polymer Housing and Method of Manufacture Therefor
Hayward Industries, Inc.	United States	13/601,436	8/31/2012	Pool Cleaning Device With Adjustable Buoyant Element

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	13/786,739	3/6/2013	Underwater Light Having a Sealed Polymer Housing and Method of Manufacture Therefor
Hayward Industries, Inc.	United States	13/897,623	5/20/2013	Dynamic Ultraviolet Lamp Ballast System
Hayward Industries, Inc.	United States	14/207,110	3/12/2014	Swimming Pool Pressure Cleaner Including Automatic Timing Mechanism
Hayward Industries, Inc.	United States	14/209,461	3/13/2014	Pool Cleaner with Articulated Cleaning Members
Hayward Industries, Inc.	United States	14/213,676	3/14/2014	Pool Cleaner Drive Mechanism And Associated Systems and Methods
Hayward Industries, Inc.	United States	14/212,516	3/14/2014	Automatic Electric Top Bottom Swimming Pool Cleaner with Internal Pumps
Hayward Industries, Inc.	United States	14/206,374	3/12/2014	Vertical Slide Backwash Valve
Hayward Industries, Inc.	United States	14/210,804	3/14/2014	Filtration Media and Filter Therefor
Hayward Industries, Inc.	United States	14/210,835	3/14/2014	Filtration Media and Filter Therefor
Hayward Industries, Inc.	United States	14/207,893	3/13/2014	Swimming Pool Cleaner With Docking System And/Or Other Related Systems And Methods
Hayward Industries, Inc.	United States	14/212,044	3/14/2014	Fluid Sanitization Assembly And Related Methods of Use
Hayward Industries, Inc.	United States	14/205,936	3/12/2014	Underwater Lighting System With Bather Detection Circuitry
Hayward Industries, Inc.	United States	13/840,751	3/15/2013	Underwater Lighting System With Bather Detection Circuitry
Hayward Industries, Inc.	United States	14/208,247	3/13/2014	Electric Hose Swivel For Skimmer Attachment
Hayward Industries, Inc.	United States	14/204,352	3/11/2014	Local Feature Controller For Pool and Spa Equipment
Hayward Industries, Inc.	United States	14/211,461	3/14/2014	Modular Pool / Spa Control System

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	14/213,172	3/14/2014	System And Method For Dynamic Device Discovery and Address Assignment
Hayward Industries, Inc.	United States	13/954,130	7/30/2013	Butterfly Valve
Hayward Industries, Inc.	United States	14/020,632	9/06/2013	Treaded Insert
Hayward Industries, Inc.	United States	14/526,299	10/28/2014	Velocity Reducing Pool Filter Port
Hayward Industries, Inc.	United States	14/727,030	6/1/2015	Low-Profile Niche for Underwater Pool/Spa Lights
Hayward Industries, Inc.	United States	14/228,689	3/28/2014	System and Method for Presenting a Sales Demonstration Using a Pool/Spa Controller User Interface
Hayward Industries, Inc.	United States	14/691,148	4/20/2015	Valve Switchbox
Hayward Industries, Inc.	United States	14/706,502	5/7/2017	Pool Cleaning Device Having Relief Formed in a Base Portion Thereof
Hayward Industries, Inc.	United States	14/734,577	6/9/2015	Water-Cooled Electronic Inverter
Hayward Industries, Inc.	United States	14/600,515	1/20/2015	Thermally-Dissipative Flow Sensor System
Hayward Industries, Inc.	United States	14/801,439	7/16/2015	Unitary Filter Tank And An Underdrain For Filtering A Body Of Water
Hayward Industries, Inc.	United States	14/805,913	7/22/2015	Gas-Evacuating Filter
Hayward Industries, Inc.	United States	14/337,873	7/22/2014	Venturi By-Pass System And Associated Methods
Hayward Industries, Inc.	United States	14/932,363	11/4/2015	Pool Filter with Integrated Pump
Hayward Industries, Inc.	United States	14/994,653	1/13/2016	Pool Cleaner With Capacitive Water Sensor
Hayward Industries, Inc.	United States	15/006,869	1/26/2016	Swimming Pool Cleaner With Hydrocyclonic Particle Separator And/Or Six-Roller Dnve System
Hayward Industries, Inc.	United States	15/04,988	2/22/2016	Pool Cleaner With Optical Out-Of-Water and Debris Detection
Hayward Industries, Inc.	United States	15/208,011	7/12/2016	Electrical Junction Box With Built-in Isolation Transformer
Hayward Industries, Inc.	United States	15/115,125	1/28/2014	Systems and Methods for Interrelated Control of Chlorinators and Pumps

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	15/200,040	7/1/2016	Spade Connector And Associated Systems And Methods
Hayward Industries, Inc.	United States	15/359,016	11/22/2016	Power Supplies for Pool and Spa Equipment
Hayward Industries, Inc.	United States	15/359,046	11/22/2016	Power Supplies for Pool and Spa Equipment
Hayward Industries, Inc.	United States	15/372,705	12/8/2016	Butterfly Valve
Hayward Industries, Inc.	United States	15/372,747	12/8/2016	Butterfly Valve
Hayward Industries, Inc.	United States	15/372,822	12/8/2016	Butterfly Valve
Hayward Industries, Inc.	United States	15/345,617	11/8/2016	Swimming Pool Deck Jet System and Associated Methods
Hayward Industries, Inc.	United States	15/349,183	11/11/2016	Ball Valve
Hayward Industries, Inc.	United States	13/722,112	12/20/2012	Apparatus for Facilitating Maintenance of a Pool Cleaning Device
Hayward Industries, Inc.	United States	14/208,855	3/13/2014	Underwater Led Light with Replacement Indicator
Hayward Industries, Inc.	United States	14/500,307	9/29/2014	Light with Expanding Compression Member
Hayward Industries, Inc.	United States	14/487,846	9/16/2014	Swimming Pool Pressure Cleaner Including Automatic Timing Mechanism
Hayward Industries, Inc.	United States	14/839,166	8/28/2015	Combined Ultraviolet and Ozone Fluid Sterilization System
Hayward Industries, Inc.	United States	15/050,207	2/22/2016	Lighting System for an Environment and a Control Module for Use Therein
Hayward Industries, Inc.	United States	11/127,749	5/12/2005	Debris Bag for a Swimming Pool Cleaning Apparatus
Hayward Industries, Inc.	United States	11/528,493	9/27/2006	Heat Pump System Having a Defrost mechanism for Low Ambient Air Temperature Operation
Hayward Industries, Inc.	United States	11/585,650	10/24/2006	Filter Housing and Parts Therefor
Hayward Industries, Inc.	United States	11/704,717	2/9/2007	Programmable Aerator Cooling System
Hayward Industries, Inc.	United States	11/770,831	6/29/2007	Pool Cleaner Storage Device
Hayward Industries, Inc.	United States	11/789,870	4/26/2007	Heat Exchanger
Hayward Industries, Inc.	United States	11/975,254	10/18/2007	Pump

REGISTERED OWNER	JURISDICTION	APPLICATION NO.	FILING DATE	DESCRIPTION
Hayward Industries, Inc.	United States	11/975,287	10/18/2007	Debris Bag for a Swimming Pool Cleaning Apparatus
Hayward Industries, Inc.	United States	12/163,126	6/27/2008	Drain Safety and Pump Control Device with Verification
Hayward Industries, Inc.	United States	12/394,157	2/27/2009	Sealing System for Pressure Vessels
Hayward Industries, Inc.	United States	12/435,659	5/5/2009	Combination Venturi Check Valve
Hayward Industries, Inc.	United States	12/693,832	1/26/2010	True Union Quick-disconnect Cam-lock End Connector
Hayward Industries, Inc.	United States	13/034,542	2/24/2011	Pump Controller with External Device Control Capability
Hayward Industries, Inc.	United States	13/568,838	8/7/2012	Debris-capturing Apparatus for Cleaner
Hayward Industries, Inc.	United States	14/222,892	3/24/2014	Automatic Increased-suction Relief Apparatus
Hayward Industries, Inc.	United States	14/337,396	7/22/2014	Swimming Pool Cleaner with a Rigid Debris Canister

TRADEMARKS

REGISTERED OWNER	JURISDICTION	REG. NO.	REG. DATE	TRADEMARK
Hayward Industries, Inc.	United States	3,693,133	10/06/2009	AQUA CONNECT
Hayward Industries, Inc.	United States	3,963,248	05/17/2011	AQUA CONNECT
Hayward Industries, Inc.	United States	3,464,568	07/08/2008	AQUA PLUS
Hayward Industries, Inc.	United States	3,871,629	11/02/2010	AQUA POD
Hayward Industries, Inc.	United States	3,704,835	11/03/2009	AQUA RITE
Hayward Industries, Inc.	United States	2,199,560	10/27/1998	AQUA RITE (Stylized)
Hayward Industries, Inc.	United States	2,770,932	10/07/2003	AQUA SOLAR
Hayward Industries, Inc.	United States	2,454,049	05/22/2001	AQUA TROL
Hayward Industries, Inc.	United States	2,184,852	08/25/1998	AQUABUG
Hayward Industries, Inc.	United States	2,234,984	03/23/1999	AQUACRITTER
Hayward Industries, Inc.	United States	2,920,213	01/18/2005	AQUADRIVE
Hayward Industries, Inc.	United States	1,383,031	02/18/1986	AQUADROID
Hayward Industries, Inc.	United States	4,993,931	07/05/2016	AQUANAUT
Hayward Industries, Inc.	United States	1,620,986	11/06/1990	AQUAPILOT (Stylized)
Hayward Industries, Inc.	United States	4,125,679	04/10/2012	AQUARAY
Hayward Industries, Inc.	United States	1,107,778	12/05/1978	AQUA-VAC
Hayward Industries, Inc.	United States	3,612,167	04/28/2009	CAT 1000
Hayward Industries, Inc.	United States	3,612,168	04/28/2009	CAT 2000
Hayward Industries, Inc.	United States	5,022,967	08/16/2016	CAT 3500
Hayward Industries, Inc.	United States	3,612,169	04/28/2009	CAT 4000
Hayward Industries, Inc.	United States	3,612,170	04/28/2009	CAT 5000
Hayward Industries, Inc.	United States	4,893,384	01/26/2016	CAT 5500
Hayward Industries, Inc.	United States	3,626,278	05/26/2009	CAT CONTROLLERS
Hayward Industries, Inc.	United States	2,865,720	07/20/2004	COLORLOGIC
Hayward Industries, Inc.	United States	4,255,001	12/04/2012	CRYSTALOGIC
Hayward Industries, Inc.	United States	3,077,736	04/04/2006	DIVER DAVE
Hayward Industries, Inc.	United States	3,788,135	05/11/2010	EASY TEMP
Hayward Industries, Inc.	United States	3,623,810	05/19/2009	ECOMMAND
Hayward Industries, Inc.	United States	3,935,362	03/22/2011	ECOSTAR
Hayward Industries, Inc.	United States	3,829,566	08/03/2010	ES HAYWARD ENERGY SOLUTIONS and Design
Hayward Industries, Inc.	United States	1,502,090	08/30/1988	FIRETILE (Stylized)
Hayward Industries, Inc.	United States	1,600,619	06/12/1990	GOLDLINE
Hayward Industries, Inc.	United States	3,455,440	06/24/2008	GOLDLINE CONTROLS
Hayward Industries, Inc.	United States	1,132,980	04/15/1980	H & Design
Hayward Industries, Inc.	United States	4,016,737	08/23/2011	H & Design
Hayward Industries, Inc.	United States	4,118,702	03/27/2012	H HAYWARD & Design
Hayward Industries, Inc.	United States	3,969,301	05/31/2011	HAYWARD

REGISTERED OWNER	JURISDICTION	REG. NO.	REG. DATE	TRADEMARK
Hayward Industries, Inc.	United States	1,058,211	02/08/1977	HAYWARD
Hayward Industries, Inc.	United States	2,921,665	01/25/2005	HAYWARD ELITE
Hayward Industries, Inc.	United States	3,667,638	08/11/2009	HAYWARD ENERGY SOLUTIONS
Hayward Industries, Inc.	United States	3,489,930	08/19/2008	HAYWARD VIIO TURBO
Hayward Industries, Inc.	United States	3,588,085	03/10/2009	HAYWARD VIIO TURBO (Stylized)
Hayward Industries, Inc.	United States	2,961,464	06/07/2005	HEATPRO
Hayward Industries, Inc.	United States	4,257,942	12/11/2012	JIFFY NICHE
Hayward Industries, Inc.	United States	4,585,468	08/12/2014	LIFESTAR
Hayward Industries, Inc.	United States	2,124,181	12/23/1997	NAVIGATOR
Hayward Industries, Inc.	United States	4,672,840	01/13/2015	OMNILOGIC
Hayward Industries, Inc.	United States	3,839,066	08/24/2010	ONCOMMAND
Hayward Industries, Inc.	United States	2,055,038	04/22/1997	PERFLEX
Hayward Industries, Inc.	United States	3,489,931	08/19/2008	PHANTOM TURBO
Hayward Industries, Inc.	United States	3,499,911	09/09/2008	PHANTOM TURBO (Stylized)
Hayward Industries, Inc.	United States	5,055,736	10/04/2016	PHOENIX
Hayward Industries, Inc.	United States	2,422,021	01/16/2001	POOL VAC ULTRA
Hayward Industries, Inc.	United States	3,612,163	04/28/2009	POOLCOMM
Hayward Industries, Inc.	United States	2,075,752	07/01/1997	POWER-FLO
Hayward Industries, Inc.	United States	3,101,841	06/06/2006	POWERFLO MATRIX
Hayward Industries, Inc.	United States	3,538,131	11/25/2008	PRO LOGIC
Hayward Industries, Inc.	United States	4,667,908	01/06/2015	PURE-BLU
Hayward Industries, Inc.	United States	4,573,094	07/22/2014	SALINE C
Hayward Industries, Inc.	United States	4,255,050	12/04/2012	SALT & SWIM
Hayward Industries, Inc.	United States	3,640,451	06/16/2009	SENSE AND DISPENSE
Hayward Industries, Inc.	United States	4,023,757	09/06/2011	SHARKVAC BY HAYWARD
Hayward Industries, Inc.	United States	2,114,157	11/18/1997	SKIM-MASTER
Hayward Industries, Inc.	United States	2,191,368	09/22/1998	SMARTDRIVE
Hayward Industries, Inc.	United States	3,652,589	07/07/2009	STRATUM
Hayward Industries, Inc.	United States	1,518,655	01/03/1989	SUPER PUMP
Hayward Industries, Inc.	United States	4,335,834	05/14/2013	SURE-TUFF
Hayward Industries, Inc.	United States	2,063,080	05/20/1997	SWIM PRO
Hayward Industries, Inc.	United States	3,280,886	08/14/2007	SWIM PURE PLUS
Hayward Industries, Inc.	United States	3,280,894	08/14/2007	SWIM PURE PLUS & Design
Hayward Industries, Inc.	United States	4,117,446	03/27/2012	TANK-TITE
Hayward Industries, Inc.	United States	2,346,109	04/25/2000	TIGERSHARK & Design
Hayward Industries, Inc.	United States	3,687,673	09/22/2009	TOTAL POOL MANAGEMENT
Hayward Industries, Inc.	United States	3,190,201	12/26/2006	TRISTAR
Hayward Industries, Inc.	United States	4,993,932	07/05/2016	TRIVAC

REGISTERED OWNER	JURISDICTION	REG. NO.	REG. DATE	TRADEMARK
Hayward Industries, Inc.	United States	3,156,434	10/17/2006	TURBO CELL
Hayward Industries, Inc.	United States	3,976,710	06/14/2011	VARI-FLO
Hayward Industries, Inc.	United States	4,974,303	06/07/2016	V-FLEX
Hayward Industries, Inc.	United States	3,489,929	08/19/2008	VIIO TURBO
Hayward Industries, Inc.	United States	3,099,241	05/30/2006	WANDA THE WHALE
Hayward Industries, Inc.	United States	3,047,028	01/17/2006	XSTREAM
Hayward Industries, Inc.	United States	3,198,500	01/16/2007	XSTREAM & Design

TRADEMARK APPLICATIONS

APPLICANT	JURISDICTION	SERIAL NO.	FILING DATE	TRADEMARK
Hayward Industrial Properties, Inc.	United States	87/369,104	03/13/2017	HAYWARD FILTRATION
Hayward Industries, Inc.	United States	87/290,262	01/05/2017	HEXADRIVE
Hayward Industries, Inc.	United States	87/290,350	01/05/2017	HYDRORITE UVO3
Hayward Industries, Inc.	United States	87/290,252	01/05/2017	OPTISENSE
Hayward Industries, Inc.	United States	87/368,985	03/13/2017	PROFILE2
Hayward Industries, Inc.	United States	87/290,239	01/05/2017	SPINTECH
Hayward Industries, Inc.	United States	87/449,312	05/15/2017	SWIMPURE
Hayward Industries, Inc.	United States	87/325,729	02/06/2017	SYSTEM2
Hayward Industries, Inc.	United States	87/325,767	02/06/2017	SYSTEM2 SEALING TECHNOLOGY
Hayward Industries, Inc.	United States	87/290,228	01/05/2017	TOUCHFREE

SCHEDULE 5(b)

COPYRIGHTS

COPYRIGHTS

REGISTERED OWNER	TITLE	COUNTRY	REG. NO.	REG. DATE
Hayward Industries, Inc.	AQUA RITE OPERATION & INSTALLATION MANUAL	United States	TX0007840642	5/27/2014
Hayward Industries, Inc.	AQUA RITE OPERATION & INSTALLATION MANUAL	United States	TX0007840644	5/27/2014
Hayward Industries, Inc.	AQUA RITE OPERATION & INSTALLATION MANUAL	United States	TX0007841245	5/28/2014

COPYRIGHT APPLICATIONS

None.

SCHEDULE 6

COMMERCIAL TORT CLAIMS

EXHIBIT F

[FORM OF]
PERFECTION CERTIFICATE SUPPLEMENT

[Insert date]

Reference is hereby made to (i) that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), Hayward Industries, Inc., a New Jersey corporation (the “Borrower”), the lenders from time to time party thereto (the “First Lien Lenders”) and Bank of America, N.A., as administrative agent and collateral agent for the First Lien Lenders (in such capacities, the “First Lien Agent”), (ii) that certain First Lien Pledge and Security Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Security Agreement”), by and among the Loan Parties (as defined in the First Lien Credit Agreement) from time to time party thereto and the First Lien Agent, (iii) that certain Second Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified in effect on the date hereof, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, each, a “Credit Agreement” and, collectively, the “Credit Agreements”), by and among Holdings, the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Second Lien Lenders (in such capacities, the “Second Lien Agent” and, together with the First Lien Agent, each, an “Agent” and collectively, the “Agents”), (iv) that certain Second Pledge and Lien Security Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, each, a “Security Agreement” and, collectively, the “Security Agreements”), by and among the Loan Parties (as defined in the Second Lien Credit Agreement) from time to time party thereto and the Second Lien Agent and (v) the Perfection Certificate, dated as of August 4, 2017 (as supplemented by any perfection certificate and/or perfection certificate supplement delivered prior to the date hereof, the “Prior Perfection Certificate”), executed by the Loan Parties (as defined in the applicable Credit Agreement) signatory thereto. Capitalized terms used but not defined herein have the meanings assigned to such terms in the applicable Security Agreement.

As used herein, the term “Company” means each of Holdings, the Borrower and the other Loan Parties (as defined in the applicable Credit Agreement).

As of [[●], 20[●]] (the “Supplement Date”)28, the undersigned hereby represents and warrants to each Administrative Agent as follows:

1.       Names. (a) Except as set forth in Schedule 1(a) hereto, the true and complete list of (i) the exact legal name of each Company, as such name appears in its respective Organizational Documents (as defined in each Credit Agreement) filed with the Secretary of State or other relevant office of such Company’s jurisdiction of organization or formation, (ii) the type of entity of each Company, (iii) the organizational identification number, if any, of each Company, (iv) the Federal Taxpayer Identification Number, if any, of each Company and (v) the jurisdiction of organization or formation of each Company is set forth in Schedule 1(a) to the Prior Perfection Certificate.

28 To refer to end of fiscal year or fiscal quarter as to which the Perfection Certificate Supplement relates.

F-1

(b)    Except as otherwise disclosed in Schedule 1(b), 1(c) or 1(d), the true and complete list of all other names used by such Company on any filings with the Internal Revenue Service, in each case, in the past five years is set forth on Schedule 1(b), Schedule 1(c) and Schedule 1(d) of the Prior Perfection Certificate.

(c)    Except as set forth in Schedule 1(c) hereto, the true and complete list of the information required by Section 1(a) above for any other Person (i) to which any Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past five years, is set forth in Schedule 1(c) to the Prior Perfection Certificate.

(d)    Except as set forth in Schedule 1(d) hereto, or as otherwise disclosed in Schedule 1(c) or in such Schedules to the Prior Perfection Certificate, no Company has changed its jurisdiction of organization or form of entity since the earlier of (i) the Supplement Date or (ii) at any time during the past four months.

2.      Locations. Except as set forth in Schedule 2(a) hereto, the true and complete list of the address of the chief executive offices of each Company is set forth in Schedule 2(a) to the Prior Perfection Certificate.

(b)    Except as set forth in Schedule 2(a) or Schedule 2(b) hereto, the true and complete list of all other locations where any Company currently maintains any Collateral consisting of Inventory (including property in possession of a third party (e.g., a warehouseman or other bailee or on consignment), other than Inventory in transit or out for repair in the ordinary course of business is set forth in Schedule 2(a) or Schedule 2(b) to the Prior Perfection Certificate.

3.      Stock Ownership and Other Equity Interests. Except as set forth in Schedule 3 hereto, the true and complete list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Company constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby is set forth in Schedule 3 to the Prior Perfection Certificate.

4.      Instruments and Tangible Chattel Paper. Except as set forth on Schedule 4 hereto, the true and complete list of all Instruments (other than checks to be deposited in the ordinary course of business) having a face amount exceeding $15,000,000 and Tangible Chattel Paper having a face amount exceeding $15,000,000, in each case held by any Company as of the Supplement Date, including the names of the obligors, the amounts owing and the due dates, is set forth in Schedule 4 to the Prior Perfection Certificate.

F-2

5.     Intellectual Property.

(a)   Except as set forth on Schedule 5(a) hereto, the true and complete list of all Patents, Designs (if applicable) and Trademarks of each Company registered with and published by (or applied for in) the United States Patent and Trademark Office (“USPTO”) (excluding, for the avoidance of doubt, any Patent or Trademark that has expired or been abandoned, but including Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), as applicable, including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such Patent, Design (if applicable) and Trademark, is set forth in Schedule 5(a) to the Prior Perfection Certificate.

(b)   Except as set forth on Schedule 5(b) hereto, the true and complete list of all Copyrights of each Company registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright, is set forth in Schedule 5(b) to the Prior Perfection Certificate.

6.     Commercial Tort Claims. Except as set forth on Schedule 6 hereto, the true and complete list of all Commercial Tort Claims with an individual value of at least $10,000,000 (as reasonably determined by the Borrower), held by any Company, including a brief description thereof, is set forth in Schedule 6 to the Prior Perfection Certificate.

[Signature Page Follows]

F-3

IN WITNESS WHEREOF, the undersigned have signed this Perfection Certificate Supplement as of the date first written of above.

[●]

By:
Name:
Title:

[Signature Page to Perfection Certificate Supplement]

SCHEDULE 1(a)

LEGAL NAMES

Legal Name	Jurisdiction	Type of Entity	Organizational Identification Number	Federal Taxpayer Identification Number

SCHEDULE 1(b)

A.       OTHER NAMES USED ON IRS FILINGS:

Company	Other Name

SCHEDULE 1(c)

PREDECESSOR ENTITIES

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date of Action

SCHEDULE 1(d)

CHANGES IN JURISDICTION OR FORM

Company	Current Jurisdiction of Organization/Form	Prior Jurisdiction of Organization/Form	Date of Change

SCHEDULE 2(a)

CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Chief Executive Office Address

SCHEDULE 2(b)

LOCATIONS OF INVENTORY

Company	Address

SCHEDULE 3

PLEDGED STOCK

Issuer	Holder	Certificate No.	% of Issued and Outstanding

SCHEDULE 4

INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1.       Promissory Notes/Instruments:

Obligee	Obligor	Principal Amount	Maturity

2.       Tangible Chattel Paper:

SCHEDULE 5(a)

PATENTS AND TRADEMARKS

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE 5(b)

COPYRIGHTS

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION	NUMBER TITLE

SCHEDULE 6

COMMERCIAL TORT CLAIMS

EXHIBIT G

[FORM OF]
PROMISSORY NOTE

$[●]	New York, New York
[●] [●], 20[●]

FOR VALUE RECEIVED, the undersigned Hayward Industries, Inc., a New Jersey corporation (“Borrower”), hereby promises to pay on demand to [•] (the “Lender”) or its registered permitted assign, at the office of Bank of America, N.A. (“Bank of America”) at One Bryant Park, New York, New York 10036, [Term][Revolving] Loans in the principal amount of $[•] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”). The Borrower also promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the First Lien Credit Agreement. Terms used but not defined herein shall have the meanings assigned to such terms in the First Lien Credit Agreement.

The Borrower promises to pay interest on any overdue principal and, to the extent permitted by Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the First Lien Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this Promissory Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the promissory notes referred to in the First Lien Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the First Lien Credit Agreement, all upon the terms and conditions therein specified. This Promissory Note is entitled to the benefit of the First Lien Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the First Lien Credit Agreement.

If any assignment by the Lender holding this Promissory Note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this Promissory Note to the Administrative Agent for cancellation.

G-1

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE FIRST LIEN CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

[Signature Page to Promissory Note]

G-2

SCHEDULE A

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule A to Promissory Note

SCHEDULE B

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

Schedule B to Promissory Note

EXHIBIT H

[FORM OF]
GUARANTY AGREEMENT

[ATTACHED]

Execution Version

FIRST LIEN LOAN GUARANTY

THIS FIRST LIEN LOAN GUARANTY dated as of August 4, 2017 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “First Lien Loan Guaranty”), is entered into by and among Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), Hayward Acquisition Corp., a New Jersey corporation (the “Initial Borrower”), Hayward Industries, Inc., a New Jersey corporation (upon merging with the Initial Borrower pursuant to the Merger (as defined in the First Lien Credit Agreement) and as survivor of the Merger, the “Borrower”), the other Loan Guarantors (as defined herein) and Bank of America, N.A. in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain First Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among, inter alios, Holdings, the Initial Borrower, the Borrower, the Lenders from time to time party thereto and the Administrative Agent.

The Loan Guarantors are entering into this First Lien Loan Guaranty in order to induce the Lenders to enter into and extend credit to the Borrower under the First Lien Credit Agreement and to guarantee the Secured Obligations.

Each Loan Guarantor will obtain benefits from the incurrence of Loans by the Borrower for the account of the Borrower and its Restricted Subsidiaries and the incurrence by the Loan Parties of Secured Hedging Obligations and Banking Services Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.     Definitions of Certain Terms Used Herein. As used in this First Lien Loan Guaranty, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Accommodation Payments” has the meaning assigned to such term in Section 2.09.

“Administrative Agent” has the meaning assigned to such term in the preamble.

“Article” means a numbered article of this First Lien Loan Guaranty, unless another document is specifically referenced.

“Exhibit” refers to a specific exhibit to this First Lien Loan Guaranty, unless another document is specifically referenced.

“First Lien Credit Agreement” has the meaning assigned to such term in the Preliminary Statement.

“First Lien Loan Guaranty” has the meaning assigned to such term in the preamble.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).

“Guaranty Supplement” has the meaning assigned to such term in Section 3.04.

“Holdings” has the meaning assigned to such term in the preamble.

“Loan Guarantors” means (i) Holdings, (ii) the Subsidiary Guarantors party hereto and (iii) solely with respect to Secured Hedging Obligations and Banking Services Obligations, the Borrower.

“Maximum Liability” has the meaning assigned to such term in Section 2.09(a).

“Non-ECP Guarantor” means each Loan Guarantor other than a Qualified ECP Guarantor.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Section” means a numbered section of this First Lien Loan Guaranty, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.09(a).

“UFTA” has the meaning assigned to such term in Section 2.09(a).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used in this First Lien Loan Guaranty and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement.

The rules of construction specified in Sections 1.03 and 1.04 of the First Lien Credit Agreement also apply to this First Lien Loan Guaranty, mutatis mutandis.

2

ARTICLE 2
LOAN GUARANTY

Section 2.01. Guaranty. Except as otherwise provided for herein (including under Section 3.14), each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent (acting as agent for the Secured Parties, pursuant to Article 8 of the First Lien Credit Agreement) for the ratable benefit of the Secured Parties, the full and prompt payment, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise (including whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof), and at all times thereafter, and performance of the Secured Obligations (excluding, for the avoidance of doubt, (i) with respect to any Loan Guarantor (other than the Borrower) any Excluded Swap Obligations and (ii) in the case of the Borrower, in respect of its own obligations), together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations that are reimbursable in accordance with Section 9.03 of the First Lien Credit Agreement (collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations become due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties, on demand. This First Lien Loan Guaranty is continuing and shall remain in full force and effect until the Termination Date, and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

Section 2.02. Guaranty of Payment. This First Lien Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Borrower, each Loan Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this First Lien Loan Guaranty at any time when an Event of Default has occurred and is continuing.

Section 2.03. No Discharge or Diminishment of First Lien Loan Guaranty.

(a)       Except as otherwise provided for herein (including under Section 3.14), the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by the Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower; or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

3

(b)       Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 3.14, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any Requirements of Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)       Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 3.14).

4

Section 2.04.     Defenses Waived. To the fullest extent permitted by applicable Requirements of Law, and except for termination of a Loan Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.14), each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or arising out of the disability of the Borrower or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by applicable Requirements of Law, any notice not provided for herein or in any other Loan Document, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this First Lien Loan Guaranty and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right under any statute, at common law, in equity or otherwise (except as may be required by applicable Requirements of Law but solely to the extent the relevant requirement cannot be waived under such Requirement of Law) to require the Administrative Agent to (i) proceed against the Borrower, any other Loan Guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Loan Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s power whatsoever. The Administrative Agent may, at its election and in accordance with the terms of the applicable Loan Documents (including the Intercreditor Agreement), foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable Requirements of Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party or with respect to any security, without affecting or impairing in any way the liability of such Loan Guarantor under this First Lien Loan Guaranty, except as otherwise provided in Section 3.14. To the fullest extent permitted by applicable Requirements of Law, each Loan Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 2.05.    Authorization. Each Loan Guarantor authorizes the Administrative Agent without notice or demand (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 3.14), from time to time, subject to the terms of the referenced Loan Documents (including the Intercreditor Agreements), to:

(a)       change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this First Lien Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)       take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)       exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

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(d)       release or substitute any endorser, any guarantor, the Borrower, any other Loan Party and/or any other obligor;

(e)       settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;

(f)       apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of the Borrower remain unpaid;

(g)       consent to or waive any breach of, or any act, omission or default under, this First Lien Loan Guaranty, the First Lien Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation, any agreement with respect to Banking Services Obligations or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this First Lien Loan Guaranty, the First Lien Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation, any agreement with respect to Banking Services Obligations or any of such other instruments or agreements; and/or

(h)       take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this First Lien Loan Guaranty.

Section 2.06.     Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this First Lien Loan Guaranty until the occurrence of the Termination Date; provided that if any amount shall be paid to such Loan Guarantor on account of such subrogation rights at any time prior to the Termination Date, then unless such Loan Guarantor has already discharged its liabilities under this First Lien Loan Guaranty in an amount equal to such Loan Guarantor’s Maximum Liability as of such date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (for the benefit of the Secured Parties) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.18(b) of the First Lien Credit Agreement.

Section 2.07.     Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this First Lien Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.

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Section 2.08.    Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this First Lien Loan Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 2.09.     Contribution; Subordination; Maximum Liability.

(a)       In the event any Loan Guarantor (a “Paying Guarantor”) makes any payment or payments under this First Lien Loan Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this First Lien Loan Guaranty (each such payment or loss, an “Accommodation Payment”), each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s Guarantor Percentage of such Accommodation Payments by such Paying Guarantor. For purposes of this Section 2.09, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such Accommodation Payments by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date. As of any date of determination, the “Maximum Liability” of each Loan Guarantor shall be equal to the maximum amount of liability which could be asserted against such Loan Guarantor hereunder and under the First Lien Credit Agreement without (x) rendering such Loan Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraud Conveyance Act (“UFCA”), (y) leaving such Loan Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (z) leaving such Loan Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this First Lien Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. If, prior to the Termination Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default has occurred and is continuing, such contribution payment shall be collected, enforced and received by such Loan Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this First Lien Loan Guaranty. No failure on the part of any Loan Guarantor to make the payments required by this Section 2.09 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Loan Guarantor with respect to its obligations hereunder, and each Loan Guarantor shall remain liable for the full amount of the obligations of such Loan Guarantor hereunder. Each Loan Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to Holdings (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(f) or 7.01(g) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, or to it by, any other Loan Guarantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of all the Secured Obligations. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties.

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(b)       It is the desire and intent of the Loan Guarantors and the Secured Parties that this First Lien Loan Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the Requirements of Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this First Lien Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Requirements of Law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this First Lien Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this First Lien Loan Guaranty, then, notwithstanding any other provision of this First Lien Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to such Loan Guarantor’s Maximum Liability. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this First Lien Loan Guaranty or affecting the rights and remedies of the Administrative Agent hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 2.10.     Representations and Warranties. As and when required in accordance with the terms of the First Lien Credit Agreement, each Loan Guarantor hereby makes each representation and warranty made in the Loan Documents by Holdings and the Borrower with respect to such Loan Guarantor, as applicable, and each Loan Guarantor hereby further acknowledges and agrees with respect to itself that such Loan Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this First Lien Loan Guaranty and each other Loan Document to which it is or is to be a party, and such Loan Guarantor has established adequate means of obtaining from each other Loan Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Loan Guarantor.

Section 2.11.    Covenants. Each Loan Guarantor covenants and agrees that until the Termination Date, such Loan Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that the Borrower has agreed to cause such Loan Guarantor or such Restricted Subsidiary to perform or observe. Until the Termination Date, no Loan Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against the Borrower or any Loan Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any Loan Guarantor from commencing or joining with the Borrower or Loan Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

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ARTICLE 3
GENERAL PROVISIONS

Section 3.01.     Liability Cumulative. The liability of each Loan Guarantor under this First Lien Loan Guaranty is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Administrative Agent and the Lenders under the First Lien Credit Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 3.02.     No Waiver; Amendments. No delay or omission of the Administrative Agent in exercising any right or remedy granted under this First Lien Loan Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this First Lien Loan Guaranty whatsoever shall be valid unless in writing signed by the Loan Guarantors and the Administrative Agent with the concurrence or at the direction of the Lenders to the extent required under or otherwise in accordance with Section 9.02 of the First Lien Credit Agreement and then only to the extent specifically set forth in such writing.

Section 3.03.     Severability of Provisions. To the extent permitted by applicable Requirements of Law, any provision of this First Lien Loan Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this First Lien Loan Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 3.04.     Additional Subsidiaries. Certain Restricted Subsidiaries of the Borrower may be required to enter into this First Lien Loan Guaranty pursuant to and in accordance with Section 5.12 of the First Lien Credit Agreement. Upon execution and delivery by the Administrative Agent and such Restricted Subsidiary of an instrument in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), such Restricted Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Loan Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Guarantor hereunder or any other Person. The rights and obligations of each Loan Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Guarantor as a party to this First Lien Loan Guaranty.

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Section 3.05.     Headings. The titles of and section headings in this First Lien Loan Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this First Lien Loan Guaranty.

Section 3.06.     Entire Agreement. This First Lien Loan Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 3.07.     CHOICE OF LAW. THIS FIRST LIEN LOAN GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST LIEN LOAN GUARANTY, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.08.     CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST LIEN LOAN GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.

(b)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST LIEN LOAN GUARANTY AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

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(c)       TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE FIRST LIEN CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS FIRST LIEN LOAN GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS FIRST LIEN LOAN GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 3.09.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST LIEN LOAN GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST LIEN LOAN GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.10.     Indemnity. Each Loan Guarantor hereby agrees to indemnify the Administrative Agent and the other Indemnitees, as set forth in Section 9.03 of the First Lien Credit Agreement.

Section 3.11.     Counterparts. This First Lien Loan Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Lien Loan Guaranty by facsimile or by email as a “.pdf’ or “tif’ attachment shall be effective as delivery of a manually executed counterpart of this First Lien Loan Guaranty.

Section 3.12.     Successors and Assigns. Whenever in this First Lien Loan Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Guarantor or the Administrative Agent that are contained in this First Lien Loan Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted (or not prohibited) under the First Lien Credit Agreement, no Loan Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

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Section 3.13.     Survival of Agreement. Without limitation of any provision of the First Lien Credit Agreement or Section 3.10 hereof, all covenants, agreements, indemnities, representations and warranties made by the Loan Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this First Lien Loan Guaranty or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the First Lien Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Loan Guarantor until such Loan Guarantor is otherwise released from its obligations under this First Lien Loan Guaranty in accordance with Section 3.14.

Section 3.14.     Release of Loan Guarantors. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and its First Lien Loan Guaranty shall be automatically released in the circumstances described in Article 8 and Section 9.22 of the First Lien Credit Agreement. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.14 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 3.15.     Payments. All payments made by any Loan Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 2.18 and 2.19 of the First Lien Credit Agreement.

Section 3.16.     Notice, etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a)       if to any Loan Guarantor, addressed to it in care of the Borrower at its address specified in Section 9.01 of the First Lien Credit Agreement;

(b)       if to the Administrative Agent or any Lender, at its address specified in Section 9.01 of the First Lien Credit Agreement;

(c)       if to any Secured Party in respect of any Secured Hedging Obligations, at its address specified in the Hedge Agreement to which it is a party; or

(d)       if to any Secured Party in respect of any Banking Services Obligations, at its address specified in the relevant documentation to which it is a party.

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Section 3.17.     Set Off. In addition to any rights now or hereafter granted under applicable Requirements of Law and not by way of limitation of any such rights, while an Event of Default has occurred and is continuing, the Administrative Agent, each Lender, each letter of credit issuer under any Additional Revolving Facility and each of their respective Affiliates shall be entitled to rights of setoff to the extent provided in Section 9.09 of the First Lien Credit Agreement.

Section 3.18.     Waiver of Consequential Damages, Etc. To the extent permitted by applicable Requirements of Law, none of the Loan Guarantors nor the Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this First Lien Loan Guaranty or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Loan Guarantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 3.10.

Section 3.19.     Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this First Lien Loan Guaranty in respect of Swap Obligations that would otherwise be Excluded Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.19 for the maximum amount of such liability that can be hereby incurred, and otherwise subject to the limitations on the obligations of Loan Guarantors contained in this First Lien Loan Guaranty, without rendering its obligations under this Section 3.19, or otherwise under this First Lien Loan Guaranty, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). This Section 3.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Non-ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Loan Guarantor and the Administrative Agent have executed this First Lien Loan Guaranty as of the date first above written.

HOLDINGS

HAYWARD INTERMEDIATE, INC.

By:
Name:
Title:

BORROWER

HAYWARD ACQUISITION CORP.

By:
Name:
Title:

Signature Page To First Lien Loan Guaranty

SUBSIDIARY GUARANTORS

GOLDLINE PROPERTIES LLC

By:
Name:
Title:

HAYWARD INDUSTRIAL PRODUCTS, INC.

By:
Name:
Title:

HAYWARD / WRIGHT-AUSTIN INC.

By:
Name:
Title:

WEBSTER PUMPS, INC.

By:
Name:
Title:

Signature Page To First Lien Loan Guaranty

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page To First Lien Loan Guaranty

EXHIBIT A

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) NO. [●], dated as of [●] [●], 20[●], is entered into among [●], a [●] ([each, a] [the] “New Subsidiary”), and acknowledged and accepted by Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”), pursuant to that certain First Lien Loan Guaranty, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Loan Guaranty”), by and among Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the other Loan Guarantors from time to time party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the First Lien Loan Guaranty.

[Each] [The] New Subsidiary and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.       [Each] [The] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Subsidiary will be deemed to be a Loan Guarantor under the First Lien Loan Guaranty and a Loan Guarantor for all purposes of the First Lien Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Guarantor thereunder as if it had executed the First Lien Loan Guaranty. [Each] [The] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the First Lien Loan Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, [each] [the] New Subsidiary hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the First Lien Loan Guaranty.

2.       [Each] [The] New Subsidiary hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by [each] [the] New Subsidiary upon the execution of this Agreement by the New Subsidiary.

3.       [Each] [The] New Subsidiary hereby (x) makes, as of the date hereof, each representation and warranty set forth in Section 2.10 of the First Lien Loan Guaranty and (y) agrees to perform and observe, and to cause each of its Restricted Subsidiaries to perform and observe, the covenants set forth in Section 2.11 of the First Lien Loan Guaranty.

4.       From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the First Lien Credit Agreement and the other Loan Documents.

5.       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf’ or “.tif’ attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

6.       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, [each] [the] New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT I

[FORM OF]
SECURITY AGREEMENT

[ATTACHED]

Execution Version

FIRST LIEN PLEDGE AND SECURITY AGREEMENT

FIRST LIEN PLEDGE AND SECURITY AGREEMENT dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”), by and among Hayward Acquisition Corp., a New Jersey corporation (the “Initial Borrower”), Hayward Industries, Inc., a New Jersey corporation (upon merging with the Initial Borrower pursuant to the Merger (as defined in the First Lien Credit Agreement) and as survivor of the Merger, the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the other Grantors (as defined below) and Bank of America, N.A., in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties under that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Holdings, the Initial Borrower, the Borrower, the Administrative Agent and the Lenders from time to time parties thereto.

PRELIMINARY STATEMENT

WHEREAS, the Grantors (as defined below) are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the First Lien Credit Agreement and to secure the Secured Obligations, including, their obligations under the Loan Guaranty, each Hedge Agreement, the obligations under which constitute Secured Hedging Obligations, and each agreement relating to Banking Services, the obligations under which constitute Banking Services Obligations;

WHEREAS, the ABL Intercreditor Agreement governs the relative rights and priorities of the Term Secured Parties and the ABL Secured Parties in respect of the Term Priority Collateral and the ABL Priority Collateral (as each term is defined therein); and

WHEREAS, the Term Intercreditor Agreement governs the relative rights and priorities of the First Priority Secured Parties and the Second Priority Secured Parties (as each term is defined therein) in respect of the Collateral;

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.    Terms Defined in First Lien Credit Agreement. Except as set forth in Section 1.02 below, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Credit Agreement. The rules of construction set forth in Section 1.03, Section 1.07 and Section 1.10 of the First Lien Credit Agreement shall apply to this Security Agreement as if specifically incorporated herein, mutatis mutandis.

Section 1.02.    Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the First Lien Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Letter-of-Credit Right,” “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and the Preliminary Statement above, the following terms shall have the following meanings:

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.

“ABL US Collateral” has the meaning specified to ABL US Priority Collateral in the First Lien Credit Agreement.

“Administrative Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrower” has the meaning set forth in the preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Copyrights (as such term is defined in the First Lien Credit Agreement).

“Discharge of ABL Obligations” has the meaning given to such term in the ABL Intercreditor Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“First Lien Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Grantors” means (i) Holdings, the Initial Borrower, the Borrower and the Subsidiary Guarantors party to this Security Agreement on the Closing Date and (ii) each Subsidiary Guarantor that becomes a party to this Security Agreement as a Grantor after the Closing Date in accordance with Section 7.10 of this Security Agreement and Section 5.12 of the First Lien Credit Agreement. Notwithstanding anything else provided herein, any reference to Grantors in connection with a representation or covenant under this Security Agreement that is limited by its terms to the Closing Date shall, for such purposes, mean the Grantors on the Closing Date.

“Holdings” has the meaning set forth in the preamble.

“Intellectual Property Collateral” means collectively, all (a) Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software and any and all other IP Rights; (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriation, dilution or other violations of any of the foregoing; (c) all rights to sue for past, present and future infringements, misappropriation, dilution or other violations of any of the foregoing; and (d) all rights corresponding to any of the foregoing.

“Intellectual Property Security Agreement Supplements” means (a) a Trademark Security Agreement Supplement, (b) a Patent Security Agreement Supplement or (c) a Copyright Security Agreement Supplement, in each case, substantially in the form of Annex A to the relevant Intellectual Property Security Agreement, as applicable.

“Licenses” means, with respect to any Grantor, whether as licensor or licensee, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements with respect to (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets, (5) Software, or (6) any and all other IP Rights, (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future breaches thereof, (c) all rights to sue for past, present and future breaches thereof, and (d) all rights corresponding to any of the foregoing.

“Money” has the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Patents (as such term is defined in the First Lien Credit Agreement).

“Perfection Certificate” means the Perfection Certificate delivered pursuant to Section 4.01(i) of the First Lien Credit Agreement, as modified and supplemented from time to time as a result of the delivery of any Perfection Certificate Supplement pursuant to Section 5.01(c) of the First Lien Credit Agreement.

“Permits” shall mean all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

“Pledged Collateral” means all Pledged Stock and Stock Rights, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock or other Stock Rights that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof, but in any case, excluding any items constituting Excluded Assets as expressly limited or excluded by the definition of “Collateral and Guarantee Requirement” in the First Lien Credit Agreement.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock as are hereafter acquired by such Grantor, excluding any items constituting Excluded Assets.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any Account, Chattel Paper, Document, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money or that is otherwise included as Collateral, but in any case, excluding any item constituting Excluded Assets.

“Second Lien Loan Documents” means the “Loan Documents” as defined in the Second Lien Credit Agreement.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code and data collections; (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present and future misappropriation or infringements of any of the foregoing; (c) all rights to sue for past, present and future misappropriation or infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Trademarks (as such term is defined in the First Lien Credit Agreement).

ARTICLE 2
Grant of Security Interest

Section 2.01. Grant of Security Interest.

(a)       As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i)        all Accounts;

(ii)       all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii)      all Intellectual Property Collateral;

(iv)      all Documents;

(v)       all Equipment;

(vi)     all Fixtures;

(vii)    all General Intangibles;

(viii)   all Goods;

(ix)      all Instruments;

(x)       all Inventory;

(xi)      all Investment Property, Pledged Stock and other Pledged Collateral;

(xii)     all letters of credit and Letter-of-Credit Rights;

(xiii)    all Commercial Tort Claims described on Schedule 6 to the Perfection Certificate (including any supplements to such schedule);

(xiv)    all Permits;

(xv)     all Software and all recorded data of any kind or nature, regardless of the medium of recording;

(xvi)    all Contracts, together with all Contract Rights arising thereunder;

(xvii)   all other personal property not otherwise described in clauses (i) through (xvi) above;

(xviii)  all Supporting Obligations;

(xix)     to the extent constituting ABL US Collateral, Deposit Accounts, Securities Accounts, all cash, Money, Securities and other investments therein, and all Security Entitlements in respect thereof; and

(xx)      all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and Guarantees given by any Person with respect to any of the foregoing.

(b)       Notwithstanding the foregoing, no Lien or security interest is granted hereunder on any Excluded Asset and the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset or any other asset to the extent expressly limited or excluded by the definition of “Collateral and Guarantee Requirement” in the First Lien Credit Agreement. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the First Lien Credit Agreement that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restriction or condition, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be, as if such restriction or condition had never been in effect.

(c)       Notwithstanding anything to the contrary in this Security Agreement or any other Loan Document, no Grantor shall be required to take any action with respect to the Collateral pledged hereunder (and no Lien on such Collateral shall be required to be perfected and/or First Priority, as applicable) to the extent such action is inconsistent with Section 5.12 of the First Lien Credit Agreement or the Perfection Requirements (and is in accordance with applicable Requirements of Law). With respect to any Collateral that is ABL US Collateral, to the extent the ABL Agent determines that any property or assets shall not become part of, or shall be excluded from, the ABL US Collateral because it constitutes “Excluded Assets” (as defined in the ABL Credit Agreement), or that any delivery or notice requirement in respect of any such ABL US Collateral shall be extended or waived, the Administrative Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower in connection therewith (at the Grantor’s expense).

ARTICLE 3
Representations and Warranties

The Grantors, jointly and severally, represent and warrant to the Administrative Agent as and when required under the First Lien Credit Agreement, for the benefit of the Secured Parties, that:

Section 3.01.    Title, Perfection and Priority; Filing Collateral. Subject to the Legal Reservations, this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties and, subject to the terms of the last paragraph of Section 4.01 of the First Lien Credit Agreement and Section 2.01(c) of this Security Agreement, the Administrative Agent will have a fully perfected First Priority security interest in the Collateral securing the Secured Obligations to the extent perfection in such Collateral is required by the Perfection Requirements upon taking all actions to perfect such Liens as in accordance with this Security Agreement and the Collateral and Guarantee Requirement.

Section 3.02.    Names, Type and Jurisdiction of Organization, Organizational and Identification Numbers.

(a)       (i) As of the Closing Date, the exact legal name of each Grantor, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Grantor’s jurisdiction of organization, is set forth in Schedule 1(a) to the Perfection Certificate and (ii) as of the Closing Date, each Grantor is the type of entity disclosed next to its name in Schedule 1(a) to the Perfection Certificate. Also, as of the Closing Date, set forth in Schedule 1(a) to the Perfection Certificate is the jurisdiction of organization of each Grantor.

(b)       Except as otherwise disclosed in Schedule 1(d) to the Perfection Certificate, as of the Closing Date, set forth in Schedule 1(b) to the Perfection Certificate is any other legal name that any Grantor has had in the past five years, together with the date of the relevant change.

(c)       As of the Closing Date, set forth in Schedule 1(c) to the Perfection Certificate is a list of the information required by Section 1(a) of the Perfection Certificate for any other Person (i) to which any Grantor became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Grantor, at any time within the past five years preceding the Closing Date.

(d)       As of the Closing Date, except as set forth in Schedule 1(d) to the Perfection Certificate or as otherwise disclosed in Schedule 1(c) to the Perfection Certificate, no Grantor has changed its jurisdiction of organization or form of entity at any time during the past four months.

Section 3.03.    Locations. The address of each Grantor’s chief executive office as of the Closing Date is accurately disclosed on Schedule 2 to the Perfection Certificate.

Section 3.04.    Intellectual Property.

(a)       Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the applicable Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, the Administrative Agent shall have a fully perfected First Priority Lien on the Collateral constituting United States issued or registered Patents, Trademarks and Copyrights (and applications therefor).

(b)       No Grantor is aware of (i) any third-party claim (A) that any of its owned Patent, Trademark, Domain Name or Copyright registrations or applications is invalid or unenforceable or (B) challenging such Grantor’s rights to such registrations and applications or (ii) any basis for such claims with respect to such Grantor, other than, in each case, to the extent any such third-party claims would not reasonably be expected to have a Material Adverse Effect.

Section 3.05.    Pledged Collateral; Instruments and Chattel Paper. (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor, (iii) each Grantor holds the Pledged Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens), (iv) as of the Closing Date, subject to the terms of the last paragraph of Section 4.01 of the First Lien Credit Agreement, all certificates or instruments representing or evidencing the Pledged Collateral which are required to be delivered pursuant to Section 4.02 hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and the Administrative Agent has a perfected First Priority security interest therein to the extent perfection in such Collateral is required by the Perfection Requirements.

Section 3.06.    Recourse. This Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and otherwise in writing in connection herewith and therewith.

ARTICLE 4
Covenants

From the date hereof, and thereafter until the Termination Date (in each case, subject to Section 2.01(c) of this Security Agreement):

Section 4.01.    General.

(a)       Authorization to File Financing Statements; Ratification. Each Grantor hereby (x) authorizes the Administrative Agent to (A) file all financing statements (including amendments and continuations thereto) with respect to the Collateral naming such Grantor as debtor and the Administrative Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction, (B) make all filings with the United States Patent and Trademark Office and the United States Copyright Office (including filing any Intellectual Property Security Agreement) for the purpose of perfecting, recording, enforcing, maintaining or protecting the Lien of the Administrative Agent in each Grantor’s United States issued, registered or applied for Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Administrative Agent as secured party and (y) agrees to take such other actions as required by Section 5.14 of the First Lien Credit Agreement, in each case as may from time to time be necessary and reasonably requested by the Administrative Agent in order to establish and maintain (subject to Permitted Liens (to the extent such Permitted Liens are not prohibited from being senior to the Lien granted to the Administrative Agent hereunder)), valid, enforceable (subject to the Legal Reservations) and perfected First Priority security interest in and subject, in the case of Pledged Collateral, to Section 4.02 hereof, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with Section 9.03(a) of the First Lien Credit Agreement. The Administrative Agent may file financing statements in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as “all assets” of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the relevant real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request.

(b)       Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Administrative Agent’s Lien) and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)       Change of Name, Etc. Following the occurrence of a change for which delivery of any notice is required by Section 5.01(i) of the First Lien Credit Agreement, the relevant Grantor shall promptly make all filings required under the UCC or other applicable Requirements of Law and take all other actions reasonably requested by the Administrative Agent and deemed by the Administrative Agent to be necessary or reasonable and appropriate to ensure that the Administrative Agent shall continue at all times following such change to have a valid, legal, enforceable (subject to the Legal Reservations) and perfected First Priority Lien (subject to Permitted Liens (to the extent such Permitted Liens are not prohibited from being senior to the Lien granted to the Administrative Agent hereunder)) in such Collateral for its benefit and the benefit of the other Secured Parties.

Section 4.02.    Pledged Collateral.

(a)       Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Each Grantor will, subject to the last paragraph of Section 4.01 of the First Lien Credit Agreement and the Perfection Requirements, (i) on the Closing Date, deliver to the Administrative Agent for the benefit of the Secured Parties, the originals of all (x) certificated Pledged Stock and (y) Material Debt Instruments, in each case under clauses (x) and (y), to the extent constituting Collateral owned by such Grantor as of the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank and (ii) after the Closing Date, hold in trust for the Administrative Agent upon receipt and, (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the First Lien Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), deliver to the Administrative Agent for the benefit of the Secured Parties any (1) certificated Capital Stock and (2) Material Debt Instruments, in each case, to the extent constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.

(b)       Uncertificated Securities and Pledged Collateral. Except to the extent in connection with any Investment or Disposition permitted by the First Lien Credit Agreement, with respect to any Capital Stock owned by any Grantor to the extent required to be pledged to the Administrative Agent pursuant to the terms hereof (other than Capital Stock held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not a certificated Security for purposes of the UCC, to the extent constituting Pledged Collateral, such Grantor shall not permit any issuer of such Capital Stock to (i) enter into any agreement with any Person, other than the Administrative Agent, whereby such issuer effectively delivers “control” of such partnership interests or limited liability company interests (as applicable) under the UCC to such Person, or (ii) if such Capital Stock is not a Security for purposes of the UCC, allow such Capital Stock to become Securities unless such Grantor certificates such securities and complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Administrative Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof.

(c)       Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Administrative Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, but at any time when an Event of Default shall have occurred and be continuing, and upon prior written notice to the Borrower, the Administrative Agent shall have the right (in its sole and absolute discretion, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, the Administrative Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d)       Exercise of Rights in Pledged Collateral. It is agreed that:

(i)        without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right, unless an Event of Default has occurred and is continuing after prior written notice to the Borrower by the Administrative Agent, to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the First Lien Credit Agreement or any other Loan Document;

(ii)       the Administrative Agent or its nominee at any time when an Event of Default has occurred and is continuing shall have the right to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein) and upon the occurrence and during the continuance of an Event of Default after prior written notice to the Borrower, all rights of the Grantors to exercise or refrain from exercising voting or other consensual rights as a holder with respect to any Pledged collateral shall cease; and

(iii)      subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral (unless, and solely to the extent, otherwise provided under the First Lien Credit Agreement or the other Loan Documents); provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, hold in trust for the Administrative Agent and be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Administrative Agent as and to the extent required by clause (a) above. The Administrative Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or the holder thereof in connection with any redemption or exchange of such Pledged Collateral not prohibited by the First Lien Credit Agreement (unless the First Lien Credit Agreement prohibits such redemption or exchange at such time).

Section 4.03.    Intellectual Property.

(a)       At any time when an Event of Default has occurred and is continuing, and upon the written request of the Administrative Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary and appropriate for the assignment to or for the benefit of the Administrative Agent of any License held by such Grantor in the U.S. to enable the Administrative Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b)       Each Grantor shall notify the Administrative Agent promptly if it knows that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) has become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, for Dispositions not prohibited by the First Lien Credit Agreement or where such occurrences individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)       In the event that any Grantor (x) files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, (y) acquires any such Patent, Trademark or Copyright by purchase or assignment, or (z) files a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application, in each case, after the Closing Date and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement becoming registered), it shall, (i) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the First Lien Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the case of each of clauses (i) and (ii), such longer period as the Administrative Agent may reasonably agree), notify the Administrative Agent and, execute and deliver to the Administrative Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or any other instrument as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)       Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and, to the extent consistent with past practices, Copyright that constitutes Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment (as determined by such Grantor), by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under the First Lien Credit Agreement.

(e)       Each Grantor shall promptly notify the Administrative Agent of any material infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware, and shall take such actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04.    Commercial Tort Claims. After the Closing Date, on or before the date that is 60 days after the end of any Fiscal Quarter or Fiscal Year (or such longer period as the Administrative Agent may reasonably agree), each relevant Grantor shall notify the Administrative Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $10,000,000 acquired by it, together with an update to Schedule 6 to the Perfection Certificate containing a summary description thereof sufficient to create a security interest therein, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05.    Insurance. Except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Loan Documents, the Administrative Agent shall, at the time any proceeds of any insurance in respect of the Collateral are distributed to the Administrative Agent, apply such proceeds at any time the Administrative Agent is exercising remedies in accordance with Section 5.01, in accordance with Section 5.04 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

Section 4.06.    Grantors Remain Liable Under Contracts. Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times

Section 4.07.    Grantors Remain Liable Under Accounts. Notwithstanding anything herein to the contrary, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE 5
Remedies

Section 5.01.    Remedies.

(a)       Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, the Administrative Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law):

(i)        the rights and remedies provided in this Security Agreement, the First Lien Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not limit any rights available to the Administrative Agent prior to the occurrence and continuance of an Event of Default;

(ii)       the rights and remedies available to a secured party under the UCC of each relevant jurisdiction (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) or in equity when a debtor is in default under a security agreement;

(iii)      without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, but subject to the terms of any applicable lease agreement, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable;

(iv)      upon one Business Day’s written notice to the Borrower, (A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral and (B) exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof; and

(v)       to take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Administrative Agent at any reasonable place or places designated by the Administrative Agent, in which event such Grantor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent.

(b)       Each Grantor acknowledges and agrees that compliance by the Administrative Agent, on behalf of the Secured Parties, with any applicable state or federal Requirements of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)       The Administrative Agent shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase for the benefit of the Administrative Agent and the Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption that Grantor is permitted to release and waive pursuant to applicable Requirements of Law, and, each Grantor hereby expressly releases such right to equity redemption to the extent permitted by applicable Requirements of Law.

(d)       Until the Administrative Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Administrative Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Administrative Agent. At any time when an Event of Default has occurred and is continuing, the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)       Notwithstanding the foregoing, neither the Administrative Agent nor any Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect Guarantee thereof, (ii) marshal the Collateral or any Guarantee of the Secured Obligations or to resort to the Collateral or any such Guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)       Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so.

(g)       The Administrative Agent and each Secured Party (by its acceptance of the benefits of this Security Agreement) acknowledges and agrees that notwithstanding any other provisions in this Security Agreement or any other Loan Document, the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require any consents, authorizations approvals or licenses under, any Requirement of Law.

(h)       Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreements).

Section 5.02.    Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent at any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, each Grantor will:

(a)       at its own cost and expense (i) assemble and make available to the Administrative Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Administrative Agent so directs and in a form and in a manner reasonably satisfactory to the Administrative Agent, legend the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein; and

(b)       subject to the terms of any applicable lease agreement, permit the Administrative Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03.    Intellectual Property Remedies.

(a)       For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, and at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar or domain name registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and each application for any such registration, and record the same. At any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, the Administrative Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Administrative Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Administrative Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor, and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Intellectual Property, in each case to the extent constituting Collateral, as well as the goodwill of such Grantor’s business connected with the use of and symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(b)       Each Grantor hereby grants to the Administrative Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, world-wide license to its right to use, license or sublicense any IP Rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Administrative Agent pursuant to the preceding sentence may be exercised, at the option of the Administrative Agent, only when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.

Section 5.04.    Application of Proceeds.

(a)       Subject to the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreements), the Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral received by it pursuant to the exercise of remedies in accordance with this Security Agreement and as set forth in Section 2.18(b) of the First Lien Credit Agreement.

(b)       Except as otherwise provided herein or in any other Loan Document, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance received by it pursuant to the exercise of remedies in accordance with this Security Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Administrative Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE 6
Account Verification; Attorney in Fact; Proxy

Section 6.01.    Account Verification. The Administrative Agent may at any time and from time to time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, and upon prior written notice to the relevant Grantor, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02.    Authorization for the Administrative Agent to Take Certain Action.

(a)       Each Grantor hereby irrevocably authorizes the Administrative Agent and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as its true and lawful attorney in fact (i) at any time and from time to time in its sole discretion (A) to execute (to the extent necessary under the law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement as a financing statement and to file any amendment of a financing statement with respect to the Collateral (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document) in such offices as the Administrative Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral and (C) during the continuation of an Event of Default after prior written notice to the Borrower, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, in the sole discretion of the Administrative Agent (in the name of such Grantor or otherwise) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral in accordance with the terms hereof (including, without limitation, Section 2.01(c) of this Security Agreement) and (ii) during the continuation of an Event of Default, in the sole discretion of the Administrative Agent (in the name of such Grantor or otherwise) after prior written notice to the Borrower, (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided herein or in the First Lien Credit Agreement or any other Loan Document, subject to the terms of the Intercreditor Agreements (and any other applicable Acceptable Intercreditor Agreements), (B) to demand payment or enforce payment of any Receivable in the name of the Administrative Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (I) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and make all determinations and decisions with respect thereto (L) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the First Lien Credit Agreement or to pay any premium in whole or in part relating thereto and (M) to do all other acts and things or institute any proceedings which the Administrative Agent may reasonably deem to be necessary (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 9.03(a) of the First Lien Credit Agreement, such Grantor agrees to reimburse the Administrative Agent for any payment made in connection with this paragraph or any expense (including reasonable and documented attorneys’ fees, court costs and out-of-pocket expenses) and other charges related thereto incurred by the Administrative Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the First Lien Credit Agreement.

(b)       All such acts of such attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.02 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

Section 6.03.    PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE CONTINUATION OF AN EVENT OF DEFAULT, BUT SUBJECT TO THE LAST PARAGRAPH OF SECTION 7.01 OF THE FIRST LIEN CREDIT AGREEMENT, AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR ADMINISTRATIVE AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND UPON ONE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.

Section 6.04.    NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.12. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE ADMINISTRATIVE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7
General Provisions

Section 7.01.    Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Administrative Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private Disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the bad faith, the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02.    Limitation on the Administrative Agent’s and Secured Party’s Duty with Respect to the Collateral. The Administrative Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Administrative Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or of such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Administrative Agent, subject to Section 7.06, (a) to fail to incur expenses to prepare Collateral for Disposition or otherwise to transform raw material or work in process into finished goods or other finished products for Disposition, (b) to fail to obtain third party consents for access to Collateral to be Disposed of (unless expressly required under any applicable agreement), or to obtain or, if not required by any other Requirement of Law, to fail to obtain governmental or third party consents for the collection or Disposition of Collateral to be collected or Disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise Dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the Disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to Dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to Dispose of assets in wholesale rather than retail markets, (j) to disclaim Disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements (which, subject to Section 9.03 of the First Lien Credit Agreement, shall be at the cost of the Grantors) to insure the Administrative Agent against risks of loss in connection with any collection or Disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or Disposition of Collateral or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or Disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03.    Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing and upon prior written notice to the relevant Grantor, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04.    Administrative Agent Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, at any time when an Event of Default has occurred and is continuing, but subject to the last paragraph of Section 7.01 of the First Lien Credit Agreement, and upon prior written notice to the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the First Lien Credit Agreement.

Section 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent (subject to the provisions of Article 8 of the First Lien Credit Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Administrative Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the First Lien Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Administrative Agent until the Termination Date.

Section 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein require any consents, authorizations approvals or licenses under any Requirement of Law, no such actions shall be taken unless and until all requisite consents, authorizations approvals or licenses have been obtained.

Section 7.07. Security Interest Absolute. All rights of the Administrative Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the First Lien Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the First Lien Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Administrative Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent hereunder for the benefit of the Administrative Agent and the Secured Parties.

Section 7.09. [RESERVED]

Section 7.10. Additional Subsidiaries. Each Person required to become a Loan Party pursuant to and in accordance with Section 5.12 of the First Lien Credit Agreement shall, within the time periods specified in Section 5.12 of the First Lien Credit Agreement, execute an instrument in the form of Exhibit D. Upon the execution and delivery by the Administrative Agent and any Restricted Subsidiary of an instrument in the form of Exhibit D in accordance with Section 5.12 of the First Lien Credit Agreement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if such Restricted Subsidiary was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12. Termination or Release.

(a)       This Security Agreement shall continue in effect until the Termination Date, and the Liens granted hereunder shall automatically be released, in whole or in part, in the circumstances described in the First Lien Credit Agreement, including Article 8 thereof.

(b)       In connection with any termination or release pursuant to paragraph (a) above, the Administrative Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release and deliver all applicable Pledged Collateral. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. The Borrower shall reimburse the Administrative Agent for all reasonable and documented costs and out-of-pocket expenses, including the fees and expenses of one outside counsel (and, if necessary, of one local counsel in any relevant jurisdiction), incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the First Lien Credit Agreement.

(c)       The Administrative Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13. Entire Agreement. This Security Agreement, together with the other Loan Documents and the Intercreditor Agreements, embodies the entire agreement and understanding between each Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Administrative Agent relating to the Collateral.

Section 7.14. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (SUBJECT TO THE LAST SENTENCE OF THIS CLAUSE (A)) OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT.

(b)       TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE FIRST LIEN CREDIT AGREEMENT. EACH PARTY TO THIS SECURITY AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17. Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the First Lien Credit Agreement.

Section 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf’ or “.tif’ attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.

Section 7.20. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the First Lien Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 7.21. Survival of Agreement. Without limiting any provision of the First Lien Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the First Lien Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof and the First Lien Credit Agreement.

ARTICLE 8
Notices

Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the First Lien Credit Agreement (it being understood and agreed that references in such Section to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

Section 8.02. Change in Address for Notices. The Administrative Agent, any Grantor and any Lender may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 9
The Administrative Agent

Bank of America, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article 8 of the First Lien Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the First Lien Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Administrative Agent appointed pursuant to Article 8 of the First Lien Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

By accepting the benefits of this Security Agreement and each other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Administrative Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in Section 5.01(i) of the First Lien Credit Agreement. If any Grantor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any Secured Party for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Grantor does not inform the Administrative Agent of such changes, the Secured Parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Grantor.

ARTICLE 10
Intercreditor Agreements

Section 10.01. ABL Intercreditor Agreement.

(a)       Notwithstanding anything herein to the contrary, the Liens granted to the Administrative Agent under this Security Agreement and the exercise of the rights and remedies of the Administrative Agent hereunder and under any other Collateral Document are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Security Agreement or any other Collateral Document, the terms of the ABL Intercreditor Agreement shall govern and control.

(b)       In accordance with the terms of the ABL Intercreditor Agreement, all ABL US Collateral delivered to the ABL Agent shall be held by the ABL Agent as gratuitous bailee for the Administrative Agent and the Secured Parties solely for the purpose of perfecting the security interest granted under this Security Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations, to the extent any Grantor is required hereunder to deliver ABL US Collateral to the Administrative Agent and is unable to do so as a result of having previously delivered such ABL US Collateral to the ABL Agent in accordance with the terms of the ABL Loan Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the ABL Agent, acting as gratuitous bailee of the Administrative Agent and the Secured Parties.

(c)       Furthermore, at all times prior to the Discharge of ABL Obligations, the Administrative Agent is authorized by the parties hereto to effect transfers of ABL US Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL US Collateral) to the ABL Agent.

(d)       Notwithstanding anything to the contrary herein but subject to the ABL Intercreditor Agreement, in the event the ABL Loan Documents provide for the grant of a security interest or pledge over the assets (other than ABL Exclusive Collateral (as defined in the ABL Intercreditor Agreement)) of any Grantor and such assets do not otherwise constitute Collateral under this Security Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Loan Documents and (iii) take all other steps reasonably requested by the Administrative Agent in connection with the foregoing.

(e)       Nothing contained in the ABL Intercreditor Agreement shall be deemed to modify any of the provisions of this Security Agreement, which, as among the Grantors and the Administrative Agent shall remain in full force and effect in accordance with its terms.

Section 10.02. Term Intercreditor Agreement

(a)       Notwithstanding anything herein to the contrary, the Liens granted to the Administrative Agent under this Security Agreement and the exercise of the rights and remedies of the Administrative Agent hereunder and under any other Collateral Document are subject to the provisions of the Term Intercreditor Agreement. In the event of any conflict between the terms of the Term Intercreditor Agreement and this Security Agreement or any other Collateral Document (other than the ABL Intercreditor Agreement), the terms of the Term Intercreditor Agreement shall govern and control.

(b)       Notwithstanding anything to the contrary herein but subject to the Term Intercreditor Agreement, in the event the Second Lien Loan Documents provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Security Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the Second Lien Loan Documents and (iii) take all other steps reasonably requested by the Administrative Agent in connection with the foregoing.

(c)       Nothing contained in the Term Intercreditor Agreement shall be deemed to modify any of the provisions of this Security Agreement, which, as among the Grantors and the Administrative Agent shall remain in full force and effect in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS

HAYWARD ACQUISITION CORP.

By:
Name:
Title:

HAYWARD INTERMEDIATE, INC.

By:
Name:
Title:

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

HAYWARD INDUSTRIAL PRODUCTS, INC.

By:
Name:
Title:

GOLDLINE PROPERTIES LLC

By:
Name:
Title:

Signature Page to First Lien Pledge and Security Agreement

HAYWARD/WRIGHT-AUSTIN, INC.

By:
Name:
Title:

WEBSTER PUMPS, INC.

By:
Name:
Title:

Signature Page to First Lien Pledge and Security Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to First Lien Pledge and Security Agreement

EXHIBIT A

FORM OF FIRST LIEN COPYRIGHT SECURITY AGREEMENT

FIRST LIEN COPYRIGHT SECURITY AGREEMENT dated as of [●], 20[●] (this “Copyright Security Agreement”), by and [between][among] [●], a [●] ([each, a][the] “Grantor”) and Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties (as defined in the First Lien Credit Agreement).

Reference is made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and the Administrative Agent.

Reference is also made[ to that certain Joinder No. [●] dated as of [●], 20[●], by [and among][●] [and [●]]and acknowledged and agreed by the Administrative Agent,]1 to that certain First Lien Pledge and Security Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, Holdings, the other Grantors (as defined therein) and the Administrative Agent for the Secured Parties.

The Lenders (as defined in the First Lien Credit Agreement) have extended credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the First Lien Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “Copyright Collateral”):

(a)       all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, registrations and copyright applications (including but not limited to the registrations and applications set forth on Schedule I hereto); (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

1 To be used after a Joinder by a new Restricted Subsidiary Grantor.

A-1

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Copyright Security Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Copyright Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Copyright Security Agreement as of the day and year first above written.

[●]
By:
Name:	[●]
Title:	[●]

[Signature Page to First Lien Copyright Security Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to First Lien Copyright Security Agreement]

SCHEDULE I

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	FILING DATE	TITLE

EXCLUSIVE COPYRIGHT LICENSES

ANNEX A TO FIRST LIEN COPYRIGHT SECURITY AGREEMENT

FORM OF FIRST LIEN COPYRIGHT SECURITY AGREEMENT SUPPLEMENT

FIRST LIEN COPYRIGHT SECURITY AGREEMENT SUPPLEMENT dated as of [●], 20[●] (this “Copyright Security Agreement Supplement”), by and [between][among] [●], a [●] ([each, a][the] “Grantor”) and Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties (as defined in the First Lien Credit Agreement).

Reference is made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and the Administrative Agent.

Reference is also made to that certain First Lien Pledge and Security Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto and the Administrative Agent for the Secured Parties under and as defined in the First Lien Credit Agreement.

Reference is also made to that certain First Lien Copyright Security Agreement, dated as of [●], 20[●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Copyright Security Agreement”) by and [between] [among] the Grantor[s] thereto and the Administrative Agent for the Secured Parties (as defined in the First Lien Credit Agreement).

The Lenders (as defined in the First Lien Credit Agreement) have extended credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. Under the terms of the Security Agreement, [each] [the] Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Additional Copyright Collateral (as defined below) and has agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this Copyright Security Agreement Supplement. Now, therefore, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Copyright Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “Additional Copyright Collateral”):

Annex A-1

(a)       all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, registrations and copyright applications (including but not limited to the registrations and applications set forth on Schedule I hereto); (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Additional Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Copyright Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Copyright Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Copyright Security Agreement Supplement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Pages Follow]

Annex A-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Copyright Security Agreement Supplement as of the day and year first above written.

[●]
By:
	Name:	[●]
	Title:	[●]

[Signature Page to First Lien Copyright Security Agreement Supplement]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to First Lien Copyright Security Agreement Supplement]

SCHEDULE I

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	FILING DATE	TITLE

EXCLUSIVE COPYRIGHT LICENSES

EXHIBIT B

FORM OF FIRST LIEN PATENT SECURITY AGREEMENT

FIRST LIEN PATENT SECURITY AGREEMENT dated as of [●], 20[●] (this “Patent Security Agreement”), by and [between][among] [●], a [●] ([each, a][the] “Grantor”) and Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties (as defined in the First Lien Credit Agreement).

Reference is made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and Bank of America, N.A., in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”).

Reference is also made[ to that certain Joinder No. [●] dated as of [●], 20[●], by [and among][●] [and [●]] and acknowledged and agreed by the Administrative Agent,]1 to that certain First Lien Pledge and Security Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, Holdings, the other Grantors (as defined therein) from time to time party thereto and the Administrative Agent for the Secured Parties under and as defined in the First Lien Credit Agreement.

The Lenders (as defined in the First Lien Credit Agreement) have extended credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the First Lien Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1.    Terms. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2.    Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “Patent Collateral”):

(a)     any and all patents and patent applications (including but not limited to the patents and patent applications listed on Schedule I hereto); (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing, in each case, excluding any Excluded Assets.

1 To be used after a Joinder by a new Restricted Subsidiary Grantor.

B-3

SECTION 3.   Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Patent Security Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.   Governing Law. This Patent Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5.   Counterparts. This Patent Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Pages Follow]

B-4

IN WITNESS WHEREOF, the parties hereto have duly executed this Patent Security Agreement as of the day and year first above written.

[●]
By:
	Name:	[●]
	Title:	[●]

[Signature Page to First Lien Patent Security Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to First Lien Patent Security Agreement]

SCHEDULE I

PATENTS

REGISTERED OWNER	PATENT NO.	ISSUE DATE	TITLE

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	FILING DATE	TITLE

annex a to first lien patent security agreement

FORM OF FIRST LIEN PATENT SECURITY AGREEMENT SUPPLEMENT

FIRST LIEN PATENT SECURITY AGREEMENT SUPPLEMENT dated as of [•], 20[•] (this “Patent Security Agreement Supplement”), by and [between][among] [•], a [•] ([each, a][the] “Grantor”) and Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties (as defined in the First Lien Credit Agreement).

Reference is made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and the Administrative Agent.

Reference is also made to that certain First Lien Pledge and Security Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, Holdings, the other Grantors (as defined therein) and the Administrative Agent for the Secured Parties.

Reference is also made to that certain First Lien Patent Security Agreement, dated as of [•], 20[*| (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Patent Security Agreement”) by and [between][among] the Grantor[s] thereto and the Administrative Agent for the Secured Parties.

The Lenders (as defined in the First Lien Credit Agreement) have extended credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. Under the terms of the Security Agreement, [each] [the] Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Additional Patent Collateral (as defined below) and has agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this Patent Security Agreement Supplement. Now, therefore, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Patent Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “Additional Patent Collateral”):

(a) any and all patents and patent applications (including but not limited to the patents and patent applications listed on Schedule I hereto); (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing, in each case, excluding any Excluded Assets.

Annex A-1

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Additional Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Patent Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Patent Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Patent Security Agreement Supplement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Pages Follow]

Annex A-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Patent Security Agreement Supplement as of the day and year first above written.

[●]
By:
	Name:	[●]
	Title:	[●]

[Signature Page to First Lien Patent Security Agreement Supplement]

BANK OF AMERICA as Administrative Agent

By:
Name:
Title:

[Signature Page to First Lien Patent Security Agreement Supplement]

SCHEDULE I

PATENTS

REGISTERED OWNER	PATENT NO.	ISSUE DATE	TITLE

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	FILING DATE	TITLE

EXHIBIT C

FORM OF FIRST LIEN TRADEMARK SECURITY AGREEMENT

FIRST LIEN TRADEMARK SECURITY AGREEMENT dated as of [•], 20[•] (this “Trademark Security Agreement”), by and [between][among] [•], a [•] ([each, a][the] “Grantor”) and Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities. the “Administrative Agent”) for the Secured Parties (as defined in the First Lien Credit Agreement).

Reference is made to that certain First Lien Credit Agreement. dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp.. a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and the Administrative Agent.

Reference is also made[ to that certain Joinder No. [•] dated as of [•], 20[•], by [and among ][•] [and [•] ]and acknowledged and agreed by the Administrative Agent,] to that certain First Lien Pledge and Security Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, Holdings, the other Grantors (as defined therein) and the Administrative Agent for the Secured Parties.

The Lenders (as defined in the First Lien Credit Agreement) have extended credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the First Lien Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “Trademark Collateral”):

C-1

(a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof (including but not limited to the registrations and applications listed on Schedule I hereto); and the goodwill of the business connected with the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include (i) any foreign IP Rights and any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable law, or (ii) any other Excluded Assets.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Trademark Security Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Pages Follow]

C-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Trademark Security Agreement as of the day and year first above written.

[•]
By:
Name: [•]
Title: [•]

[Signature Page to First Lien Trademark Security Agreement]

BANK OF AMERICA
as Administrative Agent
By:
Name:
Title:

[Signature Page to First Lien Trademark Security Agreement]

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	FILING DATE	TRADEMARK

ANNEX A TO FIRST LIEN TRADEMARK SECURITY AGREEMENT

FORM OF FIRST LIEN TRADEMARK SECURITY AGREEMENT SUPPLEMENT

FIRST LIEN TRADEMARK SECURITY AGREEMENT SUPPLEMENT dated as of [•], 20[•] (this “Trademark Security Agreement Supplement”), by and [between][among] [•], a [•] ([each, a][the] “Grantor”) and Bank of America, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties (as defined in the First Lien Credit Agreement).

Reference is made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and the Administrative Agent.

Reference is also made to that certain First Lien Pledge and Security Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, Holdings, the other Grantors (as defined therein) and the Administrative Agent for the Secured Parties.

Reference is also made to that certain First Lien Trademark Security Agreement, dated as of [•], 20[•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Trademark Security Agreement”) by and [between] [among] the Grantor[s] thereto and the Administrative Agent for the Secured Parties.

The Lenders (as defined in the First Lien Credit Agreement) have extended credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. Under the terms of the Security Agreement, [each] [the] Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Additional Trademark Collateral (as defined below) and has agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this Trademark Security Agreement Supplement. Now, therefore, the parties hereto agree as follows

SECTION 1. Terms. Capitalized terms used in this Trademark Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of the [such][the] Grantor and regardless of where located (collectively, the “Additional Trademark Collateral”):

Annex A-1

(a)       all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof (including but not limited to the registrations and applications listed on Schedule I hereto); and the goodwill of the business connected with the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing. Notwithstanding anything herein to the contrary, in no event shall the Additional Trademark Collateral include (i) any foreign IP Rights and any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable law, or (ii) any other Excluded Assets.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Additional Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Trademark Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Trademark Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Trademark Security Agreement Supplement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Pages Follow]

Annex A-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Trademark Security Agreement Supplement as of the day and year first above written.

[•]
By:
Name: [•]
Title: [•]

[Signature Page to First Lien Trademark Security Agreement Supplement]

BANK OF AMERICA
as Administrative Agent
By:
Name:
Title:

[Signature Page to First Lien Trademark Security Agreement Supplement]

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	FILING DATE	TRADEMARK

EXHIBIT D

FORM OF FIRST LIEN SECURITY AGREEMENT JOINDER

JOINDER NO. [•] dated as of [•] (this “Joinder”), to the First Lien Pledge and Security Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the other Grantors (as defined in the Security Agreement) and Bank of America, N.A., in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) for the Secured Parties.

A.       Reference is made to that certain First Lien Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among, inter alios, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent.

B.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Credit Agreement or the Security Agreement, as applicable.

C.       [The][Each] undersigned Restricted Subsidiary ([each a][the] “New Subsidiary”) is executing this Joinder in accordance with Section 7.10 of the Security Agreement and Section 5.12 of the First Lien Credit Agreement, each of which require that each additional Domestic Subsidiary of the Borrower becomes a Grantor under the Security Agreement by executing and delivering an instrument in the form of this Joinder in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and [each][the] New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the][each] New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the][each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants as of the date hereof that the applicable representations and warranties made by it as a Grantor thereunder on the date hereof that are qualified as to materiality are true and correct in all respects on and as of the date hereof and those that are not so qualified are true and correct in all material respects on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the][each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, hereby pledges, collaterally assigns, mortgages, transfers and grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the][each] New Subsidiary’s right, title and interest in and to the Collateral of [the][each] New Subsidiary to the extent provided in Section 2.01 of the Security Agreement. Upon the effectiveness of this Joinder, each reference to a “Grantor” and “Subsidiary Guarantor” in the Security Agreement shall be deemed to include [the][each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

D-1

SECTION 2. [The][Each] New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received a counterpart of this Joinder that bears the signature of [the][each] New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf’ or “.tiff’ attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Attached hereto is a duly prepared, completed and executed Perfection Certificate with respect to [the][each] New Subsidiary, and [the][each] New Subsidiary hereby represents and warrants that the information set forth therein is correct and complete in all material respects as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Joinder is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9. [The][Each] New Subsidiary agrees to reimburse the Administrative Agent for its expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the First Lien Credit Agreement.

SECTION 10. This Joinder shall constitute a Loan Document, under and as defined in, the First Lien Credit Agreement.

[Signature pages follow]

D-2

IN WITNESS WHEREOF, [the][each] New Subsidiary has duly executed this Joinder to the Security Agreement, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted, as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

[Signature Page to First Lien Security Agreement Joinder]

ACKNOWLEDGED AND ACCEPTED:

BANK OF AMERICA
as Administrative Agent
By:
Name:
Title:

[Signature Page to First Lien Security Agreement Joinder]

EXHIBIT J-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the First Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished the Borrower and the Administrative Agent with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.

By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Credit Agreement and used herein shall have the meanings given to them in the First Lien Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

EXHIBIT J-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the First Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Credit Agreement and used herein shall have the meanings given to them in the First Lien Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

EXHIBIT J-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the First Lien Credit Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a United States trade or business.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.

By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Credit Agreement and used herein shall have the meanings given to them in the First Lien Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

EXHIBIT J-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain First Lien Credit Agreement dated as of August 4, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “First Lien Credit Agreement”), by and among Hayward Industries, Inc., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with Hayward Acquisition Corp., a New Jersey corporation) (the “Borrower”), Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, Bank of America, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the First Lien Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this First Lien Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower and the Administrative Agent with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BENE, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the First Lien Credit Agreement and used herein shall have the meanings given to them in the First Lien Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

EXHIBIT K

[FORM OF]
solvency CERTIFICATE

[•] [•], 20[•]

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(h) of that certain First Lien Credit Agreement, dated as of the date hereof (the “First Lien Credit Agreement”; the terms defined therein being used herein as therein defined), by and among HAYWARD INDUSTRIES, INC., a New Jersey corporation (as survivor of the Merger (as defined in the First Lien Credit Agreement) with HAYWARD ACQUISITION CORP., a New Jersey corporation) (the “Borrower”), HAYWARD INTERMEDIATE, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto including, BANK OF AMERICA, N.A. in its capacities as administrative agent and collateral agent (the “Administrative Agent”).

I, [•], the [Chief Financial Officer/equivalent officer] of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am generally familiar with the businesses and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the First Lien Credit Agreement; and

2.	As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the First Lien Credit Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

[Signature Page Follows]

K-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

[Signature Page to Solvency Certificate]

EXHIBIT L

[FORM OF]
ABL INTERCREDITOR AGREEMENT

[ATTACHED]

Execution Version

ABL INTERCREDITOR AGREEMENT

THIS ABL INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of August 4, 2017 between (x) BANK OF AMERICA, N.A. (“Bank of America”), in its capacities as administrative agent and collateral agent (Bank of America, together with its successors and assigns in such capacities, the “ABL Agent”) for (i) the financial institutions, lenders and investors party from time to time to any ABL Credit Agreement (as defined below) (including any swingline lenders or letter of credit issuers under the ABL Credit Agreement) (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, the “ABL Lenders”), (ii) any ABL Cash Management Affiliates (as defined below) and (iii) any ABL Hedging Banks (as defined below) (such ABL Cash Management Affiliates and ABL Hedging Banks, together with the ABL Agent, the ABL Lenders and any other Secured Parties under, and as defined in, any ABL Credit Agreement, the “ABL Secured Parties”), (y) Bank of America, in its capacities as administrative agent and collateral agent (Bank of America, together with its successors and assigns in such capacities, the “First Lien Term Agent”) for (i) the financial institutions, lenders and investors party from time to time to any First Lien Term Credit Agreement (as defined below) (including, if applicable, any letter of credit issuers under the First Lien Term Credit Agreement) (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, the “First Lien Term Lenders”), (ii) any Term Cash Management Affiliates (as defined below) and (iii) any Term Hedging Affiliates (as defined below) (such Term Cash Management Affiliates and Term Hedging Affiliates, together with the First Lien Term Agent and the First Lien Term Lenders and any other Secured Parties under, and as defined in, any First Lien Term Credit Agreement, the “First Lien Term Secured Parties”) and (z) Bank of America, in its capacities as administrative agent and collateral agent (Bank of America, together with its successors and assigns in such capacities, the “Second Lien Term Agent” and, together with the First Lien Term Agent, collectively, the “Term Agents”) for the financial institutions, lenders and investors party from time to time to the Second Lien Term Credit Agreement (as defined below) (such financial institutions, lenders and investors, together with their respective successors, assigns and transferees, the “Second Lien Term Lenders” and, together with the First Lien Term Lenders, collectively, the “Term Lenders”) (the Second Lien Term Agent, the Second Lien Term Lenders and any other Secured Parties under, and as defined in, any Second Lien Term Credit Agreement, the “Second Lien Term Secured Parties” and, together with the First Lien Term Secured Parties, collectively, the “Term Secured Parties”), and acknowledged and agreed to by the Initial Borrower, the Borrower, Holdings and the other ABL Guarantors (as such terms are defined below).

RECITALS

A.       Pursuant to that certain ABL Credit Agreement dated as of the date hereof by and among, inter alia, HAYWARD INTERMEDIATE, INC., a Delaware corporation (“Holdings”), HAYWARD ACQUISITION CORP., a New Jersey corporation (the “Initial Borrower”, to be merged on the Closing Date with and into HAYWARD INDUSTRIES, INC., a New Jersey corporation (the “Borrower”), with the Borrower as survivor of such merger), HAYWARD POOL PRODUCTS CANADA, INC. / Produits De Piscines Hayward Canada, Inc., a Canadian federal corporation (the “Canadian Borrower”), the ABL Lenders and the ABL Agent (the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Borrower and the Canadian Borrower.

B.       Pursuant to that certain US Loan Guaranty dated as of the date hereof (as the same may be amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time, the “ABL Guaranty”) by each of the ABL Guarantors (as hereinafter defined) in favor of the ABL Agent, for the benefit of the ABL Secured Parties, the ABL Guarantors have agreed to guarantee, inter alia, the payment and performance of the obligations under the ABL Documents (as hereinafter defined).

C.       As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the Borrower and the ABL Guarantors (the Borrower and the ABL Guarantors, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties on the Closing Date have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens on the Collateral.

D.       Pursuant to that certain First Lien Credit Agreement dated as of the date hereof by and among Holdings, the Borrower, the First Lien Term Lenders and the First Lien Term Agent (the “First Lien Term Credit Agreement”), the First Lien Term Lenders have agreed to make certain loans to the Borrower.

E.       Pursuant to that certain Second Lien Credit Agreement dated as of the date hereof by and among Holdings, the Borrower, the Second Lien Term Lenders and the Second Lien Term Agent (the “Second Lien Term Credit Agreement”), the Second Lien Term Lenders have agreed to make certain loans to the Borrower.

F.       Pursuant to that certain first lien Guaranty Agreement and that certain second lien Guaranty Agreement, each dated as of the date hereof (as the same may be amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time, each a “Term Guaranty”) by each of the Term Guarantors (as hereinafter defined) in favor of the relevant Term Agent, for the benefit of the relevant Term Secured Parties represented by such Term Agent, the Term Guarantors have agreed to guarantee, inter alia, the payment and performance of the obligations under each applicable Term Document (as hereinafter defined).

G.       As a condition to the effectiveness of the Term Credit Agreements and to secure the obligations of the Borrower and the Term Guarantors (the Borrower and the Term Guarantors, collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties on the Closing Date have granted to the relevant Term Agent (in each case, for the benefit of the relevant Term Secured Parties represented by such Term Agent) Liens on the Collateral.

H.       Each of the ABL Agent (on behalf of the ABL Secured Parties) and each of the Term Agents (in each case, on behalf of the relevant Term Secured Parties represented by such Term Agent) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

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NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 UCC Definitions. Unless otherwise defined herein (or defined in reference to a Credit Document), all terms which are defined in the Uniform Commercial Code are used herein as so defined, including the following: Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Financial Asset, Fixtures, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible, Promissory Note, Records, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

Section 1.2 Other Definitions. Subject to Section 1.1 hereof, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee” or “Collateral Trustee” or similar term under any ABL Credit Agreement.

“ABL Bankruptcy Sale” shall have the meaning set forth in Section 6.4 hereof.

“ABL Cash Management Affiliate” shall mean any ABL Cash Management Bank (together with its respective successors, assigns and transferees) that is owed ABL Cash Management Obligations by any ABL Credit Party or any Restricted Subsidiary, as applicable, which ABL Cash Management Obligations are secured by Liens granted under one or more ABL Collateral Documents.

“ABL Cash Management Agreement” shall mean any agreement to provide Cash Management Services between any ABL Cash Management Bank and any ABL Credit Party (or any Restricted Subsidiary of any ABL Credit Party).

“ABL Cash Management Bank” shall have the meaning assigned to the term “Secured Banking Services Provider” in any ABL Credit Agreement.

“ABL Cash Management Obligations” shall mean obligations owed by any ABL Credit Party or any Restricted Subsidiary, as applicable, to any ABL Cash Management Bank in respect of or in connection with any Cash Management Services and pursuant to an ABL Cash Management Agreement.

“ABL Collateral Documents” shall mean all “Collateral Documents” (as defined in any ABL Credit Agreement) or similar term, executed and delivered by one or more of the ABL Credit Parties, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered by any ABL Credit Party in connection with any ABL Credit Agreement (in each case, other than any such “Collateral Document” or similar term, other security agreement, mortgage, deed of trust or other collateral document to the extent relating to any ABL Exclusive Credit Party or any ABL Exclusive Collateral), in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

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“ABL Credit Agreement” shall mean the ABL Credit Agreement dated as of the date hereof (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for other Indebtedness), in each case as and to the extent permitted by this Agreement, unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement).

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Deposit and Securities Accounts” shall mean all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the ABL Credit Parties (other than the Term Loan Priority Accounts).

“ABL DIP Financing” shall have the meaning set forth in Section 6.1(a) hereof.

“ABL Documents” shall mean any ABL Credit Agreement, any ABL Guaranty, any ABL Collateral Document, any ABL Cash Management Agreement between any ABL Credit Party and any ABL Cash Management Affiliate, any ABL Hedging Agreement between any ABL Credit Party and any ABL Hedging Bank, any other ancillary agreement executed and delivered by an ABL Credit Party as to which any ABL Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party, and delivered to the ABL Agent or any other ABL Secured Party in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“ABL Exclusive Collateral” shall have the meaning assigned to that term in the definition of “ABL Priority Collateral”.

“ABL Exclusive Credit Parties” shall mean the collective reference to (x) each “Guarantor” (as defined in the ABL Credit Agreement) and (y) each borrower under any ABL Credit Agreement that, in the case of each of the foregoing clauses (x) and (y), does not also guarantee any Term Obligations or become a borrower under any Term Credit Agreement. For the avoidance of doubt, any Canadian Loan Party is an ABL Exclusive Credit Party.

“ABL Guarantors” shall mean the collective reference to Holdings and all “Subsidiary Guarantors” under and as defined in any ABL Credit Agreement other than any ABL Exclusive Credit Party.

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“ABL Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guaranty made by any ABL Guarantor guaranteeing, inter alia, the payment and performance of any ABL Obligations.

“ABL Hedging Agreement” means any “Hedge Agreement” as defined in the ABL Credit Agreement.

“ABL Hedging Bank” shall mean any counterparty (together with its respective successors, assigns and transferees) that has entered into an ABL Hedging Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by Liens granted under one or more ABL Collateral Documents.

“ABL Joint Collateral” shall have the meaning set forth in Section 3.6(a) hereof.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, and shall include any Person designated as a “Lender” or similar term under any ABL Credit Agreement.

“ABL Obligations” shall mean any and all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Obligations” (as defined in any ABL Credit Agreement) or similar term, and whether for principal, interest, fees, expenses (including interest, fees, or expenses which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest, fees, or expenses in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of ABL Secured Hedging Obligations, indemnification or otherwise, and all other amounts owing or due from any ABL Credit Party under the terms of any ABL Document.

“ABL Priority Collateral” shall mean all Collateral (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code or similar provision in any foreign Debtor Relief Laws, would constitute Collateral) consisting of the following:

(1)       all Accounts and other Receivables, other than Accounts and other Receivables which constitute identifiable proceeds of Term Priority Collateral;

(2)       cash, Money, cash equivalents and tax refunds (other than, in each case, to the extent constituting proceeds of Term Priority Collateral);

(3)       all (x) Deposit Accounts (other than Term Loan Priority Accounts) and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments properly held therein, including intercompany indebtedness between or among the ABL Credit Parties or their Affiliates, to the extent owing in respect of ABL Priority Collateral, (y) Securities Accounts (other than Term Loan Priority Accounts), Security Entitlements and Securities credited to such a Securities Account (in each case, other than Equity Interests or Instruments evidencing indebtedness to the extent such indebtedness is not relating to, evidencing or owing in respect of, ABL Priority Collateral (provided that to the extent such Instruments also relate to Term Priority Collateral then only the portion thereof relating to ABL Priority Collateral shall be included in ABL Priority Collateral)) and (z) Commodity Accounts (other than Term Loan Priority Accounts) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash equivalents, checks and other property properly held therein or credited thereto (other than Equity Interests or Instruments evidencing indebtedness to the extent such indebtedness is not relating to, evidencing or owing in respect of, ABL Priority Collateral (provided that to the extent such Instruments also relate to Term Priority Collateral then only the portion thereof relating to ABL Priority Collateral shall be included in ABL Priority Collateral)); provided, however, that, subject to the last sentence of Section 4.1(a), to the extent that identifiable proceeds of Term Priority Collateral are deposited in any such Deposit Accounts, Securities Accounts or Commodities Accounts, such identifiable proceeds shall be treated as Term Priority Collateral;

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(4)       all Inventory;

(5)       to the extent relating to, evidencing or governing (x) any of the items referred to in the preceding clauses (1) through (4) constituting ABL Priority Collateral, all Documents, Instruments (including Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Investment Property and Commercial Tort Claims or (y) any other ABL Priority Collateral, General Intangibles (including all rights under contracts but excluding any Intellectual Property and Equity Interests); provided that, to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

(6)       to the extent relating to any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Supporting Obligations, letters of credit and Letter-of-Credit Rights; provided that, to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;

(7)       all books and Records relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral but, in each case, excluding any Intellectual Property); and

(8)       all collateral security and guarantees with respect to any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral and all cash, Money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets (other than Equity Interests) received as Proceeds of, and any other Proceeds of, any of the items referred to in the preceding clauses (1) through (7) and this clause (8) constituting ABL Priority Collateral (“ABL Priority Proceeds”); provided, that in no case shall ABL Priority Collateral include Equipment, Intellectual Property or Real Property owned or leased by any Term Credit Party.

For the avoidance of doubt, it is understood and agreed that “ABL Priority Collateral” shall include any Collateral consisting of assets or property of any ABL Exclusive Credit Party and any Proceeds thereof which would not otherwise constitute ABL Priority Collateral or Term Priority Collateral (such assets and property, the “ABL Exclusive Collateral”).

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“ABL Priority Proceeds” shall have the meaning assigned to that term in the definition of “ABL Priority Collateral”.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a) hereof.

“ABL Secured Hedging Obligations” shall mean obligations owed by any ABL Credit Party to any ABL Hedging Bank in respect of or in connection with any ABL Hedging Agreement.

“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Agent” shall mean the ABL Agent or a Term Agent (and collectively, the “Agents”).

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Asset Sale Proceeds Pledged Account” shall mean any account held at, and subject to the sole dominion and control of any Term Agent in which the proceeds from any disposition of Term Priority Collateral is held pending reinvestment pursuant to any Term Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” shall have the meaning assigned to that term in the Recitals of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed (or are in fact closed).

“Canadian Loan Party” shall have the meaning provided in the ABL Credit Agreement.

“Cash Management Services” means any one or more of the following types of services or facilities: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash (as defined in the First Lien Term Credit Agreement) management and Deposit Accounts (as defined in the First Lien Term Credit Agreement).

“Closing Date” shall mean August 4, 2017.

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“Collateral” shall mean all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to any ABL Agent or any Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Securities Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party or any agent therefor.

“Controlling Term Agent” shall mean (i) at any time prior to the Discharge of First Lien Term Obligations, the “Designated First Priority Representative” (as such term is defined in the Term Loan Intercreditor Agreement) and (ii) after the Discharge of First Lien Term Obligations has occurred and the ABL Agent has received written notice thereof from the Borrower and the “Designated Second Priority Representative” (as such term is defined in the Term Loan Intercreditor Agreement), such Designated Second Priority Representative.

“Copyright Licenses” shall mean any written agreement, now or hereafter in effect, naming any Credit Party as licensor and granting any right to any third party under any Copyright now or hereafter owned by such Credit Party or that such Credit Party otherwise has the right to license, or naming any Credit Party as a licensee and granting any right to such Credit Party under any Copyright now or hereafter owned by any third party, and all rights of such Credit Party under any such agreement.

“Copyrights” shall mean the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Credit Parties” shall mean the ABL Credit Parties and the Term Credit Parties.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Companies’ Creditor Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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“Discharge of ABL Obligations” shall mean the time at which all the ABL Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto) have been paid in full in cash, all Letters of Credit (as defined in any ABL Credit Agreement) have expired or been terminated (other than Letters of Credit for which other arrangements reasonably satisfactory to the ABL Agent and each applicable Issuing Bank (or similar term) (as defined in any ABL Credit Agreement) have been made), all Commitments (as defined in the ABL Credit Agreement) have been terminated and, with respect to any Hedging Obligations (as defined in the ABL Credit Agreement) and Banking Services Obligations (as defined in any ABL Credit Agreement), such Hedging Obligations and Banking Services Obligations have either been paid in full, cash collateralized on terms reasonably satisfactory to each applicable counterparty (or other arrangements reasonably satisfactory to the applicable counterparty shall have been made) or are no longer secured by the Collateral pursuant to the terms of any ABL Credit Agreement.

“Discharge of First Lien Term Obligations” shall mean the time at which all the First Lien Term Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto) have been paid in full in cash and all Commitments (as defined in any First Lien Term Credit Agreement) have been terminated, and, with respect to any First Lien Term Obligations in respect of Hedge Agreements (as defined in any First Lien Term Credit Agreement) and in respect of Banking Services (as defined in any First Lien Term Credit Agreement), such First Lien Term Obligations have either been paid in full, cash collateralized on terms reasonably satisfactory to each applicable counterparty (or other arrangements reasonably satisfactory to the applicable counterparty shall have been made) or are no longer secured by the Collateral pursuant to the terms of any First Lien Term Credit Agreement.

“Discharge of Second Lien Term Obligations” shall mean the time at which all the Second Lien Term Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto) have been paid in full in cash and all Commitments (as defined in each Second Lien Term Credit Agreement) have been terminated.

“Discharge of Term Obligations” shall mean the time at which both the Discharge of First Lien Term Obligations and Discharge of Second Lien Term Obligations shall have occurred.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Credit Party now or hereafter has any right, title or interest.

“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent to the Controlling Term Agent, or by the Controlling Term Agent to the ABL Agent, announcing that it intends to commence an Exercise of Any Secured Creditor Remedies.

“Equipment” shall mean (x) any “equipment” as such term is defined in Article 9 of the Uniform Commercial Code, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Credit Party in each case, regardless of whether characterized as equipment under the Uniform Commercial Code (but excluding any such items which constitute Inventory), and (y) any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

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“Equity Interest” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Event of Default” shall mean an “Event of Default” or similar term under and as defined in any ABL Credit Agreement or any Term Credit Agreement, as applicable.

“Exercise of Any Secured Creditor Remedies” or “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” or similar phrase shall mean, except as otherwise provided in the final sentence of this definition:

(a)       the taking by any Secured Party of any action to enforce or realize upon any Lien (including any judgment lien), including the institution of any foreclosure proceedings, action, exercise of a power of sale or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b)      the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)       the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure or power of sale on the Collateral or the Proceeds thereof;

(d)       the appointment on the application of a Secured Party, of a liquidator, trustee in bankruptcy, receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)       the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of any Secured Party permissible under applicable law;

(f)       the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law; and

(g)      the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral.

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For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies or an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim or voting with respect to such claim in any Insolvency Proceeding or the seeking of adequate protection (subject to Section 6.3), in each instance in a manner otherwise consistent with the terms and conditions of this Agreement, (ii) the exercise of rights with respect to the ABL Priority Collateral by the ABL Agent upon the occurrence of a Cash Dominion Period (as defined in any ABL Credit Agreement) of the type provided in the ABL Credit Agreement as in effect on the Closing Date, including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to a going out of business sale or other disposition by any Credit Party of any of the ABL Priority Collateral (other than after the occurrence of an Event of Default), (iv) the consent of the Controlling Term Agent to disposition by any Credit Party of any of the Term Priority Collateral (other than after the occurrence of an Event of Default), (v) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, (vi) the change in eligibility criteria for components of the borrowing base under the ABL Credit Agreement by the ABL Agent and the ABL Lenders or (vii) the imposition of Availability Reserves (as defined in the ABL Credit Agreement) by the ABL Agent.

“First Lien Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement.

“First Lien Term Credit Agreement” (i) shall mean the First Lien Term Credit Agreement referred to in the recitals to this Agreement (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for other Indebtedness), in each case as and to the extent permitted by this Agreement, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a First Lien Term Credit Agreement) and (ii) shall include any one or more other agreements, indentures or facilities relating to additional First Lien Term Obligations joined to this Agreement pursuant to Section 7.20 hereof.

“First Lien Term Credit Agreement Obligations” shall have the meaning assigned to that term in the definition of “First Lien Term Obligations”.

“First Lien Term Documents” shall mean any First Lien Term Credit Agreement, any Term Guaranty relating to the First Lien Term Obligations, any Term Collateral Document relating to the First Lien Term Obligations, any Cash Management Services between any Term Credit Party and any Term Cash Management Affiliate, any Term Hedging Agreement between any Term Credit Party and any Term Hedging Affiliate, any other ancillary agreement executed and delivered by a Term Credit Party as to which any First Lien Term Secured Party is a party or a beneficiary relating to the First Lien Term Obligations and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party, and delivered to the First Lien Term Agent or any other First Lien Term Secured Party, in connection with any of the foregoing or any First Lien Term Credit Agreement, in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

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“First Lien Term Lender” shall have the meaning assigned to that term in the introduction to this Agreement, and shall include any Person that is a “Lender” or similar term under any First Lien Term Credit Agreement.

“First Lien Term Obligations” shall mean (i) any and all obligations of every nature of each Term Credit Party from time to time owed to the First Lien Term Secured Parties, or any of them, under, in connection with, or evidenced or secured by any First Lien Term Document, including, without limitation, all “Obligations” (as defined in the First Lien Term Credit Agreement) or similar term, and whether for principal, interest, fees, expenses (including interest, fees, or expenses which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have accrued on any First Lien Term Obligation, whether or not a claim is allowed against such Term Credit Party for such interest, fees, or expenses in the related bankruptcy proceeding), payments for early termination of Term Secured Hedging Obligations, indemnification or otherwise, and all other amounts owing or due from any Term Credit Party under the terms of any First Lien Term Document, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (the “First Lien Term Credit Agreement Obligations”) and (ii) all Other First Lien Term Obligations.

“First Lien Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement and shall include all other Persons holdings First Lien Term Obligations.

“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.

“Holdings” shall have the meaning assigned to that term in the recitals to this Agreement.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Term Credit Agreements as in effect on the date hereof.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, arrangement (pursuant to any corporate statutes) winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

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“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Credit Party that is subject to a security interest under any ABL Documents and any Term Documents, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software, databases, all other proprietary information and all embodiments or fixations thereof and related documentation and registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Lenders” means, collectively, all of the ABL Lenders and the Term Lenders.

“License” shall mean any Patent License, Trademark License, Copyright License, or other license or sublicense agreement granting rights under Intellectual Property to which any Credit Party is a party.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset.

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1 hereof.

“Other First Lien Term Obligations” means (a) if the Pari Passu Intercreditor Agreement (as defined in the First Lien Term Credit Agreement) has been entered into, all “Additional Pari Obligations” (as defined in such Pari Passu Intercreditor Agreement), (b) if the Term Loan Intercreditor Agreement has been entered into, all other obligations in connection with, or evidenced or secured by, “Additional First Priority Debt” (as defined in the Term Loan Intercreditor Agreement) and (c) in any event, any indebtedness or obligations (other than First Lien Term Credit Agreement Obligations) of the Loan Parties (as defined in the Term Loan Intercreditor Agreement) that are to be secured with a Lien pari passu with the Liens on the Collateral securing the First Lien Term Credit Agreement Obligations and are designated by the Borrower as First Lien Term Obligations hereunder; provided, however, that with respect to this clause (c), the requirements set forth in Section 7.20 shall have been satisfied.

“Other Liabilities” means ABL Cash Management Obligations and ABL Secured Hedging Obligations.

“Other Second Lien Term Obligations” means (a) if the Pari Passu Intercreditor Agreement (as defined in the Second Lien Term Credit Agreement) has been entered into, all “Additional Pari Obligations” as defined in such Pari Passu Intercreditor Agreement, (b) if the Term Loan Intercreditor Agreement has been entered into, all other obligations in connection with, or evidenced or secured by, “Additional Second Priority Debt” as defined in the Term Loan Intercreditor Agreement and (c) in any event, any indebtedness or obligations (other than Second Lien Term Credit Agreement Obligations) of the Loan Parties (as defined in the Term Loan Intercreditor Agreement) that are to be secured with a Lien pari passu with the Liens on the Collateral securing the Second Lien Term Credit Agreement Obligations and are designated by the Borrower as Second Lien Term Obligations hereunder; provided, however, that with respect to this clause (c), the requirements set forth in Section 7.20 shall have been satisfied.

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“Party” shall mean the ABL Agent, the First Lien Term Agent or the Second Lien Term Agent (and collectively, the “Parties”).

“Patent License” shall mean any written agreement, now or hereafter in effect, naming any Credit Party as licensor and granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by such Credit Party or that such Credit Party otherwise has the right to license, is in existence, or naming any Credit Party as licensee and granting to such Credit Party any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of such Credit Party under any such agreement.

“Patents” shall mean the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.

“Receivables” shall mean all of the following now owned or hereafter arising or acquired assets of any ABL Credit Party: (a) all amounts at any time payable to any ABL Credit Party in respect of the sale or other Disposition of any Account; (b) all interest, fees, late charges, penalties, collection fees, and other amounts due or to become due or otherwise payable in connection with any Account; (c) all credit card receivables and other payment intangibles; and (d) all other contract rights, chattel paper, instruments, or other forms of rights to payment, in each case arising from the sale, lease, or other Disposition of Inventory, the licensing of Inventory, the rendition of services, or otherwise related to any Accounts or Inventory of an ABL Credit Party (including, choses in action, causes of action, or other rights and claims against carriers or shippers, rights to indemnification, and identifiable proceeds thereof, casualty or similar types of insurance, in each case relating to ABL Priority Collateral and identifiable proceeds thereof).

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“Restricted Subsidiary” means (a) with respect to ABL Credit Parties, any “Restricted Subsidiary” under and as defined in any ABL Credit Agreement and (b) with respect to the Term Credit Parties, any “Restricted Subsidiary” under and as defined in any Term Credit Agreement.

“Second Lien Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement.

“Second Lien Term Credit Agreement” (i) shall mean the Second Lien Term Credit Agreement referred to in the recitals to this Agreement (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for other Indebtedness), in each case as and to the extent permitted by this Agreement, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Second Lien Term Credit Agreement) and (ii) shall include any one or more other agreements, indentures or facilities relating to additional Second Lien Term Obligations joined to this Agreement pursuant to Section 7.20 hereof.

“Second Lien Term Credit Agreement Obligations” shall have the meaning assigned to that term in the definition of “Second Lien Term Obligations”.

“Second Lien Term Documents” shall mean any Second Lien Term Credit Agreement, any Term Guaranty relating to the Second Lien Term Obligations, any Term Collateral Document relating to the Second Lien Term Obligations, any other ancillary agreement executed and delivered by a Term Credit Party as to which any Second Lien Term Secured Party is a party or a beneficiary relating to the Second Lien Term Obligations and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party, and delivered to the Second Lien Term Agent or any other Second Lien Term Secured Party, in connection with any of the foregoing or any Second Lien Term Credit Agreement, in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Term Lender” shall have the meaning assigned to that term in the introduction to this Agreement, and shall include any Person that is a “Lender” or similar term under any Second Lien Term Credit Agreement.

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“Second Lien Term Obligations” (i) shall mean any and all obligations of every nature of each Term Credit Party from time to time owed to the Second Lien Term Secured Parties, or any of them, under, in connection with, or evidenced or secured by any Second Lien Term Document, including, without limitation, all “Obligations” (as defined in the Second Lien Term Credit Agreement) or similar term, and whether for principal, interest, fees, expenses (including interest, fees, or expenses which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have accrued on any Second Lien Term Obligation, whether or not a claim is allowed against such Term Credit Party for such interest, fees, or expenses in the related bankruptcy proceeding) indemnification or otherwise, and all other amounts owing or due from any Term Credit Party under the terms of any Second Lien Term Document, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (the “Second Lien Term Credit Agreement Obligations”) and (ii) all Other Second Lien Term Obligations.

“Second Lien Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement and all other Persons holdings Second Lien Term Obligations.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Term Agents” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Collateral Trustee” or similar term under any Term Credit Agreement that become party to this Agreement.

“Term Arranger” means any Person that has acted as an arranger, bookrunner or in a similar role under any Term Document.

“Term Bankruptcy Sale” shall have the meaning set forth in Section 6.4 hereof.

“Term Cash Management Affiliate” shall mean any Term Cash Management Bank (together with its respective successors, assigns and transferees) that is owed Term Cash Management Obligations by any Term Credit Party and which Term Cash Management Obligations are secured by Liens granted under one or more Term Collateral Documents under the First Lien Term Credit Agreement.

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“Term Cash Management Agreement” shall mean any agreement entered into between a Term Credit Party and a Term Cash Management Bank in connection with Cash Management Services.

“Term Cash Management Bank” shall mean any Term Agent, Term Arranger or Term Lender or any of their respective Affiliates that has entered into a Term Cash Management Agreement.

“Term Cash Management Obligations” means, in connection with any First Lien Term Credit Agreement, obligations owed by any Term Credit Party to any Term Cash Management Bank in respect of or in connection with any Cash Management Services pursuant to any Term Cash Management Agreement.

“Term Cash Proceeds Notice” shall mean a written notice delivered by the relevant Term Agent to the ABL Agent (a) stating that an Event of Default has occurred and is continuing under any Term Document and specifying the relevant Event of Default and (b) stating that certain cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Term Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Term Collateral Documents” shall mean all “Collateral Documents” (as defined in any Term Credit Agreement) or similar term, executed and delivered by one or more Term Credit Parties, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered by any Term Credit Party in connection with any Term Credit Agreement (in each case, other than any “Collateral Document” (as defined in any Term Credit Agreement) or similar term, security agreement, mortgage, deed of trust or other collateral document to the extent relating to any Term Exclusive Credit Party or any Term Exclusive Collateral), in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Term Credit Agreements” shall mean any First Lien Term Credit Agreement and any Second Lien Term Credit Agreement and shall include any one or more other agreements, indentures or facilities (i) extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder and (ii) relating to additional Term Obligations joined to this Agreement pursuant to Section 7.20 hereof.

“Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term DIP Financing” shall have the meaning set forth in Section 6.1(b) hereof.

“Term Documents” shall mean any Term Credit Agreement, any Term Guaranty, any Term Collateral Document, the Term Loan Intercreditor Agreement, any Cash Management Services between any Term Credit Party and any Term Cash Management Affiliate, any Term Hedging Agreements between any Term Credit Party and any Term Hedging Affiliate, any other ancillary agreement executed and delivered by a Term Credit Party as to which any Term Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party, and delivered to the relevant Term Agent or any other Term Secured Party in connection with any of the foregoing or any Term Credit Agreement, in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

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“Term Exclusive Collateral” shall have the meaning assigned to that term in the definition of “Term Priority Collateral”.

“Term Exclusive Credit Parties” shall mean the collective reference to (x) each “Guarantor” (as defined in any Term Credit Agreement) and (y) each borrower under any Term Credit Agreement that, in the case of each of the foregoing clauses (x) and (y), does not also guarantee any ABL Obligations or become a borrower under any ABL Credit Agreement.

“Term Guarantors” shall mean the collective reference to Holdings and all “Subsidiary Guarantors” under and as defined in the Term Credit Agreements, in each case, other than any Term Exclusive Credit Party.

“Term Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guaranty made by a Term Guarantor guaranteeing, inter alia, the payment and performance of any Term Obligations.

“Term Hedging Bank” shall mean any Term Agent, Term Arranger or Term Lender or any of their respective Affiliates that has entered into a Term Hedging Agreement.

“Term Hedging Affiliate” shall mean any Term Hedging Bank (together with its respective successors, assigns and transferees) that has entered into a Term Hedging Agreement with any Term Credit Party with the obligations of such Term Credit Party thereunder being secured by Liens granted under one or more Term Collateral Documents under the First Lien Term Credit Agreement.

“Term Hedging Agreement” shall mean any agreement entered into between a Term Credit Party and a Term Hedging Bank in connection with Secured Hedging Obligations under, and as defined in, the First Lien Term Credit Agreement.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, and shall include any Person designated as a “Lender” or similar term under any Term Credit Agreement.

“Term Loan Intercreditor Agreement” shall mean the Term Intercreditor Agreement, dated as of the date hereof, by and among the First Lien Term Agent for the First Lien Term Secured Parties, the Second Lien Term Agent for the Second Lien Term Secured Parties, Holdings, the Borrower and the other Term Credit Parties party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified.

“Term Loan Priority Accounts” means the Asset Sale Proceeds Pledged Account and any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case that contain solely Term Priority Collateral or identifiable proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts, Securities Accounts or Commodities Accounts which is not Term Priority Collateral or identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account, Securities Account or Commodity Account).

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“Term Obligations” shall mean collectively the First Lien Term Obligations and the Second Lien Term Obligations.

“Term Priority Collateral” shall mean all Collateral (including, for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code or any similar provision in any foreign Debtor Relief Laws, would constitute Collateral) consisting of the following:

(1)       all Equipment, Fixtures, Real Property, Intellectual Property, intercompany indebtedness between or among the Credit Parties or their Affiliates, except to the extent constituting ABL Priority Collateral, and Investment Property (other than any Investment Property that constitutes ABL Priority Collateral);

(2)       except to the extent constituting ABL Priority Collateral, all Instruments, Documents and General Intangibles (including contract rights);

(3)       Term Loan Priority Accounts;

(4)       all other Collateral, other than the ABL Priority Collateral; and

(5)       all collateral security and guarantees with respect to any of the foregoing, items referred to in the preceding clauses (1) through (4) constituting Term Priority Collateral and all cash, Money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets received as Proceeds of, and any other Proceeds of, any of the foregoing items referred to in the preceding clauses (1) through (4) and this clause (5) constituting Term Priority Collateral, other than the ABL Priority Collateral (“Term Priority Proceeds”).

For the avoidance of doubt, it is understood and agreed that “Term Priority Collateral” shall include any Collateral consisting of assets or property of any Term Exclusive Credit Party and any Proceeds thereof which would not otherwise constitute Term Priority Collateral or ABL Priority Collateral (such assets and property, the “Term Exclusive Collateral”).

“Term Priority Proceeds” shall have the meaning assigned to that term in the definition of “Term Priority Collateral”.

“Term Recovery” shall have the meaning set forth in Section 5.3(b) hereof.

“Term Secured Hedging Obligations” shall mean, in connection with the First Lien Term Credit Agreement, obligations owed by any Term Credit Party to any Term Hedging Bank in respect of or in connection with any Term Hedging Agreement.

“Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

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“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license to a third party, or granting to any Credit Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Credit Party under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” shall mean the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business connected to the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“Use Period” means the period commencing on the date that the ABL Agent or an agent acting on its behalf (or an ABL Credit Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 3.6 hereof (having theretofore furnished the Controlling Term Agent with an Enforcement Notice) and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Credit Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

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ARTICLE 2
LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Subject to the order of application of proceeds set forth in sub-clauses (b) and (c) of Section 4.1 hereof, notwithstanding (i) the date, time, method, manner, or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or any Term Agent (or ABL Secured Parties or Term Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or any Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the ABL Agent or the ABL Secured Parties or any Term Agent or the Term Secured Parties securing any of the ABL Obligations or Term Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each of the Term Agents, on behalf of itself and the relevant Term Secured Parties, hereby agree that:

(1)       any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in such ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2)       any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Term Agent or any Term Secured Party in such ABL Priority Collateral to secure all or any portion of the Term Obligations;

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(3)       any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to any Term Agent and the Term Secured Parties in such Term Priority Collateral to secure all or any portion of the Term Obligations; and

(4)       any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in such Term Priority Collateral to secure all or any portion of the ABL Obligations.

(b)       Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured Parties (but, for the avoidance of doubt, subject to the order of application of proceeds set forth in sub-clauses (b) and (c) of Section 4.1 hereof), the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Collateral shall be as set forth herein.

(c)       Each Term Agent, for and on behalf of itself and the Term Secured Parties represented by such Term Agent, acknowledges and agrees that, concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Collateral (other than any Term Exclusive Collateral) in which the Term Agents have been granted Liens and the Term Agents hereby consent thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, each Term Agent, for the benefit of itself and the Term Secured Parties represented by such Term Agent, has been, or may be, granted Liens upon all of the Collateral (other than any ABL Exclusive Collateral) in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agents and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate any Term Agent’s or the ABL Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a)       Each Term Agent, for and on behalf of itself and the Term Secured Parties represented by such Term Agent, agrees that it and the Term Secured Parties represented by it shall not (and hereby waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral, the allowability of the claims asserted by the ABL Secured Parties with respect to the ABL Obligations in any Insolvency Proceeding, or the provisions of this Agreement. Each Term Agent, for itself and on behalf of the Term Secured Parties represented by such Term Agent, agrees that neither it nor the Term Secured Parties represented by it will take any action that would hinder or interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. Each Term Agent, for itself and on behalf of the Term Secured Parties represented by such Term Agent, hereby waives any and all rights it or the Term Secured Parties represented by it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Term Agent from enforcing the provisions of this Agreement.

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(b)       The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agents or the Term Secured Parties in respect of the Collateral, the allowability of the claims asserted by the Term Secured Parties with respect to the Term Obligations in any Insolvency Proceeding, or the provisions of this Agreement. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would hinder or interfere with any Exercise of Secured Creditor Remedies undertaken by any Term Agent or any Term Secured Party under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which either Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement.

(c)       For the avoidance of doubt, the assertion of priority rights established under the terms of this Agreement shall not be considered a challenge to, or contesting of, the Lien priority of any Party prohibited by this Section 2.2.

Section 2.3 Remedies Standstill.

(a)       Each Term Agent, on behalf of itself and the Term Secured Parties represented by such Term Agent, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, no Term Agent nor any Term Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and, subject to Section 3.7, will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by any Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are treated in accordance with the provisions of Section 3.7 and Section 4.1(a). From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent) and prior to the date upon which the Discharge of Term Obligations shall have occurred, the Controlling Term Agent on behalf of the Term Secured Parties may Exercise Any Secured Creditor Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Controlling Term Agent or the Term Secured Parties is at all times subject to the provisions of this Agreement.

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(b)       The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Controlling Term Agent, and, subject to Section 3.7, will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are treated in accordance with the provisions of Section 3.7 and Section 4.1(a). From and after the date upon which the Discharge of Term Obligations (or prior thereto upon obtaining the written consent of the Controlling Term Agent) and prior to the date upon which the Discharge of ABL Obligations shall have occurred, the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement.

(c)       Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Term Obligations owed to it in any Insolvency Proceeding commenced by or against any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agents or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agents or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) filing any necessary or appropriate responsive or defensive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party or (iv) voting on any plan of reorganization, proposal or plan of compromise or arrangement or filing any proof of claim in any Insolvency Proceeding of any Credit Party, in each case under clauses (i) through (iv) above to the extent not inconsistent with the express terms of this Agreement.

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Section 2.4 Exercise of Rights.

(a)       No Other Restrictions. Except as otherwise set forth in this Agreement (including any provisions prohibiting or restricting any party from taking various actions or making various objections), each Term Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as an unsecured creditor or a secured creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies, in each case to the extent not inconsistent with or contrary to the provisions of this Agreement; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Documents, the Term Agents may enforce the provisions of the Term Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement, and mandatory provisions of applicable law and, in the case of the Term Agents, any intercreditor agreement between the Term Agents; provided, however, that each of the ABL Agent and the Controlling Term Agent agrees to provide to each other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided, further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.6 hereof) or any such copies to any of the Term Agents shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Controlling Term Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any Term Agent’s rights hereunder or under any of the Term Documents. Each of the Term Agents, each Term Secured Party, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of each Term Agent and each Term Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against any Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken.

In the event any ABL Secured Party becomes a judgment lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens thereon securing Term Obligations, in each case, on the same basis as the other Liens on the Term Priority Collateral securing the ABL Obligations are so subordinated to the Term Obligations under this Agreement. In the event any Term Secured Party becomes a judgment lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens thereon securing ABL Obligations, in each case, on the same basis as the other Liens on the ABL Priority Collateral securing the Term Obligations are so subordinated to such ABL Obligations under this Agreement.

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(b)       Release of Liens.

(i)       In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c) hereof), so long as such sale, transfer or other disposition is then permitted by the ABL Documents or consented to by the requisite ABL Lenders, each Term Agent agrees, on behalf of itself and the Term Secured Parties represented by such Term Agent, that, so long as such Term Agent, for the benefit of the relevant Term Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the ABL Obligations as provided in Section 4.1(b) hereof), such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the proceeds thereof) securing the Term Obligations, and each of the Term Agents’ and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, each of the Term Agents agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agents each hereby appoint the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Term Agent and in the name of such Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(ii)       In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Controlling Term Agent, or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c) hereof), so long as such sale, transfer or other disposition is then permitted by the Term Documents or consented to by the requisite Term Lenders, the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the Term Obligations as provided in Section 4.1(c) hereof), such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral (but not the proceeds thereof) securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Controlling Term Agent in connection therewith. The ABL Agent hereby appoints the Controlling Term Agent and any officer or duly authorized person of the Controlling Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Controlling Term Agent’s own name, from time to time, in the Controlling Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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Section 2.5 No New Liens.

(a)       It is the anticipation of the parties, that until the date upon which the Discharge of ABL Obligations shall have occurred, no Term Secured Party shall acquire or hold any consensual Lien on any assets of any Credit Party securing any Term Obligation (other than any Term Exclusive Collateral) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any such Lien on any assets of any Credit Party securing any Term Obligation (other than any Term Exclusive Collateral or any Liens on Real Property) which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the Controlling Term Agent shall, without the need for any further consent of any other Term Secured Party, the Borrower or any Term Credit Party and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.

(b)       It is the anticipation of the parties, that until the date upon which the Discharge of Term Obligations shall have occurred, no ABL Secured Party shall acquire or hold any consensual Lien on any assets of any Credit Party securing any ABL Obligation (other than any ABL Exclusive Collateral) which assets are not also subject to the Lien of the Term Agents under the Term Documents. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any such Lien on any assets of any Credit Party securing any ABL Obligation (other than any ABL Exclusive Collateral) which assets are not also subject to the Lien of the Term Agents under the Term Documents, then the ABL Agent shall, without the need for any further consent of any other ABL Secured Party, the Borrower or any ABL Credit Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of the relevant Term Agents as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the relevant Term Agent in writing of the existence of such Lien upon becoming aware thereof.

(c)       The Term Secured Parties and ABL Secured Parties agree that any amounts received or distributed to any of them as a result of Liens granted in contravention of this Section 2.5 shall be subject to Section 3.9.

Section 2.6 Waiver of Marshalling.

(a)       Until the Discharge of ABL Obligations, each Term Agent, on behalf of itself and the Term Secured Parties represented by such Term Agent, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b)       Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

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ARTICLE 3
ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The Term Agents and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by any Term Agent or any Term Secured Party of the required payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by such Term Agent or any Term Secured Party of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

Section 3.2 Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and each Term Agent, for and on behalf of itself and each Term Secured Party each agree to hold all Collateral (other than any ABL Exclusive Collateral or any Term Exclusive Collateral, as applicable) in its possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC and similar provisions of other applicable law) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other (provided that no Term Agent or other Term Secured Party shall hold any Real Property as gratuitous bailee for any ABL Agent or any other ABL Secured Party) solely for the purpose of perfecting or maintaining the perfection of the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Secured Parties, the Term Agents, or the Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by the Borrower, any other Credit Party, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agents under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee and/or agent for the other Party for purposes of perfecting the Lien held by the Term Agents or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Without limiting the generality of the foregoing, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Term Agents are not and shall not be deemed to be fiduciaries of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, the Term Secured Parties shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. In addition, the Term Agents, on behalf of the relevant Term Secured Parties, hereby agree and acknowledge that other than with respect to ABL Priority Collateral that may be perfected through the filing of a UCC financing statement or similar financing statement under other applicable law, the ABL Agent’s Liens may be perfected on certain items of ABL Priority Collateral with respect to which such Term Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and such Term Agent, on behalf of the relevant Term Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement or any Term Document.

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Section 3.3 Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Controlling Term Agent and as promptly as practicable thereafter, either make available to the Controlling Term Agent such books and records for inspection and duplication or provide to the Controlling Term Agent copies thereof. In the event that any Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, such Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

Section 3.4 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Term Agents shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the Term Credit Agreements or the ABL Credit Agreement, as applicable. The ABL Agent shall have the sole and exclusive right, as against the Term Agents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Controlling Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Controlling Term Agent, as the case may be, and each of the Term Agents and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof. Any proceeds of such insurance received by the ABL Agent or the Controlling Agent, as the case may be, in contravention of this Section 3.4 shall be paid over to the ABL Agent or the Controlling Term Agent, as the case may be, in accordance with Section 3.9 hereof.

Section 3.5 No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6 hereof, if any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.

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Section 3.6 Inspection and Access Rights. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agents or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies, the ABL Agent or any other Person (including any ABL Credit Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (i) during the Use Period during normal business hours on any Business Day, to access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code) Term Priority Collateral (collectively, the “ABL Joint Collateral”), and (ii) during the Use Period, shall have the irrevocable right to use the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Property) on a rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of Inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Credit Party’s business), storing or otherwise dealing with the ABL Priority Collateral, in each case without the involvement of or interference by any Term Secured Party or liability to any Term Secured Party, but with reasonable advance notice to each Term Agent and at the sole cost and expense of the ABL Agent or such other Person acting with the consent, or on behalf, of the ABL Agent; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Joint Collateral or any other sale or liquidation of the ABL Joint Collateral has been commenced by an ABL Credit Party (with the consent of the ABL Agent), the Term Agents may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6. If the ABL Agent or any other Person acting with the consent, or on behalf, of the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the Real Property included within the Term Priority Collateral, the ABL Agent or such other Person shall use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt any Term Agent’s use of such Real Property for the benefit of the Term Secured Parties.

(b)       During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value resulting from ordinary wear and tear) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to the Term Agents pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.6 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall reasonably cooperate with the Controlling Term Agent in connection with any efforts made by the Controlling Term Agent, on behalf of the Term Secured Parties, to sell the Term Priority Collateral, at the expense of the Credit Parties.

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(c)       Other than as set forth in clauses (ii) and (iii) of Section 3.6(d) below, the ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Agents or the Term Secured Parties (or any person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral.

(d)       The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Secured Parties; and (iii) reimburse the Term Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under their control (except for those arising from the gross negligence or willful misconduct of any Term Secured Party); provided, however, that the ABL Secured Parties will not be liable for any diminution in the value of the Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom.

(e)       The Term Agents and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.

(f)       Subject to the terms hereof, the Controlling Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by applicable law) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Agents and the Term Secured Parties under this Section 3.6.

(g)       In furtherance of the foregoing in this Section 3.6, the Term Agents, in their capacities as secured parties (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired by the Credit Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation), included as part of the Term Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever; provided, further, however, any license granted by the ABL Agent to a third party shall include reasonable and customary terms and restrictions necessary to preserve the existence, validity and value of the affected Intellectual Property. The Term Agents (i) acknowledge and consent to the grant to the ABL Agent by the Credit Parties of the license referred to in Section 5.03 of the US Security Agreement (as defined in the ABL Credit Agreement) and (ii) agree that its Liens in the Term Priority Collateral shall be subject in all respects to such license. Furthermore, the Term Agents agree that, in connection with any Exercise of Secured Creditor Remedies conducted by any Term Agent in respect of Term Priority Collateral, (x) any notice required to be given by such Term Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) such Term Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.

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Section 3.7 Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and each Term Agent, for itself and on behalf of the Term Secured Parties represented by it, further agrees that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

Section 3.8 Mixed Collateral Proceeds. Notwithstanding anything to the contrary contained in this Agreement (including in the definitions of ABL Priority Collateral and Term Priority Collateral), in the event that proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL Priority Collateral and Term Priority Collateral, the portion of such proceeds that shall be allocated as proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts and cash, which amount shall be equal to the face amount of such Accounts and cash). In addition, notwithstanding anything to the contrary contained in this Agreement (including in the definitions of ABL Priority Collateral and Term Priority Collateral), to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Equity Interests of any of the Subsidiaries of Holdings which is a Credit Party, or all or substantially all of the assets of any such Subsidiary, such proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts and cash (other than to the extent constituting identifiable proceeds of Term Priority Collateral) and the net book value of the Inventory owned by such Subsidiary at the time of such sale or disposition, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Term Priority Collateral. In the event that amounts are received in respect of Equity Interests of or intercompany loans issued to any Credit Party in an Insolvency Proceeding, such amounts shall be deemed to be proceeds received from a sale or disposition of ABL Priority Collateral and Term Priority Collateral and shall be, subject to the last sentence of Section 6.4, allocated as proceeds of ABL Priority Collateral and Term Priority Collateral in proportion to the ABL Priority Collateral and Term Priority Collateral owned at such time by the issuer of such Equity Interests.

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Section 3.9 Payments Over.

(a)       So long as the Discharge of Term Obligations has not occurred, subject to the provisions of Section 3.7 and Section 4.1(a) hereof, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Controlling Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Controlling Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b)       So long as the Discharge of ABL Obligations has not occurred, subject to the provisions of Section 3.7, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by any Term Agent or any Term Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agents or any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

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ARTICLE 4
APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a)       Revolving Nature of ABL Obligations and Certain Term Obligations. Each Term Agent, for and on behalf of itself and the Term Secured Parties represented by it, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Priority Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the ABL Credit Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that, subject to Section 5.2, the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; and (iii) all ABL Priority Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or any Term Agent (or any Term Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1. The ABL Agent, for and on behalf of the ABL Secured Parties, expressly acknowledges and agrees that (i) any First Lien Term Credit Agreement may include a revolving commitment, that in the ordinary course of business the applicable First Lien Term Agent and applicable First Lien Term Lenders will apply payments and make advances thereunder, and that no application of any Term Priority Collateral or the release of any Lien by the applicable First Lien Term Agent upon any portion of the Collateral in connection with a permitted disposition by the Term Credit Parties under any such First Lien Term Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the First Lien Term Obligations under any facility with respect to any Incremental Revolving Commitments (as defined in any applicable First Lien Term Credit Agreement), or any other revolving credit facility under any First Lien Term Credit Agreement, that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that, subject to Section 5.2, the terms of the First Lien Term Obligations under any facility with respect to any Incremental Revolving Commitments (as defined in any applicable First Lien Term Credit Agreement), or any other revolving credit facility under any First Lien Term Credit Agreement, may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Term Obligations under any facility with respect to any Incremental Revolving Commitments (as defined in any applicable First Lien Term Credit Agreement), or any other revolving credit facility under any First Lien Term Credit Agreement, may be increased, replaced or refinanced, in each event, without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof; and (iii) all Term Priority Collateral received by the applicable First Lien Term Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the First Lien Term Obligations under any facility with respect to any Incremental Revolving Commitments (as defined in any applicable First Lien Term Credit Agreement), or any other revolving credit facility under any First Lien Term Credit Agreement, at any time; provided, however, that from and after the date on which any First Lien Term Agent (or any First Lien Term Secured Party) or the ABL Agent (or any ABL Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the First Lien Term Agent or any First Lien Term Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Term Document or any ABL Document, each Credit Party and each Term Agent, for itself and on behalf of the Term Secured Parties represented by it, agrees that, until the Discharge of ABL Obligations occurs, (i) only Term Priority Collateral or proceeds of the Term Priority Collateral shall be deposited in the Term Loan Priority Accounts and (ii) prior to the receipt of a Term Cash Proceeds Notice, the ABL Secured Parties are hereby permitted to treat all cash, cash equivalents, Money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Term Secured Parties (and all claims of the Term Agents or any other Term Secured Party to such amounts are hereby waived).

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(b)       Application of Proceeds of ABL Priority Collateral. The ABL Agent and each of the Term Agents hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment, discharge or cash collateralization of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred (provided that no Proceeds of ABL Exclusive Collateral shall be applied under this clause third), and fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.

(c)       Application of Proceeds of Term Priority Collateral. The ABL Agent and each of the Term Agents hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, to the payment of costs and expenses of each Term Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment, discharge or cash collateralization of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred (provided that no Proceeds of Term Exclusive Collateral shall be applied under this clause third), and fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.

(d)       Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agents or to any Term Secured Party, and the Term Agents shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

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(e)       Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Controlling Term Agent or shall execute such documents as the Controlling Term Agent may reasonably request to enable such Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agents shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Control Collateral still in any Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2 Specific Performance. Each of the ABL Agent and each of the Term Agents is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any other Credit Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each of the Term Agents, for and on behalf of itself and the Term Secured Parties represented by such Term Agent, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a)       All ABL Obligations at any time made or incurred by the Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and each Term Agent, on behalf of itself and the Term Secured Parties represented by it, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by the Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any Term Agent or any Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

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(b)       None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Credit Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to any Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Term Agent, on behalf of itself and the Term Secured Parties represented by it, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)       None of the Term Agents, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any Term Agent or any Term Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any Term Credit Agreement or any of the other Term Documents, whether any Term Agent or any Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither any Term Agent nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agents and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Term Agents or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

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Section 5.2 Modifications to ABL Documents and Term Documents

(a)       Each Term Agent, on behalf of itself and the Term Secured Parties represented by it, hereby agrees that, without affecting the obligations of the Term Agents and the Term Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Term Agent or any Term Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Term Agent or any Term Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including, without limitation, to:

(i)       change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;

(ii)       subject to Section 2.5 hereof, retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;

(iii)     amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv)     release its Lien on any Collateral or other Property;

(v)      exercise or refrain from exercising any rights against the Borrower, any other Credit Party, or any other Person;

(vi)     subject to Section 2.5 hereof, retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii)    otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.

(b)       The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Term Agents and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including, without limitation, to:

(i)       change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;

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(ii)      subject to Section 2.5 hereof, retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;

(iii)     amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;

(iv)     release its Lien on any Collateral or other Property;

(v)      exercise or refrain from exercising any rights against the Borrower, any other Credit Party, or any other Person;

(vi)     subject to Section 2.5 hereof, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and

(vii)    otherwise manage and supervise the Term Obligations as each Term Agent shall deem appropriate.

(c)       The ABL Obligations and the Term Obligations may be refunded, replaced or refinanced (including (without limitation), by means of any Refinancing Indebtedness (as defined in the ABL Credit Agreement and each Term Credit Agreement, as applicable)), in whole or in part, from time to time, in each case, without notice to, or the consent (except to the extent a consent is required to permit such refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Secured Parties, the Term Agents or the Term Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of any class or series of such Refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or any Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Borrower, the ABL Agent or such Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the refinancing).

Section 5.3 Reinstatement and Continuation of Agreement.

(a)       If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any other Credit Party, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agents, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any other Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any other Credit Party in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

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(b)       If any Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any other Credit Party, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agents, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any other Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any other Credit Party in respect of the ABL Obligations or the Term Obligations. No priority or right of any Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any other Credit Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which any Term Agent or any Term Secured Party may have.

ARTICLE 6
INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a)       If the Borrower or any other Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide the Borrower or any other Credit Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code (or any similar provision in or order made under any foreign Debtor Relief Laws) or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, an “ABL DIP Financing”), with such ABL DIP Financing to be secured at least in part by all or any portion of the ABL Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be ABL Priority Collateral), then each Term Agent, on behalf of itself and the Term Secured Parties represented by such Term Agent, agrees that it will raise no objection and will not support any objection to such ABL DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agents securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such ABL DIP Financing or use of cash collateral that is ABL Priority Collateral except as permitted by Section 6.3(c)(i) hereof), so long as (i) the relevant Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Agents on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) any proceeds of the Term Priority Collateral are applied to the Term Obligations or as otherwise agreed by the Controlling Term Agent and (iv) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agents and the Term Secured Parties from objecting to any provision in any ABL DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws. The Term Agents agree that they shall not, and nor shall any of the Term Secured Parties, directly or indirectly, provide, offer to provide, or support any debtor in possession financing or use of cash collateral secured by a Lien on the ABL Priority Collateral senior to or pari passu with the Liens securing the ABL Obligations. If, in connection with any ABL DIP Financing, any Liens on the ABL Priority Collateral held by the ABL Secured Parties to secure the ABL Obligations are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the ABL Priority Collateral of the Term Secured Parties securing the Term Obligations shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of the ABL Secured Parties consistent with this Agreement.

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(b)       If the Borrower or any other Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and any Term Agents or any Term Secured Parties shall seek to provide the Borrower or any other Credit Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Term Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “Term DIP Financing”), with such Term DIP Financing to be secured at least in part by all or any portion of the Term Priority Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such Term DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Term DIP Financing), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on ABL Priority Collateral securing such Term DIP Financing furnished by the Term Agents or Term Secured Parties is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Term Priority Collateral securing any such Term DIP Financing furnished by the Term Agents or Term Secured Parties shall be senior to or on a parity with the Liens of the Term Agents and the Term Secured Parties securing the Term Obligations on Term Priority Collateral, (iii) any proceeds of the ABL Priority Collateral are applied to the ABL Obligations or as otherwise agreed by the ABL Agent and (iv) the foregoing provisions of this Section 6.1(b) hereof shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any Term DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws. The ABL Agent agrees that it shall not, and nor shall any of the ABL Secured Parties, directly or indirectly, provide, offer to provide, or support any debtor in possession financing or use of cash collateral secured by a Lien on the Term Priority Collateral senior to or pari passu with the Liens securing the Term Obligations. If, in connection with any Term DIP Financing, any Liens on the Term Priority Collateral held by the Term Secured Parties to secure the Term Obligations are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the Term Priority Collateral of the ABL Secured Parties securing the ABL Obligations shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Term Priority Collateral of the Term Secured Parties consistent with this Agreement.

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(c)       All Liens granted to the ABL Agent or any Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Term Agent, on behalf of itself and the Term Secured Parties represented by it, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Controlling Term Agent’s express written consent. In addition, none of the Term Agents or the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the others, unless such period is agreed by the ABL Agent and the Term Agents to be modified or unless the ABL Agent or Term Agents, as applicable, make a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agents’ ability to realize upon its Collateral.

Section 6.3 No Contest; Adequate Protection.

(a)       The Term Agents, on behalf of themselves and the relevant Term Secured Parties, agree that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the ABL Priority Collateral, except as set forth in Section 6.1 hereof and this Section 6.3 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. The Term Agents, on behalf of themselves and the relevant Term Secured Parties, agree that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above or the other provisions of this Section 6.3), (ii) any proposed provision of ABL DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide an ABL DIP Financing with the consent of the ABL Agent) (unless in contravention of Section 6.1(a) above) or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b) above or the other provisions of this Section 6.3)) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.

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(b)       The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the Term Priority Collateral, except as set forth in Section 6.1 hereof and this Section 6.3 or as may otherwise be consented to in writing by any Term Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by any Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above or the other provisions of this Section 6.3), (ii) any proposed provision of Term DIP Financing by any Term Agent or any Term Secured Parties (or any other Person proposing to provide a Term DIP Financing with the consent of any Term Agent) (unless in contravention of Section 6.1(b) above) or (iii) any objection by any Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by any Term Agent or any Term Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above or the other provisions of this Section 6.3) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Term Agent as adequate protection of its interests are subject to this Agreement.

(c)       Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i)       if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of a Lien on additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that any Term Agent, on behalf of itself or any of the Term Secured Parties represented by it, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to their interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing and providing adequate protection with respect to the ABL Obligations on the same basis as the other Liens of the Term Agents’ on ABL Priority Collateral; and

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(ii)       in the event any Term Agent, on behalf of itself or any of the Term Secured Parties represented by it, are granted adequate protection in respect of Term Priority Collateral in the form of a Lien on additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agents, on behalf of themselves and any of the Term Secured Parties, agree that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing and providing adequate protection with respect to the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral.

(iii)       Except as otherwise expressly set forth in Section 6.1 hereof or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of any Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, provided that such cash payments do not come from the Proceeds of ABL Priority Collateral). Except as otherwise expressly set forth in Section 6.1 hereof or in connection with the exercise of remedies with respect to the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, provided that such cash payments do not come from the Proceeds of Term Priority Collateral).

Section 6.4 Asset Sales. The Term Agents agree, on behalf of themselves and the Term Secured Parties, that they will not oppose (and will not support any other Person in opposing), and hereby consent to, any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Sections 363(f) or 1129 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each an “ABL Bankruptcy Sale”) or any motion seeking approval for proposed bidding procedures in respect of any such ABL Bankruptcy Sale, so long as (i) the Term Agents, for the benefit of the Term Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the ABL Obligations in accordance with Section 4.1(b) hereof) subject to the priorities set forth in this Agreement, and (ii) the applicable motion to approve such sale does not impair, subject to the priorities set forth in this Agreement, the rights of the Term Secured Parties to credit bid their Liens on the ABL Priority Collateral under Section 363(k) of the Bankruptcy Code (so long as the Discharge of ABL Obligations would occur in connection therewith). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose (and will not support any other Person in opposing), and hereby consents to, any sale consented to by any Term Agent of any Term Priority Collateral pursuant to Sections 363(f) or 1129 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each a “Term Bankruptcy Sale”) or any motion seeking approval for proposed bidding procedures in respect of any such Term Bankruptcy Sale, so long as (i) any such sale is made in accordance with Section 3.6 hereof, (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the Term Obligations in accordance with Section 4.1(c) hereof) subject to the priorities set forth in this Agreement, and (iii) the applicable motion to approve such sale does not impair, subject to the priorities set forth in this Agreement, the rights of the ABL Secured Parties to credit bid their Liens on the Term Priority Collateral under Section 363(k) of the Bankruptcy Code (so long as the Discharge of Term Obligations would occur in connection therewith). If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

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Section 6.5 Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed, confirmed, or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims subject to the priorities set forth herein), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties, with the effect being that (a) to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (regardless of whether any claim therefor is allowed or allowable in any such Insolvency Proceeding) that is available from the ABL Priority Collateral for the ABL Secured Parties, before any distribution is made in respect of the claims held by the Term Secured Parties from the ABL Priority Collateral, with the Term Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties amounts otherwise received or receivable by them from the ABL Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recovery, and (b) to the extent that the aggregate value of the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Term Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of postpetition interest, fees and expenses (regardless of whether any claim therefor is allowed or allowable in any such Insolvency Proceeding) that is available from the Term Priority Collateral for the Term Secured Parties, before any distribution is made in respect of the claims held by the ABL Secured Parties from the Term Priority Collateral, with the ABL Secured Parties hereby acknowledging and agreeing to turn over to the Term Secured Parties amounts otherwise received or receivable by them from the Term Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recovery.

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Section 6.6 Enforceability. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. Notwithstanding the provisions of Section 1129(b)(1) (or any other applicable provision) of the Bankruptcy Code, the relative rights of Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code or any applicable personal property security law.

Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agents and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any ABL Document;

(b)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(c)       any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(d)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Term Agents or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Term Obligations Unconditional. All rights of the Term Agents hereunder, and all agreements and obligations of the ABL Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any Term Document;

(b)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;

(c)       any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or

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(d)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Term Obligations, or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9 Plan of Reorganization.

(a)       If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed (in whole or in part) pursuant to a plan of reorganization, proposal or plan of compromise or arrangement or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)       Each Term Agent, for itself and on behalf of the applicable Term Secured Parties, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, acknowledges and agrees that no ABL Secured Party nor any Term Secured Party shall propose, vote for, or otherwise support directly or indirectly any plan of reorganization, proposal or plan of compromise or arrangement or other dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement.

Section 6.10 Certain Waivers as to Sections 506(c) and 1111(b)(2) of the Bankruptcy Code.

(a)       No Term Agent nor Term Secured Party will object to, or oppose the right of, the ABL Secured Parties to make an election under Section 1111(b)(2) of the Bankruptcy Code (or any similar provision in or order made under any Debtor Relief Law) with respect to the ABL Priority Collateral. The ABL Agent and the ABL Secured Parties will not object to, or oppose the right of, the Term Secured Parties to make an election under Section 1111(b)(2) of the Bankruptcy Code (or any similar provision in or order made under any Debtor Relief Law) with respect to the Term Priority Collateral.

(b)       Until the Discharge of ABL Obligations has occurred, no Term Agent, on behalf of itself and the other Term Secured Parties represented by it, will assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or any similar provision in or order made under any Debtor Relief Law) senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Obligations for costs or expenses of preserving or disposing of any ABL Priority Collateral. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the other ABL Secured Parties, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or any similar provision in or order made under any Debtor Relief Law) senior to or on a parity with the Liens on Term Priority Collateral securing the Term Obligations for costs or expenses of preserving or disposing of any Term Priority Collateral.

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Section 6.11 Post-Petition Interest.

(a)       No Term Agent nor any Term Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Collateral securing any ABL Secured Party’s claim, without regard to the existence of the Lien of the Term Agents on behalf of the Term Secured Parties on the ABL Priority Collateral (but after taking into account the Lien of the Term Agents on the Term Priority Collateral).

(b)       Neither the ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by any Term Agent or any Term Secured Party for allowance in any Insolvency Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Collateral securing any Term Secured Party’s claim, without regard to the existence of the Lien of any ABL Agent on behalf of the ABL Secured Parties on the Term Priority Collateral (but after taking into account the Lien of the ABL Agent on the ABL Priority Collateral).

ARTICLE 7
MISCELLANEOUS

Section 7.1 Rights of Subrogation. Each Term Agent, for and on behalf of itself and the Term Secured Parties represented by it, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle any Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Controlling Term Agent may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Agents or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agents agree to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the relevant Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the relevant Term Agent are paid by such Person upon request for payment thereof.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agents to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

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Section 7.3 Representations. Each Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the relevant Term Secured Parties and that this Agreement shall be binding obligations of such Term Agent and such Term Secured Parties enforceable against such Term Agent and the respective Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Term Agents that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by each Term Agent, the ABL Agent and the Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the consent of the Borrower to any such amendment or waiver of, or consent to departure from, any provision of this Agreement shall only be required if the provisions of such amendment, waiver or consent materially and adversely impact the rights or obligations of any Credit Party under the ABL Documents or the Term Documents; provided, further, that the Borrower shall be given notice of any amendment or waiver of, or consent to departure from, any provision of this Agreement promptly after effectiveness thereof. Notwithstanding the foregoing, without the consent of any ABL Secured Party, any Person may become a party hereto by execution and delivery of a joinder agreement in accordance with Section 7.20 of this Agreement and upon such execution and delivery, such Person and the “Secured Parties” and Term Obligations for which such Person is acting shall be subject to the terms hereof.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy, upon delivery of an email or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7.5) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

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ABL Agent: Bank of America, N.A.

Four Penn Center

1600 JFK Blvd.

Philadelphia, PA 19103

Attention:    Christy Bowen

Email:Christy.kuklinski@baml.com

Facsimile:    267-675-0175

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

Attention:   John (JW) Perry

Telephone:  (212) 450-4949

Facsimile:    (212) 701-5949

Email:john.perry@davispolk.com

First Lien Term Agent: Bank of America, N.A.

135 S. LaSalle Street

Mail Code: IL4-135-09-61

Attention:    Denise Jones

Email:denise.j.jones@baml.com

Telephone:  312.828.1846

Facsimile:    877.206.8413

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

Attention: John (JW) Perry

Telephone:  (212) 450-4949

Facsimile:    (212) 701-5949

Email:john.perry@davispolk.com

Second Lien Term Agent: Bank of America, N.A.

135 S. LaSalle Street

Mail Code: IL4-135-09-61

Attention:    Denise Jones

Email:denise.j.jones@baml.com

Telephone:  312.828.1846

Facsimile:    877.206.8413

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

Attention:   John (JW) Perry

Telephone:  (212) 450-4949

Facsimile:    (212) 701-5949

Email:john.perry@davispolk.com

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The Borrower or any other Credit Party:     to such Credit Party in the care of the Borrower at:

620 Division Street Elizabeth, New Jersey 07207

Attention:    Co-Chairman of the Board

Facsimile:    (908) 351-4492

Email:rdavis@hayward.com

with a copy (which will not constitute notice) to:

c/o CCMP Capital Advisors, LLC 277 Park Avenue, 37th Floor New York, New York 10172

Attention:    Richard Jansen, Esq.

Fax No.:       (212) 599-3481

Email:richard.jansen@ccmpcapital.com

and

c/o MSD Partners, L.P.

645 Fifth Avenue, 21st Floor New York, New York 10022

Attention:    Marcello Liguori

Fax No.:       (212) 303-1772

Email:mliguori@msdcapital.com

and

c/o Alberta Investment Management Corporation

First Canadian Place

100 King Street West

Suite 5120, P.O. Box 51

Toronto, Ontario M5X 1B1, Canada

Attention:    Jason Peters

and

c/o Alberta Investment Management Corporation 1100 - 10830 Jasper Avenue Edmonton, Alberta T5J 2B3, Canada

Attention:    Christina Luison

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention:    Jay Kim

Fax No.:       (212) 497-3626

Email:jay.kim@ropesgray.com

and

Dechert LLP 2929 Arch Street Philadelphia, Pennsylvania 19104

Attention:   Geraldine Sinatra and Eric Siegel

Fax No.:       (215) 994-2222

Email:geraldine.sinatra@dechert.com

          eric.siegel@dechert.com

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and

Torys LLP

The Grace Building

1114 Avenue of the Americas

New York, New York 10036

Attention:    Jared Fontaine

Fax No.:       (212) 682-0200

Email:jfontaine@torys.com

Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement; Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the Discharge of ABL Obligations or the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Except as set forth in Section 7.4 hereof, nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, any Term Agent, or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations in accordance with the ABL Credit Agreement or the Term Credit Agreement, in each case, as applicable, to any other Person (in each case, except as otherwise provided in such ABL Credit Agreement or such Term Credit Agreement, as applicable), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

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Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in .pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Term Agents and Term Secured Parties, the Borrower and the other Credit Parties. Except as set forth in Section 7.4 hereof, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. To the extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (SUBJECT TO THE LAST SENTENCE OF THIS PARAGRAPH (a)) OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

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(b)     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 7.14. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)     TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 7.5.

(d)     EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

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Section 7.15 Intercreditor Agreement. This Agreement is the “ABL Intercreditor Agreement” referred to in the ABL Credit Agreement and this Agreement is the “ABL Intercreditor Agreement” referred to in the Term Credit Agreements. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness. Nothing in this Agreement shall be deemed to modify the rights, remedies and obligations as between the First Lien Term Agent and the First Lien Secured Parties, on the one hand, and the Second Lien Term Agent and the Second Lien Term Secured Parties, on the other hand, as set forth in the Term Loan Intercreditor Agreement. Nothing in this Agreement shall be deemed to modify the rights, remedies and obligations as among the First Lien Secured Parties set forth in any Pari Passu Intercreditor Agreement (as defined in the First Lien Term Credit Agreement). Nothing in this Agreement shall be deemed to modify the rights, remedies and obligations as among the Second Lien Secured Parties set forth in any Pari Passu Intercreditor Agreement (as defined in the Second Lien Term Credit Agreement).

Section 7.16 No Warranties or Liability. Each Term Agent and the ABL Agent acknowledge and agree that none have made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agents and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

Section 7.18 Costs and Expenses. All costs and expenses incurred by the Term Agent and the ABL Agent, including, without limitation pursuant to Section 4.1(e), hereunder shall be reimbursed by the Borrower and the other Credit Parties as provided in Section 9.03 of the Term Credit Agreements (or any similar provision) and Section 9.03 (or any similar provision) of the ABL Credit Agreement.

Section 7.19 Information Concerning Financial Condition of the Credit Parties. Each of the Term Agents and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. Each Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

55

Section 7.20 Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of each of the then extant ABL Documents and Term Documents, the Credit Parties may incur or issue and sell one or more series or classes of Term Obligations. Any such additional class or series of Term Obligations (the “Term Class Debt”) may be secured by (i) a junior priority, subordinated Lien on ABL Priority Collateral, (ii) a Lien on Term Priority Collateral that is pari passu with, or junior in priority to, the Lien securing the then outstanding First Lien Term Obligations and (iii) a Lien on Term Priority Collateral that is senior to, pari passu with, or junior in priority to, the Lien securing the then outstanding Second Lien Term Obligations, in each case under and pursuant to the relevant Term Collateral Documents for such Term Class Debt, if and subject to the condition that the representative or agent of any such Term Class Debt (each, a “Term Class Debt Representative”), acting on behalf of the holders of such Term Class Debt (such representative or agent and holders in respect of any Term Class Debt being referred to as the “Term Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (a) through (c), as applicable of this Section 7.20. In order for a Term Class Debt Representative to become a party to this Agreement:

(a)      such Term Class Debt Representative shall have executed and delivered a joinder agreement pursuant to which it becomes a “Term Agent” hereunder, and the Term Class Debt in respect of which such Term Class Debt Representative is the Term Agent and the related Term Class Debt Parties become subject hereto and bound hereby, and specifying whether the Term Class Debt in respect of which such Term Class Debt Representative is the Term Agent constitutes First Lien Term Obligations or Second Lien Term Obligations;

(b)      the Borrower shall have delivered to the ABL Agent and the Controlling Term Agent an officer’s certificate stating that the conditions set forth in this Section 7.20 are satisfied (or waived in accordance with the terms of the ABL Documents and Term Documents) with respect to such Term Class Debt and, if requested, true and complete copies of each of the material Term Documents, relating to such Term Class Debt, certified as being true and correct in all material respects by an Responsible Officer (as defined in the ABL Credit Agreement) of the Borrower; and

(c)      the Term Debt Documents relating to such Term Class Debt shall provide that each Term Class Debt Party with respect to such Term Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Term Class Debt.

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Section 7.21 Additional Credit Parties. The Borrower and each other Credit Party agrees that if, after the date hereof, any Subsidiary of the Borrower becomes a party to (a) any ABL Credit Agreement or any ABL Guaranty (in each case, other than any ABL Exclusive Credit Party) or (b) any Term Credit Agreement or any Term Guaranty (in each case, other than any Term Exclusive Credit Party), it will promptly cause such Subsidiary to become party hereto by such Subsidiary executing and delivering an instrument in a form reasonably acceptable to each of the ABL Agent and the Term Agents and the Borrower. Upon such execution and delivery, such Subsidiary will become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agents, in each case, for and on behalf of itself and the Term Secured Parties represented by such Term Agent, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A.,
in its capacity as the ABL Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
in its capacity as the First Lien Term Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
in its capacity as the Second Lien Term Agent

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

ACKNOWLEDGMENT

The Borrower and each Credit Party hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Term Agents, and the Term Secured Parties (including pursuant to Section 7.18 hereof) and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof. The Borrower and each Credit Party further acknowledge and agree that (i) as between the ABL Secured Parties, the Borrower and the other Credit Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Borrower and the other Credit Parties, the Term Documents remain in full force and effect as written and are in no way modified hereby.

Without limiting the foregoing or any rights or remedies the Borrower and the other Credit Parties may have, Holdings, the Borrower and the other Credit Parties consent to the performance by each Term Agent of the obligations set forth in Section 3.6 of this Agreement, waive the provisions of Section 9-615(a) of the UCC (or similar provisions under any other applicable law) in connection with the application of proceeds of Collateral in accordance with the provisions of this Agreement, and acknowledge and agree that neither any Term Agent nor any other Term Secured Party shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Credit Parties as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns pursuant to, and in accordance with, Section 3.6 of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CREDIT PARTIES:

HAYWARD INTERMEDIATE, INC.,
as Holdings

By:
Name:
Title:

HAYWARD ACQUISITION CORP.,
as the Initial Borrower

By:
Name:
Title:

HAYWARD INDUSTRIES, INC.,
as the Borrower

By:
Name:
Title:

Signature Page to ABL Intercreditor Agreement

HAYWARD INDUSTRIAL PRODUCTS, INC.

By:
Name:
Title:

GOLDLINE PROPERTIES LLC,

By:
Name:
Title:

HAYWARD/WRIGHT-AUSTIN, INC.,

By:
Name:
Title:

WEBSTER PUMPS, INC.,

By:
Name:
Title:

Signature Page to ABL Intercreditor Agreement

EXHIBIT M

[FORM OF]
TERM INTERCREDITOR AGREEMENT

[ATTACHED]

Execution Version

TERM INTERCREDITOR AGREEMENT

Term Intercreditor Agreement (this “Agreement”), dated as of August 4, 2017, among BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacities, with its successors and assigns, and as more specifically defined below, the “Existing First Priority Representative”) for the Existing First Priority Secured Creditors (as defined below) secured pursuant to the Existing First Priority Agreement, BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacities, with its successors and assigns, and as more specifically defined below, the “Existing Second Priority Representative”) for the Existing Second Priority Secured Creditors (as defined below) secured pursuant to the Existing Second Priority Agreement, and each other First Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to the terms hereof, and acknowledged and agreed to by, HAYWARD INTERMEDIATE, INC. (“Holdings”), HAYWARD ACQUISITION CORP., as the initial borrower, to be merged with and into HAYWARD INDUSTRIES, INC. pursuant to the Merger (as defined in the Existing First Priority Agreement) (the “Borrower”) and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, Holdings, the Borrower, the other Loan Parties, the Existing First Priority Representative and certain financial institutions and other entities are parties to the first lien senior secured First Lien Credit Agreement dated as of the date hereof (the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, Holdings, the Borrower, the other Loan Parties, the Existing Second Priority Representative and certain financial institutions and other entities are parties to the second lien senior secured Second Lien Credit Agreement dated as of the date hereof (the “Existing Second Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans to the Borrower; and

WHEREAS, the Borrower and the other Loan Parties have granted to the Existing First Priority Representative senior security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations under the Existing First Priority Agreement; and

WHEREAS, the Borrower and the other Loan Parties have granted to the Existing Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations under the Existing Second Priority Agreement; and

WHEREAS, from time to time, the Borrower may, subject to the terms and conditions hereof, designate additional Indebtedness as First Priority Obligations or Second Priority Obligations.

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NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated as of the date hereof, by and among Bank of America, N.A. as administrative agent and collateral agent for the ABL Secured Parties (as defined therein), the Existing First Priority Representative for the Existing First Priority Secured Creditors and the Existing Second Priority Representative for the Existing Second Priority Secured Creditors, as amended, restated, amended and restated, extended, supplemented or otherwise modified.

“Additional Debt” has the meaning set forth in Section 9.4(a).

“Additional First Priority Agreement” means any agreement evidencing Additional First Priority Debt designated as such in writing by the Borrower to the extent permitted to be so designated under each then extant First Priority Agreement and Second Priority Agreement.

“Additional First Priority Debt” has the meaning set forth in Section 9.4(a).

“Additional First Priority Representative” has the meaning set forth in the definition of First Priority Representative.

“Additional First Priority Secured Parties” means, with respect to any Series of Additional First Priority Debt, the First Priority Secured Parties in respect thereof.

“Additional Representative” means, as the case may be, an Additional First Priority Representative and/or an Additional Second Priority Representative.

“Additional Second Priority Agreement” means any agreement evidencing Additional Second Priority Debt designated as such in writing by the Borrower to the extent permitted to be so designated under each then extant First Priority Agreement and Second Priority Agreement.

“Additional Second Priority Debt” has the meaning set forth in Section 9.4(a).

“Additional Second Priority Representative” has the meaning set forth in the definition of Second Priority Representative.

“Additional Second Priority Secured Parties” means, with respect to any Series of Additional Second Priority Debt, the Second Priority Secured Parties in respect thereof.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law or other governmental action to close.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Cash Collateral” has the meaning set forth in Section 3.7.

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“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Collateral Document” means, in relation to any Common Collateral subject to any First Priority Collateral Document, that Second Priority Collateral Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Designated First Priority Representative” means (i) if at any time there is only one Series of First Priority Obligations then extant, the First Priority Representative for the First Priority Secured Parties in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative” (as defined in the First Priority Pari Passu Intercreditor Agreement) at such time.

“Designated Second Priority Representative” means (i) if at any time there is only one Series of Second Priority Obligations then extant, the Second Priority Representative for the Second Priority Secured Parties in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative” (as defined in the Second Priority Pari Passu Intercreditor Agreement) at such time.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code and including, without limitation, any action to (i) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Common Collateral or (ii) receive a transfer of Common Collateral in satisfaction of Indebtedness or any other obligation secured thereby.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing First Priority Representative” has the meaning set forth in the introductory paragraph hereof.

“Existing First Priority Secured Creditors” means the “Secured Parties” as defined in the Existing First Priority Agreement (or any equivalent term in any Refinancing thereof).

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

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“Existing Second Priority Representative” has the meaning set forth in the introductory paragraph hereof.

“Existing Second Priority Secured Creditors” means the “Secured Parties” as defined in the Existing Second Priority Agreement (or any equivalent term in any Refinancing thereof).

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) each Additional First Priority Agreement and (c) any secured credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement that Refinances any other then extant First Priority Agreement pursuant to Section 9.6 hereof. Unless the context otherwise requires, any reference to the First Priority Agreement hereunder shall be deemed a reference to each First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Collateral Documents” means the “Collateral Documents” or “Security Documents” (or equivalent term) as defined in any First Priority Agreement, and any other documents that are designated under any First Priority Agreement as “First Priority Collateral Documents” for purposes of this Agreement.

“First Priority Creditors” means each “Secured Party” (or equivalent term) as defined in any First Priority Collateral Documents or any First Priority Agreement, the First Priority Representatives and any other Persons to whom First Priority Obligations are owing.

“First Priority Documents” means each First Priority Agreement, each First Priority Collateral Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by any First Priority Collateral Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Obligations” of each Loan Party as defined in the Existing First Priority Agreement (or any equivalent term in any Refinancing thereof) and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such First Priority Agreement, (iii) all Specified Swap Agreements, (iv) all Specified Cash Management Agreements and (v) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the applicable First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

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“First Priority Obligations Series Payment Date” means, with respect to each Series of First Priority Obligations, the date on which (a) the First Priority Obligations of that Series (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents for that Series have been terminated and (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents for that Series (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Documents). Upon the written request by any Second Priority Representative or the Borrower, the applicable First Priority Representative for that Series shall promptly deliver a written notice to each Second Priority Representative and the Borrower stating that (to the extent such events have occurred) the events described in clauses (a), (b) and (c) have occurred.

“First Priority Obligations Payment Date” means the date on which the First Priority Obligations Series Payment Date has occurred for each Series of First Priority Obligations.

“First Priority Pari Passu Intercreditor Agreement” means an agreement among each First Priority Representative allocating rights among the various Series of First Priority Obligations, in the form set forth on Exhibit N to the Existing First Priority Agreement.

“First Priority Representative” means (i) in the case of the First Priority Obligations or First Priority Secured Parties secured pursuant to the Existing First Priority Agreement, the Existing First Priority Representative, and (ii) in the case of any Additional First Priority Debt or any Additional First Priority Secured Parties of any Series, the trustee, administrative agent, collateral or similar agent named as the First Priority Representative for such Series in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional First Priority Representative”).

“First Priority Secured Parties” means each First Priority Representative, each First Priority Creditor and any other holders of the First Priority Obligations.

“Insolvency Proceeding” means any voluntary or involuntary case or proceeding of which any Loan Party is the subject and in respect of bankruptcy, insolvency, winding up, receivership, dissolution, liquidation, reorganization or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereto, required to be delivered by an Additional Representative to each other then-existing First Priority Representative and Second Priority Representative pursuant to Section 9.4 hereof.

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“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing), in each case in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset.

“Loan Party” means Holdings, the Borrower and each of its Subsidiaries that is a party, or which at any time becomes a party, to any First Priority Document or Second Priority Document as a guarantor. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Maximum First Priority Obligations Amount” means an amount equal to the aggregate principal amount of debt for borrowed money permitted to be incurred as First Priority Obligations pursuant to the terms of the Existing Second Priority Agreement as in effect on the Closing Date, as amended, restated, modified, supplemented, substituted, renewed, replaced or Refinanced in accordance with the terms hereof, but without giving effect to any such amendment, restatement, modification, supplement, substitution, renewal, replacement or Refinancing that has the effect, directly or indirectly, of reducing the amount of such debt for borrowed money permitted to be incurred as First Priority Obligations pursuant to the terms of the Existing Second Priority Agreement without the prior written consent of the Borrower and each First Priority Representative.

“Maximum Second Priority Obligations Amount” means an amount equal to the aggregate principal amount of debt for borrowed money permitted to be incurred as Second Priority Obligations pursuant to the terms of the Existing First Priority Agreement as in effect on the Closing Date, as amended, restated, modified, supplemented, substituted, renewed, replaced or Refinanced in accordance with the terms hereof, but without giving effect to any such amendment, restatement, modification, supplement, substitution, renewal, replacement or Refinancing that has the effect, directly or indirectly, of reducing the amount of such debt for borrowed money permitted to be incurred as Second Priority Obligations pursuant to the terms of the Existing First Priority Agreement without the prior written consent of the Borrower and each Second Priority Representative.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Purchase” has the meaning set forth in Section 3.7.

“Purchase Notice” has the meaning set forth in Section 3.7.

“Purchase Price” has the meaning set forth in Section 3.7.

“Purchasing Parties” has the meaning set forth in Section 3.7.

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“Recovery” has the meaning set forth in Section 5.5.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) each Additional Second Priority Agreement and (c) any secured credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement that Refinances any other then extant Second Priority Agreement pursuant to Section 9.6 hereof. Unless the context otherwise requires, any reference to the Second Priority Agreement hereunder shall be deemed a reference to each Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Collateral Documents” means the “Collateral Documents” or “Security Documents” (or equivalent term) as defined in any Second Priority Agreement and any documents that are designated under any Second Priority Agreement as “Second Priority Collateral Documents” for purposes of this Agreement.

“Second Priority Creditors” means the “Secured Parties” (or equivalent term) as defined in any Second Priority Collateral Documents or any Second Priority Agreement, the Second Priority Representatives and any other Persons to whom Second Priority Obligations are owing.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Collateral Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by any Second Priority Collateral Documents.

“Second Priority Obligations” means (a) all “Obligations” of each Loan Party as defined in the Existing Second Priority Agreement (or any equivalent term in any Refinancing thereof) and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such Second Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such Second Priority Agreement and (iii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the applicable Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.

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“Second Priority Pari Passu Intercreditor Agreement” means an agreement among each Second Priority Representative allocating rights among the various Series of Second Priority Obligations, substantially in the form set forth on Exhibit N to the Existing First Priority Agreement (but modified to reflect the second priority nature of the obligations subject thereto).

“Second Priority Representative” means (i) in the case of the Second Priority Obligations or the Second Priority Secured Parties secured pursuant to the Existing Second Priority Agreement, the Existing Second Priority Representative, and (ii) in the case of any Additional Second Priority Debt or any Additional Second Priority Secured Parties of any Series, the trustee, administrative agent, collateral or similar agent named as the Second Priority Representative for such Series in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Priority Representative”).

“Second Priority Secured Parties” means each Second Priority Representative, each Second Priority Creditor and any other holders of the Second Priority Obligations.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Series” means, (i) with respect to First Priority Debt or Second Priority Debt, all First Priority Debt or Second Priority Debt, as applicable, represented by the same First Priority Representative or Second Priority Representative acting in the same capacity and (ii) with respect to First Priority Obligations or Second Priority Obligations, all such obligations secured by the same First Priority Collateral Documents or same Second Priority Collateral Documents, as the case may be.

“Specified Cash Management Agreement” means any agreement providing for treasury, depositary or cash management services or any similar transactions, including overdraft, credit card processing, credit or debit cards, purchase cards, electronic funds transfers and other cash management services between any Loan Party and any holder of First Priority Obligations (other than solely as a result of such Specified Cash Management Agreement), or an affiliate thereof, as permitted under the First Priority Documents at the time such Specified Cash Management Agreement is entered into.

“Specified Swap Agreement” means any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by any Loan Party and any Person that is holder of First Priority Obligations (other than solely as a result of such Specified Swap Agreement) or an affiliate thereof, as permitted under the First Priority Documents at the time such Swap Agreement is entered into.

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“Standstill Period” has the meaning set forth in Section 3.2.

“Surviving Obligations” has the meaning set forth in Section 3.7.

“Swap Agreement” means any (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2       Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 2. Lien Priorities.

2.1       Subordination of Liens. (a) Subject to the order of application of proceeds set forth in Section 4.1, any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)       No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties (but, for the avoidance of doubt, subject to the order of application of proceeds set forth in Section 4.1), the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2       Nature of First Priority Obligations. Each Second Priority Representative on behalf of itself and the other Second Priority Secured Parties represented by it acknowledges that a portion of the First Priority Obligations may represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that, subject to Section 6, the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof, but only so long as, except in the case of any DIP Financing, any such obligations are permitted to be incurred pursuant to the Second Priority Documents. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

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2.3       Agreements Regarding Actions to Perfect Liens. (a) Each Second Priority Representative on behalf of itself and the other Second Priority Secured Parties represented by it agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative with respect to the Common Collateral shall be in form reasonably satisfactory to the Designated First Priority Representative.

(b)       Each Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties represented by it that each Second Priority Collateral Document securing Common Collateral in favor of or for the benefit of such Second Priority Representative and the other Second Priority Secured Parties represented by it shall, unless otherwise agreed to by the Designated First Priority Representative, contain the following notation (or language to similar effect approved by the Designated First Priority Representative): “Notwithstanding anything herein to the contrary, the lien and security interest created by this agreement on the property described herein and the exercise of any right or remedy by the collateral agent hereunder is subject to the provisions of the Term Intercreditor Agreement dated as of August 4, 2017 among Bank of America, N.A., as administrative agent and collateral agent for the Existing First Priority Secured Creditors, Bank of America, N.A., as administrative agent and collateral agent for the Existing Second Priority Secured Creditors, and each other First Priority Representative and Second Priority Representative from time to time party thereto, and acknowledged and agreed to by Hayward Industries, Inc., a New Jersey corporation, as Borrower, and the Loan Parties referred to therein, as amended, modified or supplemented from time to time.”

(c)       Each First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Collateral Documents, such possession or control is also for the benefit of and on behalf of, and the First Priority Representative or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on any First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents (and to the extent not so required, such delivery shall be made to the Borrower) or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties on the one hand and the Second Priority Secured Parties on the other hand and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

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2.4       No New Liens; Release of Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (i) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, one or more Liens securing each of the First Priority Obligations (including as a result of the release of any Lien securing the First Priority Obligations) and (ii) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of each First Priority Representative under the respective First Priority Documents (including as a result of the release of any Lien securing the First Priority Obligations), then such Second Priority Representative, upon demand by any First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (x) release such Lien or (y) assign it to such First Priority Representative as security for the applicable First Priority Obligations (in which case the Second Priority Representative may retain a junior Lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

3.1       Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of an “Event of Default” under and as defined in the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may (except as otherwise agreed amongst themselves in the First Priority Pari Passu Intercreditor Agreement) take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral permitted under the First Priority Documents in such order and manner as they may determine in their sole discretion.

3.2       Standstill and Waivers. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a)       they will not take or cause to be taken any Enforcement Action;

(b)       they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties;

(c)       they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing or commencement of, or the joining in the filing or commencement of, an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

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(d)       they have no right to (i) direct either any First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Collateral Documents or (ii) consent or object to the exercise by any First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e)       they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; and

(f)       they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon, or in connection with, any foreclosure or other disposition of the Common Collateral;

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral, including taking any Enforcement Actions, under, and to the extent provided for in, the Second Priority Collateral Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing by the applicable Second Priority Representative to each First Priority Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the applicable Second Priority Agreement and the applicable Second Priority Representative has demanded repayment of all the principal amount of any Second Priority Obligations thereunder; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to all or any material portion of the Common Collateral (prompt notice of such exercise to be given to each Second Priority Representative) or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, each Second Priority Representative and the other Second Priority Secured Parties may take any action expressly permitted by Section 5.1.

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Notwithstanding the foregoing, the Second Priority Representative and the Second Priority Secured Parties may:

(1)	file a claim or statement of interest with respect to the Second Priority Obligations; provided that an Insolvency Proceeding has been commenced by or against the Loan Parties;

(2)	take any action (not adverse to the priority status of the Liens on the First Priority Collateral, or the rights of any First Priority Representative or the First Priority Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Common Collateral;

(3)	file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)	file any pleadings, objections, motions or agreements or take any positions that assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5)	vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Priority Obligations and the Common Collateral;

(6)	exercise any of its rights or remedies with respect to the Common Collateral after the termination of the Standstill Period to the extent permitted by this Section 3.2;

(7)	present a cash or credit bid (in each case, so long as such bid provides for payment in full in cash of the First Priority Obligations) at any Section 363 hearing or with respect to any other Common Collateral disposition; and

(8)	bid for or purchase Common Collateral at any private or judicial foreclosure upon such Common Collateral initiated by the First Priority Representative and the First Priority Secured Parties, so long as the cash proceeds of such bid are sufficient to cause the First Priority Obligations Payment Date to occur.

3.3       Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4       Cooperation. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, agrees that each of them shall take such actions as any First Priority Representative shall reasonably request in writing in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

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3.5       No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6       Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, then unless the First Priority Representative shall object in writing, such Loan Party may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)       Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement in a manner contrary to this Agreement), or fail to take any action expressly required by this Agreement to be taken by such Second Priority Secured Party, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, hereby waives (to the extent it may lawfully do so) any defense any Second Priority Secured Party may have that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7       Option to Purchase. (a) Each First Priority Representative agrees that it will give each Second Priority Representative written notice within five Business Days of: (i) the commencement of an Enforcement Action or the institution of any Insolvency Proceeding or (ii) the acceleration of the First Priority Obligations. Upon receipt of such notice by each Second Priority Representative, any Second Priority Secured Party shall have the option, but in no event the obligation, by irrevocable written notice (the “Purchase Notice”) delivered by such Second Priority Representative to each First Priority Representative no later than ten Business Days after receipt by such Second Priority Representative of such notice, to purchase all (but not less than all) of the First Priority Obligations from the First Priority Secured Parties. If any Second Priority Representative so delivers the Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.7. If more than one Second Priority Representative exercises its purchase option, the purchase shall be allocated among such purchasing Second Priority Representatives pro rata by principal amount of Second Priority Obligations.

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(b)       On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than ten Business Days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.7(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).

(c)       Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid at par (including principal, accrued and unpaid interest at the contract rate, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Specified Swap Agreements, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Specified Swap Agreements on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be reasonably necessary to collateralize its credit risk arising out of such Specified Swap Agreements), (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 103% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral actually received by the Purchasing Parties.

(d)       The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account(s) of each applicable First Priority Representative as it shall designate to the Purchasing Parties. Each First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties represented by it in accordance with the respective First Priority Agreement (subject to the First Priority Pari Passu Intercreditor Agreement). Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 noon, New York City time.

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(e)       The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant: (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations being purchased free and clear of any Liens and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations being assigned and the assignment is duly authorized.

(f)       For the avoidance of doubt, the parties hereto hereby acknowledge and agree that in no event shall the Second Priority Representative (i) be deemed to be a Purchasing Party for purposes of this Section 3.7, (ii) be subject to or liable for any obligations of a Purchasing Party pursuant to this Section 3.7 or (iii) incur any liability to any First Priority Secured Party or any other Person in connection with any Purchase pursuant to this Section 3.7.

(g)       To the extent that any First Priority Secured Party is in breach of the provisions of this Section 3.7, a Purchasing Party may, but shall not be obligated to, extend the date of the proposed Purchase on a day for day basis during the period of any breach by such First Priority Secured Party.

3.8       Rights as Unsecured Creditors. Except as specifically set forth in this Agreement, the Second Priority Representative and the Second Priority Secured Parties may exercise rights and remedies available to unsecured creditors against the Loan Parties, in each case not inconsistent with the terms of this Agreement; provided that in the event that any Second Priority Secured Party becomes a judgment Lien creditor in respect of the Common Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Obligations) as the other Liens securing the Second Priority Obligations are subject to this Agreement.

3.9       Second Lien Interest, Principal, Etc. Except as otherwise provided in Section 3.2 hereof, nothing in this Agreement shall prohibit the receipt by the Second Priority Representative or any Second Priority Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Second Priority Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Priority Representative or any Second Priority Secured Parties of rights or remedies as a secured creditor (including set off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the Common Collateral.

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SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1       Application of Proceeds; Turnover Provisions. Until the First Priority Obligations Payment Date has occurred, all Common Collateral and proceeds of Common Collateral (including any interest earned thereon) received in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the respective First Priority Representatives for application to the respective First Priority Obligations in accordance with the terms of the respective First Priority Documents (and, if then in effect, the First Priority Pari Passu Intercreditor Agreement); provided that the aggregate principal amount of First Priority Obligations constituting debt for borrowed money eligible for application under this clause “first” shall not exceed the Maximum First Priority Obligations Amount (it being understood that the foregoing shall not limit the application to First Priority Obligations constituting accrued and unpaid interest (including interest accruing at the default rate and any Post-Petition Interest), premiums (including tender premiums and prepayment premiums), underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees or initial yield payments), attorneys’ fees, costs, expenses and indemnities), second, to the respective Second Priority Representatives for application to the respective Second Priority Obligations in accordance with the terms of the respective Second Priority Documents (and, if then in effect, the Second Priority Pari Passu Intercreditor Agreement); provided that the aggregate principal amount of Second Priority Obligations constituting debt for borrowed money eligible for application under this clause “second” shall not exceed the Maximum Second Priority Obligations Amount (it being understood that the foregoing shall not limit the application to Second Priority Obligations constituting accrued and unpaid interest (including interest accruing at the default rate and any Post-Petition Interest), premiums (including tender premiums and prepayment premiums), underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees or initial yield payments), attorneys’ fees, costs, expenses and indemnities), third to the respective First Priority Representatives for application to all remaining respective First Priority Obligations in accordance with the terms of the respective First Priority Documents (and, if then in effect, the First Priority Pari Passu Intercreditor Agreement), until the First Priority Obligations Payment Date has occurred and fourth, to the respective Second Priority Representatives for application to all remaining respective Second Priority Obligations in accordance with the terms of the respective Second Priority Documents (and, if then in effect, the Second Priority Pari Passu Intercreditor Agreement). Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Designated First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the Designated First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2       Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is expressly prohibited by the Second Priority Agreement as in effect on the date hereof (except to the extent more restrictive than the Second Priority Agreement) unless such sale or disposition is consummated (x) in connection with an Enforcement Action or (y) after the institution of any Insolvency Proceeding), (i) the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs), (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Loan Party that has guaranteed any Second Priority Obligations, such Loan Party’s liability in respect of the Second Priority Obligations) shall be automatically and unconditionally released to the same extent as so released by the First Priority Secured Parties with no further consent or action of any Person, and (ii) the Second Priority Creditors shall be deemed to have consented under the Second Priority Documents to such release, sale or disposition of such Common Collateral (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Loan Party that has guaranteed any Second Priority Obligations, the release of such Loan Party’s liability in respect of the Second Priority Obligations), and to have waived the provisions of the Second Priority Documents to the extent necessary to permit such release, sale or disposition (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Loan Party that has guaranteed any Second Priority Obligations, the release of such Loan Party’s liability in respect of the Second Priority Obligations).

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(b)       Upon delivery to each Second Priority Representative of a notice from the applicable First Priority Representative or the Borrower, which notice states that any release of Liens securing or supporting any First Priority Obligations has become effective (or shall become effective upon the satisfaction of any condition or occurrence of any event, including the release by each Second Priority Representative), each Second Priority Representative shall, at the sole cost of the Borrower, promptly execute and deliver such release documents and instruments and shall take such further actions as any First Priority Representative shall reasonably request in writing to evidence any release of the Second Priority Lien or any release of the applicable Loan Party guarantor of the Second Priority Obligations (which shall be subject to identical conditions or contingencies, if applicable), in each case as provided in paragraph (a) of this Section 4.2. Each Second Priority Representative hereby appoints each First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in such First Priority Representative’s own name, from time to time, in such First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3       Inspection Rights and Insurance. (a) Until the First Priority Obligations Payment Date has occurred, any First Priority Secured Party and its representatives may at any time inspect, repossess, remove and otherwise deal with the Common Collateral to the extent permitted in accordance with the terms of the First Priority Documents, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party, but with a prior written notice to the Designated Second Priority Representative.

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(b)       Proceeds of Common Collateral include insurance proceeds in respect of such Common Collateral and therefore the lien priorities provided in Section 2.1 shall govern the ultimate disposition of casualty insurance proceeds. The First Priority Representative and Second Priority Representative are to be named as additional insureds and loss payees with respect to all insurance policies relating to Common Collateral to the extent required in the First Priority Documents and the Second Priority Documents, as applicable. Until the First Priority Obligations Payment Date has occurred, the Designated First Priority Representative shall have the sole and exclusive right, as against the Second Priority Representative, to adjust or settle any insurance claims in the event of any covered loss, theft or destruction of Common Collateral to the extent provided for, and in accordance with, the First Priority Agreements. To the extent provided in the applicable First Priority Documents or Second Priority Documents, as the case may be, all proceeds of such insurance shall be remitted to the Designated First Priority Representative or the Designated Second Priority Representative, as the case may be, and each of the Second Priority Representatives and First Priority Representatives shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1       Filing of Motions. Until the First Priority Obligations Payment Date has occurred, each Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties represented by it that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Agreement, (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by any First Priority Representative or any other First Priority Secured Party with respect to the Common Collateral, or the extent to which the First Priority Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may (i) file a proof of claim in an Insolvency Proceeding and (ii) file any necessary responsive or defensive pleadings in opposition to any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any claims of the Second Priority Secured Parties on the Common Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby. Each First Priority Representative agrees on behalf of itself and the other First Priority Secured Parties represented by it that no First Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that challenges the validity, priority, enforceability or voidability of any Liens or claims held by any Second Priority Representative or any other Second Priority Secured Party, or the extent to which the Second Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise.

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5.2       Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the First Priority Obligations Payment Date, and if any First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then each Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties represented by it, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice and that notice received 15 calendar days prior to a hearing to approve DIP Financing or use of cash collateral on a final basis shall be adequate; provided that (i) the Second Priority Representative retains the right to object to any ancillary agreements or arrangements regarding the cash collateral use or the DIP Financing that are materially prejudicial to their interests and (ii) (A) the DIP Financing does not compel the Borrower to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (B) the DIP Financing documentation or cash collateral order does not expressly require the sale or other liquidation of the Common Collateral prior to a default under the DIP Financing documentation or cash collateral order.

No Second Priority Creditor may propose or provide any DIP Financing which (i) rolls-up or otherwise includes or refinances all or any portion of any pre-petition Second Priority Obligations, (ii) compels the Borrower to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (iii) expressly requires the sale or other liquidation of the Common Collateral prior to a default under such DIP Financing documentation or (iv) is otherwise inconsistent with any provision of this Agreement.

5.3       Relief From the Automatic Stay. Each Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties represented by it, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of each First Priority Representative unless each First Priority Representative have concurrently sought relief from the automatic stay or from any other stay in any Insolvency Proceeding and the Second Priority Representative and/or the other Second Priority Secured Parties are not seeking relief from the automatic stay or from any other stay in any Insolvency Proceeding in order to take any Enforcement Action in any manner in violation of or otherwise inconsistent with the provisions of this Agreement.

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5.4       Adequate Protection. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, agrees that, prior to the First Priority Obligations Payment Date, none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by any First Priority Representative or the other First Priority Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to such First Priority Representative or the other First Priority Secured Parties, (b) any objection by any First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (c) the payment of interest, fees, expenses or other amounts to any First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, further agrees that, prior to the First Priority Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First Priority Liens for costs or expenses of preserving or disposing of any Common Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(c)(ii), but subject to all other provisions of this Agreement (including Section 5.2(c)(i) and Section 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement Liens on such additional collateral) and/or superpriority claims in connection with any DIP Financing or use of cash collateral with respect to the Common Collateral, and the Second Priority Secured Parties do not object to the adequate protection being provided to the First Priority Secured Parties, then in connection with any such DIP Financing or use of cash collateral each Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may, as adequate protection of their interests in the Common Collateral, seek or accept (and the First Priority Representative and the First Priority Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens on the Common Collateral are so subordinated to the First Priority Obligations under this Agreement and/or (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties; provided, however, that the inability of the Second Priority Secured Parties to receive any such junior replacement Lien or junior superpriority claims shall not affect the agreements and waivers set forth in this Section 5.4; provided, further, that each Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties represented by it, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims; (ii) if the First Priority Secured Parties are granted, as adequate protection or otherwise, post-petition interest (in an amount that is equal to or exceeds the pre-default rate) and reasonable fees and expenses of counsel and financial advisors and consultants of any First Priority Representative, then each Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties represented by it, may seek or accept, whether as adequate protection or otherwise, and the First Priority Secured Parties shall consent to, and shall not object, contest or support any other Person objecting to or contesting, (x) the payment of post-petition interest (in an amount that is equal to or exceeds the pre-default rate) and (y) the reasonable fees and expenses of counsel and financial advisors and consultants for the Second Priority Representative; (iii) if the First Priority Secured Parties (or any subset thereof) are granted any other adequate protection not described in clauses (i) or (ii) above, then each Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties represented by it, may seek or accept, and the First Priority Secured Parties shall consent to and not object, contest or support any other Person objecting to or contesting, the same adequate protection (which, if applicable, shall be junior in all respects to such adequate protection granted to the First Priority Secured Parties); provided, however, in the event any Second Priority Representative, on behalf of itself and the Second Priority Secured Parties represented by it, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then such Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties represented by it, agrees that each First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection with respect to their interests in the Common Collateral or any payments of post-petition interest, expenses or other amounts in respect of the Second Priority Obligations, in each case, without the prior written consent of the Designated First Priority Representative. None of the Second Priority Representatives or Second Priority Secured Parties shall oppose or seek to challenge any claim by any First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the First Priority Representatives on behalf of the First Priority Secured Parties on the Common Collateral or any other First Priority Secured Party’s Lien on the Common Collateral, without regard to the existence of the Liens of the Second Priority Representatives or the other Second Priority Secured Parties on the Common Collateral. None of the First Priority Representatives or First Priority Secured Parties shall oppose or seek to challenge any claim by any Second Priority Representative or any other Second Priority Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Secured Parties on the Common Collateral or any other Second Priority Secured Party’s Lien on the Common Collateral, after taking into account the First Priority Obligations.

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5.5       Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, on behalf of itself and each of the other Second Priority Secured Parties represented by it, agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

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5.6       Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of any Loan Party that is supported by any First Priority Representative and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale or disposition supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7       Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, hereby acknowledges and agrees to turn over to the Designated First Priority Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8       No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit any First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4).

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5.9       Other Matters. To the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the Designated First Priority Representative unless expressly permitted to do so hereunder.

5.10       Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.11       Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Priority Obligations and on account of Second Priority Obligations, then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations, provided that this provision shall not affect the relative rankings of the First Priority Obligations and the Second Priority Obligations in such Insolvency Proceeding.

SECTION 6. Security Documents.

(a)       Each Loan Party and each Second Priority Representative, on behalf of itself and the Second Priority Secured Parties represented by it, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.

(b)       Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties represented by it, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.

(c)       In the event any First Priority Representative enters into any amendment, waiver or consent in respect of any of its First Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Common Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Collateral Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of releasing assets subject to the Lien of any Second Priority Collateral Document, except to the extent that a release of such Lien is permitted or required by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Collateral Documents without the consent of the Second Priority Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the rights, interests or obligations of the Second Priority Representative under the Second Priority Documents shall be made without the prior written consent of such Second Priority Representative and (iv) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than ten Business Days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

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SECTION 7. Reliance; Waivers; etc.

7.1       Reliance. All extensions of credit under the First Priority Documents made after the date hereof are deemed to have been made or incurred, in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and the Second Priority Secured Parties represented by it, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each First Priority Representative, on behalf of itself and the other First Priority Secured Parties represented by it, expressly waives all notices of the acceptance of and reliance on this Agreement by the Second Priority Representative and the other Second Priority Secured Parties.

7.2       No Warranties or Liability. Each Second Priority Representative and the each First Priority Representative acknowledges and agrees that it has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement (and except as separately agreed among the First Priority Representatives in the First Priority Pari Passu Intercreditor Agreement or as separately agreed among the Second Priority Representatives in the Second Priority Pari Passu Intercreditor Agreement), each Second Priority Representative and each First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3       No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

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SECTION 8. Obligations Unconditional.

8.1       First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any First Priority Document;

(b)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c)       prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative or any other Second Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement (other than the occurrence of the First Priority Obligations Payment Date).

8.2       Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any Second Priority Document;

(b)       any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c)       any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement other than payment in full of the Second Priority Obligations.

SECTION 9. Miscellaneous.

9.1       Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Loan Parties and the Secured Parties, negate, impair, waive or cancel any rights granted to, or create any liability or obligation of, any Loan Party in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Loan Parties (other than as expressly set forth herein). Notwithstanding the foregoing, solely as among the First Priority Representatives and First Priority Secured Parties, in the event of any conflict between this Agreement and the First Priority Pari Passu Intercreditor Agreement, the provisions of the First Priority Pari Passu Intercreditor Agreement shall govern and control. Notwithstanding the foregoing, solely as among the Second Priority Representatives and Second Priority Secured Parties, in the event of any conflict between this Agreement and the Second Priority Pari Passu Intercreditor Agreement, the provisions of the Second Priority Pari Passu Intercreditor Agreement shall govern and control. Notwithstanding the foregoing, solely in respect of the relative rights between the ABL Secured Parties on the one hand and the First Priority Secured Parties and Second Priority Secured Parties, collectively, on the other hand, and not to any rights or obligations between the First Priority Secured Parties and the Second Priority Secured Parties, in the event of any conflict between this Agreement and the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall govern.

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9.2       Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred subject to the reinstatement as expressly set forth herein. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3       Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by (i) each First Priority Representative (in accordance with the applicable First Priority Agreement) and each Second Priority Representative (in accordance with the applicable Second Priority Agreement) with respect to any amendment or modification, and (ii) the Loan Parties, solely with respect to (x) any amendments or modifications of Sections 3.6, 5.2, 5.4, 5.10, 6(a), 6(b), 6(c), 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14 or 9.15, or (y) any amendments or modifications that (I) adversely affect any obligation or right of the Loan Parties hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Loan Parties or (II) change the rights of the Loan Parties to refinance the First Priority Obligations or the Second Priority Obligations. In addition, each waiver, if any, with respect to any aspect of this Agreement shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4       Additional Debt Facilities.

(a)       To the extent, but only to the extent, permitted by the provisions of each then extant First Priority Agreement and Second Priority Agreement (including, in each case, pursuant to any consent or waiver thereto or thereunder), the Borrower may incur or issue and sell one or more series or classes of Indebtedness that the Borrower designates as Additional First Priority Debt (“Additional First Priority Debt”) and/or one or more series or classes of Indebtedness that the Borrower designates as Additional Second Priority Debt (“Additional Second Priority Debt” and, together with Additional First Priority Debt, “Additional Debt”).

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Any such series or class of Additional First Priority Debt may be secured by a first-priority, senior Lien on the Common Collateral, in each case under and pursuant to the First Priority Collateral Documents for such Series of Additional First Priority Debt, if and subject to the condition that, unless such Indebtedness is part of an existing Series of Additional First Priority Debt represented by a First Priority Representative already party to this Agreement and the First Priority Pari Passu Intercreditor Agreement, the Additional First Priority Representative with respect to any such Additional First Priority Debt becomes a party to this Agreement and the First Priority Pari Passu Intercreditor Agreement by satisfying the conditions set forth in this Section 9.4. Upon any Additional First Priority Representative so becoming a party hereto and becoming a party to the First Priority Pari Passu Intercreditor Agreement in accordance with the terms thereof, all First Priority Obligations of such Series shall also be entitled to be so secured by a senior Lien on the Common Collateral in accordance with the terms hereof and thereof.

Any such series or class of Additional Second Priority Debt may be secured by a junior-priority, subordinated Lien on the Common Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Series of Additional Second Priority Debt, if and subject to the condition, unless such Indebtedness is part of an existing Series of Additional Second Priority Debt represented by a Second Priority Representative already party to this Agreement and the Second Priority Pari Passu Intercreditor Agreement, the Additional Second Priority Representative with respect to any such Additional Second Priority Debt becomes a party to this Agreement and the Second Priority Pari Passu Intercreditor Agreement by satisfying the conditions set forth in this Section 9.4. Upon any Additional Second Priority Representative so becoming a party hereto and becoming a party to the Second Priority Pari Passu Intercreditor Agreement in accordance with the terms thereof, all Second Priority Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Common Collateral in accordance with the terms hereof and thereof.

(b)       In order for an Additional Representative to become a party to this Agreement:

(i)       such Additional Representative shall have executed and delivered to each other then-existing First Priority Representative and Second Priority Representative a Joinder Agreement substantially in the form of Exhibit A hereto (with such changes as may be reasonably approved by the Designated First Priority Representative and such Additional Representative) pursuant to which such Additional Representative becomes an Additional First Priority Representative or Additional Second Priority Representative hereunder and the related First Priority Secured Parties or Second Priority Secured Parties, as applicable, become subject hereto and bound hereby;

(ii)       the Borrower shall have delivered a designation to each other then-existing First Priority Representative and Second Priority Representative substantially in the form of Exhibit B hereto, pursuant to which an officer of the Borrower shall (A) identify the Indebtedness to be designated as Additional First Priority Debt or Additional Second Priority Debt, as applicable, and the initial aggregate principal amount of such Indebtedness, (B) identify the Additional First Priority Agreement or Additional Second Priority Agreement as applicable, (C) specify the name and address of the applicable Additional Representative, (D) certify that such Additional Debt, is permitted to be incurred, secured and guaranteed by each then extant First Priority Agreement and Second Priority Agreement and (D) attach to such designation true and complete copies of each of the First Priority Agreement or Second Priority Agreement, as applicable, relating to such Additional First Priority Debt or Additional Second Priority Debt, as applicable.

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(iii)       Upon the execution and delivery of a Joinder Agreement by an Additional First Priority Representative or an Additional Second Priority Representative, as the case may be, in each case in accordance with this Section 9.4, each other First Priority Representative and Second Priority Representative shall acknowledge receipt thereof by countersigning a copy thereof and returning the same to such Additional Representative; provided that the failure of any First Priority Representative or Second Priority Representative to so acknowledge or return the same shall not affect the status of such Additional Debt as Additional First Priority Debt or Additional Second Priority Debt, as the case may be, if the other requirements of this Section 9.4 are complied with.

(c)       With respect to any incurrence, issuance or sale of Indebtedness after the date hereof under any Additional First Priority Agreement or Additional Second Priority Agreement, in each case, of a Series of Additional First Priority Debt or Series of Additional Second Priority Debt whose Representative is already a party to each of this Agreement and the First Priority Pari Passu Intercreditor Agreement or Second Priority Pari Passu Intercreditor Agreement, as applicable, the requirements of Section 9.4 shall not be applicable and such Indebtedness shall automatically constitute Additional First Priority Debt or Additional Second Priority Debt so long as such Indebtedness is permitted to be incurred, secured and guaranteed by each First Priority Agreement and Second Priority Agreement.

9.5       Information Concerning Financial Condition of the Borrower and the Loan Parties. Neither any Second Priority Representative nor any First Priority Representative hereby assumes responsibility for keeping each other informed of the financial condition of the Borrower and of any of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. Each Second Priority Representative and each First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Second Priority Representative or any First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide or update any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Neither any First Priority Representative nor any Second Priority Representative shall have any responsibility to monitor or verify the financial condition of the Borrower or of any of the Loan Parties.

9.6       Refinancings. The First Priority Obligations and the Second Priority Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Priority Agreement or any Second Priority Agreement) of, any First Priority Representative or Second Priority Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) such Refinancing is permitted pursuant to the terms of each then extant First Priority Agreement and Second Priority Agreement and (ii) the Representative for the holders of obligations in respect of such Refinancing shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.4 hereof.

31

9.7       Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.8       Submission to Jurisdiction. (a) Each First Priority Representative, on behalf of itself and the other First Priority Secured Parties represented by it, and each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, and the Loan Parties hereby agree that each First Priority Secured Party, each Second Priority Secured Party and each Loan Party shall irrevocably and unconditionally submit, for itself and its property, to the exclusive general jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof (except that, (x) in the case of any Mortgage or other Security Document, proceedings may also be brought by the applicable First Priority Representative or Second Priority Representative in the state in which the respective mortgaged property or Common Collateral is located or any other relevant jurisdiction and (y) in the case of any Insolvency Proceedings with respect to any Loan Party, actions or proceedings related to this Agreement and the other First Priority Documents or Second Priority Documents may be brought in such court holding such Insolvency Proceedings), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment with respect to this Agreement, and each First Priority Representative, on behalf of itself and the other First Priority Secured Parties represented by it, and each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, and the Loan Parties hereby irrevocably and unconditionally agree that all of their respective claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each First Priority Representative, on behalf of itself and the other First Priority Secured Parties represented by it, and each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, and the Loan Parties hereby further agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)       Each First Priority Representative, on behalf of itself and the other First Priority Secured Parties represented by it, each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, and the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

32

(c)       Each First Priority Representative, on behalf of itself and the other First Priority Secured Parties represented by it, each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties represented by it, and the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices (other than facsimile or email) in Section 9.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.9       Notices.

(a)       Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email.

(b)       All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.9 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.9 or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (c) below shall be effective as provided in such clause (c).

(c)       Notices and other communications hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the parties hereto. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(d)       For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

33

9.10       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.11       Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.12       Severability. To the extent permitted by law, any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.13       Counterparts; Integration; Effectiveness. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, each First Priority Representative and each Second Priority Representative. This Agreement shall become effective when it shall have been executed by each party hereto.

9.14       WAIVER OF JURY TRIAL. EACH FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF ITSELF AND THE OTHER FIRST PRIORITY SECURED PARTIES REPRESENTED BY IT, EACH SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF ITSELF AND THE OTHER SECOND PRIORITY SECURED PARTIES REPRESENTED BY IT, THE LOAN PARTIES, AND EACH OTHER PARTY HERETO, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

34

9.15       Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Exhibit C hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Existing First Priority Representative for and on behalf of the Existing First Priority Secured Creditors

By:
Name:
Title:

Address for Notices:

Attention of Account Officer - Hayward Industries Address: 135 S. LaSalle Street,
Mail Code: IL4-135-09-61
Fax No. 877.206.8413
Tel. No. 312.828.1846

BANK OF AMERICA, N.A., as Existing Second Priority Representative for and on behalf of the Existing Second Priority Secured Creditors

By:
Name:
Title:

Address for Notices:
Attention of Account Officer - Hayward Industries Address: 135 S. LaSalle Street,
Mail Code: IL4-135-09-61
Fax No. 877.206.8413
Tel. No. 312.828.1846

[Signature Page to Term Intercreditor Agreement]

HOLDINGS

HAYWARD INTERMEDIATE, INC.

By:
Name:
Title:

BORROWER

HAYWARD ACQUISITION CORP., as the Borrower immediately prior to the Merger

By:
Name:
Title:

HAYWARD INDUSTRIES, INC., as the Borrower immediately prior to the Merger

By:
Name:
Title:

[Signature Page to Term Intercreditor Agreement]

SUBSIDIARY GUARANTORS

HAYWARD INDUSTRIAL PRODUCTS, INC.

HAYWARD ACQUISITION CORP., as the Borrower immediately prior to the Merger

By:
Name:
Title:

GOLDLINE PROPERTIES LLC

By:
Name:
Title:

HAYWARD/WRIGHT-AUSTIN, INC.

By:
Name:
Title:

WEBSTER PUMPS, INC.

By:
Name:
Title:

[Signature Page to Term Intercreditor Agreement]

Address for Notices of all Loan Parties:

620 Division Street
Elizabeth, New Jersey 07207
Attention: Co-Chairman of the Board
Facsimile: (908) 351-4492
Email:rdavis@hayward.com

with copy to:

c/o CCMP Capital Advisors, LLC 277 Park Avenue, 37th Floor
New York, New York 10172
Attention: Richard Jansen, Esq.
Fax No.: (212) 599-3481
Email : richard.jansen@ccmpcapital.com

and

c/o MSD Partners, L.P.
645 Fifth Avenue, 21st Floor
New York, New York 10022
Attention: Marcello Liguori
Fax No.: (212) 303-1772
Email: mliguori@msdcapital.com

and

c/o Alberta Investment Management Corporation
First Canadian Place
100 King Street West
Suite 5120, P.O. Box 51
Toronto, Ontario M5X 1B1, Canada
Attention: Jason Peters

and

c/o Alberta Investment Management Corporation 1100 - 10830 Jasper Avenue
Edmonton, Alberta T5J 2B3, Canada
Attention: Christina Luison

[Signature Page to Term Intercreditor Agreement]

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: Jay Kim
Fax No.: (212) 497-3626
Email: jay.kim@ropesgray.com

and

Dechert LLP
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: Geraldine Sinatra and Eric Siegel
Fax No.: (215) 994-2222
Email:	geraldine.sinatra@dechert.com
eric.siegel@dechert.com

and

Torys LLP
The Grace Building
1114 Avenue of the Americas
New York, New York 10036
Attention: Jared Fontaine
Fax No.: (212) 682-0200
Email: jfontaine@torys.com

[Signature Page to Term Intercreditor Agreement]

Exhibit A to the
Intercreditor Agreement

[FORM OF] JOINDER AGREEMENT NO. [ ] dated as of [           ], 20[   ] to the TERM INTERCREDITOR AGREEMENT dated as of August 4, 2017 (the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Existing First Priority Representative, and BANK OF AMERICA, N.A., as Existing Second Priority Representative, and each other First Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to the terms thereof, and acknowledged and agreed to by, HAYWARD INTERMEDIATE, INC. (“Holdings”), HAYWARD ACQUISITION CORP., as the initial borrower, merged with and into HAYWARD INDUSTRIES, INC., pursuant to the Merger (as defined in the Existing First Priority Agreement) (the “Borrower”) and each of the other Loan Parties party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

As a condition to the ability of the Borrower to incur [Additional First Priority Debt] [Additional Second Priority Debt] after the date of the Intercreditor Agreement and to secure such [Additional First Priority Debt] [Additional Second Priority Debt] and related [First Priority Obligations] [Second Priority Obligations] with a lien on the Common Collateral and to have such [Additional First Priority Debt] [Additional Second Priority Debt] and related [First Priority Obligations] [Second Priority Obligations] guaranteed by the Loan Parties, in each case under and pursuant to the applicable [First Priority Documents] [Second Priority Documents], each of the [Additional First Priority Representative] [Additional Second Priority Representative] in respect of such [Additional First Priority Debt] [Additional Second Priority Debt] and related [First Priority Obligations] [Second Priority Obligations] is required to become an [Additional First Priority Representative] [Additional Second Priority Representative], under, and the related [First Priority Secured Parties] [Second Priority Secured Parties] in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 9.4 of the Intercreditor Agreement provides that such [Additional First Priority Representative] [Additional Second Priority Representative] may become an [Additional First Priority Representative] [Additional Second Priority Representative] under, and the related [First Priority Secured Parties] [Second Priority Secured Parties] may become subject to and bound by, the Intercreditor Agreement pursuant to the execution and delivery by the [Additional First Priority Representative] [Additional Second Priority Representative] of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 9.4 of the Intercreditor Agreement. The undersigned [Additional First Priority Representative] [Additional Second Priority Representative] (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.

Accordingly, the New Representative agrees as follows:

In accordance with Section 9.4 of the Intercreditor Agreement, the New Representative by its signatures below become a [First Priority Representative] [Second Priority Representative] under, and the related [Additional First Priority Secured Parties] [Additional Second Priority Secured Parties] represented by it become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a [First Priority Representative] [Second Priority Representative] and each of the New Representative, on behalf of itself and each other [Additional First Priority Secured Party] [Additional Second Priority Secured Party] represented by it, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a [First Priority Representative] [Second Priority Representative] and to the [Additional First Priority Secured Parties] [Additional Second Priority Secured Parties] represented by it as [First Priority Secured Parties] [Second Priority Secured Parties]. Each reference to a [“First Priority Representative”] [“Second Priority Representative”] in the Intercreditor Agreement shall be deemed to include the New Representative and each reference to [“First Priority Secured Parties”] [“Second Priority Secured Parties”] shall include the [Additional First Priority Secured Parties] [Additional Second Priority Secured Parties] represented by such New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Exhibit A – Page 1

Each of the New Representative represents and warrants to the other First Priority Representatives and Second Priority Representatives and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Intercreditor Agreement and (iii) the [First Priority Documents] [Second Priority Documents] relating to such [Additional First Priority Debt] [Additional Second Priority Debt] provides that, upon the New Representative’s entry into this Agreement, the [Additional First Priority Secured Parties] [Additional Second Priority Secured Parties] in respect of such [Additional First Priority Debt] [Additional Second Priority Debt] will be subject to and bound by the provisions of the Intercreditor Agreement as [First Priority Secured Parties] [Second Priority Secured Parties].

This Joinder Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit A – Page 2

All communications and notices hereunder shall be in writing and given as provided in Section 9.9 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

Exhibit A – Page 3

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Receipt of the foregoing acknowledged:
[NAME OF APPLICABLE FIRST PRIORITY REPRESENTATIVE],
as [Insert title of Representative]

By:
Name:
Title:

Receipt of the foregoing acknowledged:
[NAME OF APPLICABLE SECOND PRIORITY REPRESENTATIVE],
as [Insert title of Representative]

By:
Name:
Title:

Exhibit A – Page 4

Exhibit B to the
Intercreditor Agreement

[FORM OF] DEBT DESIGNATION NO. [ ] (this “Designation”) dated as of [      ],          20[   ]           with respect to the TERM INTERCREDITOR AGREEMENT dated as of August 4, 2017 (the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Existing First Priority Representative, and BANK OF AMERICA, N.A., as Existing Second Priority Representative, and each other First Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to the terms thereof, and acknowledged and agreed to by, HAYWARD INTERMEDIATE, INC. (“Holdings”), HAYWARD ACQUISITION CORP., as the initial borrower, merged with and into HAYWARD INDUSTRIES, INC., pursuant to the Merger (as defined in the Existing First Priority Agreement) (the “Borrower”) and each of the other Loan Parties party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional secured Obligations of the Borrower and the Loan Parties as [Additional First Priority Debt] [Additional Second Priority Debt] entitled to the benefit of and subject to the terms of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title of Responsible Officer] of the Borrower hereby certifies on behalf of the Borrower that:

1.	Borrower intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [ ] pursuant to the following agreement: [describe credit/loan agreement indenture or other agreement giving rise to Additional First Priority Debt or Additional Second Priority Debt, as the case may be] (the “Designated Agreement”) which will be [Additional First Priority Debt] [Additional Second Priority Debt].

2.	The incurrence of the Designated Obligations is permitted to be incurred, secured and guaranteed by each extant First Priority Document and Second Priority Document.

3.	The name and address of the Additional Representative for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email

4.	Attached hereto are true and complete copies of each of the [First/Second] Priority Agreement relating to such Additional [First/Second] Priority Debt.

Exhibit B – Page 1

[Remainder of this page intentionally left blank]

Exhibit B – Page 2

IN WITNESS WHEREOF, the Borrower has caused this Designation to be duly executed by the undersigned Responsible Officer as of the day and year first above written.

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

Exhibit B – Page 3

Exhibit C to the

Intercreditor Agreement

[FORM OF] LOAN PARTY JOINDER AGREEMENT NO. [ ] dated as of [ ], 20[     ] (the “Loan Party Joinder Agreement”) to the TERM INTERCREDITOR AGREEMENT dated as of August 4, 2017 (the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Existing First Priority Representative, and BANK OF AMERICA, N.A., as Existing Second Priority Representative, and each other First Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to the terms thereof, and acknowledged and agreed to by, HAYWARD INTERMEDIATE, INC. (“Holdings”), HAYWARD ACQUISITION CORP., as the initial borrower, merged with and into HAYWARD INDUSTRIES, INC., pursuant to the Merger (as defined in the Existing First Priority Agreement) (the “Borrower”) and each of the other Loan Parties party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, [ ], a [ ], (the “New Loan Party”) wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto and to acquire and undertake the rights and obligations of a Loan Party thereunder.

Accordingly, the New Loan Party agrees as follows for the benefit of the First Priority Representatives, Second Priority Representatives and the other Secured Parties:

The New Loan Party (a) acknowledges and agrees to, and becomes a party to the Intercreditor Agreement as a Loan Party, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Loan Party under the Intercreditor Agreement. This Loan Party Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Loan Party pursuant to Section 9.15 of the Intercreditor Agreement.

The New Loan Party represents and warrants to each First Priority Representative, each Second Priority Representative and to the other Secured Parties that (a) it has full power and authority to enter into this Loan Party Joinder Agreement, in its capacity as a Loan Party and (b) this Loan Party Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Loan Party Joinder Agreement.

This Loan Party Joinder Agreement may be executed by one or more of the parties to this Loan Party Joinder Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Loan Party Joinder Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

THIS LOAN PARTY JOINDER AGREEMENT, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LOAN PARTY JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit C – Page 1

Any provision of this Loan Party Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All communications and notices hereunder shall be in writing and given as provided in Section 9.9 of the Intercreditor Agreement.

Exhibit C – Page 2

IN WITNESS WHEREOF, the New Loan Party has duly executed this Loan Party Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ]

By:
Name:
Title:

Exhibit C – Page 3

EXHIBIT N

[FORM OF]
PARI PASSU INTERCREDITOR AGREEMENT

[ATTACHED]

[Form of]
PARI INTERCREDITOR AGREEMENT

among

HAYWARD INDUSTRIES, INC.

the other Grantors party hereto,

BANK OF AMERICA. N.A.,
as Collateral Agent for the Credit Agreement Secured Parties,

BANK OF AMERICA, N.A.,
as Administrative Agent for the Credit Agreement Secured Parties,

[__]

as the Initial Additional Authorized Representative and Initial Additional Pari Collateral Agent,

and

each additional Authorized Representative and additional Collateral Agent from time to time party hereto dated as of [__]

PARI INTERCREDITOR AGREEMENT, dated as of [ ], 20[ ] (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among HAYWARD INTERMEDIATE, INC., a Delaware corporation (“Holdings”), HAYWARD INDUSTRIES, INC., a New Jersey corporation (the “Company”) (the successor entity to the merger of HAYWARD ACQUISITION CORP. with and into HAYWARD INDUSTRIES, INC.), the other Grantors (as defined below) from time to time party hereto, BANK OF AMERICA, N.A., as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), BANK OF AMERICA, N.A., as Administrative Agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Administrative Agent”), [ ], as the Collateral Agent (in such capacity and together with its successors in such capacity, the “Initial Additional Pari Collateral Agent”) and Authorized Representative for the Initial Additional Pari Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Collateral Agent and Authorized Representative from time to time party hereto for the other Additional Pari Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (in each case, for itself and on behalf of the Initial Additional Pari Secured Parties), the Initial Additional Pari Collateral Agent, the Grantors, and each additional Collateral Agent and Authorized Representative (for itself and on behalf of the Additional Pari Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means the “ABL Intercreditor Agreement” as such term is defined in the Credit Agreement (or any similar term in any Refinancing thereof).

“Additional Pari Collateral Agent” means (x) in the case of the Initial Additional Pari Obligations, the Initial Additional Pari Collateral Agent and (y) in the case of any other Series of Additional Pari Obligations that becomes subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement.

“Additional Pari Documents” means, with respect to the Initial Additional Pari Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Pari Documents and the Additional Pari Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Pari Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Pari Obligations) has been designated as Additional Senior Class Debt pursuant to Section 5.12 hereto.

“Additional Pari Obligations” means (a) all amounts owing pursuant to the terms of any Additional Pari Document (including the Initial Additional Pari Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Pari Document, whether or not such interest, fees and expenses is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any Secured Hedge Obligations secured under the Additional Pari Security Documents securing the related Series of Additional Pari Obligations, (c) any Secured Banking Services Obligations secured under the Additional Pari Security Documents securing the related Series of Additional Pari Obligations and (d) any renewals or extensions of the foregoing.

“Additional Pari Secured Parties” means the holders of any Additional Pari Obligations and each Authorized Representative and Collateral Agent with respect thereto, and shall include the Initial Additional Pari Secured Parties and the Additional Senior Class Debt Parties.

“Additional Pari Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Pari Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.12.

“Administrative Agent” has the meaning assigned to such term in the definition of Credit Agreement and shall include any successor administrative agent as provided in Section 8 of the Credit Agreement; provided, however, that if the Credit Agreement is Refinanced, then all references herein to the Administrative Agent shall refer to the administrative agent (or trustee) under the Refinancing.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Applicable Authorized Representative” means with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Pari Obligations or the Initial Additional Pari Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Pari Obligations or Additional Pari Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement.

“Banking Services” has the meaning assigned to such term in the Credit Agreement (or any similar term in any Refinancing thereof).

“Bankruptcy Case” has the meaning assigned to such term in Section 2.06(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” means the Company or any Successor Borrower (as defined in the Credit Agreement).

“Collateral” means any “Collateral” (as defined in the Credit Agreement or any other Credit Agreement Collateral Documents) or any other assets and properties subject to Liens created pursuant to any Pari Security Document to secure one or more Series of Pari Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional Pari Obligations, the Initial Additional Pari Collateral Agent, and (iii) in the case of any other Series of Additional Pari Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date with respect to such Shared Collateral, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date with respect to such Shared Collateral, the Collateral Agent for the Controlling Secured Parties (acting on the instructions of the Applicable Authorized Representative).

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“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Pari Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of August 4, 2017, among Holdings, the Company, Hayward Acquisition Corp., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or one or more other credit agreements or otherwise, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by the Credit Agreement unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Credit Agreement)).

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Credit Agreement, or any similar term in any Refinancing thereof) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations, in each case as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement (or any similar term in any Refinancing thereof).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or any similar term in any Refinancing thereof).

“DIP Financing” has the meaning assigned to such term in Section 2.06(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.06(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.06(b).

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“Discharge” means, with respect to any Shared Collateral and any Series of Pari Obligations, the date on which (i) such Series of Pari Obligations is paid in full and is no longer secured, and no longer required to be secured, by such Shared Collateral pursuant to the terms of the documentation governing such Series of Pari Obligations or, with respect to any Secured Hedge Obligations or Secured Banking Services Obligations secured by the Pari Security Documents for such Series of Pari Obligations, either (x) such Secured Hedge Obligations or Secured Banking Services Obligations have either been paid in full and are no longer secured by the Shared Collateral pursuant to the terms of the documentation governing such Series of Pari Obligations, (y) such Secured Hedge Obligations or Secured Banking Services Obligations shall have been cash collateralized on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) or (z) such Secured Hedge Obligations or Secured Banking Services Obligations are no longer secured, and no longer required to be secured, by the Shared Collateral pursuant to the terms of the documentation governing such Series of Pari Obligations, (ii) any letters of credit issued under the Secured Credit Documents governing such Series of Pari Obligations have terminated or been cash collateralized or backstopped (in the amount and form required under the applicable Secured Credit Documents) and (iii) all commitments of the Pari Secured Parties of such Series under their respective Secured Credit Documents have terminated. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Pari Obligations secured by such Shared Collateral under an Additional Pari Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Pari Collateral

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Grantors” means Holdings, the Borrower and each Subsidiary or direct or indirect parent company of Holdings which has granted a security interest pursuant to any Pari Security Document to secure any Series of Pari Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Pari Agreement” mean that certain [Agreement], dated as of [       ], 20[      ], among the Borrower, [the Grantors identified therein,] and [      ], as [description of capacity].

“Initial Additional Pari Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional Pari Documents” means the Initial Additional Pari Agreement, the loans, debt securities or promissory notes issued thereunder, the Initial Additional Pari Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Obligations.

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“Initial Additional Pari Obligations” means the “[Obligations]” as such term is defined in the Initial Additional Pari Security Agreement (or similar term in any Refinancing thereof).

“Initial Additional Pari Secured Parties” means the Initial Additional Pari Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Pari Obligations issued pursuant to the Initial Additional Pari Agreement.

“Initial Additional Pari Security Agreement” means the [security] agreement, dated as of the date hereof, among the Borrower, the Grantors, the Initial Additional Pari Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1)       any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)       any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto required to be delivered by an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent pursuant to Section 5.12 hereof in order to establish an additional Series of Additional Senior Class Debt and add Additional Senior Class Debt Parties hereunder.

“Junior Lien Intercreditor Agreement” means the “Term Intercreditor Agreement” as such term is defined in the Credit Agreement (or any similar term in any Refinancing thereof).

“Lien” has the meaning assigned to such term in the Credit Agreement.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Pari Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Pari Obligations with respect to such Shared Collateral.

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“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 consecutive days (throughout which consecutive 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Pari Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent, the Applicable Authorized Representative or the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. If the Non-Controlling Authorized Representative or any other Non-Controlling Secured Party exercises any rights or remedies with respect to the Shared Collateral in accordance with the immediately preceding sentence of this paragraph and thereafter the Controlling Collateral Agent or any other Controlling Secured Party commences (or attempts to commence) the exercise of any of its rights or remedies with respect to the Shared Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding), the Non-Controlling Authorized Representative Enforcement Date shall be deemed not to have occurred and the Non-Controlling Authorized Representative or any other Non-Controlling Secured Party shall stop exercising any such rights or remedies with respect to the Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Pari Obligations.

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“Pari Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Pari Secured Parties with respect to each Series of Additional Pari Obligations.

“Pari Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Pari Security Documents.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Pari Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Banking Services Obligations” shall mean obligations under Banking Services Agreements that are intended under the applicable Pari Security Document to be secured by Shared Collateral.

“Secured Hedge Obligations” shall mean obligations under Hedge Agreements (as defined in the Credit Agreement, or similar term in any Refinancing thereof) that are intended under the applicable Pari Security Document to be secured by Shared Collateral.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement, or any similar term in any Refinancing thereof), (ii) each Initial Additional Pari Document, and (iii) each Additional Pari Document.

“Series” means (a) with respect to the Pari Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Secured Parties (in their capacities as such), and (iii) the Additional Pari Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Secured Parties) and (b) with respect to any Pari Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Pari Obligations, and (iii) the Additional Pari Obligations incurred pursuant to any Additional Pari Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Obligations).

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“Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more Series of Pari Obligations hold or purport to hold a valid security interest at such time. If more than two Series of Pari Obligations are outstanding at any time and the holders of less than all Series of Pari Obligations hold or purport to hold a valid security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Obligations that hold or purport to hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02 Interpretive Provision. The interpretive provisions contained in Article I of the Credit Agreement as in effect on the date hereof are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 1.03 Impairments. It is the intention of the Pari Secured Parties of each Series that the holders of Pari Obligations of such Series (and not the Pari Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Obligations), (y) any of the Pari Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of Pari Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Obligations) on a basis ranking prior to the security interest of such Series of Pari Obligations but junior to the security interest of any other Series of Pari Obligations or (ii) the existence of any Collateral for any other Series of Pari Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Pari Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Obligations, and the rights of the holders of such Series of Pari Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Obligations subject to such Impairment. Additionally, in the event the Pari Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Obligations or the Pari Security Documents governing such Pari Obligations shall refer to such obligations or such documents as so modified.

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ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a)       Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any Pari Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any Pari Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Pari Secured Party or received by the Controlling Collateral Agent or any Pari Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement or in an Insolvency or Liquidation Proceeding being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent and each Authorized Representative (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Pari Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any Pari Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Pari Obligations to which it is then entitled in accordance with this Section 2.01(a), such Pari Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Obligations with respect to which such Impairment exists.

(b)       It is acknowledged that the Pari Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Secured Parties of any Series.

(c)       Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section

(d)       Notwithstanding anything in this Agreement or any other Pari Security Document to the contrary, prior to the Discharge of Credit Agreement Obligations, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit pursuant to the Credit Agreement shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

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SECTION 2.02 [Reserved].

SECTION 2.03 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)       Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional Pari Secured Party shall or shall instruct any Collateral Agent to, and neither the Initial Additional Pari Collateral Agent nor any other Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Pari Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent (or a person authorized by it), acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)       With respect to any Shared Collateral at any time when the Credit Agreement Collateral Agent is not the Controlling Collateral Agent with respect thereto, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent (or a person authorized by it), acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Additional Pari Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c)       Notwithstanding the equal priority of the Liens securing each Series of Pari Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the instructions of the Applicable Authorized Representative if it is not the Credit Agreement Collateral Agent) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior and exclusive Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

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(d)       Each of the Pari Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.04 No Interference; Payment Over.

(a)       Each Pari Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Pari Obligations of any Series or any Pari Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.03, it shall have no right to (A) direct the Controlling Collateral Agent or any other Pari Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by, or object to the forbearance of exercise by, the Controlling Collateral Agent or any other Pari Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other Pari Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other Pari Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other Pari Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other Pari Secured Party to enforce this Agreement.

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(b)       Each Pari Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Pari Secured Parties and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.05 Automatic Release of Liens; Power of Attorney.

(a)       If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Pari Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.

(b)       Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

(c)       Each Non-Controlling Authorized Representative and each Collateral Agent that is not the Controlling Collateral Agent, for itself and on behalf of the Pari Secured Parties of the Series for whom it is acting, hereby irrevocably appoints the Controlling Collateral Agent and any officer or agent of the Controlling Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Authorized Representative, Collateral Agent or Pari Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Pari Security Document with respect to Shared Collateral and to evidence and confirm any release of Shared Collateral provided for in this Section 2.05.

SECTION 2.06 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)       This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Bankruptcy Law by or against Holdings, the Borrower or any of their respective Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

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(b)       If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (in the case of any Collateral Agent other than the Credit Agreement Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Secured Parties (other than any Liens of the Pari Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional collateral), with the same priority vis-à-vis the Pari Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any Pari Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the Pari Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Secured Parties receiving adequate protection shall not object to any other Pari Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing or use of cash collateral.

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SECTION 2.07 Reinstatement. In the event that any of the Pari Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Obligations shall again have been paid in full in cash.

SECTION 2.08 Insurance. As between the Pari Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.09 Refinancings. The Pari Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative and Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.10 Possessory Collateral Agent as Bailee and Agent for Perfection.

(a)       Possessory Collateral shall be delivered to the Controlling Collateral Agent and the Controlling Collateral Agent agrees to hold all Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as bailee and agent (such bailment and agency being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other Pari Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Security Documents, in each case, subject to the terms and conditions of this Section 2.10; provided that at any time a Collateral Agent ceases to be Controlling Collateral Agent with respect to any Possessory Collateral, such former Controlling Collateral Agent shall, at the request of the new Controlling Collateral Agent, promptly deliver all such Possessory Collateral to such new Controlling Collateral Agent together with any necessary endorsements (or otherwise allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is reasonably requested to effectuate the transfer contemplated hereby.

(b)       The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other Pari Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

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(c)       The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other Pari Secured Party for purposes of perfecting the Lien held by such Pari Secured Parties thereon.

SECTION 2.11 Amendments to Security Documents.

(a)       Without the prior written consent of the Credit Agreement Collateral Agent, each Additional Pari Secured Party agrees that no Additional Pari Security Document may be amended, restated, amended and restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of any new Additional Pari Security Document would contravene any of the terms of this Agreement.

(b)       Without the prior written consent of the Additional Pari Collateral Agents, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, restated, amended and restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of any new Credit Agreement Collateral Document would contravene any of the terms of this Agreement.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information. the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may. in the exercise of its good faith judgment. determine. including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively. and shall be fully protected in so relying. on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor. any Pari Secured Party or any other Person as a result of such determination.

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ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01 Authority.

(a)       Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Controlling Collateral Agent. except that the Controlling Collateral Agent shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)       In furtherance of the foregoing. each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Pari Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Security Documents. as applicable. pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral. without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing. each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent. the Applicable Authorized Representative or any other Pari Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Obligations). or to sell. dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Obligations). in any manner that would maximize the return to the Non-Controlling Secured Parties. notwithstanding that the order and timing of any such realization. sale. disposition or liquidation may affect the amount of Proceeds actually received by the Non-Controlling Secured Parties from such realization. sale. disposition or liquidation. Each of the Pari Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Pari Obligations or any other Pari Secured Party of any other Series arising out of (i) any actions in accordance with this Agreement which any Collateral Agent. Authorized Representative or the Pari Secured Parties take or omit to take (including. actions with respect to the creation. perfection or continuation of Liens on any Collateral. actions with respect to the foreclosure upon. sale. release or depreciation of. or failure to realize upon. any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Obligations from any account debtor. guarantor or any other party) in accordance with the Pari Security Documents or any other agreement related thereto or to the collection of the Pari Obligations or the valuation. use. protection or release of any security for the Pari Obligations. (ii) any election in accordance with this Agreement by any Applicable Authorized Representative or any holders of Pari Obligations. in any proceeding instituted under the Bankruptcy Code. of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06. any borrowing by. or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law. by the Borrower or any of its Subsidiaries. as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Obligations for whom such Collateral constitutes Shared Collateral.

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ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)       if to the Borrower or any Grantor, to the Borrower, at its address at:

620 Division Street
Elizabeth, New Jersey 07207
Attention:	Co-Chairman of the Board
Facsimile:	(908) 351-4492
Email:	rdavis@hayward.com

with copy to (which shall not constitute notice to any Loan Party):

CCMP Capital Advisors, LLC
277 Park Avenue, 37th Floor
New York, NY 10172
Attention:	Richard Jansen, Esq.
Facsimile:	(212) 599-3481
Email:	richard.jansen@ccmpcapital.com

and

c/o MSD Partners, L.P.
645 Fifth Avenue, 21st Floor
New York, New York 10022
Attention:	Marcello Liguori
Fax No.:	(212) 303-1772
Email:	mliguori@msdcapital.com

and

c/o Alberta Investment Management Corporation
First Canadian Place
100 King Street West
Suite 5120, P.O. Box 51
Toronto, Ontario M5X 1B1, Canada
Attention: Jason Peters

and

c/o Alberta Investment Management Corporation
1100 - 10830 Jasper Avenue
Edmonton, Alberta T5J 2B3, Canada
Attention: Christina Luison

and

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Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Jay Kim
Telephone:	(212) 497-3626
Facsimile:	(646) 728-1667
Email:	Jay.Kim@ropesgray.com

and

Dechert LLP
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention:	Geraldine Sinatra and Eric Siegel
Facsimile:	(215) 994-2222
Email:	geraldine.sinatra@dechert.com
eric.siegel@dechert.com

and

Torys LLP
The Grace Building
1114 Avenue of the Americas
New York, New York 10036
Attention:	Jared Fontaine
Facsimile:	(212) 682-0200
Email:	jfontaine@torys.com

(b) if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at:

Bank of America, N.A.
135 S. LaSalle Street
Mail Code: IL4-135-09-61
Chicago, Illinois 60603
Attention:	Denise Jones
Telephone:	312.828.1846
Telecopier:	877.206.8413
Electronic Mail: denise.i.jones@baml.com

with a copy to:
Davis Polk & Wardwell
Attention:	John (JW) Perry
Telephone:	(212) 450-4949
Facsimile:	(212) 701-5949
Email:	john.perry@davispolk.com

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(c)       if to the Initial Additional Authorized Representative or the Initial Additional Pari Collateral Agent, to it at:

[       ], Attention of [      ] (Fax No. [      ]);or

(d)       if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a)       No failure or delay on the part of any party hereto in exercising any right, remedy, privilege or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power, or any abandonment or discontinuance of steps to enforce such a right, remedy, privilege or power, preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power. The rights, powers, privileges and remedies of the parties hereto are cumulative and are not exclusive of any rights, powers, privileges or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by (i) each Authorized Representative and each Collateral Agent and (ii) the Grantors, solely with respect to (x) any amendments or modifications of Sections 2.06 or 2.11 or Sections 5.01 through 5.15 or (y) any amendments or modifications that (I) adversely affect any obligation or right of the Grantors hereunder or under the Secured Credit Documents or that would impose any additional obligations on the Grantors or (II) change the rights of the Grantors to refinance the Credit Agreement Obligations, the Initial Additional Priority Obligations or the Additional Pari Obligations.

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(c)       Notwithstanding the foregoing, without the consent of any Pari Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.12 and upon such execution and delivery, such Authorized Representative and the Additional Pari Secured Parties and Additional Pari Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d)       Notwithstanding the foregoing, in connection with any Refinancing of Pari Obligations of any Series, or the incurrence of Additional Pari Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Pari Secured Party or any Grantor), at the request of any Collateral Agent, any Authorized Representative or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Authorized Officer of the Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and bind each of the Pari Secured Parties. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 5.01;

(d)        agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or the Borrower or any other Credit Party in any other jurisdiction; and

(e)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control. Notwithstanding the foregoing, (i) the relative rights and obligations of the Pari Secured Parties on the one hand, and the Second Priority Secured Parties (as defined in the Junior Lien Intercreditor Agreement) on the other hand, with respect to any Collateral shall be governed by the terms of the Junior Lien Intercreditor Agreement and in the event of any conflict between this Agreement and the Junior Lien Intercreditor Agreement with respect to such rights and obligations, the provisions of the Junior Lien Intercreditor Agreement shall control and (ii) the relative rights and obligations of the Pari Secured Parties on the one hand, and the ABL Secured Parties (as defined in the ABL Intercreditor Agreement) on the other hand, with respect to any Collateral shall be governed by the terms of the ABL Intercreditor Agreement and in the event of any conflict between this Agreement and the ABL Intercreditor Agreement with respect to such rights and obligations, the provisions of the ABL Intercreditor Agreement shall control.

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SECTION 5.12 Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the Credit Agreement and the Additional Pari Documents, the Borrower may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional Pari Documents to be incurred and secured on an equal and ratable basis by the Liens securing the Pari Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Collateral Agent” and, together with the holders of such Additional Senior Class Debt and the related Additional Senior Class Debt Representative, the “Additional Senior Class Debt Parties”), in each case acting on behalf of the holders of such Additional Senior Class Debt, become a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph and by becoming a party to each of the Junior Lien Intercreditor Agreement (if then in effect) and the ABL Intercreditor Agreement (if then in effect), in each case in accordance with the terms thereof.

In order, with respect to any additional Senior Class Debt, for an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(i)       such Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by such Authorized Representatives and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an “Authorized Representative” hereunder, such Additional Senior Class Debt Collateral Agent becomes a “Collateral Agent” hereunder and such Additional Senior Class Debt and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii)       the Borrower shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional Pari Documents relating to such Additional Senior Class Debt, certified as being true and correct by an Authorized Officer of the Borrower and (y) identified in a certificate of an Authorized Officer of the Borrower such Additional Senior Class Debt, stating the initial aggregate principal amount or face amount thereof, and the obligations to be designated as Additional Pari Obligations and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then-extant Pari Obligations and by the terms of the then-extant Secured Credit Documents;

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(iii)       all filings, recordations and/or amendments or supplements to the Pari Security Documents necessary or desirable in the reasonable judgment of such Additional Senior Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Senior Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Senior Class Debt Representative); and

(iv)       the Additional Pari Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

SECTION 5.13 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Bank of America, N.A. is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Pari Security Documents, [      ] is acting in the capacity of Initial Additional Pari Collateral Agent and Initial Additional Authorized Representative solely for the Initial Additional Pari Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent, the Initial Additional Authorized Representative or the Initial Additional Pari Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. The Administrative Agent and the Credit Agreement Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the Credit Agreement Secured Parties and only then in accordance with the Credit Agreement Collateral Documents.

SECTION 5.14 Additional Grantors. In the event any Subsidiary of a Grantor shall have granted a Lien on any of its assets to secure any Pari Obligations, such Grantor shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor of a Grantor Joinder Agreement in substantially the form of Annex III hereof, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto (except to the extent obtained on or prior to such date). The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the Pari Security Documents represents the agreement of each of the Grantors and the Pari Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, or any other Pari Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Security Documents.

24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent and as Credit Agreement
Collateral Agent

By:
Name:
Title:
[ ],

as Initial Additional Pari Collateral Agent and as Initial Additional Authorized Representative

By:
Name:
Title:

IN WITNESS WHEREOF, we have hereunto signed this Agreement as of the date first written above.

HAYWARD INTERMEDIATES, INC.

By:
Name:
Title:

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

ANNEX I

Grantors

Schedule 1

[     ]

ANNEX I-1

ANNEX II

[FORM OF] JOINDER AGREEMENT NO. [__] dated as of [__], 20[__] (this “Joinder Agreement”) to the PARI INTERCREDITOR AGREEMENT dated as of [__], 20[__] (the “Pari Intercreditor Agreement”), among HAYWARD INTERMEDIATE, INC., a Delaware corporation (“Holdings”), HAYWARD INDUSTRIES, INC., a New Jersey corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), BANK OF AMERICA, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Credit Agreement Collateral Documents (in such capacity, the “Credit Agreement Collateral Agent”), BANK OF AMERICA, N.A., as Administrative Agent for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [      ], as Initial Additional Authorized Representative and Initial Additional Pari Collateral Agent, and the additional Authorized Representatives and Collateral Agents from time to time a party thereto.1

A.       Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Intercreditor Agreement. Section 1.02 contained in the Pari Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B.       As a condition to the ability of the Borrower to incur Additional Pari Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Pari Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Intercreditor Agreement. Section 5.12 of the Pari Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the Pari Intercreditor Agreement upon the execution and delivery by the Additional Senior Debt Class Representative and the Additional Senior Debt Class Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.12 of the Pari Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Intercreditor Agreement and the Pari Security Documents and shall have, substantially contemporaneously herewith, joined each of the Junior Lien Intercreditor Agreement (if then in effect) and the ABL Intercreditor Agreement (if then in effect), in each case in accordance with the terms thereof.

1 In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent.

ANNEX II-1

Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.12 of the Pari Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the new Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that it represents as Additional Pari Secured Parties. Each reference to an “Authorized Representative” in the Pari Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the Pari Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Pari Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other Pari Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent/collateral agent] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional Pari Documents relating to such Additional Senior Class Debt provide that, upon its entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Intercreditor Agreement as Additional Pari Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Pari Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ANNEX II-2

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

SECTION 8. Holdings and the Borrower agree to reimburse each Collateral Agent and each Authorized Representative for its reasonable and documented out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable documented fees, other charges and disbursements of counsel to the extent reimbursable under the Secured Credit Documents of the applicable Series.

[Remainder of this page intentionally left blank - signature pages follow]

ANNEX II-3

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as New Representative,

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as New Collateral Agent,

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

ANNEX II-4

Acknowledged by:

BANK OF AMERICA, N.A.,

as the Credit Agreement Collateral Agent and as the Administrative Agent

By:
Name:
Title:

[__],
as the Initial Additional Authorized Representative and the Initial Additional Pari Collateral Agent

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

HAYWARD INTERMEDIATES, INC.

By:
Name:
Title:

HAYWARD INDUSTRIES, INC.

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

ANNEX II-5

Schedule I to the
Joinder Agreement

Grantors

[__]

Schedule I-1

ANNEX III

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [__] dated as of [__] (this “Joinder Agreement”) to the PARI INTERCREDITOR AGREEMENT dated as of [__], 20[__] (the “Intercreditor Agreement”), among HAYWARD INTERMEDIATE, INC., a Delaware corporation (“Holdings”), HAYWARD INDUSTRIES, INC., a New Jersey corporation (the “Company”), certain subsidiaries and affiliates of the Company (each, a “Grantor”), BANK OF AMERICA, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Credit Agreement Collateral Documents (in such capacity, the “Credit Agreement Collateral Agent”), BANK OF AMERICA, N.A., as Administrative Agent for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [    ], as Initial Additional Authorized Representative and Initial Additional Pari Collateral Agent, and the additional Authorized Representatives and Collateral Agents from time to time a party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[__], a [__] [corporation] [limited liability company] and a Subsidiary of Holdings (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Pari Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

The Additional Grantor wishes to become a party to the Pari Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Authorized Representatives and the Pari Secured Parties:

SECTION 1.01 Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

SECTION 1.02 Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agents, the Authorized Representatives and the Pari Secured Parties on the date hereof that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 1.03 Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

ANNEX III-1

SECTION 1.04 Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Joinder Agreement shall become effective when the Authorized Representatives shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 1.05 Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 1.06 Notices. Any notice or other communications herein required or permitted shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement.

SECTION 1.07 Expenses. The Grantor agrees to pay promptly the Collateral Agents and each of the Authorized Representatives for its reasonable and documented costs and expenses incurred in connection with this Joinder Agreement, including the reasonable documented fees, expenses and disbursements of counsel for the Collateral Agents and any of the Authorized Representatives to the extent reimbursable under Secured Credit Documents of the applicable Series.

SECTION 1.08 Incorporation by Reference. The provisions of Sections 1.02, 5.04, 5.05, 5.06, 5.08, 5.09, 5.10 and 5.11 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

ANNEX III-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ANNEX III-3